PROSPECTUS SUPPLEMENT NO. 4 Filed Pursuant to Rule 424(b)(3)

(to Prospectus dated June 2, 2023) Registration No. 333-268062

VINTAGE WINE ESTATES, INC.

31,170,515 Shares of Common Stock

__________________________________________

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated June 2, 2023 (as supplemented or amended from time to time, the “Prospectus”) with the information contained in our Current Report on Form 8-K (but excluding the information which was furnished and not filed under Item 7.01 (including the related Exhibit 99.1 under Item 9.01) of such Report), our Quarterly Report on Form 10-Q/A Amendment No. 1 for the quarter ended March 31, 2023, our Quarterly Report on Form 10-Q/A Amendment No. 1 for the quarter ended December 31, 2022 and our Quarterly Report on Form 10-Q/A Amendment No. 2 for the quarter ended September 30, 2023, which were filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2023, (together, the “Reports”). Accordingly, we have attached the Reports to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the resale from time to time by the selling securityholders named in the Prospectus or their permitted transferees of up to 31,170,515 shares of our common stock, no par value per share (“common stock”).

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “VWE”. On October 12, 2023, the closing price of our common stock on Nasdaq was $0.70 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 3 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 13, 2023.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

Vintage Wine Estates, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40016	87-1005902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

937 Tahoe Boulevard Suite 210
Incline Village, Nevada		89451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 289-9463

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	VWE	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VWEWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed on December 19, 2022, Vintage Wine Estates, Inc. (the “Company”) entered into a Second Amended and Restated Loan and Security Agreement, dated as of December 13, 2022 (as amended from time to time, the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company party thereto from time to time (collectively, the “Borrowers”), certain financial institutions party thereto from time to time (collectively, the “Lenders”), and BMO Bank N.A., as successor in interest to Bank of the West, as administrative agent and collateral agent for the Lenders (in such capacity, “Agent”).

On October 12, 2023, the Company entered into a fourth amendment to the Second Amended and Restated Loan and Security Agreement (the “Amendment”) by and among the Company, the Borrowers, the Lenders party thereto, and Agent. The Amendment, among other things:

•
waives certain existing events of default relating to the Company’s failure to comply with the financial covenants and financial reporting requirements set forth in the Credit Agreement for prior fiscal periods;
•
reduces the aggregate revolving commitment and the aggregate delayed draw term loan commitment to $200,000,000 and $38,100,000, respectively;
•
replaces the maximum debt to capitalization financial covenant with a minimum adjusted EBITDA financial covenant of not less than (1) $4,000,000 for the fiscal quarter ending September 30, 2023, (2) $17,000,000 for the two fiscal quarter period ending December 31, 2023, (3) $27,000,000 for the three fiscal quarter period ending March 31, 2024, (4) $34,000,000 for the four fiscal quarter period ending June 30, 2024, and (5) $35,000,000 for each four fiscal quarter period ending thereafter;
•
adds a minimum liquidity covenant of $25,000,000 (or, for fiscal quarters ending in December, $15,000,000), which applies only for the fiscal quarters ending September 30, 2023 through and including December 31, 2024 (the “Covenant Modification Period”);
•
suspends the minimum fixed charge coverage ratio covenant for the fiscal quarters ending September 30, 2023 through and including June 30, 2024 and provides for a step-down of the minimum fixed charge coverage ratio to 1.00:1.00 for the remainder of the Covenant Modification Period;
•
adds an equity cure right for the Company in the event of future breaches of the financial covenants;
•
reduces revolver availability by (1) $15,000,000 during the months of February through September of each year and (2) $10,000,000 during the months of October through January of each year;
•
suspends the exercise of incremental facilities during the Covenant Modification Period;
•
restricts all permitted acquisitions during the term of the credit facilities, unless previously approved by the required Lenders;
•
increases in the applicable margin for all credit facilities to 3.00% for SOFR Loans and 2.00% for ABR Loans, which margins will step-up further if certain prepayments of the Term Loans are not made by certain dates prescribed in the Amendment;
•
adds additional mandatory prepayments of (1) $10,000,000 by no later than March 31, 2024, (2) an additional $10,000,000 by no later than June 30, 2024 and (3) an additional $25,000,000 by no later than December 31, 2024;
•
adds additional mandatory prepayments in the event that the Borrowers maintain a cash balance in excess of $20,000,000;
•
permits additional sales of certain real property with an aggregate appraised value of approximately $60,000,000, in addition to related personal property assets; and
•
adds certain additional reporting requirements to Agent and the Lenders.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On October 13, 2023, the Company issued a press release announcing its financial results for the three months and fiscal year ended June 30, 2023. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth, or referred to, in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure

On October 13, 2023, the Company issued a press release relating to the Amendment. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

A copy of the presentation materials that management will review during the Company’s earnings conference call to be held on October 16, 2023 will be posted in the Investor Relations section of the company’s website at www.vintagewineestates.com.

The information set forth, or referred to, in this Item 7.01, including Exhibit 99.2, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Amendment Number Four to Second Amended and Restated Loan and Security Agreement and Waiver, dated as of October 12, 2023, by and among Vintage Wine Estates, Inc., certain subsidiaries of Vintage Wine Estates, Inc. party thereto, certain financial institutions party thereto, and BMO Bank N.A., as successor in interest to Bank of the West, as Administrative Agent and Collateral Agent.*

99.1	Press release dated October 13, 2023 relating to financial results for the three months and fiscal year ended June 30, 2023
99.2	Press release dated October 13, 2023 relating to the Credit Agreement Amendment

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vintage Wine Estates, Inc.

Date:	October 13, 2023	By:	/s/ Kristina Johnston
Chief Financial Officer

Exhibit 10.1

AMENDMENT Number four TO Second

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT and waiver

This AMENDMENT NUMBER FOUR TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”) is dated as of October 12, 2023 (the “Effective Date”), and is entered into by and among VINTAGE WINE ESTATES, INC., a Nevada corporation (“Holdings”), VINTAGE WINE ESTATES, INC., a California corporation (“Borrower Agent”), each Subsidiary of Borrower Agent party to this Amendment (together with Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the Lenders party to this Amendment, and BMO BANK N.A., as successor in interest to BANK OF THE WEST (“BMO”), as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

RECITALS

WHEREAS, Holdings, Borrowers, the Lenders, and the Agent are parties to that certain Second Amended and Restated Loan and Security Agreement, dated as of December 13, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”).

WHEREAS, Holdings and Borrowers have informed Agent and the Lenders of their intention to restate the unaudited consolidated financial statements for the Fiscal Quarters ended September 30, 2022, December 31, 2022, March 31, 2023 and June 30, 2023.

WHEREAS, certain Events of Default may have occurred arising from, with respect to or otherwise related to the financial statements previously delivered with respect to such periods, the financial condition of Holdings and its Subsidiaries for such periods and related matters, including, without limitation (i) Holdings’ and its Subsidiaries’ failure to be in compliance with the minimum Fixed Charge Coverage Ratio covenant and the maximum Debt to Capitalization Ratio covenant under Section 10.3.1 and Section 10.3.2 of the Loan Agreement, respectively, as of the end of such Fiscal Quarters, (ii) Holdings’ and its Subsidiaries’ failure to deliver substantially accurate unaudited consolidated financial statements under Section 10.1.2(c) of the Loan Agreement and Compliance Certificates under Section 10.1.2(d) for such Fiscal Quarters, (iii) any possible misrepresentations made or deemed made by Holdings or any of its Subsidiaries under the Loan Agreement or any other Loan Document related to any of the foregoing and (iv) Holdings and its Subsidiaries’ failure to provide Agent and the Lenders with written notice of any Event of Default described in clauses (i) – (iii) pursuant to Section 10.1.3 of the Loan Agreement (the Events of Default described in clauses (i) – (iv), collectively, the “Existing Events of Default”).

WHEREAS, Holdings and Borrowers have requested that Required Lenders waive the Existing Events of Default.

WHEREAS, Agent and Required Lenders have agreed to waive the Existing Events of Default subject to Holdings and Borrowers agreeing to certain amendments to the Loan Agreement as set forth in more detail below.

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NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties agree as follows:

1.
DEFINITIONS. All terms which are defined in the Loan Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.
2.
AMENDMENT. Effective as of the Effective Date of this Amendment, the Loan Agreement is amended in the following respects:
2.1
Add Definitions of “Amendment No. 4 Closing Date”, “Availability Block”, “Covenant Modification Period”, “Curative Equity”, “Cure Expiration Date”, “Financial Covenant Default”, “Financial Covenants”, “Liquidity”, “Test Period”, “13-Week Forecast” and “Transaction”. Section 1.1 of the Loan Agreement is hereby amended by adding the defined terms “Amendment No. 4 Closing Date”, “Availability Block”, “Covenant Modification Period”, “Curative Equity”, “Cure Expiration Date”, “Financial Covenant Default”, Financial Covenants”, “Liquidity”, Test Period”, “13-Week Forecast” and “Transaction” in the appropriate alphabetical order:

Amendment No. 4 Closing Date: October 12, 2023.

Availability Block: means (a) $15,000,000 during the months of February through September of each year, and (b) $10,000,000 during the months of October of any year through January of the following year.

Covenant Modification Period: the period commencing on July 1, 2023, and continuing up to and including December 31, 2024.

Curative Equity: means the net amount of proceeds received by the Borrowers or Holdings from issuances of Equity Interests (or capital contributions in respect thereof) or Subordinated Debt (which Subordinated Debt shall not permit cash payments of interest or principal until Full Payment of the Obligations) in immediately available funds and which are designated “Curative Equity” by such Borrower under Section 10.3.4 at the time it is contributed. For the avoidance of doubt, the forgiveness of antecedent debt (whether Debt, trade payables, or otherwise) shall not constitute Curative Equity.

Cure Expiration Date: as defined in Section 10.3.4(a).

Financial Covenant Default: as defined in Section 10.3.10.3.44(a).

Financial Covenants: the financial covenants set forth in Section 10.3.1, Section 10.3.2, and Section 10.3.3.

Liquidity: as of the date of determination, Availability plus unrestricted (other than restrictions in deposit account control agreements in favor of Agent) cash and Cash Equivalents of Holdings and its Subsidiaries on such date of determination so long as such cash and Cash Equivalents are subject to control agreements in favor of the Agent.

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Test Period: at any date of determination, the most recently completed four consecutive Fiscal Quarters of the Holdings ending on or prior to such date for which financial statements have been (or are required to be) delivered to the Agent pursuant to Section 10.1.2(a) or Section 10.1.2(c).

13-Week Forecast: a 13 week consolidated cash flow forecast for the Borrowers in a weekly format commencing on October 23, 2023, in form and content satisfactory to Agent, together with a comparison report of Borrowers’ actual results for the immediately preceding two week period compared to the cash flow forecast for such two week period (for the avoidance of doubt, the initial 13-week consolidated cash flow forecast shall not include a comparison report of Borrowers’ actual results for the immediately preceding two week period).

Transaction: has the meaning set forth in Borrowers’ 2024 Business Optimization Plan.

2.2
Amend Definition of “Applicable Margin”. The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Applicable Margin: the per annum margin set forth below, subject to the terms and conditions set forth in this definition:

Time Period	Revolver Loans		Unused Line Fee Rate for Revolver Loans	Term Loan, Equipment Loan, Capital Expenditure Loans and Delayed Draw Term Loans		Unused Line Fee Rate for Term Loans and Delayed Draw Term Loans
	SOFR	Adjusted Base Rate		SOFR	Adjusted Base Rate
Amendment No. 4 Closing Date up to and including June 30, 2024 (or thereafter as described below)*	3.00%	2.00%	0.20%	3.00%	2.00%	0.25%

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July 1, 2024, up to and December 31, 2024 (or thereafter as described below)*	3.75%	2.75%	0.20%	3.75%	2.75%	0.25%
January 1, 2025, up to and including Full Payment of all Obligations and termination of Loan Documents*	4.50%	3.50%	0.20%	4.50%	3.50%	0.25%

*Following the Amendment No. 4 Closing Date, if the Term Loans are prepaid by not less than $20,000,000 by no later than June 30, 2024 (the “First Prepayment Date”), which may be from proceeds of Permitted Asset Dispositions, then the 0.75% increase in the Applicable Margin on July 1, 2024, will not be implemented and the Applicable Margin in effect immediately prior to such date shall remain in effect. Following Amendment No. 4 Closing Date, if the Term Loans are prepaid by not less than $45,000,000 (including amounts, if any, that were paid prior to the First Prepayment Date), which may be from proceeds of Permitted Asset Dispositions, then the 0.75% increase in the Applicable Margin on January 1, 2025, will not be implemented and the Applicable Margin in effect immediately prior to such date shall remain in effect. For the avoidance of doubt, if the Applicable Margin is increased 0.75% on July 1, 2024, such increase shall not be reversed, even if the aggregate amount of Term Loan prepayments equals or exceeds $45,000,000 by December 31, 2024.

2.3
Amend Definition of “Adjusted EBITDA”. The definition of “Adjusted EBITDA” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Adjusted EBITDA: for any applicable period, and determined on a consolidated basis for Holdings and its Subsidiaries, shall be the sum of:

(a)
Consolidated Net Income, plus
(b)
without duplication, the sum of the following for such applicable period (to the extent deducted in determining Consolidated Net Income for such period)
i.
consolidated interest expense;

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ii.
provision for federal, state, local and foreign income tax (or similar taxes imposed in lieu of income tax) expenses;
iii.
all amounts attributable to depreciation and amortization of assets;
iv.
non-cash expenses, losses and charges (including any charges resulting from purchase accounting (including step-ups in basis for inventory and other assets)), mark-to-market adjustments of Swap Contracts, LIFO adjustment reserves or the non-cash write-off or write-down of goodwill, intangibles and long-lived assets), excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period;
v.
(a) non-recurring or extraordinary expenses, losses and charges and (b) restructuring and other business optimization expenses (including, without limitation, recruiting expenses and signing costs, retention, relocation, transaction and completion bonuses, costs of inventory optimization programs, re-branding and software, IT and website development expenses, costs and expenses associated with severance and other workforce reduction expenses and associated benefit costs, transition expenses (including temporary duplicative salary expense)), consulting fees and expenses and other expenses associated with the consolidation or closure of facility operations or lines of business or the restructuring or integration of business units, shall not exceed $10,000,000 in Fiscal Year 2024; provided that the aggregate amount of all addbacks pursuant to this clause (v), together with clause (xiv)(y) below, shall not exceed $15,000,000 in Fiscal Year 2024 and 15% of Adjusted EBITDA each Fiscal Year thereafter (calculated after giving effect to all addbacks and adjustments in the calculation of Adjusted EBITDA);
vi.
[reserved]
vii.
with respect to the Transactions, any Permitted Acquisition or other permitted investment, permitted disposition, equity issuance, dividend, recapitalization, consolidation, restructuring, any casualty or condemnation events, or any incurrence, extension, renewal, refinancing, repayment, prepayment or exchange of Indebtedness permitted to be incurred hereunder including the Transactions, and to any amendment or modification to the terms of any of the foregoing transactions, in each case whether or not consummated, costs, fees, charges, or expenses consisting of out-of-pocket expenses owed by any Borrower or any of its Subsidiaries;
viii.
non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges,

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arising from the sale or issuance of equity interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such equity interests, stock option, stock appreciation rights, or similar arrangements), provided that any cash payment made with respect to any non-cash items added back in computing Adjusted EBITDA for any prior period pursuant to this clause (viii) shall be subtracted in computing Adjusted EBITDA for the period in which such cash payment is made;
ix.
(a) losses and charges from discontinued operations and from asset sales including up to $7,500,000 in Fiscal Year 2024 related to inventory and stock-keeping unit rationalization initiatives and (b) any losses and charges for such period attributable to early extinguishment of indebtedness;
x.
(a) any proceeds of business interruption insurance actually received during such period (to the extent not included in Consolidated Net Income for any reason) and (b) charges, losses or expenses to the extent indemnified or insured or reimbursed or reimbursable by a third party to the extent actually reimbursed or reasonably expected by the Borrowers to be reimbursed within the next four (4) fiscal quarters (it being understood that to the extent such proceeds are not actually received within such four (4) fiscal quarter period, such proceeds shall be deducted in calculating Adjusted EBITDA for such fiscal quarters), including the reimbursement of salaries (or any portion thereof);
xi.
any earn-out obligations accrued during such period (including all other accrued items); provided that any cash payment made with respect to any non-cash items added back in computing Adjusted EBITDA for any prior period pursuant to this clause (xi) shall be subtracted in computing Adjusted EBITDA for the period in which such cash payment is made other than with respect to $1,500,000 net working capital accrual recorded in June 2023 related to prior period acquisitions costs;
xii.
any fees, costs and expenses incurred in connection with the implementation of ASC 606 and any non-cash charge resulting from the application of ASC 606;
xiii.
reserved;
xiv.
pro forma adjustments, including “run rate” cost savings, operating expense reductions, operating improvements and other synergies related to (x) the Transactions or (y) mergers and other business combinations, acquisitions, divestitures, restructurings, insourcing

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initiatives, cost savings initiatives, business optimization initiatives, operational changes and other similar initiatives (which, in each case of clauses (x) and (y), may have been undertaken or implemented prior to the consummation of the Transactions (including, for the avoidance of doubt, prior the Closing Date) or other applicable transaction), in each case, projected by the Borrowers in good faith to result from actions either taken or expected to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrowers) within twelve months after the consummation of the Transactions or other applicable transaction, so long as such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable and factually supportable, in each case, net of the amount of cost savings, operating expense reductions, operating improvements and other synergies actually realized as a result thereof during the applicable period shall not exceed $10,000,000 in Fiscal Year 2024; provided that the aggregate amount of all addbacks pursuant to clause (xiv)(y) together with any addbacks and adjustments pursuant to clause (v) above, shall not exceed $15,000,000 in Fiscal Year 2024 and 15% of Adjusted EBITDA each Fiscal Year thereafter (calculated after giving effect to all addbacks and adjustments in the calculation of Adjusted EBITDA);
xv.
unrealized foreign exchange losses or charges resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet;
xvi.
up to $10,000,000 in Public Company Costs, minus
(c)
without duplication, the sum of the following for such applicable period
i.
nonrecurring and extraordinary gains, and gains from asset sales (to the extent included in determining Consolidated Net Income);
ii.
any gains attributable to the early extinguishment of Indebtedness;
iii.
any unrealized gains for such period attributable to the application of “mark-to-market” accounting in respect of Swap Contracts; and
iv.
unrealized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet;

provided, that for purposes of calculating Adjusted EBITDA for any period that the Borrowers and their Subsidiaries have consummated a Permitted Acquisition or the Transaction, Adjusted EBITDA for such period shall be calculated after giving pro forma effect thereto.

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2.4
Amend Definition of “Borrowing Base”. The definition of “Borrowing Base” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the Availability Block, minus the Availability Reserve then in effect; or (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, plus the Permitted Acquisition Inventory Amount (but without duplication of the Inventory Formula Amount), minus the Availability Block, minus the Availability Reserve then in effect.

2.5
Amend Definition of “Permitted Asset Disposition”.
A.
Clause (n) of the definition of “Permitted Asset Disposition” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

(n) so long as no Event of Default has occurred and is continuing, an Asset Disposition of any Primary Term Loan Collateral constituting Real Estate; provided, that either (i) the aggregate original appraised “as-is” fair market value (which was used to determine the Term Loan Formula Amount) of all such Real Estate sold under this clause (n), other than Real Property subject to (ii) below, shall not exceed twenty-five (25%) of the aggregate original appraised “as-is” fair market value (which was used to determine the Term Loan Formula Amount) of all Primary Term Loan Collateral constituting Real Estate, or (ii) the Real Property sold under this clause (n) is listed on Schedule 1(N) to this Agreement;

B.
Schedule 1(N) attached to this Amendment is deemed to be added to the Loan Agreement.
C.
The definition of “Permitted Asset Disposition” in Section 1.1 of the Loan Agreement is hereby amended by (i) deleting “or” at the end of (n) thereof, (ii) replacing “.” with “; or” at the end of clause (o) thereof and (iii) inserting the new clause (p) immediately after clause (o) thereof:

(p) sales of personal property associated with Real Estate sold in reliance of clause (n)(ii) above that are (i) tangible personal property located on such Real Estate, and (ii) are intangible personal property that are uniquely associated with such Real Estate; provided that (x) such sales of personal property shall not include Accounts, and (y) for the purpose of any calculation with respect to related mandatory prepayments, the portion of the purchase price for such Real Estate and personal property (collectively) that is attributed to the Real Estate shall not be less than its original appraised “as-is” fair market value which was used to determine the Term Loan Formula Amount (or, if such aggregate purchase price is less than such appraised value, no less than 75% of such appraised value).

2.6
Amend Provisions Related to Permitted Acquisitions.

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A.
Amend Definition of “Permitted Acquisition”. The first line of the definition of “Permitted Acquisition” in Section 1.1 of the Loan Agreement is hereby amended and replaced with the following:

Permitted Acquisition: any Acquisition approved by the Required Lenders and satisfying each of the following:

B.
Amend Definition of “Restricted Investment” with respect to Permitted Acquisitions. Clause (o) in the definition of “Restricted Investment” in Section 1.1 of the Loan Agreement is hereby amended and replaced with the following:

(o) [reserved] (for the avoidance of doubt, no Acquisitions, including Permitted Acquisitions, shall be permitted prior to (A) the later of (i) the Revolver Termination Date, and (ii) the Term Loan Maturity Date), and (B) the Full Payment of all Obligations.

C.
Amend Permitted Debt with respect to Permitted Acquisitions. Clause (o) of Section 10.2.1 of the Loan Agreement is hereby amended and replaced with the following:

(o) Debt incurred by a Borrower or any of its Subsidiaries arising from agreements providing for indemnification, earn-outs, adjustment of purchase price or similar obligations, in connection with Permitted Acquisitions approved by Required Lenders or dispositions of any business, asset or Subsidiary of Borrower or any of its Subsidiaries that are permitted under the Loan Documents.

D.
Amend Permitted Liens with respect to Permitted Acquisitions. Clause (x) of Section 10.2.2 of the Loan Agreement is hereby amended and replaced with the following:

(x) Liens on property in existence at the time such property is acquired pursuant to a Permitted Acquisition approved by the Required Lenders or on such property of a Subsidiary of an Obligor in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition approved by the Required Lenders; provided that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Obligor or any Subsidiary;

2.7
Amend Definition of “Trigger Period”. The definition of “Trigger Period” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Trigger Period: means the period (a) commencing on the date that (i) an Event of Default occurs or (ii) for a period of five (5) or more consecutive Business Days, Availability is less than the greater of (x) $20,000,000, or (y) 10.0% of the Borrowing Base; and (b) continuing until a period of thirty (30) consecutive days has elapsed, during which at all times (i) no Event of Default exists and (ii) Availability is more than the greater of (x) $20,000,000, or (y) 10.0% of the Borrowing Base.

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2.8
Reduction of DDTL Commitments and Revolver Commitments. The DDTL Commitments and the Revolver Commitments are reduced to the aggregate principal amounts amount shown on Schedule 1.1 attached to this Amendment. The Schedule 1.1 attached to the Loan Agreement is replaced with the Schedule 1.1 attached to this Amendment. For the avoidance of doubt, as of the Amendment No. 4 Closing Date, $9,917,444.00 of unused availability remains under the DDTL Commitments.
2.9
Restriction of Incremental Facilities During Covenant Modification Period. Notwithstanding the provisions of Section 2.1.7 of the Loan Agreement to the contrary, during the Covenant Modification Period Borrowers may not request an increase in the Revolver Commitments or an additional term loan commitment. For the avoidance of doubt, the provisions of Section 2.1.7 shall be suspended during the Covenant Modification Period.
2.10
Restriction on Additional DDTLs. Section 2.6.1 of the Loan Agreement is hereby amended by adding the following sentence at the end of such section:

Notwithstanding the foregoing, following the Amendment No. 4 Closing Date, all requests for a DDTL shall require the approval of the Required Lenders, in addition to all other conditions for making a DDTL.

2.11
Add Required Mandatory Prepayments of Term Loans. Section 5.4.1 of the Loan Agreement is hereby amended and replaced with the following:

5.4.1 Notwithstanding anything herein to the contrary and in addition to the scheduled amortization payments of the Term Loans but less any mandatory prepayments made pursuant to Section 5.4.2 or Section 5.4.3 on or after the Amendment No. 4 Closing Date (but prior to such scheduled mandatory prepayments), Borrower shall make the following mandatory prepayments of the Term Loans which shall be applied to the remaining installments of the Term Loans on a pro rata basis in inverse order of maturity: (i) $10,000,000 by no later than March 31, 2024, (ii) $20,000,000 (inclusive of amounts paid under clause (i) above) by no later than June 30, 2024, and (iii) $45,000,000 (inclusive of amounts paid under clauses (i) and (ii) above) by no later than December 31, 2024. For the avoidance of doubt, the amount of any mandatory prepayments made under Section 5.4.2 or 5.4.3 on or after the Amendment No. 4 Closing Date (but prior to such scheduled mandatory prepayments) shall reduce the amount of mandatory prepayments required to be made under this Section 5.4.1 on a dollar-for-dollar basis.

2.12
Amend Mandatory Prepayments Provision for Sales of Real Estate. Section 5.4.3 of the Loan Agreement is hereby amended and replaced with the following:

5.4.3. Notwithstanding anything to the contrary in Section 5.4.2, within five (5) Business Days of receipt of the Net Proceeds of any sale or other disposition of Real Estate pursuant to clause (n) of the definition of “Permitted Asset Disposition”, Borrowers shall repay the outstanding balance of the Term Loans in an amount equal to 75% of the original appraised “as-is” fair market value (which was used to determine the Term Loan Formula Amount) of such Real Estate, less

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any scheduled amortization payments already made, and any excess Net Proceeds of such Permitted Asset Disposition shall be applied, at the Borrowers’ option, to either (i) prepay the then-outstanding principal balance of Revolver Loans pro rata (without a permanent reduction of the Revolver Commitments) or (ii) prepay the outstanding principal balance of the Term Loans pro rata;

2.13
Add Required Mandatory Prepayments for Excess Cash. The existing Section 5.4.9 of the Loan Agreement is hereby re-numbered to be Section 5.4.10, and the following new Section 5.4.9 is hereby added to the Loan Agreement in its entirety to read as follows:

5.4.9 Notwithstanding anything herein to the contrary, if any balance sheet furnished to Agent pursuant to Section 10.1.2 reflects that Borrower maintains cash in excess of $20,000,000, then Borrower shall, promptly, but in no event later than two (2) Business Days following delivery of such financial statements to Agent, prepay the Obligations in an amount equal to such excess cash balance;

2.14
Amend Mandatory Prepayments Waterfall Provision.
A.
The lead-in paragraph to Section 5.4.10 (formerly Section 5.4.9) of the Loan Agreement is hereby amended and replaced with the following:

5.4.10. Other than with respect to mandatory prepayments pursuant to Sections 5.4.1, 5.4.3, 5.4.4, 5.4.7 and 5.4.8, notwithstanding anything else to the contrary contained herein:

B.
Clause (a)(i) of Section 5.4.10 (formerly Section 5.4.9) of the Loan Agreement is hereby amended and replaced with the following:

(i) FIRST, to the then-outstanding principal balance of the Revolver Loans (without a permanent reduction of the Revolver Commitments), the Term Loan, the Capital Expenditure Loans, the Equipment Loan and the DDTLs, pro rata in inverse order of maturity with respect to the Term Loan, the Capital Expenditure Loans, the Equipment Loan and the DDTLs; provided, that to the extent the outstanding Revolver Loans, Term Loan, Capital Expenditure Loans, Equipment Loan and DDTLs include Adjusted Base Rate Loans and SOFR Loans, the mandatory prepayments shall first be applied to the Adjusted Base Rate Loans and remaining balance shall be held as cash collateral in Cash Collateral Account until the end of the Interest Periods applicable to such outstanding SOFR Loans and then shall be applied to such SOFR Loans;

2.15
Add Monthly Reporting of Rolling 13-Week Forecast. Clause (b) of Section 10.1.2 of the Loan Agreement is hereby amended and replaced with the following:

(b) on the first Business Day of each consecutive two week period, commencing on October 23, 2023, Borrower Agent shall deliver to Agent a 13-Week Forecast for the 13 week period commencing on the first Business Day of such two week period.

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2.16
Add Quarterly Update Calls with Lenders. A new Section 10.1.15 is added to the Loan Agreement as follows:

10.1.15 Quarterly Update Calls. Within fifteen (15) Business Days following each release by Holdings of its quarterly earnings report, or more frequently as may be reasonably requested by Agent, Holdings shall host an update call with Agent and not less than three (3) Business Days prior to the scheduled date for each such call Holdings shall issue to Agent a comparison of actual results to the projections delivered to Agent pursuant to Section 10.1.2(h) for such period.

2.17
Updated Financial Covenants. Section 10.3 of the Loan Agreement is deleted and is replaced with the following:

10.3 Financial Covenants. Until Full Payment of the Obligations and for the periods set forth below, Holdings and its Subsidiaries on a consolidated basis shall maintain as of the date of determination (and to be certified by a Senior Officer of Borrower Agent in the Compliance Certificate provided in accordance with Section 10.1.2(d)):

10.3.1
Minimum Fixed Charge Coverage Ratio. Commencing with the Fiscal Quarter ending September 30, 2024, Fixed Charge Coverage Ratio measured at the end of each Fiscal Quarter of at least (i) 1.00:1.00 for the Fiscal Quarters ending September 30, 2024, and December 31, 2024, and (ii) 1.10:1.00 for the Fiscal Quarter ending March 31, 2025, and for each Fiscal Quarter thereafter.
10.3.2
Minimum Liquidity. As of the last day of each Fiscal Quarter during the Covenant Modification Period, Liquidity of not less than $25,000,000; provided, however as of the last day of the Fiscal Quarters ending December 31, 2023, and December 31, 2024, the minimum Liquidity shall be not less than $15,000,000.
10.3.3
Minimum EBITDA. (a) For Fiscal Year 2024, Adjusted EBITDA of not less than (i) $4,000,000 for the Fiscal Quarter ending September 30, 2023, (ii) $17,000,000 for the two Fiscal Quarter period ending December 31, 2023, (iii) $27,000,000 for the three Fiscal Quarter period ending March 31, 2024, and (iv) $34,000,000 for the four Fiscal Quarter period ending June 30, 2024, and (b) commencing with Fiscal Quarter ending September 30, 2024, and continuing as of the end of each Fiscal Quarter thereafter, measured for the four consecutive Fiscal Quarters then ended, TTM EBITDA of at least $35,000,000.
10.3.4
Curative Equity.
(a)
Subject to the limitations set forth in clause (d) below, any holder of Equity Interests of any Borrower or any direct or indirect parent of the Borrower Agent shall have the right to cure (and shall be deemed to have cured) an Event of Default arising out of a breach of any Financial Covenant (any such breach a “Financial Covenant Default”) if Borrowers receive the cash proceeds of an investment of Curative Equity within fifteen (15)

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Business Days after the date on which the financial statements referred to in Section 10.1.2(a)Error! Reference source not found. are required to be delivered in respect of the Test Period for which such financial covenant is being measured in accordance with Section 10.1.2 (the “Cure Expiration Date”).
(b)
Borrower Agent shall promptly notify Agent of its receipt of any proceeds of Curative Equity (and shall immediately apply the same to the payment of first to the Term Loan, the Capital Expenditure Loans, the Equipment Loan and the DDTLs (on a pro rata basis), second to the Revolver Loans (without reduction of the Revolver Commitment), and third to Cash Collateralize outstanding Letters of Credit, and finally to other Obligations) by any Borrower; provided that failure to notify the Agent thereof shall not affect the validity of any Curative Equity received by any Borrower or Holdings on or before the Cure Expiration Date; provided, further, that Agent may exercise remedies under Section 11.2 after the Cure Expiration Date if Agent has not received notice of the Curative Equity until the Agent is so notified.
(c)
The Curative Equity shall be treated on a dollar-for-dollar basis as Adjusted EBITDA or Liquidity, as applicable, of Holdings and the Borrowers for the applicable Fiscal Quarter in which the applicable Event of Default has occurred (and for any subsequent Test Period which includes such Fiscal Quarter) with no further action required by any party to this Agreement. Neither the Agent nor any Lender may take any action to foreclose on, or take possession of, the Collateral, accelerate any Obligations, terminate any Commitments or otherwise exercise any rights or remedies under Section 11.2 (or under any other Loan Document) or under any Applicable Laws on the basis of any actual or purported Financial Covenant Default until the date on which the Cure Expiration Date has occurred without the Curative Equity having been received by any Borrower or Holdings; provided that, during such time, no Lender shall be required to make any Loan hereunder and no L/C Issuer shall be required to issue any Letter of Credit hereunder. Upon receipt by any Borrower or Holdings of the Curative Equity, each applicable Financial Covenant shall be deemed to be satisfied and complied with as of the end of the relevant Fiscal Quarter with the same effect as though there had been no failure to comply with such Financial Covenant and any Financial Covenant Default that would have occurred as a result of the failure to satisfy such Financial Covenant shall be deemed not to have occurred for purposes of the Loan Documents. In the event no Borrower or Holdings receives the Curative Equity on or before the Cure Expiration Date, an applicable Financial Covenant Default shall be deemed to have occurred and will continue unless waived in writing by the Required Lenders in accordance herewith.
(d)
Notwithstanding anything to the contrary contained in the foregoing or this Agreement, (i) Holdings’ and Borrowers’ rights under this

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Section 10.3.10.3.44 may be exercised not more than two times during the term of this Agreement; (ii) in each trailing four Fiscal Quarter period there shall be at least two Fiscal Quarters in respect of which no Curative Equity is made, (iii) the amount of any Curative Equity shall not exceed the amount required to cause Holdings and Borrowers to be in compliance with Financial Covenants, (iv) any Curative Equity will be disregarded for purposes of determining the availability of any baskets, pricing or other items governed by reference to Adjusted EBITDA contained in the loan documentation, and (v) no reduction in indebtedness with the proceeds of any Curative Equity shall be considered for purposes of recalculating compliance with the Financial Covenants for the initial quarter during such period. For the avoidance of doubt, Curative Equity which is applied to the calculation of one or more Financial Covenants set forth in Section 10.3 shall be considered a single instance of the exercise of the cure right set forth in this Section 10.3.4.
3.
WAIVER. Effective solely upon the satisfaction of each of the conditions precedent set forth in Section 4 below, Agent and the Required Lenders signatory hereto hereby waive the Existing Events of Default. The waiver contained in this Section 3 is a limited waiver and (i) shall only be relied upon and used for the specific purpose set forth herein, (ii) shall not constitute nor be deemed to constitute a waiver, except as otherwise expressly set forth herein, of (a) any Default or other Event of Default or (b) any term or condition of the Loan Agreement and the other Loan Documents, (iii) shall not constitute nor be deemed to constitute a consent by the Agent or any Lender to anything other than the specific purpose set forth herein, and (iv) shall not constitute a custom or course of dealing among the parties hereto.
4.
CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. This Amendment shall be effective only upon satisfaction in full of the following conditions precedent:
4.1
Agent shall have received counterparts to this Amendment, duly executed by the Agent, Holdings, Borrowers, and Lenders constituting Required Lenders, as applicable.
4.2
Agent shall have received an Amendment Fee Letter, of even date herewith, duly executed by Borrower Agent, and containing terms and conditions satisfactory to Agent.
4.3
Agent shall have received such other documents as the Agent may reasonably request.
5.
COVENANT TO ENGAGE CONSULTANT. Prior to the 30th calendar day following the Effective Date, Holdings shall engage a third-party consultant reasonably acceptable to Agent for a period not ending prior to June 30, 2024. The scope of the engagement of such consultant shall include the review and assessment of (i) Borrowers’ business and operational plan, (ii) 13-Week Forecast, (iii) consideration of asset sale value, and (iv) Borrowers’ budget for Fiscal Year 2024.
6.
REPRESENTATIONS AND WARRANTIES. Each of the Borrowers hereby affirms to Agent and the Lenders that all of Borrowers’ representations and warranties set forth in the Loan Agreement are true and correct in all material respects (or all respects if already qualified by

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materiality) as of the Effective Date (except for any representations and warranties that expressly relate to an earlier date).
7.
LIMITED EFFECT. Except for the specific amendments and waivers contained in this Amendment, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect.
8.
RELEASE BY BORROWERS AND GUARANTOR. Borrowers and Guarantors (collectively, the “Obligors”), for themselves, and for their respective agents, servants, officers, directors, shareholders, members, employees, heirs, executors, administrators, agents, successors and assigns forever release and discharge Agent and Lenders and their agents, servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Obligors have, now have, or have acquired, individually or jointly, at any time prior to the date of the execution of this Amendment, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Obligors which:
8.1
Arise out of the Loan Documents;
8.2
Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or
8.3
Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Agent or any Lender or any party acting on behalf of Agent or any Lender committed or omitted prior to the date of this Amendment.

As further consideration for the above release, each Obligor specifically agrees, represents, and warrants that the matters released herein are not limited to matters which are known or disclosed, and such Obligor hereby waives any and all rights and benefits which it now has, or in the future may have, by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE LENDER OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Obligor is aware that it may later discover facts in addition to or different from those which it now knows or believes to be true with respect to the releases given herein, and that it is nevertheless such Obligor’s intention to settle, release, and discharge fully, finally, and forever all of these matters, known or unknown, suspected or unsuspected, which previously

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existed, now exist, or may exist. In furtherance of such intention, each Obligor specifically acknowledges and agrees that the releases given in this Amendment shall be and shall remain in effect as full and complete releases of the matters being released, notwithstanding the discovery or existence of any such additional or different facts and that such releases shall not be subject to termination or rescission by reason of any such additional or different facts.

9.
LEGAL ADVICE OBTAINED. The advice of legal counsel has been obtained by each party prior to signing this Amendment and each party executes this Amendment voluntarily, with full knowledge of its significance.
10.
GOVERNING LAW. This Amendment shall be governed by the laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks).
11.
COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment.

[Signatures are on the following pages]

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IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the Effective Date set forth above.

HOLDINGS:

VINTAGE WINE ESTATES, INC.,

a Nevada corporation

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Chief Financial Officer

BORROWERS:

VINTAGE WINE ESTATES, INC.,

a California corporation

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Chief Financial Officer

GROVE ACQUISITION, LLC,

a California limited liability company

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Chief Financial Officer

GIRARD WINERY LLC,

a California limited liability company

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Chief Financial Officer

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

MILDARA BLASS INC.,

a California corporation

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Secretary and Treasurer

SPLINTER GROUP NAPA, LLC,

a California limited liability company

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Manager

SABOTAGE WINE COMPANY, LLC,
a California limited liability company

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Manager

VWE CAPTIVE, LLC,
a Nevada limited liability company

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Manager

CALIFORNIA CIDER CO., INC.,

a California corporation

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Vice President, Secretary and Treasurer

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

THAMES AMERICA TRADING COMPANY LTD.,

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Vice President, Secretary and Treasurer

VINESSE, LLC,
a California limited liability company

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Manager

MEIER’S WINE CELLARS, INC.,
an Ohio corporation

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Chief Financial Officer

MEIER’S WINE CELLARS ACQUISITION, LLC,
a Delaware limited liability company

By:	/s/ Kristina Johnston
Name:	Kristina Johnston
Title:	Secretary and Treasurer

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

AGENT:

BMO BANK N.A., as successor in interest to BANK OF THE WEST,

as Agent

By:	/s/ Darren Jung
Name:	Darren Jung
Title:	Vice President

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

LENDERS:

BMO BANK N.A., as successor in interest to BANK OF THE WEST, as a Lender

By:	/s/ Tracy Holmes
Name:	Tracy Holmes
Title:	Managing Director

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

RABO AGRIFINANCE LLC,
as a Lender

By:	/s/ Catherine M. Vyenielo
Name:	Catherine M. Vyenielo
Title:	SVP

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

AGCOUNTRY FARM CREDIT SERVICES, PCA,
as a Lender

By:	/s/ Lisa Caswell
Name:	Lisa Caswell
Title:	Vice President Capital Markets

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

COMPEER FINANCIAL PCA,

as a Lender

By:	/s/ Daniel J. Best
Name:	Daniel J. Best
Title:	Director, Capital Markets

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

HTLF BANK,

as a Lender

By:	/s/ Travis Moncada
Name:	Travis Moncada
Title:	SVP/SRM

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

COMERICA BANK,

as a Lender

By:	/s/ Chris Thomson
Name:	Chris Thomson
Title:	Senior Vice President

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

GREENSTONE FARM CREDIT SERVICES, ACA,

as a Lender

By:	/s/ Curtis Flammini
Name:	Curtis Flammini
Title:	VP of Capital Markets Lending

GREENSTONE FARM CREDIT SERVICES, FLCA,

as a Lender

By:	/s/ Curtis Flammini
Name:	Curtis Flammini
Title:	VP of Capital Markets Lending

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

FARM CREDIT MID-AMERICA, PCA,
as a Lender

By:	/s/ Tabatha Hamilton
Name:	Tabatha Hamilton
Title:	Vice President Food and Agribusiness

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

FARM CREDIT BANK OF TEXAS,
as a Lender

By:	/s/ Evelin Herrera
Name:	Evelin Herrera
Title:	Director

Amendment Number Four to Second Amended and Restated Loan and Security Agreement

Exhibit 99.1

News Release

_______________________________________________________________________________________________________________________

937 Tahoe Boulevard, Suite 210 | Incline Village, NV 89451

For Immediate Release

Vintage Wine Estates Reports Fourth Quarter and Fiscal Year 2023 Financial Results

▪
Fiscal 2023 revenue of $283 million and 30.1% gross margin
▪
Amended credit agreement, expected cash from operations and potential asset sales expected to provide sufficient liquidity to stabilize business and focus on growing revenue and cash flow
▪
Continued progress with Five-Point Plan expected to deliver profitability, cash generation and lower debt in fiscal 2024
▪
Tightened financial guidance for fiscal 2024

INCLINE VILLAGE, NV, October 13, 2023 – Vintage Wine Estates, Inc. (Nasdaq: VWE and VWEWW) (“VWE” or the “Company”), one of the top wine producers in the U.S. with an industry leading direct-to-consumer platform, today reported its financial results for its fourth quarter and fiscal year ended June 30, 2023. These financial results reflect the impacts of the restatement of prior fiscal 2023 quarters and the related revisions of fiscal 2022 financial results. Results include Vinesse, LLC ("Vinesse") acquired on October 4, 2021, ACE Cider, acquired on November 16, 2021, and Meier's Wine Cellars, Inc. (“Meier’s”) acquired on January 18, 2022. (Note: all references to revenue are equivalent to net revenue)

Jon Moramarco, Interim Chief Executive Officer, commented, "My objective these last eight months since being appointed as interim CEO has been to stabilize operations and strengthen the foundation of our business to provide a focused enterprise with which our new CEO can drive cash generation and reduce debt while delivering a great customer experience with key brands and leveraging our channels to market and top-tier estate wineries. We have made progress with further improving customer experience in our tasting rooms and maintaining our industry leading retention rates of club members with our estate properties. We have measurably improved efficiencies in our warehousing and bottling operations, meaningfully cleaned out our inventory and strengthened inventory management. Importantly, we have instituted appropriate pricing for many brands and channels. Solid shipments and depletion rates on most of our priority brands reflect the strength of the premiumization trend and our positioning in the market. We have also gained more distribution points for ACE Cider and our depletion rates demonstrate the appeal of our cider with consumers. In addition, Meier's has increased booked business by improving market penetration. We expect additional progress as we advance through our transition year of fiscal 2024.”

He added, "We still have work to do. We are further evaluating profitability of various categories of our business and relationships with certain customers. We have to strengthen brand integrity and make much needed investments in health, safety and efficiency for our facilities. Nevertheless, I am very encouraged by the energy of the VWE team, the focus on driving improvements and the opportunities in front of us."

Five-Point Plan Progress

The Company’s Five-Point Plan is centered around five priorities which include margin expansion through simplification and better execution, measurable cost reduction, disciplined cash management, monetizing assets and reducing debt and growing revenue in its key brands.

Since initiating the plan in the latter half of fiscal 2023 through the first quarter of fiscal 2024 the Company has accomplished the following:

•
Restructured the leadership team to better align with the business opportunities and create improved communications and collaboration
•
Reduced personnel headcount by a total of 7% for annualized savings of approximately $6 million
•
Reduced SKUs over 50% to less than 2,000 and managed parent SKUs from approximately 900 to 600
•
Captured approximately 2.8% on average of price
•
Improved throughput in the Hopland bottling facility by over 35%
•
Simplified warehousing operations and realigned personnel for more efficient pick and pack processes
•
Identified and executed on approximately 70% improvement in cost recovery of shipping expenses
•
Refocused resources on key brands: ACE Cider, Bar Dog, B.R. Cohn, Cameron Hughes, Cherry Pie, Firesteed, and Kunde
•
Maintained industry leading retention rates of estate winery club members
•
ACE Cider continues to gain points of distribution and expand its reach into more markets

•
Initiating a process to monetize certain assets

Fourth Quarter Fiscal 2023 Highlights and Financial Results Review (compared with revised prior-year period unless noted otherwise)

•
Revenue of $62.1 million was down $12.2 million, or 16.4%, reflecting declines in all segments.
o
Wholesale revenue declined $2.2 million, or 10.3%, to $18.8 million as improved pricing and higher ACE Cider sales did not fully offset 3.5% declines in total wholesale case volume1. Distributor and retailer destocking and lower consumer takeaway were the primary reasons for the volume decline.
o
Direct-to-Consumer ("DTC") revenue was $19.9 million down $2.6 million, or 11.7%, as higher sales of the Company's digitally-native Cameron Hughes brand helped to offset weaker e-commerce sales. Total revenue decline was partially offset by higher revenue per case.
o
Business-to-Business ("B2B") revenue was $23.4 million, down $7.1 million, or 23.4%, due primarily to a $3.4 million decline related to the elimination of a less profitable, private label sales program for a major retailer and $2.1 million reduction in bulk distilled alcohol sales.
•
Gross profit was $16.6 million, or 26.8% of sales, compared with $7.5 million, or 10.1% of sales, in the prior-year period. Improvements in productivity and throughput in the Company's largest bottling facility as well as improved pricing, efficiencies gained with supply chain and operational improvements and SKU reductions helped to offset the loss of higher margin bulk distilled spirits sales.
Fiscal 2022's fourth quarter was impacted by $19.1 million of non-cash inventory adjustments.
•
Selling, general and administrative expenses ("SG&A") declined $3.0 million, or 9.5%, to $28.3 million. The decline was the result of business realignment efforts in the third quarter of fiscal 2023, as well as other cost containment measures.
•
Loss from operations was $50.2 million, compared with loss from operations of $20.1 million in the prior year quarter. Operating loss reflected goodwill impairment charges of $20.7 million, a $9.8 million loss on the sale of assets in the quarter as well as intangible asset impairments of $3.6 million which more than offset improvements in gross profit.
•
Interest expense for the quarter was $5.1 million, up $2.0 million from the prior-year period reflecting higher rates resulting from the debt refinancing that occurred in December 2022 and also due to the sale of two interest rate swap agreements in March 2023.
•
Net loss available to VWE common shareholders was $47.8 million, compared with net loss of $16.9 million in the prior-year period. On a per diluted share basis, net loss available to VWE common shareholders was $0.81 compared with net loss of $0.28 per diluted share in the prior-year period.
•
Adjusted net loss2, which excludes amortization of intangible assets related to acquisitions and other unusual items, was $14.3 million, or $0.24 per diluted share.
•
Adjusted EBITDA2 for the quarter was a $10.5 million loss compared with adjusted EBITDA loss of $13.0 million in the prior-year quarter.

1Case Volume is a Key Performance Measure (“KPI”). Please see related disclosures regarding the use of this KPI in this news release.

2As referenced here and throughout the release, adjusted net income and adjusted EBITDA are non-GAAP measures. Please see related disclosures regarding the use of non-GAAP measures in this news release.

Fiscal Year 2023 Highlights and Financial Results Review (compared with revised prior-year results unless noted otherwise)

•
Revenue of $283.2 million was down $9.6 million, or 3.3%. The decline was primarily related to the discontinuation of a less profitable custom program. Acquisitions contributed $21.0 million in revenue for the year.
o
Wholesale revenue increased $2.8 million, or 3.3%, to $86.7 million reflecting $8.3 million in acquired revenue related to
ACE Cider. This was partially offset by slowing consumer discretionary spending trends at retail. Wholesale revenue comprised 31% of total revenue for the year.
o
B2B revenue declined $0.7 million, or 0.6%, to $113.2 million. Improved throughput in custom production and the contribution of Meier's for the full year helped to offset the $13.9 million decline related to the elimination of a less profitable bottled distilled spirits program and the $4.2 million reduction in bulk distilled spirits sales. B2B revenue represented 40% of total revenue in fiscal 2023.
o
DTC revenue decreased $8.8 million, or 9.6%, to $83.4 million. Improvements in Cameron Hughes, the Company's digitally-native key brand, was not sufficient to offset the $8.0 million decline in sales through e-commerce and a major television retailer as well as decreased sales through wine clubs and softer tasting room traffic. DTC comprised 29% of total revenue for the year.
•
Gross profit declined $3.7 million to $85.2 million, or 30.1% of sales. Improved pricing and increased productivity helped to offset higher cider costs.

•
SG&A increased $21.5 million, or 22.1%, to $118.4 million. The increase was primarily related to an increase in nonrecurring expenses related to historic and unconsummated acquisitions of $5.3 million, an increase in payroll-related costs of $3.8 million, an increase in legal and audit fees of $3.6 million, and a $2.1 million increase from business realignment costs.
•
Loss from operations was $208.8 million, compared with loss from operations of $7.9 million in the prior year. The loss reflects the impact of $162.2 million in goodwill and intangible assets impairment and $8.3 million loss from the sale of assets.
•
Interest expense for fiscal 2023 was $18.4 million, an increase of $4.5 million reflecting increased rates resulting from the debt refinancing that occurred in December 2022 and also due to the sale of interest rate swaps in March 2023
•
Net loss available to VWE common shareholders was $189.0 million, compared with net loss of $0.4 million in the prior year. On a per diluted share basis, net loss available to VWE common shareholders was $3.20 compared with net loss of $0.30 per diluted share in the prior year.
•
Adjusted net loss2, which excludes amortization of intangible assets related to acquisitions among other adjustments, was
$21.2 million, or $0.36 per diluted share compared with adjusted net loss of $18.7 million, or $0.31 per diluted share in the prior year.
•
Adjusted EBITDA2 for the year was an $11.4 million loss compared with adjusted EBITDA of $16.3 million in the prior year.

Strong Balance Sheet with Financial Flexibility

Liquidity

At fiscal year end, the Company had approximately $54 million in liquidity comprised of $18.2 million in cash and approximately $35.9 million available under its revolving line of credit.

During fiscal 2023, the Company reduced total debt by $24.9 million to $303.3 million at June 30, 2023, primarily using the proceeds from the sale of assets. Separately today, the Company announced that it has amended its credit agreement (the "Amended Credit Agreement") to, among other things, waive existing events of default, redefine financial covenants and allow for additional types of asset sales up to $60 million. Collateral underlying the Amended Credit Agreement includes real estate valued at approximately $215 million plus receivables and bulk and cased inventory. The Company intends to market certain assets assuming a return of fair value.

The Company believes that the availability on its revolver, strong working capital management and asset monetization efforts will be sufficient to execute its operating plan and meet required debt service over the next twelve months.

Kristina L. Johnston, Chief Financial Officer, noted, "We believe the Amended Credit Agreement together with our focused cash management and operational improvements to generate cash in fiscal 2024 provide the necessary liquidity to execute on our plans. In addition, we intend to market certain assets at fair value. We believe these efforts during our transition year will support our ability to make the required principal payments in fiscal 2024 to avoid higher interest rates and achieve our goal to reduce debt."

Capital Investments

Capital expenditures were $2.9 million for the fiscal 2023 fourth quarter and $14.2 million for the year. Capital expenditures in the fourth quarter and full year fiscal 2022 were $9.1 million and $24.8 million, respectively. Higher capital expenditures in fiscal 2022 were the result of the expansion of the Hopland bottling operations. Fiscal 2023 capital expenditures included increased barrel capacity, barrels, installment of the solar power system at the Hopland facility, upgrading the Firesteed tasting room, vineyard development and other productivity and safety enhancements. Capital expenditures for fiscal 2024 are expected to be approximately $12 million.

Fiscal Year 2024 Outlook

VWE's expectations for fiscal 2024 have been refined from its preliminary expectations provided on July 20, 2023. The Company expects the following to be driven by execution of its restructuring and Five-Point Plan:

Revenue:	Approximately $260 million to $270 million
Gross margin:	Approximately 38%, an estimated 800 basis point improvement on lower volume
SG&A(excludes amortization expense):	Approximately $98 million, excluding restructuring costs
Depreciation expense: Non-cash amortization expense:	Approximately $16 million Approximately $6.1 million
Estimated restructuring charges:	$5 million to $6 million

Lower expected revenue in fiscal 2024 primarily reflects approximately $33 million related to lower sales of aged bulk whiskey inventory due to depleting inventory, $6 million related to the discontinued bottled spirits program and an estimated $9 million related to SKU rationalization. These declines are expected to be somewhat offset by improved pricing and higher volume in select brands. For fiscal 2024, SG&A excludes restructuring costs and executive stock-based compensation awards expected with new leadership.

Conference Call and Webcast

The Company will host a conference call and live webcast Monday, October 16, 2023 at 9:00 AM ET/ 6:00 AM PT, at which time management will review the Company’s financial results, plans and outlook. The review will be accompanied by a slide presentation, which will be available on the Company’s website at https://ir.vintagewineestates.com. A question-and-answer session will follow the formal discussion.

The conference call can be accessed by dialing 1.404.975.4839 and providing access code 358700. The listen-only audio webcast can be monitored at https://ir.vintagewineestates.com/events-and-presentations. A telephonic replay will be available through Monday, October 23, 2023, and can be accessed by dialing 1.929.458.6194 and entering the conference ID number 406504. Alternatively, an archived webcast of the call can be found on the Company’s website in the investor relations section. A transcript of the call will be posted to the website once available.

About Vintage Wine Estates, Inc.

Vintage Wine Estates is a family of wineries and wines whose singular focus is producing the best quality wines and incredible customer experiences with wineries throughout Napa, Sonoma, California’s Central Coast, Oregon, and Washington State. Since its founding 20 years ago, the Company has grown to be the 14th largest wine producer in the U.S., selling more than 2.2 million nine-liter equivalent cases annually. With approximately
40 brands, key focus brands include ACE Cider, Bar Dog, B.R. Cohn, Cameron Hughes, Cherry Pie, Firesteed, and Kunde, many of which have achieved critical acclaim. To consistently drive growth, the Company curates, creates, stewards, and markets its many brands and services to customers and end consumers via a balanced omni-channel strategy encompassing direct-to-consumer, wholesale, and private label and custom wine making services. While VWE is diverse across price points and varietals with brands ranging from $10 to $150 USD at retail, its primary focus is on the fastest growing luxury segment of the U.S. wine industry with the majority of brands selling in the range of $10 to $20 per bottle. The Company regularly posts updates and additional information at vintagewineestates.com.

Non-GAAP Financial Measures

In addition to reporting net income/(loss) and net income/(loss) margin prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), VWE uses adjusted EBITDA, adjusted EBITDA margin, adjusted net income/(loss) and adjusted net income/(loss) per share to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies. Adjusted EBITDA is defined as earnings/(loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, casualty losses or gains, impairment losses, changes in the fair value of derivatives, restructuring related income or expenses, acquisition and integration costs, and certain non-cash, nonrecurring, or other items that are included in net income that VWE does not consider indicative of its ongoing operating performance. Adjusted EBTIDA margin is the ratio of adjusted EBITDA to net revenue. Adjusted net income/(loss) is defined as net income/(loss) as reported adjusted for the impacts of amortization of intangible assets, acquisition integration costs, gains or losses on disposition of assets, gain on litigation of proceeds, COVID impact, and inventory acquisition basis adjustment and also adjusted for a normalized tax rate. Adjusted net income/(loss) per share is calculated based on the weighted average shares outstanding for the period.

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income/(loss) and adjusted net income/(loss) per share are not recognized measures of financial performance under GAAP. VWE believes these non-GAAP measures provide investors with additional insight into the underlying trends of VWE’s business and assist in analyzing VWE’s performance across reporting periods on a consistent basis by excluding items that VWE does not believe are indicative of its core operating performance, which allows for a better comparison against historical results and expectations for future performance. Adjusted EBITDA, adjusted EBITDA margin, adjusted net income/(loss), and adjusted net income/(loss) per share have certain limitations as analytical tools, and they should not be considered in isolation or as a substitute for analysis of results as reported under U.S. GAAP. These non-GAAP measures, as presented, may produce results that vary from the most comparable GAAP measure and may not be comparable with a similarly defined non-GAAP measure used by other companies.

In evaluating adjusted EBITDA, adjusted EBITDA margin, adjusted net income/(loss), and adjusted net income/(loss) per share, be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. VWE’s presentation of adjusted EBITDA, adjusted EBITDA margin, adjusted net income/(loss), and adjusted net income/(loss) per share should not be construed as an implication that future results will be unaffected by the types of items excluded from the calculation of these non-GAAP measures.

Key Performance Indicators

A key performance indicator ("KPI") is generally defined as a quantifiable measurement or metric used to gauge performance, specifically to help determine strategic, financial, and operational achievements, especially compared to those of similar businesses.

Case volumes represents the number of 9-liter equivalent cases of wine that we sell during a particular period. Case volumes are an important indicator of what is driving gross margin. This metric also allows us to develop our supply and production targets for future periods.

Forward-Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of applicable securities laws (collectively, “forward-looking statements”). Forward-looking statements are all statements other than those of historical fact, and generally may be identified by the use of words such as “actively,” “believe,” “efforts,” “estimate,” “evaluating,” “expect,” “forecast,” “intend,” “may,” “ongoing,” “opportunity,” “outlook,” “plan,” “potential,” “should,” “will,” or other similar expressions that indicate future events or trends. These forward-looking statements include, but are not limited to, statements regarding VWE’s organization restructuring and other cost savings and expected results therefrom, expected results from the implementation of the Company’s Five-Point Plan, expectations reflecting restructuring benefits and business improvements in fiscal 2024, and the appointment of Seth Kaufman as President and CEO. These statements are based on various assumptions, whether or not identified in this news release, and on the current expectations of VWE’s management. These forward-looking statements are not intended to serve as, and should not be relied on by any investor as, a guarantee of actual performance or an assurance or definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ materially from those contained in or implied by such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of VWE. Factors that could cause actual results to differ materially from the results expressed or implied by such forward-looking statements include, among others: risks relating to the uncertainty of projected financial information; the risk that we are unable to regain and maintain compliance with Nasdaq continued listing requirements and our securities are delisted from Nasdaq; potential reputational harm to VWE’s brands from internal and external sources; the effect of economic conditions on the industries and markets in which VWE operates, including financial market conditions, rising inflation, fluctuations in prices, interest rates and market demand; inability to achieve some or all of the expected benefits from cost reduction and revenue enhancing initiatives and any future restructuring plans or changes in management may adversely affect our business; declines or unanticipated changes in consumer demand for VWE’s products or a shift in consumer sentiment to purchase less wine through VWE’s direct-to-consumer channel; the effects of competition on VWE’s future business; VWE’s significant reliance on its distribution channels, including independent distributors and their effect on VWE’s wholesale operations and revenue; loss or significant decline of sales to one or more of the Company’s distributors; possible decreases in VWE’s wine quality ratings; VWE’s level of insurance against catastrophic events and losses; VWE’s ability to protect its trademarks and other intellectual property rights; the potential adverse effects of health pandemics, epidemics or contagious diseases; risks associated with new lines of businesses or products; the ability of the Company to retain key personnel; possible litigation relating to misuse or abuse of alcohol; changes in applicable laws and regulations and the significant expense to VWE of operating in a highly regulated industry; increases in costs or the disruption of supply or shortage of energy; the impact of climate change, environmental catastrophe, natural disasters, disease, pests, weather conditions and inadequate water supply on VWE’s business including the Hopland facility; VWE’s ability to adequately source grapes and other raw materials and any increase in the cost of such materials; risks associated with the Company’s information technology and ability to maintain and protect personal information; VWE’s ability to maintain necessary licenses; the Company’s limited experience operating as a public company and its ability to remediate its material weakness in internal controls over financial reporting and to maintain effective internal controls over financial reporting; integration risks associated with recent and future acquisitions; VWE’s ability to make payments on its indebtedness; and those factors discussed in the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission. There may be additional risks including other adjustments that VWE does not presently know or that VWE currently believes are immaterial that could also cause actual results to differ from those expressed in or implied by these forward-looking statements. In addition, forward-looking statements reflect VWE’s expectations, plans or forecasts of future events and views as of the date and time of this news release. VWE undertakes no obligation to update or revise any forward-looking statements contained herein, except as may be required by law. Accordingly, undue reliance should not be placed upon these forward-looking statements.

Financial Tables Follow.

Contacts:

Investors Deborah K. Pawlowski, Kei Advisors LLC dpawlowski@keiadvisors.com Phone: 716.843.3908	Media Mary Ann Vangrin MVangrin@vintagewineestates.com

Vintage Wine Estates, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2023	June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$18,233	$44,758
Restricted cash	-	4,800
Accounts receivable, net	24,561	37,869
Other receivables	507	3,866
Inventories	201,363	192,922
Assets held for sale, net	511	-
Current interest rate swap asset	4,669	2,877
Prepaid expenses and other current assets	14,895	11,864
Total current assets	264,739	298,956
Property, plant, and equipment, net	215,967	238,719
Operating lease right-of-use assets	32,945	-
Finance lease right-of-use-assets	630	-
Goodwill	-	154,951
Intangible assets, net	38,994	63,097
Interest rate swap asset	4,317	6,280
Other assets	3,562	3,464
Total assets	$561,154	$765,467
Liabilities, redeemable noncontrolling interest, and stockholders' equity
Current liabilities:
Line of credit	$115,444	$144,215
Accounts payable	20,413	13,473
Accrued liabilities and other payables	26,286	26,997
Current operating lease liabilities	6,243	-
Current finance lease liabilities	304	-
Current maturities of long-term debt	14,449	14,909
Total current liabilities	183,139	199,594
Other long-term liabilities	4,196	7,055
Long-term debt, less current maturities	173,409	169,095
Long-term operating lease liabilities	26,792	-
Long-term finance lease liabilities	334	-
Deferred tax liability	506	29,325
Deferred gain	-	10,666
Total liabilities	388,376	415,735
Commitments and contingencies (Note 14)
Redeemable noncontrolling interest	262	1,494
Stockholders' equity:
Preferred stock, no par value, 2,000,000 shares authorized, and none issued and outstanding at June 30, 2023 and June 30, 2022.	-	-
Common stock, no par value, 200,000,000 shares authorized, 62,234,028 issued and 59,362,134 outstanding at June 30, 2023 and 61,691,054 issued and 58,819,160 outstanding at June 30, 2022.	-	-
Additional paid-in capital	381,689	376,099
Treasury stock, at cost: 2,871,894 shares held at June 30, 2023 and June 30, 2022, respectively.	(26,034)	(26,034)
Accumulated deficit	(182,308)	(1,092)
Total Vintage Wine Estates, Inc. stockholders' equity	173,347	348,973
Noncontrolling interests	(831)	(735)
Total stockholders' equity	172,516	348,238
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$561,154	$765,467

Vintage Wine Estates, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
Net revenue
Wine, spirits and cider	$42,109	$50,379	$189,361	$208,019
Nonwine	19,987	23,877	93,867	84,816
	62,096	74,256	283,228	292,835
Cost of revenue
Wine, spirits and cider	30,792	44,227	138,043	150,834
Nonwine	14,680	22,493	60,009	53,088
	45,472	66,720	198,052	203,922
Gross profit	16,624	7,536	85,176	88,913
Selling, general, and administrative expenses	28,337	31,296	118,431	96,978
Amortization expense	1,828	2,010	7,257	5,948
Goodwill impairment losses	20,673	-	145,958	-
Intangible impairment losses	3,553	1,281	16,196	1,281
Gain on remeasurement of contingent liability	3,430	(3,570)	141	(3,415)
Gain on insurance and litigation proceeds	(876)	(3,000)	(2,290)	(3,000)
Loss (gain) on sale leaseback	-	(334)	-	(1,334)
Loss (gain) on sale of assets	9,846	(22)	8,300	366
Loss from operations	(50,167)	(20,125)	(208,817)	(7,911)
Other income (expense)
Interest expense	(5,085)	(3,085)	(18,407)	(13,910)
Net gain on interest rate swap agreements	1,451	3,103	6,343	22,578
Loss on modification or extinguishment of debt	-	-	(479)	-
Other, net	(555)	(2,681)	(229)	(736)
Total other (expense) income, net	(4,189)	(2,663)	(12,772)	7,932
(Loss) income before provision for income taxes	(54,356)	(22,788)	(221,589)	21
Income tax (benefit) provision	(6,480)	(5,673)	(31,360)	723
Net loss	(47,876)	(17,115)	(190,229)	(702)
Net loss attributable to the noncontrolling interests	(27)	(203)	(1,262)	(277)
Net loss attributable to common stockholders	$(47,849)	$(16,912)	$(188,967)	$(425)

Net earnings per share allocable to common stockholders
Basic	$(0.81)	$(0.28)	$(3.20)	$(0.01)
Diluted	$(0.81)	$(0.28)	$(3.20)	$(0.01)
Weighted average shares used in the calculation of earnings per share allocable to common stockholders
Basic	59,340,325	60,374,289	59,096,045	60,673,789
Diluted	59,340,325	60,374,289	59,096,045	60,673,789

Vintage Wine Estates, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(190,229)	$(702)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation expense	15,926	15,248
Amortization expense	8,702	6,343
Loss on goodwill and intangible assets impairment	162,154	1,281
Stock-based compensation expense	6,737	5,116
Provision for credit losses	369	(294)
Provision for inventory reserves	10,828	3,667
Inventory write-down	-	15,433
Remeasurement of contingent consideration liabilities	141	(3,415)
Net gain on interest rate swap agreements	(6,343)	(22,578)
Provision for deferred income tax	(31,734)	643
Loss on sale of assets	8,300	366
Deferred gain on sale leaseback	-	(1,334)
Loss on modification or extinguishment of debt	479	-
Deferred rent	-	375
Change in operating assets and liabilities (net of effect of business combinations):
Accounts receivable	12,939	(12,588)
Other receivables	3,459	3,624
Inventories	(17,569)	18,462
Prepaid expenses and other current assets	(3,031)	(3,127)
Other assets	1,565	(2,607)
Accounts payable	5,264	(7,535)
Accrued liabilities and other payables	5,637	297
Net change in lease assets and liabilities	(2,005)	-
Other	-	(836)
Net cash (used in) provided by operating activities	(8,411)	15,839
Cash flows from investing activities
Proceeds from sale of assets	20,078	153
Purchases of property, plant and equipment	(14,204)	(24,835)
Acquisition of businesses	-	(73,680)
Net cash provided by (used in) investing activities	5,874	(98,362)
Cash flows from financing activities
Principal payments on line of credit	(136,358)	(144,706)
Proceeds from line of credit	112,878	201,570
Financing costs incurred	(2,710)	-
Change in outstanding checks in excess of cash	1,676	1,025
Principal payments on long-term debt	(76,903)	(22,763)
Proceeds from debt	74,635	-
Principal payments on finance leases	(257)	-
Payments of minimum tax withholdings on stock-based payment awards	(990)	-
Distributions to noncontrolling interest	(66)	-
Repurchase of common stock	-	(26,034)
Repurchase of public warrants	(172)	(270)
Payments on acquisition payable	(521)	(420)
Net cash (used in) provided by financing activities	(28,788)	8,402
Net change in cash, cash equivalents and restricted cash	(31,325)	(74,121)
Cash, cash equivalents and restricted cash, beginning of year	49,558	123,679
Cash, cash equivalents and restricted cash, end of year	$18,233	$49,558

Vintage Wine Estates, Inc.

Fiscal 2023 and Fiscal 2022 Segment Data

Revenue

(in thousands)

Fiscal Year 2023	Three months ended				Year ended
Net Revenue	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	June 30, 2023
Wholesale	$23,987	$23,083	$20,811	$18,837	$86,718
Direct to Consumer	19,992	26,472	17,008	19,897	83,369
Business to Business	34,180	28,814	26,831	23,358	113,183
Other/ Non-Allocable	(79)	32	1	4	(42)
Total	$78,080	$78,401	$64,651	$62,096	$283,228

Fiscal Year 2022	Three months ended				Year ended
Net Revenue	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	June 30, 2022
Wholesale	$16,203	$22,171	$24,549	$20,990	$83,913
Direct to Consumer	15,263	34,806	19,595	22,537	92,201
Business to Business	24,467	25,225	33,657	30,486	113,835
Other/ Non-Allocable	102	1,409	1,132	243	2,886
Total	$56,035	$83,611	$78,933	$74,256	$292,835

	Year-Over-Year $ Change
	Three months ended				Year ended
Net Revenue	September 30	December 31	March 31	June 30	June 30
Wholesale	7,784	912	(3,738)	(2,153)	2,805
Direct to Consumer	4,729	(8,334)	(2,587)	(2,640)	(8,832)
Business to Business	9,713	3,589	(6,826)	(7,128)	(652)
Other/ Non-Allocable	(181)	(1,377)	(1,131)	(239)	(2,928)
Total	$22,045	$(5,210)	$(14,282)	$(12,160)	$(9,607)

	Year-Over-Year % Change
	Three months ended				Year ended
Net Revenue	September 30	December 31	March 31	June 30	June 30
Wholesale	48.0%	4.1%	-15.2%	-10.3%	3.3%
Direct to Consumer	31.0%	-23.9%	-13.2%	-11.7%	-9.6%
Business to Business	39.7%	14.2%	-20.3%	-23.4%	-0.6%
Other/ Non-Allocable	(177.5%)	(97.7%)	(99.9%)	(98.4%)	(101.5%)
Total	39.3%	-6.2%	-18.1%	-16.4%	-3.3%

Vintage Wine Estates, Inc.

Fiscal 2023 and Fiscal 2022 Segment Data

Operating Income

(in thousands)

Fiscal Year 2023	Three months ended				Year ended
Operating Income (Loss)	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	June 30, 2023
Wholesale	$2,288	$(126,896)	$(1,573)	$(4,294)	$(130,475)
Direct to Consumer	1,969	1,424	(2,905)	(18,774)	(18,286)
Business to Business	10,533	(1,167)	2,406	512	12,284
Other/ Non-Allocable	(18,175)	(20,443)	(6,110)	(27,612)	(72,340)
Total	$(3,385)	$(147,082)	$(8,182)	$(50,168)	$(208,817)

Fiscal Year 2022	Three months ended				Year ended
Operating Income (Loss)	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	June 30, 2022
Wholesale	$3,042	$4,204	$3,256	$(7,471)	$3,031
Direct to Consumer	2,031	10,523	1,014	2,427	15,995
Business to Business	6,229	7,255	10,016	(5,749)	17,751
Other/ Non-Allocable	(8,093)	(12,525)	(14,738)	(9,332)	(44,688)
Total	$3,209	$9,457	$(452)	$(20,125)	$(7,911)

	Year-Over-Year $ Change
	Three months ended				Year ended
Operating Income (Loss)	September 30	December 31	March 31	June 30	June 30
Wholesale	(754)	(131,100)	(4,829)	3,177	(133,506)
Direct to Consumer	(62)	(9,099)	(3,919)	(21,201)	(34,281)
Business to Business	4,304	(8,422)	(7,610)	6,261	(5,467)
Other/ Non-Allocable	(10,082)	(7,918)	8,628	(18,280)	(27,652)
Total	$(6,594)	$(156,539)	$(7,730)	$(30,043)	$(200,906)

	Year-Over-Year % Change
	Three months ended				Year ended
Operating Income (Loss)	September 30	December 31	March 31	June 30	June 30
Wholesale	-24.8%	-3118.5%	-148.3%	-42.5%	-4404.7%
Direct to Consumer	-3.1%	-86.5%	-386.5%	-873.5%	-214.3%
Business to Business	69.1%	-116.1%	-76.0%	-108.9%	-30.8%
Other/ Non-Allocable	124.6%	63.2%	-58.5%	195.9%	61.9%
Total	-205.5%	-1655.3%	1710.2%	149.3%	2539.6%

Vintage Wine Estates, Inc.

Fiscal 2023 and Fiscal 2022 Segment Data

Case Volume1

(case volume in thousands)

The following table summarizes 9-liter equivalent cases sold by segment:

Fiscal Year 2023	Three Months Ended				Year Ended
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	June 30, 2023
Wholesale	539	453	433	472	1,897
Business to Business	*	*	*	*	*
Direct to Consumer	99	125	67	70	361
Total case volume	638	578	500	542	2,258

Fiscal Year 2022	Three Months Ended				Year Ended
	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	June 30, 2022
Wholesale	209	379	484	489	1,561
Business to Business	*	*	*	*	*
Direct to Consumer	60	160	87	101	408
Total case volume	269	539	571	590	1,969

	Year-Over-Year Unit Change
	Three Months Ended				Year Ended
	September 30	December 31	March 31	June 30	June 30
Wholesale	330	74	(51)	(17)	336
Business to Business	*	*	*	*	*
Direct to Consumer	39	(35)	(20)	(31)	(47)
Total case volume	369	39	-71	-48	289

	Year-Over-Year % Change
	Three Months Ended				Year Ended
	September 30	December 31	March 31	June 30	June 30
Wholesale	157.9%	19.5%	-10.5%	-3.5%	21.5%
Business to Business	*	*	*	*	*
Direct to Consumer	65.0%	-21.9%	-23.0%	-30.7%	-11.5%
Total case volume	137.2%	7.2%	(12.4%)	(8.1%)	14.7%

*B2B segment sales are primarily not related to case volumes, therefore the Company has elected to not report case volumes for this segment as it would not be indicative of the underlying performance of the business.

Vintage Wine Estates, Inc.

Reconciliation of Net Loss to Adjusted EBITDA
and Net Loss to Adjusted EBITDA Margin

(Unaudited, in thousands)

	Three Months Ended		Year Ended
(in thousands)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net loss	$(47,876)	$(17,115)	$(190,229)	$(702)
Interest expense	5,085	3,085	18,407	13,910
Income tax (benefit) provision	(6,480)	(5,673)	(31,360)	723
Depreciation expense	4,127	5,864	15,926	15,248
Amortization expense	1,828	2,010	7,257	5,948
Gain on insurance and litigation proceeds	(876)	(3,000)	(2,290)	(3,000)
Stock-based compensation expense	1,071	3,722	6,737	5,116
Goodwill and Intangibles Impairment	24,226	1,281	162,154	1,281
Net gain on interest rate swap agreements	(1,451)	(3,103)	(6,343)	(22,578)
(Gain)/loss on disposition of assets	9,846	(22)	8,300	366
Adjusted EBITDA	$(10,500)	$(12,951)	$(11,441)	$16,312
Net revenue	$62,096	$74,256	$283,228	$292,835
Net loss margin	-77.1%	-23.0%	-67.2%	-0.2%
Adjusted EBITDA margin	-16.9%	-17.4%	-4.0%	5.6%

Reconciliation of Net Loss to Adjusted Net Loss
and Net Loss per Share to Adjusted Net Loss per Share

(Unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net loss	$(47,876)	$(17,115)	$(190,229)	$(702)
Amortization expense	1,828	2,010	7,257	5,948
Gain on insurance and litigation proceeds	(876)	(3,000)	(2,290)	(3,000)
Loss on goodwill and intangible assets impairment	24,226	1,281	162,154	1,281
Net gain on interest rate swap agreements	(1,451)	(3,103)	(6,343)	(22,578)
(Gain)/loss on sale of assets	9,846	(22)	8,300	366
Non-GAAP adjusted net loss	$(14,303)	$(19,949)	$(21,151)	$(18,685)

Net loss per share	(0.81)	(0.28)	(3.22)	(0.01)
Non-GAAP adjusted net loss per share	(0.24)	(0.33)	(0.36)	(0.31)

Exhibit 99.2

News Release

937 Tahoe Boulevard, Suite 210 | Incline Village, NV 89451

For Immediate Release

Vintage Wine Estates Announces Amended Credit Agreement

•
Terms and covenants support execution of Five-Point Plan and transition year fiscal 2024
•
Expected to provide sufficient liquidity to support fiscal 2024 plans as Company advances to positive cash generation from operations

INCLINE VILLAGE, NV, October 12, 2023 - Vintage Wine Estates, Inc. (Nasdaq: VWE and VWEWW) (“VWE” or the “Company”), one of the top wine producers in the U.S. with an industry leading direct-to-consumer platform, today announced it has amended its credit agreement (the “Amended Credit Agreement”) to, among other things, waive existing events of default, redefine financial covenants and allow for additional asset sales.

Kristina L. Johnston, Chief Financial Officer of VWE, commented, “We are pleased our lenders have worked with us to execute a credit agreement that we believe provides us financial and operational flexibility to continue to execute on our Five-Point Plan. We are becoming a more efficient and productive wine company with stronger cash generation from operations. We are simplifying the business, improving inventory management and quality while focusing sales and marketing on our key brands. We also look forward to advancing our strategy under new leadership with Seth Kaufman assuming the role of CEO on October 30, 2023.” As of closing, the Company had approximately $305 million in outstanding borrowings under the Amended Credit Agreement and approximate total liquidity of approximately $73 million including approximately $18 million of cash.

In exchange for the waiver of defaults and financial covenant modifications, the Amended Credit Agreement, among other things, reduces the aggregate revolving commitment and the aggregate delayed draw term loan commitment to $200 million and $38.1 million respectively, requires term loan prepayments of $10 million by March 31, 2024, an additional $10 million by June 30, 2024 and an additional $25 million by December 31, 2024. In addition, the Company will be required to make prepayments with any cash on hand in excess of $20 million and suspends the exercise of any incremental facilities through December 31, 2024. The rates under the Amended Credit Agreement are initially SOFR plus 3%. The Company has filed a Form 8-K with additional details regarding the Amended Credit Agreement and its revised terms.

BMO Bank N.A. acts as administrative agent under the Amended Credit Agreement.

About Vintage Wine Estates, Inc.

Vintage Wine Estates is a family of wineries and wines whose singular focus is producing the best quality wines and incredible customer experiences with wineries throughout Napa, Sonoma, California’s Central Coast, Oregon, and Washington State. Since its founding 20 years ago, the Company has grown to be the 14th largest wine producer in the U.S., selling more than 2.2 million nine-liter equivalent cases annually. With approximately
40 brands, key focus brands include ACE Cider, Bar Dog, B.R. Cohn, Cameron Hughes, Cherry Pie, Firesteed, and Kunde, many of which have achieved critical acclaim. To consistently drive growth, the Company curates, creates, stewards, and markets its many brands and services to customers and end consumers via a balanced omni-channel strategy encompassing direct-to-consumer, wholesale, and private label and custom wine making services. While VWE is diverse across price points and varietals with brands ranging from $10 to $150 USD at retail, its primary focus is on the fastest growing luxury segment of the U.S. wine industry with the majority of brands selling in the range of $10 to $20 per bottle. The Company regularly posts updates and additional information at ir.vintagewineestates.com.

-MORE-

Vintage Wine Estates Announces Amended Credit Agreement
October 13, 2023

Forward-Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of applicable securities laws (collectively, “forward-looking statements”). Forward-looking statements are all statements other than those of historical fact, and generally may be identified by the use of words such as “continue,” “intend,” “plan,” “becoming,” “simplifying,” “improving,” “focusing,” “advancing,” “requires,” “provides,” or other similar expressions that indicate future events or trends. These forward-looking statements include, but are not limited to, statements regarding the anticipated benefits of the Amended Credit Agreement, expected results from the implementation of the Company’s Five-Point Plan; and the expected timing and results of Seth Kaufman’s start as President and CEO. These statements are based on various assumptions, whether or not identified in this news release, and on the current expectations of VWE’s management. These forward-looking statements are not intended to serve as, and should not be relied on by any investor as, a guarantee of actual performance or an assurance or definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ materially from those contained in or implied by such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of VWE. Factors that could cause actual results to differ materially from the results expressed or implied by such forward-looking statements include, among others: risk that the Amended Credit Agreement does not provide the anticipated financial and operational flexibility, if at all; risks that the Company is unable to meet the additional restrictions and obligations imposed by the Amended Credit Agreement; the Company’s ability to recognize benefits from any organization restructuring and other cost savings actions, including expected results from the implementation of the Company’s Five-Point Plan and positive cash generation; the risk that Seth Kaufman does not start as President and CEO in the expected the time frame, or at all; the Company’s ability to regain compliance with the Nasdaq Listing Standards and maintain the listing of its securities on Nasdaq; risks related to ongoing legal proceedings; the Company’s limited experience operating as a public company and its ability to remediate its material weakness in internal control over financial reporting and to maintain effective internal control over financial reporting; the ability of the Company to retain key personnel; the effect of economic conditions on the industries and markets in which VWE operates, including financial market conditions, rising inflation, fluctuations in prices, interest rates and market demand; risks relating to the uncertainty of projected financial information; the effects of competition on VWE’s future business; risks related to the organic and inorganic growth of VWE’s business and the timing of expected business milestones; the potential adverse effects of the ongoing COVID-19 pandemic on VWE’s business and the U.S. economy; declines or unanticipated changes in consumer demand for VWE’s products; VWE’s ability to adequately source grapes and other raw materials and any increase in the cost of such materials; the impact of environmental catastrophe, natural disasters, disease, pests, weather conditions and inadequate water supply on VWE’s business; VWE’s level of insurance against catastrophic events and losses; VWE’s significant reliance on its distribution channels, including independent distributors; potential reputational harm to VWE’s brands from internal and external sources; possible decreases in VWE’s wine quality ratings; integration risks associated with recent acquisitions; possible litigation relating to misuse or abuse of alcohol; changes in applicable laws and regulations and the significant expense to VWE of operating in a highly regulated industry; VWE’s ability to maintain necessary licenses; VWE’s ability to protect its trademarks and other intellectual property rights; risks associated with the Company’s information technology and ability to maintain and protect personal information; VWE’s ability to make payments on its indebtedness; and those factors discussed in the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission. There may be additional risks including other adjustments that VWE does not presently know or that VWE currently believes are immaterial that could also cause actual results to differ from those expressed in or implied by these forward-looking statements. In addition, forward-looking statements reflect VWE’s expectations, plans or forecasts of future events and views as of the date and time of this news release. VWE undertakes no obligation to update or revise any forward-looking statements contained herein, except as may be required by law. Accordingly, undue reliance should not be placed upon these forward-looking statements.

Vintage Wine Estates Announces Amended Credit Agreement
October 13, 2023

Contacts:

Investors Deborah K. Pawlowski Kei Advisors LLC dpawlowski@keiadvisors.com Phone: 716.843.3908	Media Mary Ann Vangrin mvangrin@vintagewineestates.com

######

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q/A

(Amendment No. 1)

(Mark one)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2023

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______ to______

Commission file number 001-40016

VINTAGE WINE ESTATES, INC.

(Exact name of registrant as specified in its charter)

Nevada	87-1005902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

937 Tahoe Boulevard, Suite 210

Incline Village, Nevada 89451

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (877) 289-9463

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	VWE	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VWEWW	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

As of October 4, 2023, 59,565,790 shares of the registrant’s common stock were outstanding.

Explanatory Note

Vintage Wine Estates, Inc. (the “Company”) is filing this Amendment No. 1 on Form 10-Q/A for the quarter ended March 31, 2023 (this “Form 10-Q/A”).

This Form 10-Q/A amends the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, as filed with the Securities and Exchange Commission (“SEC”) on May 10, 2023 (the “Original Filing”). This Form 10-Q/A is being filed to restate the Company’s unaudited condensed consolidated financial statements for the three and nine months ended March 31, 2023. The restatement reflects the reversal of revenue for the three months ended March 31, 2023 because control of bulk whiskey inventory for one sale did not transfer, the correction of an error related to the classification of assets as part of the historical purchase price allocations for certain business combinations, which impacted the loss on a partial disposition of Laetitia Vineyard and Wineries land and related vineyards that occurred during the three months ended December 31, 2022, and the treatment of a deferred gain related to the implementation of ASC 842, Leases. These adjustments were evaluated by management in accordance with SEC Staff Accounting Bulletin Topic 1M, "Materiality," and SEC Staff Accounting Bulletin Topic 1N, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements," and management determined the effects of the restatement to be material. In light of the restatement, the Company is also correcting and/or reclassifying certain immaterial out-of-period items and other adjustments in all periods presented. See Note 2 to the unaudited condensed consolidated financial statements included in this Form 10-Q/A for further information regarding the restatement and reclassifications.

The Company is filing this Form 10-Q/A to amend and restate the Original Filing with modification as necessary to reflect the restatement. The following items have been amended to reflect the restatement:

•
Part I, Item 1: Financial Information
•
Part I, Item 2: Management's Discussion and Analysis of Financial Condition and Results of Operations
•
Part I, Item 4: Controls and Procedures
•
Part II, Item 6: Exhibits

In addition, the Company’s Interim Chief Executive Officer and Chief Financial Officer have provided new certifications dated as of the date of this Form 10-Q/A (Exhibits 31.1, 31.2, 32.1 and 32.2).

Except as otherwise described above and as otherwise set forth in this Form 10-Q/A, this Form 10-Q/A does not amend, modify or update any other information contained in the Original Filing. This Form 10-Q/A does not purport to reflect any information or events subsequent to the Original Filing, except as expressly described herein. Accordingly, this Form 10-Q/A should be read in conjunction with our filings made with the SEC subsequent to the filing of the Original Filing. Among other things, forward-looking statements and risk factor disclosure in the Original 10-Q have not been revised to reflect events that occurred or facts that became known to the Company after the filing of the Original Filing, and such forward-looking statements and risk factors should be read in their historical context.

1

Part I—Financial Information

Item 1. Financial Statements

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31, 2023	June 30, 2022
	(Unaudited)
	As Restated
Assets
Current assets:
Cash and cash equivalents	$25,382	$44,758
Restricted cash	-	4,800
Accounts receivable, net	36,722	37,869
Other receivables	722	3,866
Inventories	199,224	192,922
Assets held for sale, net	547	-
Current interest rate swap asset	3,920	2,877
Prepaid expenses and other current assets	23,519	11,864
Total current assets	290,036	298,956
Property, plant, and equipment, net	219,492	238,719
Operating lease right-of-use assets	32,971	-
Finance lease right-of-use-assets	624	-
Goodwill	29,666	154,951
Intangible assets, net	45,337	63,097
Interest rate swap asset	3,619	6,280
Other assets	4,701	3,464
Total assets	$626,446	$765,467
Liabilities, redeemable noncontrolling interest, and stockholders' equity
Current liabilities:
Line of credit	$114,429	$144,215
Accounts payable	22,200	13,473
Accrued liabilities and other payables	34,966	26,997
Current operating lease liabilities	6,357	-
Current finance lease liabilities	286	-
Current maturities of long-term debt	14,634	14,909
Total current liabilities	192,872	199,594
Other long-term liabilities	1,693	7,055
Long-term debt, less current maturities	176,946	169,095
Long-term operating lease liabilities	27,695	-
Long-term finance lease liabilities	344	-
Deferred tax liability	7,312	29,325
Deferred gain	-	10,666
Total liabilities	406,862	415,735
Commitments and contingencies (Note 14)
Redeemable noncontrolling interest	261	1,494
Stockholders' equity:
Preferred stock, no par value, 2,000,000 shares authorized, and none issued and outstanding at March 31, 2022 and June 30, 2022.	-	-
Common stock, no par value, 200,000,000 shares authorized, 62,161,553 issued and 59,289,659 outstanding at March 31, 2023 and 61,691,054 issued and 58,819,160 outstanding at June 30, 2022.	-	-
Additional paid-in capital	380,617	376,099
Treasury stock, at cost: 2,871,894 shares held at March 31, 2023 and June 30, 2022.	(26,034)	(26,034)
(Accumulated Deficit) Retained Earnings	(134,457)	(1,092)
Total Vintage Wine Estates, Inc. stockholders' equity	220,126	348,973
Noncontrolling interests	(803)	(735)
Total stockholders' equity	219,323	348,238
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$626,446	$765,467

2

See notes to unaudited condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
	As Restated		As Restated
Net revenue
Wine, spirits and cider	$41,276	$50,859	$147,252	$157,640
Nonwine	23,375	28,074	73,880	60,939
	64,651	78,933	221,132	218,579
Cost of revenue
Wine, spirits and cider	37,575	40,303	107,251	106,607
Nonwine	13,800	12,861	45,329	30,595
	51,375	53,164	152,580	137,202
Gross profit	13,276	25,769	68,552	81,377
Selling, general, and administrative expenses	26,506	24,159	90,094	65,682
Amortization expense	1,813	2,083	5,429	3,938
Goodwill impairment losses	-	-	125,285	-
Intangible impairment losses	-	-	12,643	-
Gain on remeasurement of contingent liability	-	-	(3,289)	155
Gain on litigation proceeds	(884)	-	(1,414)	-
Gain on sale leaseback	-	(333)	-	(1,000)
(Gain) loss on sale of property, plant, and equipment	(5,977)	312	(1,546)	388
(Loss) income from operations	(8,182)	(452)	(158,650)	12,214
Other (expense) income
Interest expense	(4,291)	(3,729)	(13,322)	(10,825)
Net (loss) gain on interest rate swap agreements	(3,596)	14,556	4,892	19,475
Loss on extinguishment of debt	-	-	(479)	-
Other (loss) gain, net	(161)	1,957	326	1,945
Total other (expense) income, net	(8,048)	12,784	(8,583)	10,595
(Loss) Income before provision for income taxes	(16,230)	12,332	(167,233)	22,809
Income tax (benefit) provision	(2,702)	3,375	(24,880)	6,396
Net (loss) income	(13,528)	8,957	(142,353)	16,413
Net loss attributable to the noncontrolling interests	(14)	(34)	(1,235)	(74)
Net (loss) income attributable to common stockholders	$(13,514)	$8,991	$(141,118)	$16,487

Net (loss) earnings per share allocable to common stockholders
Basic	$(0.23)	$0.15	$(2.39)	$0.27
Diluted	$(0.23)	$0.15	$(2.39)	$0.27
Weighted average shares used in the calculation of earnings per share allocable to common stockholders
Basic	59,289,659	61,410,403	59,014,915	60,773,258
Diluted	59,289,659	61,410,403	59,014,915	60,773,258

See notes to unaudited condensed consolidated financial statements.

3

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

(in thousands, except share amounts)

	Redeemable Non-Controlling Interest Amount	Common Stock		Treasury Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Non-Controlling Interests	Total Stockholders' Equity
		Shares	Amount	Shares	Amount
Balance, June 30, 2022	$1,494	61,691,054	$-	2,871,894	$(26,034)	$376,099	$(1,092)	$(735)	$348,238
Stock-based compensation expense	-	-	-	-	-	3,440	-	-	3,440
Repurchase of public warrants	-	-	-	-	-	(172)	-	-	(172)
Shareholder distribution	(66)	-	-	-	-	-	-	-	-
Net income (loss)	(146)	-	-	-	-	-	1,532	(28)	1,504
Adoption of ASC 842 (Note 10)	-	-	-	-	-	-	7,752	-	7,752
Balance, September 30, 2022, As Restated	$1,282	61,691,054	$-	2,871,894	$(26,034)	$379,367	$8,192	$(763)	$360,762
Stock-based compensation expense	-	-	-	-	-	3,250	-	-	3,250
Vesting of restricted stock	-	755,880	-	-	-	-	-	-	-
Taxes paid related to net share settlement of equity awards	-	(285,381)	-	-	-	(976)	-	-	(976)
Net loss	(1,023)						(129,135)	(24)	(129,159)
Balance, December 31, 2022, As Restated	$259	62,161,553	$-	2,871,894	$(26,034)	$381,641	$(120,943)	$(787)	$233,877
Stock-based compensation expense, net of forfeitures	-	-		-	-	(1,024)	-	-	(1,024)
Net income (loss)	2	-		-	-	-	(13,514)	(16)	(13,530)
Balance, March 31, 2023, As Restated	$261	62,161,553	$-	2,871,894	$(26,034)	$380,617	$(134,457)	$(803)	$219,323

	Redeemable Non-Controlling Interest Amount	Common Stock		Treasury Stock		Additional Paid-In Capital	Retained Earnings	Non-Controlling Interests	Total Stockholders' Equity
		Shares	Amount	Shares	Amount
Balance, June 30, 2021	$1,682	60,461,611	$-	-	$-	$360,732	$-	$(477)	$360,255
Out-of-period adjustments	-	-	-	-	-	-	(667)	(169)	(836)
Net income (loss)	3	-	-	-	-	-	793	(28)	765
Balance, September 30, 2021	$1,685	60,461,611	$-	-	$-	$360,732	$126	$(674)	$360,184
Net income (loss)	2	-	-	-	-	-	6,703	(17)	6,686
Balance, December 31, 2021	$1,687	60,461,611	$-	-	$-	$360,732	$6,829	$(691)	$366,870
Stock-based compensation	$-	-	$-	-	$-	1,394	-	-	1,394
Issuance of common stock in business combination		1,229,443				10,521			10,521
Repurchase of common stock	$-	-	$-	313,539	$(2,833)	-	-	-	(2,833)
Net income (loss)	$(11)						8,991	(23)	8,968
Balance, March 31, 2022	$1,676	61,691,054	$-	313,539	$(2,833)	$372,647	$15,820	$(714)	$384,920
See notes to unaudited condensed consolidated financial statements.

4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended March 31,
	2023	2022
	As Restated
Cash flows from operating activities
Net (loss) income	$(142,353)	$16,413
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation	11,799	9,384
Amortization expense	6,196	4,234
Goodwill and intangible asset impairment losses	137,929	-
Remeasurement of contingent consideration liabilities	(3,289)	155
Stock-based compensation expense	5,666	1,394
Provision for credit losses	405	45
Provision for inventory reserve	10,131	-
Net gain on interest rate swap agreements	(4,892)	(19,475)
(Benefit) provision for deferred income tax	(24,927)	(1,028)
(Gain) Loss on disposition of assets	(1,546)	388
Deferred gain on sale leaseback	-	(1,000)
Loss on extinguishment of debt	479	-
Deferred rent	-	285
Change in operating assets and liabilities (net of effect of business combinations):
Accounts receivable	742	(21,261)
Other receivables	3,144	376
Inventories	(16,637)	15,369
Prepaid expenses and other current assets	(11,655)	(2,232)
Other assets	602	(6,440)
Accounts payable	10,250	(8,106)
Accrued liabilities and other payables	15,102	8,207
Net change in lease assets and liabilities	(992)	-
Other	-	(836)
Net cash used in operating activities	(3,846)	(4,128)
Cash flows from investing activities
Proceeds from disposition of assets	19,707	105
Purchases of property, plant, and equipment	(11,318)	(15,723)
Acquisition of businesses	-	(74,268)
Net cash provided by (used in) investing activities	8,389	(89,886)
Cash flows from financing activities
Repurchase of common stock	-	(2,833)
Principal payments on line of credit	(136,358)	(67,210)
Proceeds from line of credit	111,863	126,591
Financing costs incurred from line of credit	(1,975)	-
Outstanding checks in excess of cash	(1,523)	2,900
Principal payments on debt	(73,195)	(13,178)
Proceeds from debt	74,640	-
Loan fees	(377)	-
Principal payments on finance leases	(205)	-
Distributions to noncontrolling interest	(66)	-
Repurchase of public warrants	(172)	-
Payments of minimum tax withholdings on stock-based payment awards	(976)	-
Payments on acquisition payable	(375)	(226)
Net cash (used in) provided by financing activities	(28,719)	46,044
Net change in cash, cash equivalents and restricted cash	(24,176)	(47,970)
Cash, cash equivalents and restricted cash, beginning of period	49,558	123,679
Cash, cash equivalents and restricted cash, end of period	$25,382	$75,709
Supplemental cash flow information
Cash paid during the period for:
Interest	$10,802	$9,508
Income taxes	$-	$22
Noncash investing and financing activities:
Contingent consideration in a business combination	$-	$8,460
Issuance of common stock in a business combination	$-	$10,521
Operating lease assets obtained in exchange for operating lease liabilities	$37,759	$-
Finance lease assets obtained in exchange for finance lease obligations	$67	$-
Accrued interest on term loan and line-of credit refinanced to principal	$1,726	$-
Line of credit refinanced as term debt	$9,646	$-
Term debt refinanced from a line of credit	$3,823	$-
Financing costs deducted from long-term debt proceeds	$474	$-
Financing costs deducted from line of credit proceeds	$532	$-

See notes to unaudited condensed consolidated financial statements.

5

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Basis of Presentation and Significant Accounting Policies (as restated)

Basis of Presentation

The condensed consolidated financial statements include the accounts of all majority-owned or controlled subsidiaries, and all significant intercompany transactions and amounts have been eliminated. The results of businesses acquired or disposed of are included in the condensed consolidated financial statements from the date of the acquisition or up to the date of disposal, respectively.

References to the "Company", "we," "our," "us," and similar pronouns in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (this "Form 10-Q") refer to Vintage Wine Estates, Inc., a Nevada corporation, and its majority owned subsidiaries or controlled subsidiaries unless the context requires otherwise.

Our fiscal year ends on June 30. References to fiscal 2023 and 2022 in these condensed consolidated financial statements are to the fiscal years ending or ended June 30, 2023 and June 30, 2022, respectively.

Our unaudited condensed consolidated financial statements have been prepared in accordance with the U.S. Securities and Exchange Commission ("SEC") instructions to Quarterly Reports on Form 10-Q and include the information and disclosures required by accounting principles generally accepted in the United States ("GAAP") for interim financial reporting.

Inflation and supply chain constraints, as well as the ongoing COVID-19 pandemic ("COVID-19"), continue to disrupt the U.S. and global economies and there remains uncertainty about the impact on the economy. We cannot estimate with any certainty the length or severity of the economic uncertainties or the related financial consequences on our business and operations, including whether and when historic economic and operating conditions will resume or the extent to which the disruption may impact our business, financial position, results of operations or cash flows.

Management expects economic uncertainties including inflation and supply chain constraints to continue to impact several areas of the business including sales, cost of goods, operating expenses and cash flows.

In the opinion of management, all adjustments necessary for a fair presentation of the unaudited condensed consolidated financial statements have been included in this Form 10-Q/A. Except as disclosed elsewhere in this Form 10-Q/A, all such adjustments are of a normal and recurring nature. In addition, financial results presented for this fiscal 2023 interim period are not necessarily indicative of the results that may be expected for the full fiscal year ending June 30, 2023 or any other future interim or annual period. These condensed consolidated financial statements are unaudited and accordingly, should be read in conjunction with the audited consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on October 13, 2023. The June 30, 2022 condensed consolidated balance sheet was derived from the audited consolidated financial statements as of that date.

Significant Accounting Policies

A description of the Company’s significant accounting policies is included in the audited financial statements within its Annual Report on Form 10-K for the fiscal year ended June 30, 2022. Except as noted below, there have been no material changes in the Company’s significant accounting policies during the nine months ended March 31, 2023.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the reported amounts in the condensed consolidated financial statements and accompanying notes. These estimates form the basis for judgments we make about the carrying values of assets and liabilities that are not readily apparent from other sources. We base our estimates and judgments on historical experience and on various other assumptions that we believe are reasonable under the circumstances. These estimates are based on management’s knowledge about current events and expectations about actions we may undertake in the future. Significant estimates include, but are not limited to depletion allowance, allowance for credit losses, the net realizable value of inventory, expected future cash flows including growth rates, discount rates, and other assumptions and estimates used to evaluate the recoverability of long-lived assets, estimated fair values of intangible assets in acquisitions, intangible assets and goodwill for impairment, amortization methods and periods, the estimated fair value of

6

long-term debt, the valuation of interest rate swaps, contingent consideration, common stock, stock-based compensation, accounting for income taxes and net assets held for sale. Actual results could differ materially from those estimates.

Restricted Cash

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheet that sums to the total of the same such amounts as shown in the condensed consolidated statement of cash flows:

	March 31, 2023	June 30, 2022
(in thousands)	As Restated
Cash and cash equivalents	$25,382	$44,758
Restricted cash	-	4,800
Total cash, cash equivalents and restricted cash as shown in the consolidated statement of cash flows	$25,382	$49,558

In connection with the amended and restated loan and security agreement (see Note 11), the Company entered into a Deposit Control Agreement which required $4.8 million of the total cash received to be placed into a restricted cash collateral account, subject to release upon the completion of certain construction work and certificates of occupancy associated with the Ray's Station production facility. In July 2022, the Deposit Control Agreement was terminated upon certification that the conditions to Ray's Station were satisfied.

Accounts Receivable and Allowance for Credit Losses

The Company adopted Accounting Standards Update ("ASU") ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326) and its related amendments as of July 1, 2022, see “Recently Adopted Accounting Pronouncements” below.

Accounts receivable are recorded at the invoiced amount. We consider an account past due on the first day following its due date. We monitor past due accounts periodically and establish appropriate reserves to cover expected losses, and consider historical experience, the current economic environment, customer credit ratings or bankruptcies and reasonable and supportable forecasts to develop our allowance for expected credit losses. We review these factors quarterly to determine if any adjustments are needed to the allowance. Account balances are written-off against the established allowance when we feel it is probable the receivable will not be recovered.

The provision for credit losses for the periods ended March 31, 2023 and June 30, 2022, was $0.8 million and $0.4 million, respectively. We do not accrue interest on past-due amounts. Bad debt expense was insignificant for all reporting periods presented.

Other receivables include insurance related receivables, income tax receivables and other miscellaneous receivables.

Disaggregation of Revenue

The following table summarizes revenue by geographic region:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
(in thousands)	As Restated		As Restated
United States	$64,287	$77,586	$219,474	$214,061
International	364	1,347	1,658	4,518
Total net revenue	$64,651	$78,933	$221,132	$218,579

The following table provides a disaggregation of revenue based on the pattern of revenue recognition:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
(in thousands)	As Restated		As Restated
Point in time	$53,178	$65,170	$187,381	$180,464
Over a period of time	11,473	13,763	33,751	38,115
Total net revenue	$64,651	$78,933	$221,132	$218,579

Concentrations of Risk

Financial instruments that potentially expose us to significant concentrations of credit risk consist primarily of cash and trade accounts receivable. We maintain the majority of our cash balances at multiple financial institutions that management believes are of high-credit quality and financially stable. At times, we have cash deposited with major financial institutions in excess of the Federal Deposit Insurance Corporation ("FDIC") insurance limits. At March 31, 2023 and June 30, 2022, we had $30.2 million and $49.0 million respectively, in major financial institutions in excess of FDIC insurance limits. We sell the majority of our wine through U.S. distributors and the direct-to-consumer channel. Receivables arising from these sales

7

are not collateralized. We attempt to limit our credit risk by performing ongoing credit evaluations of our customers and maintaining adequate allowances for potential credit losses.

The following table summarizes customer concentration of:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Revenue as a percent of total revenue
Customer A	22.9%	15.6%	20.0%	18.3%
Customer B	*	*	*	10.0%
Customer C	*	*	*	10.1%
Customer D	*	*	*	*

The following table summarizes customer concentration of:

	March 31, 2023	June 30, 2022
Receivables as a percent of total receivables
Customer A	44.7%	26.0%
Customer B	*	*
Customer C	*	*
Customer D	10.9%	*

* Customer revenue or receivables did not exceed 10% in the respective periods.

Revenue for sales from Customer A, Customer B, Customer D are included within the Wholesale and Business-to-Business segments and Customer C is included within the Business-to-Business segment.

Principal vs. Agent Considerations

As part of our revenue recognition process, we evaluate whether we are the principal or agent for the performance obligations in our contracts with customers. When we determine that we are the principal for a performance obligation, we recognize revenue for that performance obligation on a gross basis. When we determine that we are an agent for a performance obligation, we recognize revenue for that performance obligation net of the related costs. In determining whether we are the principal or the agent, we evaluate whether we have control of the goods or services before we transfer the goods or services to the customer by considering whether we are primarily obligated for transferring the goods or services to the customer, whether we have inventory risk for the goods or services before the goods or services are transferred to the customer, and whether we have latitude in establishing prices.

Inventories

Inventories of bulk and bottled wines, spirits, and ciders and inventories of non-wine products and bottling and packaging supplies are valued at the lower of cost using the FIFO method or net realizable value. Costs associated with winemaking, and other costs associated with the manufacturing of products for resale, are recorded as inventory. Net realizable value is the value of an asset that can be realized upon the sale of the asset, less a reasonable estimate of the costs associated with either the eventual sale or the disposal of the asset in question. Inventories are classified as current assets in accordance with recognized industry practice, although most wines and spirits are aged for periods longer than one year.

Leases

The Company adopted ASU 2016-02, Leases ("Topic 842") and its related amendments as of July 1, 2022, see “Recently Adopted Accounting Pronouncements” below. The Company has both operating leases and finance leases. The Company’s non-cancelable leases for winery facilities, vineyards, corporate and administrative offices, tasting rooms, and some equipment are classified as operating leases. The Company’s non-cancelable leases for certain equipment that include a bargain purchase option at the end of the lease term are classified as finance leases.

The Company recognizes a right of use (“ROU”) asset representing its right to use the underlying asset for the lease term on the condensed consolidated balance sheet and related lease liabilities representing its obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. Because the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate to determine the present value of the lease payments. The ROU asset also includes adjustments for lease incentives receivable, deferred rent and prepaid rent when applicable. The Company’s lease terms may include options to extend the lease when it is reasonably certain that the Company will exercise that option. The Company has made an accounting policy election not to recognize ROU assets and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less. However, the Company will recognize these lease payments in the condensed consolidated statements of operations and comprehensive income (loss) on a straight-line basis over the lease term and variable lease payments in the period in which the obligation is incurred.

8

Lease expense for operating leases is recognized on a straight-line basis over the lease term. For finance leases, the right-of-use asset is amortized to amortization expense and interest expense is recorded in connection with the lease liability. Payments under lease arrangements are primarily fixed, however, most lease agreements also contain some variable payments. Variable lease payments other than those that depend on an index or a rate are expensed as incurred and not included in the operating lease ROU assets and lease liabilities. These amounts primarily include payments for taxes, parking and common area expenses. See Note 10.

Assets Held for Sale

The Company classifies an asset group (‘asset’) as held for sale in the period that (i) it has approved and committed to a plan to sell the asset, (ii) the asset is available for immediate sale in its present condition, (iii) an active program to locate a buyer and other actions required to sell the asset have been initiated, (iv) the sale of the asset is probable and transfer of the asset is expected to qualify for recognition as a completed sale within one year (subject to certain events or circumstances), (v) the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value, and (vi) it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. The Company initially and subsequently measures a long-lived asset that is classified as held for sale at the lower of its carrying value or fair value less any costs to sell. Any loss resulting from this measurement is recognized in selling, general and administrative expenses in the period in which the held for sale criteria are met. Conversely, gains are generally not recognized on the sale of a long-lived asset until the date of sale. Upon designation as an asset held for sale, the Company stops recording depreciation or amortization expense on the asset. The Company assesses the fair value of assets held for sale less any costs to sell at each reporting period until the asset is no longer classified as held for sale.

Casualty Gains

In relation to various events related to weather and wildfires, the Company received insurance and litigation proceeds of $1.4 million during the nine months ended March 31, 2023.

Segment Information

We operate in three reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assessing performance. The Company’s chief operating decision maker (“CODM”), our Interim Chief Executive Officer, allocates resources and assesses performance based upon discrete financial information at the segment level.

Earnings Per Share

Basic net income (loss) per share is calculated by dividing the net income (loss) allocable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. For purposes of the calculation of diluted net income (loss) per share, stock options warrants to purchase common stock, and restricted stock units are considered potentially dilutive securities but are excluded from the calculation of diluted net income (loss) per share when their effect is antidilutive. As a result, in certain periods, diluted net loss per share is the same as the basic net loss per share for the periods presented.

The Company does not pay dividends or have participating shares outstanding.

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act.

Recently Adopted Accounting Pronouncements

In December 2022, the Financial Accounting Standards Board ("FASB") issued ASU 2022-06: Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, which defers the sunset date of ASU 2020-04: Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting from March 31, 2023 to December 31, 2024. ASU 2020-04 provides optional expedients and exceptions to applying the guidance on contract modifications, hedge accounting, and other transactions, to simplify the accounting for transitioning from the London Interbank Offered Rate, and other interbank offered rates expected to be discontinued, to alternative reference rates. After December 31, 2024, entities will no longer be permitted to apply the relief in Topic 848. The Company determined that adoption of this ASU will not have a material impact on our consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Codification 842 or "Topic 842", which supersedes the guidance in ASC 840, Leases. The new standard, as amended by subsequent ASUs on Topic 842 and recent extensions issued by the FASB in response to COVID-19, requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether the lease is effectively a financed purchase by the lessee. This classification determines whether lease expense is recognized based on an effective interest method or on a

9

straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of its classification. Leases with a term of 12 months or less are accounted for in the Company's consolidated statements of operations.

The Company adopted Topic 842 effective July 1, 2022 using the modified retrospective approach, whereby we recognized a transition adjustment at the effective date of Topic 842, rather than at the beginning of the earliest comparative period presented. Prior period information was not restated. In addition, the Company applied the package of transition practical expedients, which allows the Company to carryforward its population of existing leases, the classification of each lease and the treatment of initial direct costs as of the period of adoption. The Company did not elect the practical expedient related to hindsight analysis which allows a lessee to use hindsight in determining the lease term and in assessing impairment of the entity’s ROU assets.

The Company identified the population of real estate and equipment leases to which the guidance applies and implemented changes in its systems, procedures and controls relating to how lease information is obtained, processed and analyzed. In connection with the restatement, the Company has reclassified the deferred gain related to a previous sale and leaseback of $10.7 million related to retained earnings. Refer to Note 2. Further, the Company recognized $37.6 million in ROU assets that represent the Company's right to use the underlying assets for the lease term and $39.2 million in lease obligations that represent the Company's obligation to make lease payments arising from the lease. The ROU assets recognized upon adoption of Topic 842, included the reclassification of approximately $2.1 million of deferred rent and $0.4 million of prepaid rent. See Note 10.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to available-for-sale debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. These changes will result in more timely recognition of credit losses. 10

The Company adopted ASU No. 2016-13, as amended effective July 1, 2022. We consider historical experience, the current economic environment, customer credit ratings or bankruptcies, and reasonable and supportable forecasts to develop our allowance for credit losses. We review these factors quarterly to determine if any adjustments are needed to the allowance. This guidance did not have a material impact on our condensed consolidated financial statements.

Recently Issued Accounting Pronouncements

The recently issued accounting pronouncements are not expected to have an impact on the Company.

2. Restatement, Reclassification and Revision of Previously Issued Condensed Consolidated Financial Statements

The Company has restated its condensed consolidated statements as of and for the three and nine months ended March 31, 2023.

Errors were discovered during the course of management’s review of the Company’s financial statements in the process of closing the fiscal year ended June 30, 2023 and in conjunction with the year-end audit. The errors were primarily related to the reversal of revenue for the three months ended March 31, 2023 because control of bulk whiskey inventory for one sale did not transfer, the correction of an error related to the classification of assets as part of the historical purchase price allocations for certain business combinations, which impacted the loss on a partial disposition of Laetitia Vineyard and Wineries land and related vineyards that occurred during the three months ended December 31, 2022, and the treatment of a deferred gain as part of the implementation of ASC 842, Leases ("ASC 842"). In light of the restatement, the Company is also correcting and/or reclassifying certain immaterial out-of-period items and other adjustments in all periods presented, which include but are not limited to those related to the determination of the service period used in the recognition of stock-based compensation expense and classification of assets as part of the historical purchase price allocations for certain business combinations. Certain prior year amounts have been reclassified for consistency with the current year presentation. In addition, our beginning accumulated deficit increased by $0.7 million, net of a tax benefit of $0.3 million, as a consequence of the impact of those identified immaterial errors to periods prior to July 1, 2021.

Regarding our previously reported unaudited condensed consolidated balance sheet as of March 31, 2023, the following table presents a $4.7 million decrease to accounts receivable and a $1.2 million increase to inventory due to a reversal of revenue in the third quarter because the control of bulk whiskey inventory for one sale did not transfer and an adjustment of $10.7 million deferred gain arising from a prior-year sale leaseback transaction that should have been recognized as a cumulative-effect adjustment to retained earnings as part of the implementation of ASC 842, offset by previously recognized amortization for the nine months ended March 31, 2023 of $0.9 million.

In addition, the Company is adjusting for certain immaterial out-of-period items, reclassifications and other adjustments including but not limited to:

(i)
$6.6 million reclassification between cash and cash equivalents and accounts payable for classification of outstanding checks;
(ii)
$177.0 million reclassification between current and long-term maturities of long-term debt due to amended credit agreement;

10

(iii)
$3.1 million adjustment to additional paid-in capital and retained earnings due to overstatement of stock-based compensation expense arising from an incorrect service period used in expense recognition; and
(iv)
$8.9 million adjustment to accumulated deficit due to $1.1 million year to date change in net loss as well as prior year increase in accumulated deficit of $0.7 million, net of $0.3 million tax benefit, primarily due to a non-recurring adjustment for historical acquisitions of $1.6 million, offset by $0.9 million for adjustment to property, plant and equipment, net due to overstatement of depreciation expense.

CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	March 31, 2023
(in thousands)	As Previously Reported	Adjustments	As Revised
Assets
Current assets:
Cash and cash equivalents	$31,966	$(6,584)	$25,382
Accounts receivable, net	41,381	(4,659)	36,722
Inventories	199,268	(44)	199,224
Total current assets	301,322	(11,286)	290,036
Property, plant, and equipment, net	219,680	(188)	219,492
Intangible assets, net	45,438	(101)	45,337
Total assets	$638,021	$(11,575)	$626,446
Liabilities, redeemable noncontrolling interest, and stockholders' equity
Current liabilities:
Accounts payable	$28,785	$(6,585)	$22,200
Accrued liabilities and other payables	34,325	641	34,966
Current maturities of long-term debt	191,580	(176,946)	14,634
Total current liabilities	375,762	(182,890)	192,872
Long-term debt, less current maturities	-	176,946	176,946
Deferred tax liability	5,698	1,614	7,312
Deferred gain	10,116	(10,116)	-
Total liabilities	421,308	(14,446)	406,862
Redeemable noncontrolling interest	262	(1)	261
Stockholders' equity:
Additional paid-in capital	383,720	(3,103)	380,617
Accumulated Deficit	(140,601)	6,144	(134,457)
Total Vintage Wine Estates, Inc. stockholders' equity	217,085	3,041	220,126
Noncontrolling interests	(634)	(169)	(803)
Total stockholders' equity	216,451	2,872	219,323
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$638,021	$(11,575)	$626,446

11

Regarding the previously reported unaudited condensed consolidated statement of operations for the three and nine months ended March 31, 2023, the following table presents a $4.7 million adjustment to net revenue: nonwine and a $1.2 million adjustment to cost of revenue: nonwine as a reversal of revenue in the third quarter because the control of bulk whiskey inventory for one sale did not transfer, the correction of an error of $3.5 million related to the classification of assets as part of the historical purchase price allocations for certain business combinations, which increased the loss on a partial disposition of Laetitia Vineyard and Wineries land and related vineyards, and the impact of the restatement of $0.5 million amortization, adjusted through gain on sale leaseback, of a deferred gain of $10.7 million arising from a prior-year sale leaseback transaction that should have been recognized as a cumulative-effect adjustment to equity as part of the implementation of ASC 842.

In addition, the Company is adjusting for certain immaterial out-of-period items, reclassifications and other adjustments including but not limited to:

(i)
$1.2 million adjustment for the nine months ending March 31, 2023 to intangible assets due to impairment recognized in 2022;
(ii)
$2.0 million cumulative adjustment for the nine months ending March 31, 2023 to selling, general and administrative expense due to a non-recurring adjustment for historical acquisitions; and
(iii)
adjustments of $1.0 million and $1.3 million for the three and nine months ended March 31, 2023, respectively, to increase selling, general and administrative expense due to an understatement of stock-based compensation expense arising from an incorrect service period used in expense recognition.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended March 31, 2023			Nine Months Ended March 31, 2023
(in thousands, except share and per share amounts)	As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Net revenue
Wine, spirits and cider	$41,443	$(167)	$41,276	$146,160	$1,092	$147,252
Nonwine	28,035	(4,660)	23,375	78,540	(4,660)	73,880
Total net revenue	69,478	(4,827)	64,651	224,700	(3,568)	221,132
Cost of revenue
Wine, spirits and cider	37,829	(254)	37,575	108,499	(1,248)	107,251
Nonwine	15,303	(1,503)	13,800	46,524	(1,195)	45,329
Total cost of revenue	53,132	(1,757)	51,375	155,023	(2,443)	152,580
Gross profit	16,346	(3,070)	13,276	69,677	(1,125)	68,552
Selling, general, and administrative expenses	25,526	980	26,506	92,458	(2,364)	90,094
Intangible impairment losses	-	-	-	13,823	(1,180)	12,643
Gain on remeasurement of contingent liability	-	-	-	(2,648)	(641)	(3,289)
Gain on sale leaseback	(333)	333	-	(550)	550	-
Gain on sale of property, plant, and equipment	(5,977)	-	(5,977)	(5,625)	4,079	(1,546)
(Loss) from operations	(3,799)	(4,383)	(8,182)	(157,081)	(1,569)	(158,650)
Loss before provision for income taxes	(11,847)	(4,383)	(16,230)	(165,664)	(1,569)	(167,233)
Income tax (benefit) provision	(1,673)	(1,029)	(2,702)	(24,231)	(649)	(24,880)
Net loss	(10,174)	(3,354)	(13,528)	(141,433)	(920)	(142,353)
Net loss attributable to the noncontrolling interests	(14)	-	(14)	(1,403)	168	(1,235)
Net loss attributable to common stockholders	$(10,160)	$(3,354)	$(13,514)	$(140,030)	$(1,088)	$(141,118)
Net loss per share allocable to common stockholders
Basic	$(0.17)	$(0.06)	$(0.23)	$(2.37)	$(0.02)	$(2.39)
Diluted	$(0.17)	$(0.06)	$(0.23)	$(2.37)	$(0.02)	$(2.39)

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The following table presents the impact of the adjustments and reclassifications discussed above on the unaudited condensed consolidated cash flow statement for the nine months ending March 31, 2023:

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended March 31, 2023
(in thousands)	As Previously Reported	Adjustments	As Restated
Cash flows from operating activities
Net loss	$(141,433)	$(920)	$(142,353)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	11,409	390	11,799
Amortization expense
Goodwill and intangible asset impairment losses	139,108	(1,179)	137,929
Remeasurement of contingent consideration liabilities	(2,648)	(641)	(3,289)
Stock-based compensation expense	6,971	(1,305)	5,666
Provision for credit losses	677	(272)	405
Provision for inventory reserve	-	10,131	10,131
(Benefit) provision for deferred income tax	(24,281)	(646)	(24,927)
Gain on disposition of assets	(5,625)	4,079	(1,546)
Deferred gain on sale leaseback	(550)	550	-
Deferred rent	(2,079)	2,079	-
Change in operating assets and liabilities (net of effect of business combinations):
Accounts receivable	(3,866)	4,608	742
Inventories	(5,466)	(11,171)	(16,637)
Prepaid expenses and other current assets	(10,125)	(1,530)	(11,655)
Accounts payable	10,511	(261)	10,250
Accrued liabilities and other payables	16,934	(1,832)	15,102
Net change in lease assets and liabilities	1,087	(2,079)	(992)
Net cash used in operating activities	(3,846)	-	(3,846)
Cash flows from financing activities
Outstanding checks in excess of cash	4,327	(5,850)	(1,523)
Net cash used in financing activities	(22,869)	(5,850)	(28,719)
Net change in cash, cash equivalents and restricted cash	(18,326)	(5,850)	(24,176)
Cash, cash equivalents and restricted cash, beginning of period	50,292	(734)	49,558
Cash, cash equivalents and restricted cash, end of period	$31,966	(6,584)	$25,382
Supplemental cash flow information
Noncash investing and financing activities:
Increase in finance lease assets and liabilities upon adoption of ASC 842	$759	(692)	$67

Reclassifications and Revisions

Subsequent to the issuance of the Company's financial statements as of the year ended June 30, 2022, the Company discovered an error in its classification of purchase price for specific properties, which resulted in the Company overstating depreciable assets and the related depreciation expense for post-acquisition periods. Management has evaluated this misstatement, which understated property, plant and equipment, net and overstated inventories and the related cost of revenue, and concluded it was not material to prior periods, individually or in the aggregate. However, correcting the cumulative effect of the error in the current period would have had a material effect on the results of operations for such period. Therefore, the Company is revising the relevant prior period consolidated financial statements and related footnotes for this error and other immaterial out-of-period items for comparative purposes. The Company will also correct previously reported financial information for such immaterial errors in future filings, as applicable. Additionally, comparative prior period amounts in the applicable notes to the unaudited condensed consolidated financial statements have been revised, certain prior year amounts have been reclassified for consistency with the current year presentation, and our beginning accumulated deficit was increased by $0.7 million, net of a tax benefit of $0.3 million, as a consequence of the impact of those identified immaterial errors to periods prior to July 1, 2021.

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Regarding our previously reported consolidated balance sheet as of June 30, 2022, the following table presents the impact of certain immaterial out-of-period items, reclassifications and other adjustments including but not limited to:

(i)
$1.8 million reclassification from restricted cash to cash and cash equivalents as well as $0.7 million reclassification for outstanding checks between cash and cash equivalents and accounts payable;
(ii)
$1.9 million non-recurring adjustment to prepaid expenses and other current assets related to the formation of VWE Captive, LLC;
(iii)
$2.6 million adjustment to property, plant, and equipment, net due to an overstatement of depreciation expense arising from the incorrect classification of assets as part of historical purchase price allocations;
(iv)
$1.5 million reclassification between property, plant, and equipment and inventories related to specific spirits barrels;
(v)
$1.3 million adjustment to intangible assets, net due to impairment;
(vi)
$2.1 million non-recurring adjustment to accrued liabilities and other payables for historical acquisitions;
(vii)
$1.8 million adjustment to additional paid-in capital and retained earnings due to overstatement of stock-based compensation expense arising from an incorrect service period used in expense recognition; and
(viii)
$0.7 million adjustment to accumulated deficit due to a prior year accumulated deficit increase of $0.7 million, net of $0.3 million tax benefit, primarily due to a non-recurring adjustment for historical acquisitions of $1.6 million, offset by $0.9 million for adjustment to property, plant and equipment, net due to overstatement of depreciation expense.

CONSOLIDATED BALANCE SHEET

	June 30, 2022
(in thousands)	As Previously Reported	Adjustments	As Revised
Assets
Current assets:
Cash and cash equivalents	$43,692	$1,066	$44,758
Restricted cash	6,600	(1,800)	4,800
Accounts receivable, net	38,192	(323)	37,869
Inventories	192,102	820	192,922
Prepaid expenses and other current assets	13,394	(1,530)	11,864
Total current assets	300,723	(1,767)	298,956
Property, plant, and equipment, net	236,100	2,619	238,719
Intangible assets, net	64,377	(1,280)	63,097
Total assets	$765,895	$(428)	$765,467
Liabilities, redeemable noncontrolling interest, and stockholders' equity
Current liabilities:
Accounts payable	$13,947	$(474)	$13,473
Accrued liabilities and other payables	24,204	2,793	26,997
Total current liabilities	197,275	2,319	199,594
Other long-term liabilities	6,491	564	7,055
Deferred tax liability	29,979	(654)	29,325
Total liabilities	413,506	2,229	415,735
Redeemable noncontrolling interest	1,663	(169)	1,494
Stockholders' equity:
Additional paid-in capital	377,897	(1,798)	376,099
Accumulated deficit	(571)	(521)	(1,092)
Total Vintage Wine Estates, Inc. stockholders' equity	351,292	(2,319)	348,973
Noncontrolling interests	(566)	(169)	(735)
Total stockholders' equity	350,726	(2,488)	348,238
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$765,895	$(428)	$765,467

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The following table presents the impact of certain immaterial out-of-period items, reclassifications and other adjustments including but not limited to:

(i)
a cumulative $7.7 million adjustment due to an understatement of costs resulting from incorrect overhead absorption; and
(ii)
a cumulative $1.6 million adjustment to correct the beginning balance of the interest rate swap liability as of June 30, 2021.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended March 31, 2022			Nine Months Ended March 31, 2022
(in thousands, except share and per share amounts)	As Reported	Adjustments	As Revised	As Reported	Adjustments	As Revised
Net revenues
Wine, spirits and cider	$50,859	$-	$50,859	$157,292	$348	$157,640
Total revenues	78,933	-	78,933	218,231	348	218,579
Cost of revenues
Wine, spirits and cider	38,764	1,539	40,303	98,428	8,179	106,607
Nonwine	12,152	709	12,861	29,886	709	30,595
Total cost of revenues	50,916	2,248	53,164	128,314	8,888	137,202
Gross profit	28,017	(2,248)	25,769	89,917	(8,540)	81,377
Selling, general, and administrative expenses	24,952	(793)	24,159	66,724	(1,042)	65,682
Gain on remeasurement of contingent liability	-	-	-	-	155	155
Loss on sale of property, plant, and equipment	431	(119)	312	507	(119)	388
Income from operations	884	(1,336)	(452)	19,748	(7,534)	12,214
Other income (expense)
Net unrealized gain on interest rate swap agreements	4,553	10,003	14,556	8,582	10,893	19,475
Total other income (expense), net	2,781	10,003	12,784	(298)	10,893	10,595
Income before provision for income taxes	3,665	8,667	12,332	19,450	3,359	22,809
Income tax provision	958	2,417	3,375	5,412	984	6,396
Net income	2,707	6,250	8,957	14,038	2,375	16,413
Net loss attributable to the noncontrolling interests	(73)	39	(34)	(138)	64	(74)
Net income attributable to Vintage Wine Estates, Inc.	2,780	6,211	8,991	14,176	2,311	16,487
Net income allocable to common stockholders	$2,780	6,211	$8,991	$14,176	2,311	$16,487
Net earnings per share allocable to common stockholders
Basic	$0.05	0.10	$0.15	$0.23	0.04	$0.27
Diluted	$0.05	0.10	$0.15	$0.23	0.04	$0.27

The following table presents the impact of the adjustments and reclassifications discussed above on the unaudited condensed consolidated cash flow statement for the nine months ending March 31, 2022:

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended March 31, 2022
(in thousands)	As Reported	Adjustments	As Revised
Cash flows from operating activities
Net income	$14,038	$2,375	$16,413
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	14,095	(4,711)	9,384
Remeasurement of contingent consideration liabilities	-	155	155
Stock-based compensation expense	1,943	(549)	1,394
Net unrealized gain on interest rate swap agreements	(8,582)	(10,893)	(19,475)
(Benefit) provision for deferred income tax	888	(1,916)	(1,028)
Loss on disposition of assets	508	(120)	388
Change in operating assets and liabilities (net of effect of business combinations):
Inventories	4,244	11,125	15,369
Prepaid expenses and other current assets	(2,457)	225	(2,232)
Other assets	(6,215)	(225)	(6,440)
Accrued liabilities and other payables	2,836	5,371	8,207
Other	-	(836)	(836)
Net cash used in operating activities	(4,128)	0	(4,128)

3. Business Combinations

Meier's

On January 18, 2022, the Company acquired 100% of the capital stock in Meier's Wine Cellars, Inc., DBA Meier's Beverage Group, an Ohio company ("Meier's"). Meier's is a wholesale and business-to-business company that specializes in custom blending, contract storage, contract manufacturing, and private labeling for wine, beer, and spirits. Over the years, Meier's continued extending their winemaking skills by producing table wines, sparkling wines, dessert wines, vermouths and carbonated grape juice.

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The purchase price totaling $25.0 million was comprised of cash of $12.5 million and 1,229,443 shares of common stock with a value of $12.5 million.

The terms of the acquisition also provide for the possibility of additional contingent consideration of up to $10.0 million based on Meier's exceeding current EBITDA levels over each of the next three years. The earn out consideration will be paid in a combination of 50% cash and 50% stock. The common stock shares issued are also subject to the terms of the lock-up agreement.

The allocation of the consideration for the net assets acquired from the acquisition of Meier's were as follows:

(in thousands)
Sources of financing
Cash	$12,500
Shares of common stock	10,521
Contingent consideration	4,900
Settlement of pre-existing relationship	(125)
Fair value of consideration	27,796

Assets acquired:
Accounts receivable	3,669
Fixed assets	12,859
Inventory	4,280
Other assets	356
Trademarks	700
Customer relationships	6,400
Accounts payable and accrued expenses	(2,682)
Deferred tax liability	(6,033)
Total identifiable assets acquired	19,549

Goodwill	$8,247

The number of shares of common stock were valued based on the Closing Date share price, resulting in a fair value of $12.0 million, less a discount of $1.5 million due to lack of marketability for shares of common stock, resulting in the shares of common stock valued at $10.5 million.

The contingent consideration was fair valued using the Monte Carlo simulation model, resulting in fair value earnout payments of $4.9 million.

The Company valued the fair value of accounts receivable, other assets, accounts payable and accrued expenses and fixed assets at the acquisition date.

Inventory was comprised of finished goods, work in process and raw materials. The fair value of finished goods inventory and work in process inventory was derived using projected cost of goods sold as a percentage of net revenue. Raw materials inventory was valued at its book value.

The trade names and trademarks fair value was derived using the RFR. Key assumptions in valuing trade names and trademarks included (i) a royalty rate of 1.1% and (ii) discount rate of 27.0%.

Customer relationships fair value was derived using the MPEEM, utilizing a discount rate of 28.0%. Customer relationships were weighted 100.0% using the MPEEM model.

The results of operations of Meier's are included in the accompanying condensed consolidated statements of operations from the January 18, 2022 acquisition date.

Transaction costs incurred in the acquisition were insignificant.

Other Acquisitions

On February 14, 2022, the Company purchased certain intellectual property pertaining or related to a canned cannabis beverage brand. The Company purchased the intellectual property at a purchase price of $0.4 million. An executive officer of the Company has a related party relationship and serves as a member of the board of directors.

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4. Inventory (as restated)

Inventory consists of the following:

(in thousands)	March 31, 2023	June 30, 2022
	As Restated
Bulk wine, spirits and cider	$99,674	$88,978
Bottled wine, spirits and cider	78,650	86,785
Bottling and packaging supplies	19,448	16,328
Nonwine inventory	1,452	831
Total inventories	$199,224	$192,922

For the three months ended March 31, 2023 and 2022, the Company recognized costs related to reducing inventory to its net realizable value of $9.6 million and zero, respectively. For the nine months ended March 31, 2023 and 2022, the Company recognized costs related to reducing inventory to its net realizable value of $10.1 million and zero, respectively.

During the three months ended March 31, 2023, the Company recorded an inventory writedown of $10.1 million to mark down $6.8 million related to bulk wine, $3.1 million related to finished goods, and $0.2 million related to dry goods to the lower of cost or market following the Company's decision to discontinue certain product lines, reduce SKUs and help improve warehouse efficiencies.

For the nine months ended March 31, 2023 and fiscal year ended June 30, 2022, the Company's inventory balances are presented net of inventory reserves of $6.8 million and $2.2 million, respectively, for bulk wine, spirits and cider inventory, $4.5 million and $1.8 million, respectively, for bottled wine, spirits and cider inventory and $0.4 million and $0.4 million, respectively, for bottling and packaging supplies inventory.

5. Assets Held for Sale

During the period ended March 31, 2023, the Company had one asset group held for sale. The asset group relates to land and assumption of a land lease related to the Tamarack Cellars production facility. The Company intends to complete the sales of the assets within twelve months.

The carrying amounts of assets held for sale consists of the following:

(in thousands)	March 31, 2023
Tamarack Cellars property, plant and equipment held for sale	$1,168
Less accumulated depreciation and amortization	(621)
Total assets held for sale	$547

The cash flows related to held for sale assets have not been segregated, and remain included in the major classes of assets.

There were no assets classified as held for sale as of June 30, 2022.

During the three months ended March 31, 2023, the Company sold the Tenma Vineyard, which was held for sale as of December 31, 2022, for a sale price of $11 million. We recognized a gain on the sale of $6.1 million. This gain was recorded within loss (gain) on sale of property, plant, and equipment on the accompanying condensed consolidated statement of operations and comprehensive income.

On March 31, 2023, the Company sold certain Tamarack Cellars assets held for sale for a total selling price of $0.1 million.

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6. Property, Plant, and Equipment (as restated)

Property, plant, and equipment consists of the following:

	March 31, 2023	June 30, 2022
(in thousands)	As Restated
Buildings and improvements	$144,481	$139,223
Land	31,073	46,632
Machinery and equipment	80,894	77,676
Cooperage	9,644	10,165
Vineyards	10,623	12,860
Furniture and fixtures	1,767	1,754
	278,482	288,310
Less accumulated depreciation	(74,564)	(66,987)
	203,918	221,323
Construction in progress	15,574	17,396
	$219,492	$238,719

Depreciation expense related to property and equipment was $3.9 million for both the three months ended March 31, 2023 and 2022, respectively, and $11.8 million and $9.4 million for the nine months ended March 31, 2023 and 2022, respectively.

7. Goodwill and Intangible Assets (as restated)

Goodwill

The following is a rollforward of the Company's goodwill by segment:

	Wholesale	Direct-to-Consumer	Business-to-Business	Total
(in thousands)
Balance at June 30, 2022	$116,304	$29,666	$8,981	$154,951
Goodwill Impairment	$(116,304)	$-	$(8,981)	$(125,285)
Balance at March 31, 2023	$-	$29,666	$-	$29,666

Our reporting units are the same as our reportable segments. We test our reporting units for impairment annually, or more frequently if events or circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying amount. During the three months ended December 31, 2022, we identified a number of goodwill impairment indicators that led us to conclude that an impairment test on goodwill was required to determine if the fair values of certain reporting units were below their carrying values. Most notably, revenue and earnings before income tax depreciation and amortization (EBITDA) for the second quarter (a historically strong quarter given the seasonal impact of holiday sales) fell short of projections. Additionally, we experienced increases in operational costs associated with higher cost of wine, freight and other supply chain items consistent with trends in the current economic environment. Both of these factors had a negative impact on our overall financial performance and led us to experience declining cash flows when compared to earlier quarter projections. Along with the continued market fluctuations, the Company's stock price continued to consistently decline during our second quarter of fiscal 2023.

Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions, estimates, and market factors. Estimating the fair value of individual reporting units requires us to make assumptions and estimates regarding our future plans, as well as industry, economic, and regulatory conditions. These assumptions and estimates include estimated future annual net cash flows, income tax rates, discount rates, growth rates, and other market factors. If current expectations of future growth rates and margins are not met, if market factors outside of our control, such as discount rates, change, or if management’s expectations or plans otherwise change, then one or more of our reporting units might become impaired in the future.

We utilized the discounted cash flow method under the income approach and the Guideline Public Company Method (GPCM) under the market approach to estimate the fair value of our reporting units. Some of the more significant assumptions inherent in estimating the fair values under the income approach include the estimated future annual net cash flows for each reporting unit (including net sales, cost of revenue, selling, general and administrative expense updated as of the end of the second quarter, depreciation and amortization, working capital, and capital expenditures), estimated growth rates, income tax rates, long-term growth rates, and a discount rate that appropriately reflects the risks inherent in each future cash

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flow stream. Under the GPCM approach, the significant assumptions include the consideration of stock price and financial metrics from guideline companies.

As a result of our interim impairment test, we determined that the fair values of the Wholesale and Business-to-Business reporting units were less than their respective carrying amounts. We recognized a total impairment charge of $125.3 million as of and for the three months ended December 31, 2022, which consists of $116.3 million for Wholesale and $9.0 million for Business-to-Business and is included in goodwill impairment losses in the condensed consolidated statements of operations.

Intangible Assets

The following tables summarize other intangible assets by class:

	March 31, 2023
	Gross Intangible	Accumulated Amortization	Accumulated Impairment Losses	Net Intangible	Weighted Average Remaining Amortization Period (in years)
(in thousands)	As Restated		As Restated	As Restated
Indefinite-life intangibles
Trade names and trademarks	$28,922	$-	$(12,643)	$16,279	N/A
Winery use permits	6,750	-	-	6,750	N/A
Total Indefinite-life intangibles	35,672	-	(12,643)	23,029

Definite-life intangibles
Customer and Sommelier relationships	30,700	(9,727)	-	20,973	3.8
Trade names and trademarks	1,900	(565)	-	1,335	3.2
Total definite-life intangibles	32,600	(10,292)	-	22,308
Total other intangible assets	$68,272	$(10,292)	$(12,643)	$45,337

	June 30, 2022
(in thousands)	Gross Intangible	Accumulated Amortization	Accumulated Impairment Losses	Net Intangible	Weighted Average Remaining Amortization Period (in years)
Indefinite-life intangibles
Trade names and trademarks	$30,203	$-	$(1,281)	$28,922	N/A
Winery use permits	6,750	-	-	6,750	N/A
Total Indefinite-life intangibles	36,953	-	(1,281)	35,672

Definite-life intangibles
Customer and Sommelier relationships	30,700	(4,922)	-	25,778	4.4
Trade names and trademarks	1,900	(253)	-	1,647	3.5
Total definite-life intangibles	32,600	(5,175)	-	27,425
Total other intangible assets	$69,553	$(5,175)	$(1,281)	$63,097

Our indefinite-lived intangible asset balance consists of trade names, trademarks and winery use permits, which had and aggregate carrying amount of $23.0 million as of March 31, 2023. We test our trade names, trademarks, and winery use permits for impairment annually, or more frequently if events or circumstances indicate it is more likely than not that the fair value of a trade name, trademark or winery use permit is less than its carrying amount. As noted above in the goodwill section, there were events and circumstances which occurred during the second quarter ending December 31, 2022 that indicated that it was more likely than not that the fair values of certain of our trademarks may be below their carrying amounts. As such, we performed a quantitative impairment test on our indefinite-lived intangibles.

We evaluated the Company's winery use permits and determined that there was no evidence as of December 31, 2022 to suggest that any of the permits associated with the land and facilities of a given property had been compromised or no longer held the value assigned on the date of the

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acquisition. The value of the winery use permits is based off of the various ways the winery property can be used in the Company’s operations and is therefore not solely dependent on the value of the trade name and forecasted sales of the wine currently produced on that particular property.

We utilized the relief from royalty method under the income approach to estimate the fair value of our trade names and trademarks. Some of the more significant assumptions inherent in estimating the fair values include the estimated future annual net sales for each trademark and trade name, royalty rates (as a percentage of net sales that would hypothetically be charged by a licensor of the brand to an unrelated licensee), income tax considerations, long-term growth rates, and a discount rate that reflects the level of risk associated with the future cost savings attributable to the trade name or trademark. Based on the analysis performed, it was determined that the Company had a trade names and trademark impairment charge totaling $12.6 million, which consisted of $10.4 million related to Wholesale, $2.1 million related to Direct-to-Consumer, and $0.1 million related to Business-to-Business segments. In addition, a $1.3 million impairment loss was recognized in fiscal 2022. The total impairment loss of $13.9 million consists primarily of $4.1 million and $3.7 million related to the certain trademarks, respectively. The impairment loss arose due to a continued decline in certain trademark volumes and a lower royalty rate use for assessing certain trademarks given management's expectations. The impairment loss is included in intangible asset impairment losses in the condensed consolidated statements of operations.

The range of discount rates, long-term growth rates, EBITDA multiples and royalty rates we used to estimate the fair values of our reporting units (in relation to our goodwill impairment testing) and trademarks as of the December 31, 2022 impairment testing date for each reporting unit or trademark, were as follows:

	Discount Rate		Long-Term Growth Rate		EBITDA Multiple		Royalty Rate
	Min	Max	Min	Max	Min	Max	Min	Max
Reporting units	13.5%	14.0%	3.0%	5.0%	14.5x	16x
Trademarks	15.0%	15.0%	3.0%	5.0%			1.5%	2.0%

Amortization expense of definite-life intangibles was $1.7 million and $1.7 million for the three months ended March 31, 2023 and 2022, respectively, and $5.1 million and $3.3 million for the nine months ended March 31, 2023 and 2022, respectively.

As of March 31, 2023, estimated future amortization expense for definite-lived assets is as follows:

(in thousands)
2023 remaining	$1,705
2024	6,811
2025	5,292
2026	4,527
2027	3,179
Thereafter	794
Total estimated amortization expense	$22,308

8. Accrued Liabilities (as restated)

The major classes of accrued liabilities are summarized as follows:

	March 31, 2023	June 30, 2022
(in thousands)	As Restated
Accrued purchases	$12,499	$6,728
Accrued employee compensation	7,703	5,580
Other accrued expenses	5,888	8,867
Non related party accrued interest expense	623	429
Contingent consideration	3,979	2,710
Unearned Income	1,975	642
Captive insurance liabilities	2,299	2,041
Total Accrued liabilities and other payables	$34,966	$26,997

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9. Fair Value Measurements (as restated)

The following tables present assets and liabilities measured at fair value on a recurring basis:

	March 31, 2023
(in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$9,805	$-	$-	$9,805
Interest rate swaps (1)	-	7,539	-	7,539
Total	$9,805	$7,539	$-	$17,344

Liabilities:
Contingent consideration liabilities (2)	$-	$-	$5,492	$5,492
Total	$-	$-	$5,492	$5,492

	June 30, 2022
(in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$36,616	$-	$-	$36,616
Interest rate swaps (1)	-	9,157	-	9,157
Total	$36,616	$9,157	$-	$45,773

Liabilities:
Contingent consideration liabilities (2)	$-	$-	$9,156	$9,156
Total	$-	$-	$9,156	$9,156

(1) The fair value of interest rate swaps is estimated using a discounted cash flow analysis that considers the expected future cash flows of each interest rate swap. This analysis reflects the contractual terms of the interest rate swap, including the remaining period to maturity, and uses market-corroborated Level 2 inputs, including forward interest rate curves and implied interest rate volatilities. The fair value of an interest rate swap is estimated by discounting future fixed cash payments against the discounted expected variable cash receipts. The variable cash receipts are estimated based on an expectation of future interest rates derived from forward interest rate curves. The fair value of an interest rate swap also incorporates credit valuation adjustments to reflect the non-performance risk of the Company and the respective counterparty.

(2) We assess the fair value of contingent consideration to be settled in cash related to acquisitions using probability weighted models for the various contractual earn-outs. These are Level 3 measurements. Significant unobservable inputs used in the estimated fair values of these contingent consideration liabilities include probabilities of achieving customer related performance targets, specified sales milestones, consulting milestones, changes in unresolved claims, projected revenue or changes in discount rates.

On March 13, 2023, the Company entered into a termination agreement to terminate two interest rate swap agreements with notional amounts of $50,000,000 and $75,000,000. As part of the termination, the Company realized a gain of $6.3 million that is included in net (loss) gain on interest rate swap agreements in the condensed consolidated statement of operations and comprehensive income (loss). The remaining balance included in this account represents the net unrealized gain (loss) on interest rate swaps.

The following table provides a reconciliation of liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

Contingent Consideration
(in thousands)	As Restated
Balance at June 30, 2022	$9,156
Acquisitions	-
Payments	(375)
Change in fair value	(3,289)
Balance at March 31, 2023	5,492
Less: current portion	(3,979)
Long term portion	$1,513

The current and long-term portion of contingent consideration is included within the accrued liabilities and other payables and other long-term liabilities, respectively, in the condensed consolidated balance sheets.

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Our non-financial assets, such as goodwill, indefinite-lived intangible assets and long-lived assets are adjusted to fair value when an impairment charge is recognized. Such fair value measurements are based predominately on Level 3 inputs.

10. Leases (as restated)

Leases Under ASC 842

We have lease agreements for certain winery facilities, vineyards, corporate and administrative offices, tasting rooms, and equipment under long-term non-cancelable leases. We determine if an arrangement is a lease at inception by evaluating whether the arrangement conveys the right to use an identified asset and whether we obtain substantially all of the economic benefits from and have the ability to direct the use of the asset. Our lease agreements generally do not contain any material residual value guarantees or material restrictive covenants.

Beginning July 1, 2022, operating leases are included in operating lease right-of-use assets, current operating lease liabilities and long-term operating lease liabilities in our condensed consolidated balance sheet. Operating lease right-of-use assets and corresponding operating lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Operating lease expense for operating lease assets is recognized on a straight-line basis over the lease term. As most of our leases do not provide an implicit rate, we use our collateralized incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. We use the implicit rate if it is readily determinable.

In connection with the restatement, the Company has reclassified the deferred gain related to a previous sale and leaseback of $7.8 million, net of taxes of $2.9 million, to retained earnings. As part of the financial statement revision, the Company capitalized a machinery and equipment lease during the quarter ended December 31, 2021 of $0.7 million. See Note 2.

Finance leases are included in finance lease right-of-use assets, current finance lease liabilities and long-term finance lease liabilities in our condensed consolidated balance sheet.

Our lease agreements include leases that contain lease components and non-lease components. For all asset classes, we have elected to account for both of these provisions as a single lease component.

We also have elected to apply a practical expedient for short-term leases whereby we do not recognize a lease liability and right-of-use asset for leases with a term of 12 months or less. In addition, we elected the package of transition practical expedients permitted under the transition guidance, which allows the Company to carry forward our leases without reassessing, whether any contracts are leases or contain leases, lease classification and initial direct costs.

Our leases have remaining lease terms from less than one year to 10 years. Our lease terms may include options to extend or terminate the lease when it is reasonably certain and there is significant economic incentive to exercise that option.

Beginning fiscal 2022, we no longer had related party lease agreements.

The following table summarizes the components of lease expense:

	Three Months Ended	Nine Months Ended
(in thousands)	March 31, 2023	March 31, 2023
Operating lease expense	$1,807	$5,365

Finance lease expense
Amortization of right-of-use assets	66	205
Interest on lease liabilities	8	25
Total finance lease expense	74	230
Variable lease expense	200	677
Short-term lease expense	28	98
Total lease expense	$2,109	$6,370

22

The following table summarizes supplemental balance sheet items related to leases:

(in thousands)	March 31, 2023
Operating Leases
Operating lease right-of-use assets	$32,971

Current portion of operating lease liabilities	6,357
Long-term operating lease liabilities	27,695
Total operating lease liabilities	34,052

Finance Leases
Finance lease right-of-use assets	624

Current portion of finance lease liabilities	286
Long-term finance lease liabilities	344
Total finance lease liabilities	$630

The following table summarizes the weighted-average remaining lease term and discount rate:

Weighted-average remaining lease term (in years)
Operating leases	6.2
Finance leases	2.5

Weighted-average discount rate
Operating leases	5.0%
Finance leases	5.0%

The minimum annual payments under our lease agreements as of March 31, 2023 are as follows:

(in thousands)	Operating Leases	Finance Leases
Remaining fiscal 2023	$1,326	$78
2024	6,943	309
2025	6,538	180
2026	6,512	96
2027	6,158	6
2028 and thereafter	12,122	-
Total lease payments	39,599	669
Less imputed interest	(5,547)	(39)
Present value of lease liabilities	34,052	630
Current portion of lease liabilities	(6,357)	(286)
Total long term lease liabilities	$27,695	$344

Note - Table excludes obligations for leases with original terms of 12 months or less which have not been recognized as ROU assets or liabilities in our condensed consolidated balance sheets.

On December 15, 2022, we closed on a purchase and sale agreement to sell a portion of Laetitia Vineyard and Winery’s land and related vineyards to a third-party buyer for $8.7 million. Concurrent with the finalization of the sale, we entered into a lease agreement to lease back from the third-party buyer certain of the vineyards blocks sold. The rent, payable annually, on this two-year operating lease was deemed to be below market. Therefore, we recorded an off-market adjustment of $0.3 million which increased the initial measurement of the ROU asset for this lease and reduced the loss recognized on this sale.

On March 31, 2023, the Company entered into a lease agreement with a third-party to lease a building beginning on April 1, 2023 for an initial term of 4 years at a monthly rate of $7,500 for the first year to be increased by 3% each year. Concurrently with the lease, the Company sold certain equipment held at the leased premises for total consideration of $109 thousand.

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11. Long-Term and Other Short-Term Obligations (as restated)

The following table summarizes long-term and other short-term obligations:

(in thousands)	March 31, 2023	June 30, 2022
Note to a bank with interest at LIBOR (1.76%) at September 30, 2022 plus 1.75%; payable in quarterly installments of $1,180 principal with applicable interest; secured by specific assets of the Company. Extinguished and refinanced in December 2022.	-	76,792

Note to a bank with one month interest at SOFR (4.87%) at March 31, 2023 plus 2.35%; payable in quarterly installments of $1,454 principal with applicable interest; matures in December 2027; secured by specific assets of the Company.	143,986	-

Capital expenditures borrowings payable at LIBOR (0.50%) at September 30, 2022 plus 1.75%, payable in quarterly installments of $1,077 at September 30, 2022. Extinguished and refinanced in December 2022.	-	40,776

Capital expenditures borrowings payable at SOFR (4.87%) at March 31, 2023 plus 2.35%, payable in quarterly installments of $801 with draw expiring June 2027.	13,564	-

Equipment Term Loan payable at SOFR (4.87%) at March 31, 2023 plus 2.35%, payable in quarterly installments of $250 with draw expiring December 2026.	3,682	-

Note to a bank with interest fixed at 3.6%, payable in monthly installments of $60 principal with applicable interest; matures in April 2023.	60	593

Note to a bank with interest fixed at 2.75%, payable in monthly installments of $61 principal with applicable interest; matures in March 2024.	719	1,246

Note to a bank with interest fixed at 7.50%, payable in monthly installments of $61 principal with applicable interest; matures in April 2026.	1,972	-

Delayed Draw Term Loan ("DDTL") with interest at LIBOR (2.32%) at September 2022 plus 1.75%, payable in quarterly installments of $1,260 starting March 2022. Extinguished and refinanced in December 2022.	-	65,882

Delayed Draw Term Loan ("DDTL") with interest at SOFR (4.87%) at March 31, 2023 plus 2.35%, payable in quarterly installments of $818. Matures in December 2027.	29,000	-

Note to a bank with interest fixed at 11.84%, payable in monthly installments of $1 principal with applicable interest; matures in April 2029.	49	-
	193,032	185,289
Less current maturities	(14,634)	(14,909)
Less unamortized deferred financing costs	(1,452)	(1,285)
	$176,946	$169,095

Line of Credit

In April 2021, we entered into an amended and restated loan and security agreement (the “Amended and Restated Loan and Security Agreement”) to increase the credit facility to $480.0 million consisting of an accounts receivable and inventory revolving facility up to $230.0 million, a term loan in a principal amount of up to $100.0 million, a capital expenditures facility in an aggregate principal of up to $50.0 million, and a delay draw term loan facility up to an aggregate of $100.0 million which was limited to an aggregate of $55.0 million.

On November 8, 2022, we amended the amended and restated loan and security agreement to revise a definition used in a financial covenant under the agreement for the debt covenant calculation as of September 30, 2022 and subsequent periods.

On December 13, 2022, we entered into a second amended and restated loan and security agreement (the “Second A&R Loan and Security Agreement”), which further amended and restated the Amended and Restated Loan and Security Agreement and provides credit facilities totaling up to $458.4 million. The credit facilities under the Second A&R Loan and Security Agreement consist of: (i) a term loan facility in the principal amount of approximately $156.5 million (the “Term Loan Facility”), (ii) an accounts receivable and inventory revolving facility in the principal amount of

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approximately $229.7 million with a letter of credit sub-facility in the aggregate availability amount of $20.0 million (the “Revolving Facility”), (iii) an equipment loan facility in the principal amount of approximately $4.2 million (the “Equipment Loan”), (iv) a capital expenditure facility in the principal amount of approximately $15.2 million (the “Capex Facility”) and (v) a delayed draw term loan facility in the principal amount of approximately $52.9 million (amounts are available to be drawn through December 13, 2023) (the “DDTL Facility”, and, together with the Term Loan Facility, the Revolving Facility, the Equipment Loan and the Capex Facility, the “Credit Facilities”).

Concurrent with the closing of the Second A&R Loan and Security Agreement, we executed a draw of approximately $154.6 million on the Term Loan Facility, $125.0 million on the Revolving Facility, $4.2 million on the Equipment Loan, $15.2 million on the Capex Facility and $30.6 million on the DDTL Facility. The proceeds from the loan were used to, among other things, pay down outstanding amounts of under the Company’s existing credit facilities including the Amended and Restated Loan and Security Agreement.

The Term Loan Facility matures on December 13, 2027, and the Second A&R Loan and Security Agreement extends the maturities of the other credit facilities as follows: (i) the Revolving Facility matures on December 13, 2027, (ii) the Equipment Loan matures on December 31, 2026, (iii) the Capex Facility matures on June 30, 2027 and (iv) the DDTL Facility matures on December 13, 2027. The refinancing of the Second A&R Loan and Security Agreement was evaluated in accordance with ASC 470-50, Modifications and Extinguishments on a lender-by-lender basis. Certain lenders did not participate in the refinancing and the repayment of their related outstanding debt balances has been accounted for as an extinguishment of debt. Proceeds of borrowings from new lenders were accounted for as a new debt financing. The Company recorded a loss on extinguishment of debt of $0.5 million in the accompanying consolidated statement of operations and comprehensive income. For the remainder of the lenders, this transaction was accounted for as a modification because the difference between present value of the cash flows under the terms of the modified agreement (the Second A&R Loan and Security Agreement) and the present value of the cash flows under terms of the original agreement was less than 10% on a lender-by-lender basis.

As part of the refinancing of the Term Loan Facility, the Company incurred various costs of $2.3 million, including a $0.5 million original issue discount and $1.9 million in third-party debt issuance costs.

As part of the refinancing of the Revolving Facility, the Company incurred various costs of $2.6 million, including a $0.5 million original issue discount and $2.1 million in third-party debt issuance costs.

Regularly scheduled principal repayments of the Credit Facilities (other than the Revolving Facility) are payable on a quarterly basis as follows: (i) with respect to the Term Loan Facility, an amount equal to the original principal amount of the Term Loan Facility multiplied by 1/100th, (ii) with respect to the Equipment Loan, an amount equal to $0.2 million, (iii) with respect to the Capex Facility, an amount equal to $0.8 million, and (iv) with respect to the DDTL Facility, an amount equal to the original principal amount of the DDTL Facility multiplied by 1/28th with respect to delayed draw term loans used to purchase equipment and 1/100th with respect to delayed draw term loans used to purchase real estate. Repayment of the Revolving Facility is required if the borrowing base (as defined in the Second A&R Loan and Security Agreement) does not support the amount of borrowing under the Revolving Facility. Any unpaid principal, interest and other amounts owing with respect to any Credit Facility is due at maturity of such Credit Facility.

Borrowings under the Credit Facilities bear interest at a rate per annum equal to, at the Company’s option, either (a) a Term Secured Overnight Financing rate “SOFR” for the applicable interest period relevant to such borrowing, plus a market-determined credit spread adjustment depending on such interest period (0.10% for one-month; 0.15% for three-months; and 0.25% for six-months), plus an applicable margin (2.25% for the Credit Facilities other than the Revolving Facility; for the Revolving Facility the applicable margin is based on a range of 1.50%-2.00% depending on average borrowing availability under the Credit Facilities) or (b) an Adjusted Base Rate, or ABR, determined by reference to the highest of (i) Federal Funds Rate plus 0.50%, (ii) the rate of interest established by the lender acting as the administrative agent as its “prime rate” and (iii) the Term SOFR for a one-month term in effect on that day plus 1.0% plus a market-determined credit spread adjustment of 0.10%, plus, in each case, an applicable margin (1.25% for the Credit Facilities other than the Revolving Facility; depending on average availability for the Revolving Facility, with the initial applicable margin for the Revolving Facility being 1.00%). The Company is currently in the process of amending our interest rate swap agreements to conform with the Credit Facilities. We do not expect the impact of these amendments to have a material impact on the Credit Facilities' interest rates.

In addition, the Second A&R Loan and Security Agreement and related loan documents provide for recurring fees with respect to the Credit Facilities, including (i) a fee for the unused commitments of the lenders under the Term Loan Facility, the Revolving Facility and the DDTL Facility, payable quarterly, accruing at a rate equal to 0.25% per annum with respect to the Term Loan Facility and the DDTL Facility and a rate within the range of 0.15%-0.20% per annum with respect to the Revolving Facility depending on average availability under the Revolving Facility (ii) letter of credit fees (which vary depending on the applicable margin rate based on the average availability under the Revolving Facility), fronting fees and processing fees to each issuing bank and (iii) administration fees.

The Credit Facilities are secured by substantially all of the assets of the Company.

Additionally, the Second A&R Loan and Security Agreement includes customary representations and warranties, affirmative and negative covenants, financial covenants and certain other amendments, including, without limitation, (i) a minimum fixed charge coverage ratio (based on trailing twelve-month EBITDA adjusted for capital expenditures, taxes and certain other items) of 1.10:1.00 measured on a rolling four quarter basis provided that the minimum capital expenditure amount for purposes of calculating the fixed charge coverage ratio will increase by $175.0 thousand per quarter

25

until it reaches $1.5 million, (ii) the addition of a maximum debt to capitalization ratio covenant, initially set at 0.60:1.00 for each quarter until December 31, 2023 and stepping down to 0.575:1.00 for each quarter until March 31, 2024 and 0.55:1.00 for each quarter until December 31, 2024 and thereafter, (iii) certain new EBITDA addbacks (and one historical EBITDA deduction in the amount of approximately $1.4 million for the quarter ended September 30, 2022) and (iv) certain amendments to the conditions for permitted acquisitions and accordion increases.

The effective interest rate under the revolving facility was 6.7% and 3.1% as of March 31, 2023 and 2022, respectively. The Company had availability under the line of credit as of March 31, 2023 and June 30, 2022, respectively.

On February 13, 2023, we amended the Second A&R Loan and Security Agreement to revise the deadline for submitting our December 31, 2022 consolidated financial statements to 90 days after the period end.

On March 31, 2023, we amended the Second A&R Loan and Security Agreement to revise the deadline for submitting our December 31, 2022 consolidated financial statements to 120 days after the period end.

On May 9, 2023, we amended the Second A&R Loan and Security Agreement to revise the definition and calculation of certain financial covenants as of March 31, 2023. The amendment revised the definition of Adjusted EBITDA (as defined in the Second A&R Loan and Security Agreement) as utilized in the fixed charge coverage ratio calculation to allow certain addbacks to Adjusted EBITDA. Due to the amendment, at March 31, 2023, the Company believes it is in compliance with the covenants contained in the Second A&R Loan and Security Agreement.

On October 12, 2023, the Company entered into a fourth amendment to the Second Amended and Restated Loan and Security Agreement (the “Fourth Amendment”) by and among the Company, the Borrowers, the Lenders party thereto, and Agent. The Fourth Amendment, among other things: (i) waives certain existing events of default relating to the Company’s failure to comply with the financial covenants and financial reporting requirements set forth in the Credit Agreement for prior fiscal periods; (ii) reduces the aggregate revolving commitment and the aggregate delayed draw term loan commitment to $200,000,000 and $38,100,000, respectively; (iii) replaces the maximum debt to capitalization financial covenant with a minimum adjusted EBITDA financial covenant of not less than (1) $4,000,000 for the fiscal quarter ending September 30, 2023, (2) $17,000,000 for the two fiscal quarter period ending December 31, 2023, (3) $27,000,000 for the three fiscal quarter period ending March 31, 2024, (4) $34,000,000 for the four fiscal quarter period ending June 30, 2024, and (5) $35,000,000 for each four fiscal quarter period ending thereafter; (iv) adds a minimum liquidity covenant of $25,000,000 (or, for fiscal quarters ending in December, $15,000,000), which applies only for the fiscal quarters ending September 30, 2023 through and including December 31, 2024 (the “Covenant Modification Period”); (v) suspends the minimum fixed charge coverage ratio covenant for the fiscal quarters ending September 30, 2023 through and including June 30, 2024 and provides for a step-down of the minimum fixed charge coverage ratio to 1.00:1.00 for the remainder of the Covenant Modification Period; (vi) adds an equity cure right for the Company in the event of future breaches of the financial covenants; (vii) reduces revolver availability by (1) $15,000,000 during the months of February through September of each year and (2) $10,000,000 during the months of October through January of each year; (viii) suspends the exercise of incremental facilities during the Covenant Modification Period; (ix) restricts all permitted acquisitions during the term of the credit facilities, unless previously approved by the required Lenders; (x) increases in the applicable margin for all credit facilities to 3.00% for SOFR Loans and 2.00% for ABR Loans, which margins will step-up further if certain prepayments of the Term Loans are not made by certain dates prescribed in the Amendment; (xi) adds additional mandatory prepayments of (1) $10,000,000 by no later than March 31, 2024, (2) an additional $10,000,000 by no later than June 30, 2024 and (3) an additional $25,000,000 by no later than December 31, 2024; (xii) adds additional mandatory prepayments in the event that the Borrowers maintain a cash balance in excess of $20,000,000; (xiii) permits additional sales of certain real property with an aggregate appraised value of approximately $60,000,000, in addition to related personal property assets; and (xiv) adds certain additional reporting requirements to Agent and the Lenders.

As a result, as of the date hereof, the Company has received a waiver for certain events of default and is in compliance with its covenants contained in the Second A&R Loan and Security Agreement.

Maturities of Long-Term and Other Short-Term Borrowings

Maturities of long-term and other short-term borrowings for succeeding years are as follows:

Remaining 2023	$3,660
2024	14,456
2025	13,963
2026	13,892
2027	12,680
Thereafter	134,381
$193,032

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12. Stockholders' Equity (as restated)

Common Stock

We had reserved shares of stock, on an as-if converted basis, for issuance as follows:

	March 31, 2023	June 30, 2022
Warrants	25,646,453	25,818,247
Earnout shares	5,726,864	5,726,864
Total	31,373,317	31,545,111

Warrants

At March 31, 2023, there were 25,646,453 warrants outstanding to purchase shares of the Company's common stock at a price of $11.50 per whole share. The 25,646,453 warrants are made up of 18,000,000 Public Warrants (the "Public Warrants") and 8,000,000 Private Warrants (the "Private Warrants") less 353,547 warrants that have been repurchased as part of our share repurchase plan.

The Public Warrants are exercisable commencing on August 11, 2021 and expire five years after the commencement date. The Company may accelerate the expiry date by providing 30 days’ prior written notice, if and only if, the closing price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period. The public warrant holder’s right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of acceleration of the expiry date.

At March 31, 2023, there were 8,000,000 purchased warrants at a price of $1.00 per Private Warrant, with each Private Warrant exercisable commencing on August 11, 2021 for one common share at an exercise price of $11.50, subject to anti-dilution adjustments. The Private Warrants expire five years after the commencement date.

Earnout Shares

In connection with the closing of the business combination between Bespoke Capital Acquisition Corp. and Vintage Wine Estates, Inc., a California corporation (“VWE Legacy”) pursuant to a transaction agreement dated February 3, 2021, as amended, certain shareholders of shareholders of VWE Legacy are entitled to receive up to an additional 5,726,864 shares of the Company’s common stock (the “Earnout Shares”) if at any point during the Earnout Period, from June 7, 2021 to June 7, 2023, the Company's closing share price on the Nasdaq on 20 trading days out of 30 consecutive trading days;

•
is at or above $15 (but below $20), 50% of the Earnout Shares will be issued; and
•
is at or above $20 (i) to the extent no Earnout Shares have previously been issued, 100% of the Earnout Shares or (ii) to the extent the event Earnout Shares were previously issued, 50% of the Earnout Shares will be issued.

The Earnout Shares will be adjusted to reflect any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible common shares), reorganization, recapitalization, reclassification, combination and, exchange of shares or other like change. The Earnout Shares are indexed to the Company’s equity and meet the criteria for equity classification. The fair value of the Earnout Shares, $32.4 million, was recorded as a dividend to additional paid in capital due to the absence of retained earnings.

No Earnout Shares were issued as of March 31, 2023.

Meier's Earnout Shares

In connection with the closing of the Meier's business combination with Paul T. Lux Irrevocable Trust pursuant to a merger agreement dated January 18, 2022, Mr. Lux is entitled to receive up to an additional $5 million of the Company’s common stock, subject to the terms of the earnout agreement. The Company will make earnout payments based on the product of the amount of adjusted EBITDA in calendar 2022, 2023 and 2024 over EBITDA threshold, as defined in the merger agreement, and the earnout multiple of seven. The earnout payment shall be paid 50% in cash and 50% in the Company's common stock. No shares were issued through March 31, 2023.

2021 Stock Incentive Plan

Effective June 7, 2021, the Company adopted the 2021 Omnibus Incentive Plan (as amended, the "2021 Plan”). The 2021 Plan provides for the issuance of stock options, stock appreciation rights, performance shares, performance units, stock, restricted stock, restricted stock units and cash incentive awards. The 2021 Plan was approved by shareholders at the Annual Meeting of Shareholders on February 2, 2022.

The following table provides total stock-based compensation expense by award type:

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	Three Months Ended		Nine Months Ended
(in thousands)	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
	As Restated		As Restated
Stock option awards	$63	$279	$1,027	$279
Restricted stock units	(1,087)	1,115	4,639	1,115
Total stock-based compensation	$(1,024)	$1,394	$5,666	$1,394

Stock-based compensation expense is included as a component of selling, general and administrative expenses in the condensed consolidated statement of operations.

On January 17, 2023, a member of the executive team resigned from the Company. Along with the resignation, all outstanding stock options and unvested restricted stock units previously granted to this executive under the Company's 2021 Plan ceased to vest and any unvested awards were forfeited. The Company recognized a reduction to stock-based compensation expense related to these forfeitures in the amount of $1.5 million during the three months ended March 31, 2023

On February 7, 2023, the Company and Patrick Roney, founder of VWE, entered into a letter agreement whereby Mr. Roney voluntarily elected to transition from Chief Executive Officer of the Company to Executive Chairman of the Board, effective February 7, 2023. In connection with his appointment as Executive Chairman, all outstanding stock options and unvested restricted stock units previously granted to Mr. Roney under the Company’s 2021 Plan ceased to vest and any unvested awards were forfeited. The Company recognized a reduction to stock-based compensation expense related to these forfeitures in the amount of $2.0 million during the three months ended March 31, 2023.

Stock Options

Stock options granted under the 2021 Plan are subject to market conditions. The stock options are exercisable for ten years and only become exercisable if the volume-weighted average price per share of our common stock is at least $12.50 over a 30-day consecutive trading period following the grant date. The fair value of the stock options was estimated using a Monte Carlo simulation valuation model. Stock option awards vest in four equal installments of 25%, with the first installment vesting 18 months after the vesting commencement date with respect to an additional 25% of the total stock-based award on each of the 2nd, 3rd and 4th anniversaries of the vesting commencement date, providing in each case the employee remains in continuous employment or service with the Company or an Affiliate. Compensation expense is recognized ratably over the derived service period.

The following table presents a summary of stock option activity under the 2021 Plan:

	Stock Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at June 30, 2022	3,503,527	$10.50	8.4	$-
Granted	782,061	10.50	9.5	-
Exercised	-	-		-
Forfeited or cancelled	(1,257,927)	10.50		-
Outstanding at March 31, 2023	3,027,661	$10.50	8.7	$-

Total unrecognized compensation expense related to the stock options was $4.4 million, which is expected to be recognized over a weighted-average period of 4.9 years. As of March 31, 2023, 643,547 options were exercisable pending attainment of market condition.

Restricted Stock Units

Restricted stock units are subject only to service conditions and vest in four equal installments of 25%, with the first installment vesting 18 months after the vesting commencement date and the other installments vesting on each of the 2nd, 3rd and 4th anniversaries of the vesting commencement date. One restricted stock unit vested in full on the 10 month anniversary of the vesting commencement date.

The following table presents a summary of restricted stock units activity for the periods presented:

	Restricted Stock Units	Weighted-Average Grant Date Fair Value
Outstanding at June 30, 2022	1,902,068	$8.14
Granted	584,434	3.29
Vested	(755,880)	8.20
Forfeited or cancelled	(569,489)	8
Outstanding at March 31, 2023	1,161,133	$5.62

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Total unrecognized compensation expense related to the restricted stock units was $3.3 million, which is expected to be recognized over a weighted-average period of 2.8 years.

During the three months ended December 31, 2022, 755,880 restricted stock units vested and as a result the Company withheld 285,381 restricted stock units to cover the taxes related to the net share settlement of equity awards.

During the three months ended March 31, 2023, 569,489 restricted stock units were forfeited or cancelled. This was partially as a result of the staffing changes described above.

Stock and Warrant Repurchase Plan

On March 8, 2022, the Company's board of directors approved a repurchase plan authorizing the Company to purchase up to $30.0 million in aggregate value of our common stock and/or warrants through September 8, 2022. The repurchase program did not require the Company to acquire a specific number of shares or warrants. The cost of the shares and warrants that were repurchased were funded from available working capital.

For accounting purposes, common stock and/or warrants repurchased under our repurchase plan were recorded based upon the settlement date of the applicable trade. Such repurchased shares are presented using the cost method. During the three and nine months ended March 31, 2023, the Company repurchased zero and 171,994 warrants, respectively, at an average price of $1.00 per warrant. The total cost of the shares and/or warrants repurchased was $0.2 million.

The table below summarizes the changes in repurchases of common stock and warrants:

Three Months Ended
(in thousands)	March 31, 2023
Balance at December 31, 2022	3,225,441
Repurchases of common stock	-
Repurchases of warrants	-
Balance at March 31, 2023	3,225,441

Nine Months Ended
(in thousands)	March 31, 2023
Balance at June 30, 2022	3,053,447
Repurchases of common stock	-
Repurchases of warrants	171,994
Balance at March 31, 2023	3,225,441

13. Income Taxes (as restated)

For the three months ended March 31, 2023, the effective tax rate differs from the federal statutory rate of 21% primarily due to permanent items related to non-deductible officers compensation expense, discrete items related to impairments, and increase in valuation allowance. For the three months ended March 31, 2022, the effective tax rate differs from the federal statutory rate of 21% primarily due to state taxes.

For the nine months ended March 31, 2023, the effective tax rate differs from the federal statutory rate of 21% primarily due to permanent items related to non-deductible officers compensation expense, discrete items related to impairments, and increase in valuation allowance. For the nine months ended March 31, 2023, the effective tax rate differs from the federal statutory rate of 21% primarily due to state taxes.

14. Commitments and Contingent Liabilities and Litigation

We are subject to a variety of claims and lawsuits that arise from time to time in the ordinary course of business. Although management believes that any pending claims and lawsuits will not have a material impact on the Company’s consolidated financial position or results of operations, the adjudication of such matters are subject to inherent uncertainties and management’s assessment may change depending on future events.

Litigation

On November 14, 2022, a purported securities class action lawsuit was filed in the U.S. District Court for the District of Nevada against the Company and certain current and former members of its management team. The lawsuit is captioned Ezzes v. Vintage Wine Estates, Inc., et al. (“Ezzes“), and alleges that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder, by making material misstatements or omissions in certain of the Company's periodic reports filed with the SEC relating to, among other things, the Company’s business, operations, and prospects, including with respect to the Company’s inventory metrics and overhead burden. The lawsuit seeks an unspecified amount of damages and an award of attorney’s fees, in addition to other relief. On November 28, 2022, a second purported securities class action lawsuit, captioned Salbenblatt v. Vintage Wine Estates, Inc., et al. (“Salbenblatt”), was filed in the same court,

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containing similar claims and allegations, and seeking similar relief, as the Ezzes lawsuit. On February 14, 2023, the Court consolidated both actions and appointed the lead plaintiffs. The Salbenblatt action was transferred to and consolidated with the Ezzes action. On May 1, 2023, the lead plaintiffs filed a consolidated amended class action complaint (“amended complaint”). On June 30, 2023, the defendants filed a motion to dismiss the amended complaint. The motion to dismiss was fully briefed on September 25, 2023, and is pending. The Company believes this litigation is without merit and intends to defend against them vigorously. However, litigation is inherently uncertain, and the Company is unable to predict the outcome of this litigation and is unable to estimate the range of loss, if any, that could result from an unfavorable outcome. The Company also cannot provide any assurance that the ultimate resolution of this litigation will not have a material adverse effect on our reputation, business, prospects, results of operations or financial condition.

The Company is involved in two disputes relating to an Asset Purchase Agreement (“APA”) and a related Non-Compete Agreement/Non-Solicitation Agreement (the “Non-Compete Agreement”) from a 2018 acquisition. Claimant has alleged that the Company did not make certain earnout payments allegedly due under the APA and has alleged that the Company misused alleged rights of publicity with respect to the brands in violation of the Non-Compete Agreement. On or about August 30, 2023, Claimants served a demand for arbitration on the Company. At present, Claimants collectively have not quantified the total amount of their alleged damages for all claims; however based on information provided by Claimants, the Company would anticipate that any claim of damages would likely be at least approximately $3.0 million. The Company disputes both that any amounts in excess of the accrued earn-out liability for the dispute period are owed and that the Company misused the alleged rights of publicity. The Company intends to vigorously defend itself against the claims. At this time, in view of the complexity and ongoing nature of the matters, we are unable to reasonably estimate a possible loss or range of loss that the Company may incur to resolve these matters or defend against these claims.

From time to time, the Company may become subject to other legal proceedings, claims and litigation arising in the ordinary course of business. In addition, the Company may receive letters alleging infringement of patent or other intellectual property rights. The Company is not currently a party to any other material legal proceedings, nor is it aware of any pending or threatened litigation that, in the Company’s opinion, would have a material adverse effect on the business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Indemnification Agreements

In the ordinary course of business, we may provide indemnification of varying scope and terms to vendors, lessors, customers and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. These indemnities include indemnities to our directors and officers to the maximum extent permitted under applicable state laws. The maximum potential amount of future payments we could be required to make under these indemnification agreements is, in many cases, unlimited. Historically, we have not incurred any significant costs as a result of such indemnifications.

Other Commitments

Contracts exist with various growers and certain wineries to supply a significant portion of our future grape and wine requirements. Contract amounts are subject to change based upon actual vineyard yields, grape quality and changes in grape prices. Estimated future minimum grape and bulk wine purchase commitments are as follows:

(in thousands)	Total
Remaining Fiscal 2023	$-
2024	12,360
2025	7,466
2026	3,619
2027	195
2028	105
$23,745

Grape, bulk wine and cider purchases under contracts totaled $17.9 million and $9.2 million and $47.9 million and $30.4 million for the three and nine months ended March 31, 2023 and 2022, respectively. The Company expects to fulfill all of these purchase commitments.

15. Related Party Transactions

On February 7, 2023, the Company and Patrick Roney, founder of VWE, entered into a letter agreement (the “Letter Agreement”) whereby Mr. Roney voluntarily elected to transition from Chief Executive Officer of the Company to Executive Chairman of the Board, effective February 7, 2023. Pursuant to the terms of the Letter Agreement, the Employment Agreement between the Company and Mr. Roney effective June 7, 2021 (the “Prior Employment Agreement”) was terminated and upon such termination the Company agreed to provide Mr. Roney his accrued but unpaid Base Salary and PTO (as defined in the Prior Employment Agreement) through February 7, 2023, and any vested amounts or benefits that he is entitled to receive under any plan, program, or policy, as described in Section 5.1 of the Prior Employment Agreement. Mr. Roney expressly waived any claim to the severance benefits described in Section 5.2(b) of the Prior Employment Agreement. Pursuant to the terms of the Letter Agreement, Mr. Roney will receive an annual base salary of $250,000 for his service as Executive Chairman and will be eligible to participate in the Company’s employee benefit plans and programs in accordance with their terms and eligibility requirements. In connection with his appointment as Executive Chairman, all

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outstanding stock options and unvested restricted stock units previously granted to Mr. Roney under the Company’s 2021 Plan ceased to vest and any unvested awards were forfeited. See Note 12.

The Company has a contract with Bin-to-bottle, a storage and bottling company owned by Mr. Roney, for storage purposes. The expenses incurred for storage were immaterial for the years ended June 30, 2023 and 2022.

Also on February 7, 2023, the Board appointed Jon Moramarco, a member of the Board, as the Company’s Interim Chief Executive Officer. In connection with such appointment, the Company entered into a consulting agreement (the “Consulting Agreement”) with bw166 LLC (“bw166”) and Mr. Moramarco, pursuant to which the Company will pay bw166 a monthly fee of $17,500 and will reimburse bw166 and Mr. Moramarco for reasonable business-related expenses in connection with the Interim Chief Executive Officer services provided thereunder. Additionally, the Company agreed to award Mr. Moramarco a one-time grant of 100,000 restricted stock units pursuant to the 2021 Plan, which will vest in full on the one-year anniversary of the grant date. Mr. Moramarco is the Managing Partner of bw166 and has a controlling interest therein.

Immediate Family Member and Other Business Arrangements

We provide at will employment to several family members of officers or directors who provide various sales, marketing and administrative services to us. Payroll and other expenses to these related parties was $140 thousand and $91 thousand for the three months ended March 31, 2023 and 2022, respectively and $360 thousand and $287 thousand for the nine months ended March 31, 2023 and 2022, respectively.

We pay for sponsorship and marketing services and point of sale marketing materials to unincorporated businesses that are managed by immediate family members of a Company executive officer. For the three months ended March 31, 2023 and 2022, payments related to sponsorship and marketing services totaled $87 thousand and $87 thousand, respectively. For the nine months ended March 31, 2023 and 2022, payments related to sponsorship and marketing services totaled $261 thousand and $279 thousand, respectively.

The Company has a revenue sharing agreement with Sonoma Brands Partners II, LLC where a portion of B.R. Cohn and Clos Pegase sales during various events throughout the year go to Sonoma Brands Partners II, LLC. Sonoma Brands Partners II, LLC is managed by a member of the Company's board of directors. For nine months ended March 31, 2023 and 2022, payments to Sonoma Brands Partners II, LLC totaled $232 thousand and $169 thousand, respectively.

Financial Advisory Agreement

In April 2022, the Company entered into an arrangement with Global Leisure Partners LLC ("GLP") to act as a financial advisor to the Company in connection with its exploration of acquisitions, mergers, investments and other strategic matters. A director of the Company having the authority to establish policies and make decisions is an executive of GLP. Although members of the board of directors are typically independent from management, members of the board of directors would be considered management based on the definition of management in ASC 850, Related Party Disclosures. Payments to GLP in respect of capital markets and mergers and acquisitions matters totaled $50 thousand and zero for the three months ended March 31, 2023 and 2022, respectively and $150 thousand and zero for the nine months ended March 31, 2023 and 2022, respectively.

16. Segments (as restated)

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the CODM, or decision-making group, in deciding how to allocate resources and in assessing performance. When determining the reportable segments, the Company aggregated operating segments based on their similar economic and operating characteristics. Our operations are principally managed on a sales distribution basis and are comprised of three reportable segments: Wholesale; Direct-to-Consumer; and Business-to-Business. The factors for determining the reportable segments include the manner in which management evaluates performance for purposes for allocating resources and assessing performance.

We report our segments as follows:

Wholesale -- We sell our wine, spirits and cider to wholesale distributors under purchase orders. Wholesale operations generate revenue from product sold to distributors, who then sell them off to off-premise retail locations such as grocery stores, wine clubs, specialty and multi-national retail chains, as well as on-premise locations such as restaurants and bars.

Direct-to-Consumer ("DTC") -- We sell our wine and other merchandise directly to consumers through wine club memberships, at wineries’ tasting rooms, at Sommelier wine tasting events, and through the Internet. Winery estates hold various public and private events for customers and our wine club members. The certified Sommeliers provide guided tasting experiences customized for each audience through virtual and in-person events globally.

Business-to-Business ("B2B") -- Our Business-to-Business sales channel generates revenue primarily from the sale of private label wines and spirits, and custom winemaking services. Annually, we work with our national retail partners to develop private label wines incremental to their wholesale channel businesses.

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Other -- Other is included in the tables below for purposes of reconciliation of revenues and profit but is not considered a reportable segment. In 2022, it included revenue from grape and bulk wine sales and storage services. In 2023 and going forward, these immaterial revenues are recorded in the B2B segment. We record corporate level expenses, non-direct selling expenses and other expenses not specifically allocated to the results of operations in Other.

The following tables present net revenue and income from operations directly attributable to the Company's segments:

	Three Months Ended March 31, 2023
	As Restated
(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
Segment Results
Net revenue	$20,811	$17,008	$26,831	$1	$64,651
Income (loss) from operations	$(1,573)	$(2,905)	$2,406	$(6,110)	$(8,182)

	Three Months Ended March 31, 2022
(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
Segment Results
Net revenue	$24,549	$19,595	$33,657	$1,132	$78,933
Income (loss) from operations	$3,256	$1,014	$10,016	$(14,738)	$(452)

	Nine Months Ended March 31, 2023
	As Restated
(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
Segment Results
Net revenue	$67,881	$63,472	$89,825	$(46)	$221,132
Income (loss) from operations	$(126,181)	$488	$11,772	$(44,729)	$(158,650)

	Nine Months Ended March 31, 2022
(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
Segment Results
Net revenue	$62,923	$69,664	$83,349	$2,643	$218,579
Income (loss) from operations	$10,501	$13,568	$23,500	$(35,355)	$12,214

There was no inter-segment activity for any of the given reporting periods presented.

Depreciation expense recognized by operating segment is summarized below:

(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
For the three months ended March 31:
2023	$7	$286	$245	$496	$1,034
2022	$-	200	$-	$-	$200

(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
For the Nine months ended March 31:
2023	$20	$876	$712	$1,448	$3,056
2022	$-	500	$-	$-	$500

Amortization expense recognized by operating segment is summarized below:

(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
For the three months ended March 31:
2023	$636	$798	$379	$-	$1,813
2022	$620	1,400	$63	$-	2,083

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(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
For the Nine months ended March 31:
2023	$1,868	$2,407	$1,141	$13	$5,429
2022	$1,038	2,832	$68	$-	3,938

17. Earnings Per Share (as restated)

The following table reconciles the number of common shares used to compute basic and diluted earnings per share attributable to Vintage Wine Estates, Inc., shareholders:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
(in thousands, except for per share amounts)	As Restated		As Restated
Net (loss) income	$(13,528)	$8,957	$(142,353)	$16,413
Less: loss allocable to noncontrolling interest	(14)	(34)	(1,235)	(74)
Net (loss) income allocable to common shareholders	$(13,514)	$8,991	$(141,118)	$16,487

Numerator – Basic EPS
Net (loss) income allocable to common shareholders	$(13,514)	$8,991	$(141,118)	$16,487
Net (loss) income allocated to common shareholders	$(13,514)	$8,991	$(141,118)	$16,487

Numerator – Diluted EPS
Net (loss) income allocated to common shareholders	$(13,514)	$8,991	$(141,118)	$16,487
Net (loss) income allocated to common shareholders	$(13,514)	$8,991	$(141,118)	$16,487

Denominator – Basic Common Shares
Weighted average common shares outstanding - Basic	59,289,659	61,410,403	59,014,915	60,773,258

Denominator – Diluted Common Shares
Weighted average common shares - Diluted	59,289,659	61,410,403	59,014,915	60,773,258

Net (loss) income per share – basic:
Common Shares	$(0.23)	$0.15	$(2.39)	$0.27
Net (loss) income per share – diluted:
Common Shares	$(0.23)	$0.15	$(2.39)	$0.27
The following securities have been excluded from the calculations of diluted earnings per share attributable to common shareholders because including them would have been antidilutive:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Shares subject to warrants to purchase common stock	25,646,453	26,000,000	25,646,453	26,000,000
Shares subject to options to purchase common stock	3,027,661	2,650,051	3,027,661	2,650,051
Total	28,674,114	28,650,051	28,674,114	28,650,051

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18. Subsequent Events (as restated)

On January 17, 2023, a member of the executive team resigned from the company. Along with the resignation, all outstanding stock options and unvested restricted stock units previously granted to this executive under the Company's 2021 Plan ceased to vest and any unvested awards were forfeited. The Company recognized a reduction to stock-based compensation expense related to these forfeitures in the amount of $1.5 million during the three months ending March 31, 2023.

On January 19, 2023, the Company amended its interest rate swap agreements with Bank of the West effective January 15, 2023, which had floating rates tied to LIBOR prior to the effective date, to align the floating rates to SOFR in accordance with the Company's Second A&R Loan and Security Agreement.

On February 7, 2023, the Company and Patrick Roney, founder of VWE, entered into a letter agreement (the “Letter Agreement”) whereby Mr. Roney voluntarily elected to transition from Chief Executive Officer of the Company to Executive Chairman of the Board, effective February 7, 2023. Pursuant to the terms of the Letter Agreement, the Employment Agreement between the Company and Mr. Roney effective June 7, 2021 (the “Prior Employment Agreement”) was terminated and upon such termination the Company agreed to provide Mr. Roney his accrued but unpaid Base Salary and PTO (as defined in the Prior Employment Agreement) through February 7, 2023, and any vested amounts or benefits that he is entitled to receive under any plan, program, or policy, as described in Section 5.1 of the Prior Employment Agreement. Mr. Roney expressly waived any claim to the severance benefits described in Section 5.2(b) of the Prior Employment Agreement. Pursuant to the terms of the Letter Agreement, Mr. Roney will receive an annual base salary of $250,000 for his service as Executive Chairman and will be eligible to participate in the Company’s employee benefit plans and programs in accordance with their terms and eligibility requirements. In connection with his appointment as Executive Chairman, all outstanding stock options and unvested restricted stock units previously granted to Mr. Roney under the Company’s 2021 Plan ceased to vest and any unvested awards were forfeited. The total forfeitures amounted to $2.0 million dollars for the three months ending March 31, 2023.

Also on February 7, 2023, the Board appointed Jon Moramarco, a member of the Board, as the Company’s Interim Chief Executive Officer. In connection with such appointment, the Company entered into a consulting agreement (the “Consulting Agreement”) with bw166 LLC (“bw166”) and Mr. Moramarco, pursuant to which the Company will pay bw166 a monthly fee of $17,500 and will reimburse bw166 and Mr. Moramarco for reasonable business-related expenses in connection with the Interim Chief Executive Officer services provided thereunder. Additionally, the Company agreed to award Mr. Moramarco a one-time grant of 100,000 restricted stock units pursuant to the 2021 Plan, which will vest in full on the one-year anniversary of the grant date. Mr. Moramarco is the Managing Partner of bw166 and has a controlling interest therein.

On February 13, 2023, we amended the Second A&R Loan and Security Agreement to revise the deadline for submitting our December 31, 2022 consolidated financial statements to 90 days after the period end.

On March 1, 2023, the Company laid off certain employees in order to cut costs and reduce redundancies in the workforce. Our expected cost savings, after taking into consideration employee termination costs of approximately $1.4 million, are $1.8 million.

On March 2, 2023, the Company sold the Tenma vineyard, which was held for sale as of December 31, 2022, for net cash proceeds of approximately $11.0 million.

On March 13, 2023, the Company exited its interest rate swap agreements with City National Bank resulting in a net cash inflow of approximately $6.3 million.

On March 31, 2023, the Company entered into a lease agreement to lease a building to a third-party beginning on April 1, 2023 for an initial term of 4 years at a monthly rate of $7,500 for the first year to be increased by 3% each year.

Concurrently with the lease on March 31, 2023, the Company sold certain equipment held at the leased premises for total consideration of $109 thousand. The building was vacated by the Company earlier in fiscal 2023 as part of a consolidation initiative.

On March 31, 2023, we amended the Second A&R Loan and Security Agreement to revise the deadline for submitting our December 31, 2022 consolidated financial statements to 120 days after the period end.

On May 9, 2023, the Company entered into an amendment to its Second A&R Loan and Security Agreement that adjusted the definition of certain financial covenants for the quarter ended March 31, 2023.

On October 12, 2023, the Company entered into a fourth amendment to the Second Amended and Restated Loan and Security Agreement (the “Fourth Amendment”) by and among the Company, the Borrowers, the Lenders party thereto, and Agent. The Fourth Amendment, among other things: (i) waives certain existing events of default relating to the Company’s failure to comply with the financial covenants and financial reporting requirements set forth in the Credit Agreement for prior fiscal periods; (ii) reduces the aggregate revolving commitment and the aggregate delayed draw term loan commitment to $200,000,000 and $38,100,000, respectively; (iii) replaces the maximum debt to capitalization financial covenant with a minimum

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adjusted EBITDA financial covenant of not less than (1) $4,000,000 for the fiscal quarter ending September 30, 2023, (2) $17,000,000 for the two fiscal quarter period ending December 31, 2023, (3) $27,000,000 for the three fiscal quarter period ending March 31, 2024, (4) $34,000,000 for the four fiscal quarter period ending June 30, 2024, and (5) $35,000,000 for each four fiscal quarter period ending thereafter; (iv) adds a minimum liquidity covenant of $25,000,000 (or, for fiscal quarters ending in December, $15,000,000), which applies only for the fiscal quarters ending September 30, 2023 through and including December 31, 2024 (the “Covenant Modification Period”); (v) suspends the minimum fixed charge coverage ratio covenant for the fiscal quarters ending September 30, 2023 through and including June 30, 2024 and provides for a step-down of the minimum fixed charge coverage ratio to 1.00:1.00 for the remainder of the Covenant Modification Period; (vi) adds an equity cure right for the Company in the event of future breaches of the financial covenants; (vii) reduces revolver availability by (1) $15,000,000 during the months of February through September of each year and (2) $10,000,000 during the months of October through January of each year; (viii) suspends the exercise of incremental facilities during the Covenant Modification Period; (ix) restricts all permitted acquisitions during the term of the credit facilities, unless previously approved by the required Lenders; (x) increases in the applicable margin for all credit facilities to 3.00% for SOFR Loans and 2.00% for ABR Loans, which margins will step-up further if certain prepayments of the Term Loans are not made by certain dates prescribed in the Amendment; (xi) adds additional mandatory prepayments of (1) $10,000,000 by no later than March 31, 2024, (2) an additional $10,000,000 by no later than June 30, 2024 and (3) an additional $25,000,000 by no later than December 31, 2024; (xii) adds additional mandatory prepayments in the event that the Borrowers maintain a cash balance in excess of $20,000,000; (xiii) permits additional sales of certain real property with an aggregate appraised value of approximately $60,000,000, in addition to related personal property assets; and (xiv) adds certain additional reporting requirements to Agent and the Lenders.

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Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of our Company as of and for the periods presented. The following discussion and analysis should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (our "Annual Report") and the unaudited condensed consolidated financial statements and the accompanying notes thereto included herein. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we”, “us”, “our” and “the Company” are intended to mean the business and operations of Vintage Wine Estates, Inc., a Nevada corporation and its consolidated subsidiaries.

Restatement of Previously Issued Financial Statements

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” has been amended and restated to give effect to the restatement of our financial statements, as more fully described in Note 2 to our financial statements entitled “Restatement, Reclassification and Revision of Previously Issued Condensed Consolidated Financial Statements.” For further detail regarding the restatement, see the “Explanatory Note” to this Quarterly Report on Form 10-Q/A.

Business Overview

Vintage Wine Estates, Inc., is a leading vintner in the United States ("U.S."), offering a collection of wines produced by award-winning, heritage wineries, popular lifestyle wines, innovative new wine brands, packaging concepts, as well as craft spirits. Our name brands include Layer Cake, Cameron Hughes, Clos Pegase, B.R. Cohn, Firesteed, Bar Dog, Kunde, Cherry Pie and many others. Since our founding over 20 years ago, we have grown organically through wine brand creation and through acquisitions to become the 14th largest wine producer based on cases of wine shipped in California.

Growth Strategy

Our strategy is to continue to grow organically by leveraging our omnichannel sales capabilities and through select acquisitions that enhance our wine portfolio and expand our offerings through all three business segments for our customers. Acquisitions have enabled us to diversify our wine sourcing into regions outside of California, expand our portfolio of brands, increase our vineyard assets and provide our direct-to-consumer and retail customers with a range of wines to choose from. We are also focused on improving profitability and driving cash generation by eliminating less profitable brands, exiting lower margin businesses, addressing wine making, warehousing and production efficiencies, simplifying our go-to-market strategy and monetizing select assets.

Trends and Other Factors Affecting Our Business

Various trends and other factors affect or have affected our operating results, including:

Economic Uncertainties

Inflation and supply chain constraints, as well as the ongoing COVID-19 pandemic ("COVID-19"), continue to disrupt the U.S. and global economies and there remains uncertainty about their impact on the economy. We cannot estimate with any certainty the length or severity of the economic uncertainties or the related financial consequences on our business and operations, including whether and when historic economic and operating conditions will resume or the extent to which the disruption may impact our business, financial position, results of operations or cash flows.

Management expects economic uncertainties including inflation and supply chain constraints to continue to impact financial metrics for several areas of the business including sales, cost of goods, operating expenses and cash flow.

Invasion of Ukraine

Russia's invasion of Ukraine has not had a direct impact on the Company. The Company does not have assets, operations or human capital resources located in Russia or Ukraine, does not invest or hold securities that trade in those areas and does not rely on goods or services sourced in Russia or Ukraine. However, the Company receives its capsules for wine bottles from a supplier in Italy, who has plants located in Ukraine (which has now closed), Italy and Poland. While the Company has not been impacted directly by supply chain disruptions as a result of the invasion, risks remain to the Company’s business including potential cybersecurity risks and other indirect operational or supply chain challenges, and the competition to secure wine bottle capsules has increased from suppliers due to the closing of the plant of the Company’s Italian supplier in Ukraine.

Weather Conditions

Our ability to fulfill the demand for wine is restricted by the availability of grapes. Climate change, agricultural and other factors, such as wildfires, disease, pests, extreme weather conditions, water scarcity, biodiversity loss and competing land use, impact the quality and quantity of grapes available to us for the production of wine from year to year. Our vineyards and properties, as well as other sources from which we purchase grapes, are affected by these factors. For example, the effects of abnormally high rainfall or drought in a given year may impact production of grapes, which can impact both our revenue and costs from year to year.

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In addition, extreme weather events, such as wildfires can result in potentially significant expenses to repair or replace a vineyard or facility as well as impact the ability of grape suppliers to fulfill their obligations to us.

Seasonality

There is a degree of seasonality in the growing cycles, procurement and transportation of grapes. The wine industry in general tends to experience seasonal fluctuations in revenue and net income. Typically, we have lower sales and net income during our third fiscal quarter (January through March) and higher sales and net income during our second fiscal quarter (October through December) due to usual timing of seasonal holiday buying, as well as wine club shipments. We expect these trends to continue.

Key Measures to Assess the Performance of our Business

We consider a variety of financial and operating measures in assessing the performance of our business, formulating goals and objectives and making strategic decisions. The key GAAP measures we consider are net revenue; gross profit; selling, general and administrative expenses; and income from operations. The key non-GAAP measures we consider are Adjusted EBITDA and Adjusted EBITDA margin. We also monitor our case volume sold from our distributors to retailers to help us forecast and identify trends affecting our growth.

Net Revenue

We generate revenue from our segments: Wholesale, Business-to-Business ("B2B") and Direct-to-Consumer ("DTC"). We recognize revenue from sales when obligations under the terms of a contract with our customer are satisfied. Generally, this occurs when the product is shipped, at which point title passes to the customer and control of the promised product or service is transferred to the customer. Our standard terms are free on board, or FOB, shipping point, with no customer acceptance provisions. Revenue is measured as the amount of consideration expected to be received in exchange for transferring products. We recognize revenue net of any taxes collected from customers, which are subsequently remitted to governmental authorities. We account for shipping and handling as activities to fulfill our promise to transfer the associated products. Accordingly, we record amounts billed for shipping and handling costs as a component of net sales and classify such costs as a component of costs of sales. Our products are generally not sold with a right of return, unless the product is spoiled or damaged. Historically, returns have not been significant to us.

Gross Profit

Gross profit is equal to net revenue less cost of sales. Cost of sales includes the direct cost of manufacturing, including direct materials, labor and related overhead, and physical inventory adjustments, as well as inbound and outbound freight and import duties.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include expenses arising from activities in selling, marketing, warehousing, and administrative expenses. Other than variable compensation, selling, general and administrative expenses are generally not directly proportional to net revenue, but are expected to increase over time to support the needs of the Company.

Income from Operations

Income from operations is gross profit less selling, general and administrative expenses; impairment losses on goodwill and intangible assets; acquisition and restructuring related expense or income and amortization of intangible assets. Income from operations excludes interest expense, income tax expense, and other expenses, net. We use income from operations as well as other indicators as a measure of the profitability of our business.

Case Volumes

In addition to acquisitions, the primary drivers of net revenue growth in any period are attributable to changes in case volumes and changes in product mix and sales price. Case volumes represents the number of 9-liter equivalent cases of wine that we sell during a particular period. Case volumes for our DTC and Wholesale segments are an important indicator for us to determine what is driving gross margin, although our B2B segment sales are not related to case volumes. This metric also allows us to develop our supply and production targets for future periods for our DTC and Wholesale segments.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we use Adjusted EBITDA and Adjusted EBITDA margin to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies. These metrics are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted EBITDA is defined as earnings (loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, casualty losses or gains, impairment losses, changes in the fair value of derivatives, restructuring related income or expenses, and certain non-cash,

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non-recurring, or other items included in net income (loss) that we do not consider indicative of our ongoing operating performance. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue.

Results of Operations (as restated)

Our financial performance is classified into the following segments: Wholesale, B2B, and DTC. Our corporate operations, including centralized selling, general and administrative expenses are not allocated to the segments, as management does not believe such items directly reflect our core operations. However, we allocate re-measurements of contingent consideration and impairment of goodwill and intangible assets to our segments. Other than our long-term property, plant and equipment for wine tasting facilities, and customer lists, trademarks and trade names specific to acquired companies, our revenue generating assets are utilized across segments. Accordingly, the foregoing items are not allocated to the segments and are not discussed separately as the results of any such measures that had a significant impact on operating results are already included in the consolidated results discussion above.

We evaluate the performance of our segments on income from operations, which management believes is indicative of operational performance and ongoing profitability. Management monitors income from operations to evaluate past performance and identify actions required to improve profitability. Income from operations assists management in comparing the segment performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the core operations and, therefore, are not included in measuring segment performance. We define income from operations as gross margin less operating expenses that are directly attributable to the segment. Selling expenses that can be directly attributable to the segment are allocated accordingly.

Three Months Ended March 31, 2023 Compared to Three Months Ended March 31, 2022

Wholesale Segment Results

The following table presents summary financial data for our Wholesale segment:

	Three Months Ended March 31,		Dollar	Percent
(in thousands, except %)	2023	2022	Change	Change
Net revenue	$20,811	$24,549	$(3,738)	-15.2%
Income from operations	$(1,573)	$3,256	$(4,829)	-148.3%

Wholesale net revenue for the three months ended March 31, 2023 decreased $3.7 million, or 15.2%, from the three months ended March 31, 2022. The decrease was attributable to a decrease in sales related to timing of retail programming, discontinued brand, and slowing consumer discretionary spending trends at retail.

Wholesale income from operations for the three months ended March 31, 2023 decreased $4.8 million, or 148.3%, from the three months ended March 31, 2022. The decrease was attributable primarily to the reduced sales mentioned above that was partially offset by a decrease in cost of sales for Wholesale totaling $1.8 million as well as inventory writedowns of $2.7 million.

B2B Segment Results

The following table presents summary financial data for our B2B segment:

	Three Months Ended March 31,		Dollar	Percent
(in thousands, except %)	2023	2022	Change	Change
Net revenue	$26,831	$33,657	$(6,826)	-20.3%
Income from operations	$2,406	$10,016	$(7,610)	-76.0%

B2B net revenue for the three months ended March 31, 2023 decreased $6.8 million, or 20.3%, from the three months ended March 31, 2022. The decrease was primarily attributable to a decrease in private label customer sales of $3.7 million and a decrease in bulk spirit sales of $4.1 million.

B2B income from operations for the three months ended March 31, 2023 decreased $7.6 million, or 76.0%, from the three months ended March 31, 2022. The decrease is primarily related to inventory writedowns of $4.1 million as well as an increase in cost of revenue year over year.

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DTC Segment Results

The following table presents summary financial data for our DTC segment:

	Three Months Ended March 31,		Dollar	Percent
(in thousands, except %)	2023	2022	Change	Change
Net revenue	$17,008	$19,595	$(2,587)	-13.2%
Income from operations	$(2,905)	$1,014	$(3,919)	-386.5%

DTC net revenue for the three months ended March 31, 2023 decreased $2.6 million, or 13.2%, from the three months ended March 31, 2022. The decrease was primarily attributable to $1.2 million decline related to a major customers reduction in televised programming and reduced activity in tasting rooms, mostly as a result of bad weather. This was partially offset by growth in wine clubs, telemarketing and e-commerce.

DTC income from operations for the three months ended March 31, 2023 decreased $3.9 million, or 386.5%, from the three months ended March 31, 2022. The decreased is primarily attributable to inventory writedowns of $3.4 million.

Nine Months Ended March 31, 2023 Compared to Nine Months Ended March 31, 2022

Wholesale Segment Results

The following table presents summary financial data for our Wholesale segment:

	Nine Months Ended March 31,		Dollar	Percent
(in thousands, except %)	2023	2022	Change	Change
Net revenue	$67,881	$62,923	$4,958	7.9%
Income from operations	$(126,181)	$10,501	$(136,682)	-1301.6%

Wholesale net revenue for the nine months ended March 31, 2023 increased $5.0 million, or 7.9%, from the nine months ended March 31, 2022. The increase was driven by contributions of $8.0 million from the ACE Cider acquisition which was partially offset by slowing consumer discretionary spending trends at retail.

Wholesale income from operations for the nine months ended March 31, 2023 decreased $136.7 million, or 1,301.6%, from the nine months ended March 31, 2022. The decrease was attributable primarily to goodwill and intangible assets impairments of $116.3 million and $10.4 million, respectively, inventory writedowns of $2.7 million, as well as higher costs due to inflation and supply chain challenges, $3.7 million in incremental overhead burden, $0.8 million increase in contingent liability, and incremental operating loss of $1.0 million related to acquisitions.

B2B Segment Results

The following table presents summary financial data for our B2B segment:

	Nine Months Ended March 31,		Dollar	Percent
(in thousands, except %)	2023	2022	Change	Change
Net revenue	$89,825	$83,349	$6,476	7.8%
Income from operations	$11,772	$23,500	$(11,728)	-49.9%

B2B net revenue for the nine months ended March 31, 2023 increased $6.5 million, or 7.8%, from the nine months ended March 31, 2022. The increase was primarily attributable to an increase of $9.5 million in custom production activities and $2.6 million from sales of bulk distilled spirits.

B2B income from operations for the nine months ended March 31, 2023 decreased $11.7 million, or 49.9%, from the nine months ended March 31, 2022. The decrease was attributable to goodwill and intangible assets impairments of $9.0 million and $0.1 million, respectively, as well as to inventory writedowns of $4.1 million, partially offset by a gain on remeasurement of contingent consideration of $4.9 million and increased margin on bulk distilled alcohol sales and $0.1 million related to acquisitions.

DTC Segment Results

The following table presents summary financial data for our DTC segment:

	Nine Months Ended March 31,		Dollar	Percent
(in thousands, except %)	2023	2022	Change	Change
Net revenue	$63,472	$69,664	$(6,192)	-8.9%
Income from operations	$488	$13,568	$(13,080)	-96.4%

DTC net revenue for the nine months ended March 31, 2023 decreased $6.2 million, or 8.9%, from the nine months ended March 31, 2022. The decrease was primarily attributable to less televised programming by $2.2 million, reduced e-commerce sales of $2.4 million, reduced tasting room sales of $1.1 million and reduced event sales of $0.7 million.

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DTC income from operations for the nine months ended March 31, 2023 decreased $13.1 million, or 96.4%, from the nine months ended March 31, 2022. The decrease was primarily attributable to increases in costs of revenue, as well as inventory writedowns of $3.4 million, intangible assets impairments of $2.2 million, and amortization of $2.4 million.

Case Volumes

The following tables summarize 9-liter equivalent cases by segment:

	Three Months Ended March 31,
(in thousands)	2023	2022	Unit Change	% Change
Wholesale	433	357	76	21.3%
B2B	*	*	*	*
DTC	67	87	-20	-23.0%
Total case volume	500	444	56	12.6%

The decrease in DTC volumes was primarily driven by reduced volumes for televised programming.

	Nine Months Ended March 31,
(in thousands)	2023	2022	Unit Change	% Change
Wholesale	1425	1,072	353	32.9%
B2B	*	*	*	*
DTC	291	307	-16	-5.2%
Total case volume	1,716	1,379	337	24.4%

The increase in case volumes was primarily due to our wholesale segment, driven by the ACE Cider acquisition that ships higher case volumes of lower priced product.

*B2B segment sales are not primarily related to case volumes, therefore the Company has elected to not report case volumes for this segment as it would not be indicative of the underlying performance of the business.

Non-GAAP Financial Measures (as restated)

The following is a reconciliation of net (loss) income to Adjusted EBITDA and net (loss) income margin to Adjusted EBITDA margin for the periods presented:

	Three Months Ended March 31		Nine Months Ended March 31
	2023	2022	2023	2022
Net (loss) income (GAAP Measure)	$(13,528)	$8,957	$(142,353)	$16,413
Interest expense	4,291	3,729	13,322	10,825
Income tax provision	(2,702)	3,375	(24,880)	6,396
Depreciation	3,943	3,799	11,799	9,384
Amortization	1,813	2,083	5,429	3,938
Stock-based compensation expense	(1,024)	1,394	5,666	1,394
Net loss (gain) on interest rate swap agreements	3,596	(14,556)	(4,892)	(19,475)
Goodwill and intangible asset impairment losses	-	-	137,928	-
(Gain) loss on disposition of assets	(5,977)	312	(1,546)	388
Deferred rent adjustment	-	47	-	285
Gain on litigation proceeds	(884)	-	(1,414)	-
Adjusted EBITDA (Non-GAAP Measure)	$(10,472)	$9,140	$(941)	$29,548
Revenue	$64,651	$78,933	$221,132	$218,579
Net income (loss) margin	-20.9%	11.3%	-64.4%	7.5%
Adjusted EBITDA margin (Non-GAAP Measure)	-16.2%	11.6%	-0.4%	13.5%

Adjusted EBITDA and Adjusted EBITDA margin are not recognized measures of financial performance under GAAP. We believe these non-GAAP measures provide analysts, investors and other interested parties with additional insight into the underlying trends of our business and assists these parties in analyzing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, which allows for a better comparison against historical results and expectations for future performance. See Note 7, Goodwill and Intangible Assets, in Item 1, Financial Statements, for details related to our impairment testing reported in the quarter ended December 31, 2022.

Management uses these non-GAAP measures to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short and long-term operating planning, employee incentive compensation, and debt compliance. These

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non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Use of the terms Adjusted EBITDA and Adjusted EBITDA margin are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA and Adjusted EBITDA margin, which are not prepared in accordance with GAAP, should not be construed as an indicator of our operating performance in isolation from, or as a substitute for, respectively, net (loss) income or net (loss) income margin (defined as net (loss) income divided by revenue), which are indicators prepared in accordance with GAAP. We have presented Adjusted EBITDA and Adjusted EBITDA margin solely as supplemental disclosure because we believe it allows for a more complete analysis of our results of operations. In the future, we may incur expenses such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by these items.

Liquidity and Capital Resources (as restated)

We are implementing our Five-Point Plan which we believe will enable us to drive stronger earnings power, provide a sustainable foundation for future growth and allow us to continue as a leading vintner with a strong portfolio of affordable luxury brands by focusing on the plan's five priorities: (1) margin expansion, (2) cost reduction, (3) cash management, (4) monetizing assets, and (5) revenue growth. In 2024, our priorities under our Five-Point Plan are to deliver profitability, generate cash, and reduce debt. In order to meet these objectives our near-term goals are to simplify the business, reduce costs, improve production throughout our operations, focus on key brands, and pay down debt through the monetization of assets and reducing costs, among other things.

Debt

On December 13, 2022, we entered into a Second Amended and Restated Loan and Security Agreement (the “Second A&R Loan and Security Agreement”), which provides credit facilities totaling up to $458.4 million. These credit facilities consist of: (i) a term loan facility of $156.5 million maturing on December 13, 2027,(the “Term Loan Facility”), (ii) an accounts receivable and inventory revolving facility of $229.7 million (with a letter of credit sub-facility in the aggregate availability amount of $20.0 million maturing on December 13, 2027,(the “Revolving Facility”), (iii) an equipment loan facility of $4.2 million maturing on December 31, 2026, (the “Equipment Loan”), (iv) a capital expenditure facility of $15.2 million maturing on June 30, 2027 (the “Capex Facility”) and (v) a delayed draw term loan facility of $52.9 million maturing on December 13, 2027, (the “DDTL Facility”, and, together with the Term Loan Facility, the Revolving Facility, the Equipment Loan and the Capex Facility, the “Credit Facilities”). Outstanding balances under the Credit Facilities will bear interest at the rates specified in the Second A&R Loan and Security Agreement, which vary based on the type of Credit Facility and certain other conditions. Interest payments on the outstanding balances under any of the Credit Facilities will be due monthly, quarterly or bi-annually depending on the interest period selected by the Company. Principal payments, as specified in the Second A&R Loan and Security Agreement, will be due quarterly on all the Credit Facilities except for the Revolving Facility which is due at maturity.

The Second A&R Loan and Security Agreement contains customary representations and warranties, affirmative and negative covenants, including, amongst others, (i) a financial covenant with respect to a maximum debt to capitalization ratio of 0.60:1.00 through December 31, 2023, and stepping down to 0.575:1.00 for each quarter until March 31, 2024 and 0.55:1.00 for each quarter until December 31, 2024 and thereafter and (ii) a minimum fixed charge coverage ratio (based on trailing twelve-month EBITDA adjusted for capital expenditures, taxes and certain other items) of 1.10:1.00 measured on a rolling four quarter basis, provided that the minimum capital expenditure amount for purposes of calculating the fixed charge coverage ratio will increase by $175,000 per quarter until it reaches $1.5 million.

On May 9, 2023, we entered into an amendment to its Second A&R Loan and Security Agreement (defined in Note 11) that adjusted the definition of certain financial covenants for the quarter ended March 31, 2023. As a result, the definition of Adjusted EBITDA (as defined in the Second A&R Loan and Security Agreement) as utilized in the fixed charge coverage ratio was modified to allow certain addbacks to Adjusted EBITDA. As a result, at March 31, 2023, we believe we will be in compliance with the covenants contained in the Second A&R Loan and Security Agreement. Refer to Note 11– Long-Term and Other Short-Term Obligations, of the Notes to Condensed Consolidated Financial Statements (Part I, Item 1 of this Form 10-Q/A) for further discussion.

On October 12, 2023, the Company entered into a fourth amendment to the Second Amended and Restated Loan and Security Agreement (the “Fourth Amendment”) by and among the Company, the Borrowers, the Lenders party thereto, and Agent. The Fourth Amendment, among other things: (i) waives certain existing events of default relating to the Company’s failure to comply with the financial covenants and financial reporting requirements set forth in the Credit Agreement for prior fiscal periods; (ii) reduces the aggregate revolving commitment and the aggregate delayed draw term loan commitment to $200,000,000 and $38,100,000, respectively; (iii) replaces the maximum debt to capitalization financial covenant with a minimum adjusted EBITDA financial covenant of not less than (1) $4,000,000 for the fiscal quarter ending September 30, 2023, (2) $17,000,000 for the two fiscal quarter period ending December 31, 2023, (3) $27,000,000 for the three fiscal quarter period ending March 31, 2024, (4) $34,000,000 for the four fiscal quarter period ending June 30, 2024, and (5) $35,000,000 for each four fiscal quarter period ending thereafter; (iv) adds a minimum liquidity covenant of $25,000,000 (or, for fiscal quarters ending in December, $15,000,000), which applies only for the fiscal quarters ending September 30, 2023 through and including December 31, 2024 (the “Covenant Modification Period”); (v) suspends the minimum fixed charge coverage ratio covenant for the fiscal quarters ending September 30, 2023 through and including June 30, 2024 and provides for a step-down of the minimum fixed charge coverage ratio to 1.00:1.00 for the remainder of the Covenant Modification Period; (vi) adds an equity cure right for the Company in the event of future breaches of the financial covenants; (vii) reduces revolver availability by (1) $15,000,000 during the months of February through September of each year and (2) $10,000,000 during the months of October through January of each year; (viii) suspends the exercise of incremental facilities during the Covenant

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Modification Period; (ix) restricts all permitted acquisitions during the term of the credit facilities, unless previously approved by the required Lenders; (x) increases in the applicable margin for all credit facilities to 3.00% for SOFR Loans and 2.00% for ABR Loans, which margins will step-up further if certain prepayments of the Term Loans are not made by certain dates prescribed in the Amendment; (xi) adds additional mandatory prepayments of (1) $10,000,000 by no later than March 31, 2024, (2) an additional $10,000,000 by no later than June 30, 2024 and (3) an additional $25,000,000 by no later than December 31, 2024; (xii) adds additional mandatory prepayments in the event that the Borrowers maintain a cash balance in excess of $20,000,000; (xiii) permits additional sales of certain real property with an aggregate appraised value of approximately $60,000,000, in addition to related personal property assets; and (xiv) adds certain additional reporting requirements to Agent and the Lenders.

As a result, as of the date hereof, the Company has received a waiver for certain events of default and is in compliance with its covenants contained in the Second A&R Loan and Security Agreement. Refer to Note 11– Long-Term and Other Short-Term Obligations, of the Notes to Condensed Consolidated Financial Statements (Part I, Item 1 of this Form 10-Q/A) for further discussion.

The Company anticipates using any of the proceeds of the credit facilities for working capital and general corporate purposes, purchases of real estate (including vineyards) and equipment and paying down outstanding balances on the credit facilities.

Cash and Cash Equivalents

Our cash and cash equivalents balance was $25.4 million at March 31, 2023 compared to $44.8 million at June 30, 2022, exclusive of restricted cash. At March 31, 2023, our cash and cash equivalents were held in cash depository accounts with major banks.

Cash Flows

The table below presents a summary of our sources and uses of cash:

	Nine Months Ended March 31,
(in thousands)	2023	2022	Change
Operating activities	$(3,846)	$(4,128)	$282
Investing activities	$8,389	$(89,886)	$98,275
Financing activities	$(28,719)	$46,044	$(74,763)

The cash flows related to held for sale assets have not been segregated and remain included in the major classes of assets.

Cash Flows provided by (used in) Operating Activities

Net cash used by operating activities was $3.8 million for the nine months ended March 31, 2023 compared to net cash used in operating activities $4.1 million for the nine months ended March 31, 2022, representing a decrease in net cash used of $0.3 million.

Cash Flows provided by (used in) Investing Activities

Net cash provided by investing activities was $8.4 million for the nine months ended March 31, 2023, compared to net cash used in investing activities of $89.9 million for the nine months ended March 31, 2022, representing an increase in net cash provided of $98.3 million. Cash flows from investing activities are utilized primarily to fund acquisitions, capital expenditures for improvements to existing assets and other corporate assets. The increase in net cash provided for the nine months ended March 31, 2023, was primarily attributable to purchases of property, plant and equipment totaling $15.7 million in the prior period, along with a business acquisition totaling $74.3 million in the prior period. This was also offset by proceeds from sales of assets totaling $11.1 million in the current quarter.

Cash Flows provided by (used in) Financing Activities

Net cash used in financing activities was $28.7 million for the nine months ended March 31, 2023 compared to net cash provided by of $46.0 million for the nine months ended March 31, 2022, representing an increase in net cash used of $74.8 million. The increase in net cash used consisted primarily of $136.4 million of payments on our line of credit and long-term debt, net of proceeds.

Contractual Obligations

There have been no material changes to our contractual obligations from what was previously disclosed in our Annual Report on Form 10-K filed with the SEC.

Off-Balance Sheet Arrangements

As of March 31, 2023, the Company had no off-balance sheet arrangements.

Significant Accounting Policies

Our condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our condensed consolidated financial statements and related disclosures requires us to make estimates and

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judgments that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and the disclosure of contingent assets and liabilities in our condensed consolidated financial statements. For a description of our critical accounting policies, refer to “Critical Accounting Policies” in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K. As a result of adopting ASC 842 effective July 1, 2022, there have been material changes to our lease accounting policies during the nine months ended March 31, 2023, that are described in Note 1 to our condensed consolidated financial statements included in Part I, Item I of this Form 10-Q.

Goodwill and Intangible Assets

The aggregate carrying amount of goodwill is $29.7 million as of March 31, 2023. Our intangible assets had an aggregate carrying amount of $45.3 million as of March 31, 2023.

We test our goodwill and indefinite-life intangible assets for impairment annually, or more frequently if events or circumstances indicate it is more likely than not that the fair value of a reporting unit or indefinite-life intangible asset is less than its carrying amount. Such events and circumstances could include a sustained decrease in our market capitalization, increased competition or unexpected loss of market share, increased input costs beyond projections (for example due to regulatory or industry changes), disposals of significant brands or components of our business, unexpected business disruptions (for example due to a natural disaster or loss of a customer, supplier, or other significant business relationship), unexpected significant declines in operating results, or significant adverse changes in the markets in which we operate. We test our reporting units for impairment by comparing the estimated fair value of each reporting unit to its carrying amount. We test indefinite-life intangible assets for impairment by comparing the estimated fair value of each indefinite-life intangible asset to its carrying amount. If the carrying amount of a reporting unit or indefinite-life intangible asset exceeds its estimated fair value, we record an impairment loss based on the difference between fair value and carrying amount, in the case of reporting units, not to exceed the associated carrying amount.

The Company has three operating segments: Wholesale, Direct-to-Consumer, and Business-to-Business. We determined these three operating segments do not have components for which discrete financial information is available. The lowest level at which discrete financial information is available is at the operating segment level. Additionally, the components within each of the operating segments have similar long-term average gross margins; similar products, similar (shared) production processes, similar types of customers and similar (shared) distribution methods. Therefore, we concluded that our reporting units used for purposes of the goodwill impairment analysis are the same as our reporting segments.

Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions, estimates, and market factors. Estimating the fair value of individual reporting units and trademarks requires us to make assumptions and estimates regarding our future plans, as well as industry, economic, and regulatory conditions. These assumptions and estimates include estimated future annual net cash flows, income tax considerations, discount rates, growth rates, royalty rates, contributory asset charges, and other market factors. If current expectations of future growth rates and margins are not met, if market factors outside of our control, such as discount rates, change, or if management’s expectations or plans otherwise change, then one or more of our reporting units or intangible assets might become impaired in the future.

We generally utilize the discounted cash flow method under the income approach and the GPCM under the market approach to estimate the fair value of our reporting units. Some of the more significant assumptions used in estimating the fair values of the individual reporting units under both approaches include the estimated future annual net cash flows for each reporting unit (including net sales, cost of revenue, selling, general and administrative expenses, depreciation and amortization, working capital, and capital expenditures), income tax rates, long-term growth rates, and a discount rate that appropriately reflects the risks inherent in each future cash flow stream. We selected the assumptions used in the financial forecasts using historical data, supplemented by current and anticipated market conditions, estimated growth rates, management’s plans, and guideline companies.

We generally utilize the relief from royalty method under the income approach to estimate the fair value of our indefinite-lived intangible assets associated with trade names and trademarks. Some of the more significant assumptions used in estimating the fair values of the individual reporting units under both approaches include the estimated future annual net sales for each trademark, royalty rates (as a percentage of net sales that would hypothetically be charged by a licensor of the brand to an unrelated licensee), income tax considerations, long-term growth rates, and a discount rate that reflects the level of risk associated with the future cost savings attributable to the indefinite-life intangible asset. We selected the assumptions used in the financial forecasts using historical data, supplemented by current and anticipated market conditions, estimated product category growth rates, management’s plans, and guideline companies.

Assumptions used in impairment testing are made at a point in time and require significant judgment; therefore, they are subject to change based on the facts and circumstances present at each annual and interim impairment test date. Additionally, these assumptions are generally interdependent and do not change in isolation.

Definite-lived intangible assets, which consist primarily of customer and Sommelier relationships, are amortized on a straight-line basis over the estimated periods benefited. We review definite-lived intangible assets for impairment when conditions exist that indicate the carrying amount of the assets may not be recoverable. Such conditions could include significant adverse changes in the business climate, current-period operating or cash flow losses, significant declines in forecasted operations, or a current expectation that an asset group will be disposed of before the end of its useful life. We perform undiscounted operating cash flow analyses to determine if an impairment exists. When testing for impairment of definite-lived intangible assets held for use, we group assets at the asset group level which is lowest level for which cash flows are separately identifiable. Our

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asset groups are the same as our reporting units. If an impairment is determined to exist, the impairment loss is calculated as the amount by which the carrying amount of the asset group exceeds its fair value.

See Note 7, Goodwill and Intangible Assets, in Item 1, Financial Statements, for details related to our impairment testing reported as of December 31, 2022.

Recent Accounting Pronouncements

For information regarding new accounting pronouncements, see Note 1, Basis of Presentation and Significant Accounting Policies in the notes to our unaudited condensed consolidated financial statements.

Cautionary Statement Concerning Forward-Looking Statements

This Quarterly Report on Form 10-Q contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements that are not strictly historical statements of fact constitute forward-looking statements, including, without limitation, statements under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” and are often identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.

Forward-looking statements are not assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those expressed or implied by forward-looking statements include those discussed under the “Risk Factors” section of our Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q or other reports filed with the SEC.

Any forward-looking statement made by us in this report is based only on information currently available to us and speaks only as of the date of this report. We undertake no obligation to publicly revise or update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Item 3. Quantitative and Qualitative Disclosure About Market Risk

Except as set forth below, there have been no material changes to our quantitative and qualitative disclosures about market risk from what was previously disclosed in our Annual Report on Form 10-K filed with the SEC.

Inflation

Several areas of the business continue to be impacted by inflation. We continually monitor the impact of inflation in an attempt to minimize its effects through pricing strategies and cost reductions. However, if our costs were to become subject to more significant inflationary pressures, we may not be able to fully offset such higher costs, particularly if inflationary pressures continue for a prolonged period. These matters could harm our business, results of operations or financial condition.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures (as restated)

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rule 13a-15(e) and 15(d)-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as of the end of the period covered by this report. Our disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports that are filed or submitted under the Exchange Act is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow for timely decisions regarding required disclosures. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, as ours are designed to do, and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Based on such evaluation, our interim Chief Executive Officer and Chief Financial Officer have concluded that, as a result of material weaknesses in our internal control over financial reporting as discussed below, our disclosure controls and procedures were not effective as of June 30, 2023. Management’s conclusion was based on discoveries and observations made during the 2022 and 2023 audits.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management, including our principal executive and principal financial officers, conducted an evaluation of the effectiveness of our internal control over financial reporting as of June 30, 2023, using criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Our management has concluded that as a result of material weaknesses in our internal control over financial reporting and discussed below, our internal control over financial reporting was not effective as of June 30, 2023.

A material weakness is a deficiency, or combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Material Weakness in Internal Control Over Financial Reporting (as restated)

The Company did not maintain an effective control environment based on the criteria established in the COSO framework, which resulted in a material weakness in the control environment. This material weakness consists of an overall lack of a sufficient control environment to produce materially correct financial statements, including a lack of U.S. GAAP expertise for the types of transactions we have been involved in which resulted in the restatement of the Company’s condensed consolidated financial statements as of and for the interim periods ended September 30, 2022, December 31, 2022, and March 31, 2023.

The material weakness in the control environment related to the following COSO components:

•
Risk Assessment: We did not design and implement an effective risk assessment based on the criteria established in the COSO framework.
•
Information and Communication: We did not have an effective information and communication process to identify, assess, and ensure the source of and reliability of information used in financial reporting or the communication of relevant information about roles and responsibilities for internal control over financial reporting.

45

•
Monitoring Activities: We did not have effective monitoring activities to assess the internal control over financial reporting, including the design effectiveness and the level of documentation maintained to support our assessment of operating effectiveness.

In addition, the material weakness in the control environment contributed to the following material weaknesses:

•
We did not have sufficient resources and expertise within the accounting and financial reporting department to review the accounting of complex financial reporting transactions and accounts and the implementation of new accounting pronouncements.
•
We did not have effective business processes and controls to perform reconciliations and cut off procedures of balance sheet accounts timely. We did not maintain proper documentation and supporting schedules over accounts.
•
Our controls over updating and distributing accounting policies and procedures such as those related to employee reimbursements across the organization were ineffective.
•
We recognized revenue incorrectly due to a lack of controls to identify and resolve errors if and when they occur, and a lack of sufficient documentation over the review of underlying data and reports used in the revenue accounting process.

Management's Plan to Remediate the Material Weakness (as restated)

In October 2023 the Company engaged a globally recognized Assurance and Advisory firm to assist in remediation efforts including risk assessment and SOX framework evaluation, process design walkthroughs, key control identification, control gap and process improvement assessment, training, and control operating effectiveness testing. This firm will leverage the work the Company began performing in 2023, which included performing comprehensive process walkthroughs and designing and implementing additional controls and procedures to mitigate the risk of material misstatement.

Management continues to strengthen key functions throughout the organization including, but not limited to, the accounting and financial reporting teams. We have added and filled a new position effective July 2023, Director of Technical Accounting. This position will improve the Company’s ability to assess, conclude and implement new accounting pronouncements as well as other technical accounting matters. We have added new leadership positions in operations, Vice President of Supply Chain (July 2023) and Vice President of Production (October 2023). Additionally, we have added and filled Accounts Payable Manager and Treasury Manager positions. These positions will assist in focused control work, including improved cutoff and receiving procedures. In addition, we have augmented staffing needs with contractors to assist in performing and supporting day-to-day operations. The Company intends to continue to assess its staffing needs in order to continually implement process improvements and address any gaps in its internal control processes.

The Company has established a process to ensure account reconciliations are performed at least quarterly. Additional controls and procedures have been implemented to mitigate the risk of a material misstatement include the standardization of our monthly close checklists to facilitate timeliness of activities performed, the formalization of account reconciliation templates, the determination of the appropriate level of review for each account based on an assessment of risk and complexity, and the performance of additional account reconciliation training for relevant staff. Incremental accounting staff (both full time and contractor) were added throughout 2023 to assist in the completion of account reconciliations, including additional review support. During the financial close process for the fiscal year ended June 2023, we concluded that improvements were needed in the controls over the process for confirming and periodically updating management assumptions (e.g., redemption rates used to support liabilities and inventory turns used to absorb overhead costs to cost of goods sold related to custom production activities). Management is currently assessing all key inputs used in supporting account balances and implementing a process to reconfirm and/or reassess quarterly.

The Company has also updated and is in the process of reissuing its policy on Travel & Expense Reimbursement. Key process improvements include immediate elimination of manual travel and expense reimbursements, mandatory use of the travel & expense management system, systematic controls requiring receipt submission and manager approval workflow.

The Company has restructured the leadership team to better align with the business opportunities and created improved communications and collaboration.

46

Part II—Other Information

Item 1. Legal Proceedings

The Company is involved in two disputes relating to an Asset Purchase Agreement (“APA”) and a related Non-Compete Agreement/Non-Solicitation Agreement (the “Non-Compete Agreement”) from a 2018 acquisition. Claimant has alleged that the Company did not make certain earnout payments allegedly due under the APA and has alleged that the Company misused alleged rights of publicity with respect to the brands in violation of the Non-Compete Agreement. Claimant collectively allege potential damages of approximately $3.0 million. The Company disputes that the amounts in excess of the accrued earn-out liability for the dispute period are owed and intends to vigorously defend itself against the claims. At this time, in view of the complexity and ongoing nature of the matters, we are unable to reasonably estimate a possible loss or range of loss that the Company may incur to resolve these matters or defend against these claims in the event of litigation.

From time to time, the Company may become subject to other legal proceedings, claims and litigation arising in the ordinary course of business. In addition, the Company may receive letters alleging infringement of patent or other intellectual property rights. There are no material updates to the matters previously disclosed in Item 1, “Legal Proceedings” to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2022. The Company is not currently a party to any other material legal proceedings, nor is it aware of any pending or threatened litigation that, in the Company’s opinion, would have a material adverse effect on the business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Item 1A. Risk Factors

Important risk factors that could affect our operations and financial performance, or that could cause results or events to differ from current expectations, are described in "Part I, Item 1A — Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Sale of Unregistered Securities

None.

Issuer Purchases of Equity Securities

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

None.

Item 5. Other Information

On March 31, 2023, we amended the Second A&R Loan and Security Agreement to revise the deadline for submitting our December 31, 2022 consolidated financial statements to 120 days after the period end. A copy of the amendment is furnished herewith as Exhibit 10.4.

On May 9, 2023, we amended the Second A&R Loan and Security Agreement to revise the definition and calculation of certain financial covenants as of March 31, 2023. The amendment revised the definition of Adjusted EBITDA (as defined in the Second A&R Loan and Security Agreement) as utilized in the fixed charge coverage ratio calculation to allow certain addbacks to Adjusted EBITDA. The amendment also requires us to deliver a financial plan for the fiscal year ended June 30, 2024 by June 20, 2023. Failure to provide the financial plan pursuant to the terms of the amendment will constitute an Event of Default under the Second A&R Loan and Security Agreement. The amendment also requires us to obtain prior written consent from the Required Lenders before making any Distribution or Permitted Acquisitions, each as defined in the Second A&R Loan and Security Agreement. A copy of the amendment is furnished herewith as Exhibit 10.5.

47

Item 6. Exhibits

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of Vintage Wine Estates, Inc., a Nevada corporation (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K filed with the SEC on June 11, 2021).

3.2

Bylaws of Vintage Wine Estates, Inc., a Nevada corporation (incorporated by reference to Annex C to the Prospectus forming part of the Company's Registration Statement on Form S-4/A (Registration No. 333-254260), filed with the SEC on May 3, 2021)

10.1

Letter Agreement, dated February 7, 2023, between Vintage Wine Estates, Inc. and Patrick Roney (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on February 8, 2023).◆

10.2

Consulting Agreement, dated February 7, 2023, among Vintage Wine Estates, Inc., bw166 LLC and Jon Moramarco (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on February 8, 2023).◆

10.3

Amendment Number One, dated as of February 13, 2023, to Second Amended and Restated Loan and Security Agreement dated as of December 13, 2022, by and among Vintage Wine Estates, Inc., certain subsidiaries of Vintage Wine Estates, Inc. party thereto from time to time, certain financial institutions party thereto from time to time, and Bank of the West, as Administrative Agent (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on February 16, 2023).

10.4

Amendment Number Two, dated as of March 31, 2023, to Second Amended and Restated Loan and Security Agreement dated as of December 13, 2022, by and among Vintage Wine Estates, Inc., certain subsidiaries of Vintage Wine Estates, Inc. party thereto from time to time, certain financial institutions party thereto from time to time, and Bank of the West, as Administrative Agent (incorporated by reference to Exhibit 10.4 to the Company's Form 10-Q (File number 23906938) filed with the SEC on May 10, 2023).*

10.5

Amendment Number three, dated as of May 9, 2023, to Second Amended and Restated Loan and Security Agreement dated as of December 13, 2022, by and among Vintage Wine Estates, Inc., certain subsidiaries of Vintage Wine Estates, Inc. party thereto from time to time, certain financial institutions party thereto from time to time, and Bank of the West, as Administrative Agent (incorporated by reference to Exhibit 10.5 to the Company's Form 10-Q (File number 23906938) filed with the SEC on May 10, 2023).*

31.1	Certification of Interim Chief Executive Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934.*

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934.*

32.1	Certification of Interim Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.**

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.**

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.*

101.SCH	Inline XBRL Taxonomy Extension Schema Document.*

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.*

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.*

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.*

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).*

*	Filed herewith.

48

**	Furnished herewith.
◆	Indicates management compensatory plan, contract or arrangement.

Signatures

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Vintage Wine Estates, Inc.

Date: October 13, 2023	By:	/s/ JON MORAMARCO
	Name:	Jon Moramarco
	Title:	Interim Chief Executive Officer

Date: October 13, 2023	By:	/s/ KRISTINA JOHNSTON
	Name:	Kristina Johnston
	Title:	Chief Financial Officer

49

Exhibit 31.1

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Jon Moramarco, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Vintage Wine Estates, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: October 13, 2023	/s/ Jon Moramarco
Jon Moramarco
Interim Chief Executive Officer

Exhibit 31.2

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Kristina Johnston, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Vintage Wine Estates, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: October 13, 2023	/s/ Kristina Johnston
Kristina Johnston
Chief Financial Officer

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jon Moramarco, Chief Executive Officer of Vintage Wine Estates, Inc., (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:

(1)
the Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2023 containing the financial statements of the Company (the “Periodic Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 13, 2023	/s/ Jon Moramarco
Jon Moramarco
Interim Chief Executive Officer

Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kristina Johnston, Chief Financial Officer of Vintage Wine Estates, Inc., (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:

(1)
the Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2023 containing the financial statements of the Company (the “Periodic Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 13, 2023	/s/ Kristina Johnston
Kristina Johnston
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q/A

(Amendment No. 1)

(Mark one)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended December 31, 2022

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______ to______

Commission file number 001-40016

VINTAGE WINE ESTATES, INC.

(Exact name of registrant as specified in its charter)

Nevada	87-1005902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

937 Tahoe Boulevard, Suite 210

Incline Village, Nevada 89451

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (877) 289-9463

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	VWE	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VWEWW	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

As of October 4, 2023, 59,565,790 shares of the registrant’s common stock were outstanding.

Explanatory Note

Vintage Wine Estates, Inc. (the “Company”) is filing this Amendment No. 1 on Form 10-Q/A for the quarter ended December 31, 2022 (this “Form 10-Q/A”).

This Form 10-Q/A amends the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2022, as filed with the Securities and Exchange Commission (“SEC”) on May 10, 2023 (the “Original Filing”). This Form 10-Q/A is being filed to restate the Company’s unaudited condensed consolidated financial statements for the three and six months ended December 31, 2022. The restatement reflects the correction of an error related to the classification of assets as part of the historical purchase price allocations for certain business combinations, which impacted the loss on a partial disposition of Laetitia Vineyard and Wineries land and related vineyards that occurred during the three months ended December 31, 2022, and the treatment of a deferred gain as part of the implementation of ASC 842, Leases. These adjustments were evaluated by management in accordance with SEC Staff Accounting Bulletin Topic 1M, "Materiality," and SEC Staff Accounting Bulletin Topic 1N, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements," and management determined the effects of the restatement to be material. In light of the restatement, the Company is also correcting and/or reclassifying certain immaterial out-of-period items and other adjustments in all periods presented. See Note 2 to the unaudited condensed consolidated financial statements included in this Form 10-Q/A for further information regarding the restatement and reclassifications.

The Company is filing this Form 10-Q/A to amend and restate the Original Filing with modification as necessary to reflect the restatement. The following items have been amended to reflect the restatement:

•
Part I, Item 1: Financial Information
•
Part I, Item 2: Management's Discussion and Analysis of Financial Condition and Results of Operations
•
Part I, Item 4: Controls and Procedures
•
Part II, Item 6: Exhibits

In addition, the Company’s Interim Chief Executive Officer and Chief Financial Officer have provided new certifications dated as of the date of this Form 10-Q/A (Exhibits 31.1, 31.2, 32.1 and 32.2).

Except as otherwise described above and as otherwise set forth in this Form 10-Q/A, this Form 10-Q/A does not amend, modify or update any other information contained in the Original Filing. This Form 10-Q/A does not purport to reflect any information or events subsequent to the Original Filing, except as expressly described herein. Accordingly, this Form 10-Q/A should be read in conjunction with our filings made with the SEC subsequent to the filing of the Original Filing. Among other things, forward-looking statements and risk factor disclosure in the Original 10-Q have not been revised to reflect events that occurred or facts that became known to the Company after the filing of the Original Filing, and such forward-looking statements and risk factors should be read in their historical context.

Part I—Financial Information

Item 1. Financial Statements

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2022	June 30, 2022
	(Unaudited)
	As Restated
Assets
Current assets:
Cash and cash equivalents	$41,693	$44,758
Restricted cash	-	4,800
Accounts receivable, net	36,024	37,869
Other receivables	800	3,866
Inventories	197,059	192,922
Assets held for sale	5,593	-
Current interest rate swap asset	7,241	2,877
Prepaid expenses and other current assets	24,053	11,864
Total current assets	312,463	298,956
Property, plant, and equipment, net	220,419	238,719
Operating lease right-of-use assets	34,878	-
Finance lease right-of-use-assets	620	-
Goodwill	29,666	154,951
Intangible assets, net	47,042	63,097
Interest rate swap asset	10,182	6,280
Other assets	5,072	3,464
Total assets	$660,342	$765,467
Liabilities, redeemable noncontrolling interest, and stockholders' equity
Current liabilities:
Line of credit	$120,008	$144,215
Accounts payable	25,007	13,473
Accrued liabilities and other payables	27,002	26,997
Current operating lease liabilities	6,429	-
Current finance lease liabilities	263	-
Current maturities of long-term debt	16,480	14,909
Total current liabilities	195,189	199,594
Other long-term liabilities	2,965	7,055
Long-term debt, less current maturities	187,702	169,095
Long-term operating lease liabilities	29,960	-
Long-term finance lease liabilities	363	-
Deferred tax liability	10,027	29,325
Deferred gain	-	10,666
Total liabilities	426,206	415,735
Commitments and contingencies (Note 14)
Redeemable noncontrolling interest	259	1,494
Stockholders' equity:
Preferred stock, no par value, 2,000,000 shares authorized, and none issued and outstanding at December 31, 2022 and June 30, 2022.	-	-
Common stock, no par value, 200,000,000 shares authorized, 62,161,553 issued and 59,289,659 outstanding at December 31, 2022 and 61,691,054 issued and 58,819,160 outstanding at June 30, 2022.	-	-
Additional paid-in capital	381,641	376,099
Treasury stock, at cost: 2,871,894 shares held at December 31, 2022 and June 30, 2022.	(26,034)	(26,034)
Accumulated Deficit	(120,943)	(1,092)
Total Vintage Wine Estates, Inc. stockholders' equity	234,664	348,973
Noncontrolling interests	(787)	(735)
Total stockholders' equity	233,877	348,238
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$660,342	$765,467

See notes to unaudited condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
	As Restated		As Restated
Net revenue
Wine, spirits and cider	$53,706	$70,146	$105,976	$106,781
Nonwine	24,695	13,465	50,505	32,865
	78,401	83,611	156,481	139,646
Cost of revenue
Wine, spirits and cider	36,655	42,584	69,676	66,304
Nonwine	16,000	6,072	31,529	17,734
	52,655	48,656	101,205	84,038
Gross profit	25,746	34,955	55,276	55,608
Selling, general, and administrative expenses	32,139	24,545	63,588	41,523
Amortization expense	1,805	1,204	3,616	1,855
Goodwill impairment losses	125,285	-	125,285	-
Intangible assets impairment losses	12,643	-	12,643	-
Gain on remeasurement of contingent liability	(3,474)	-	(3,289)	155
Gain on litigation proceeds	-	-	(530)	-
Gain on sale leaseback	-	(333)	-	(667)
Loss on sale of property, plant, and equipment	4,430	82	4,430	76
(Loss) income from operations	(147,082)	9,457	(150,467)	12,666
Other income (expense)
Interest expense	(5,650)	(3,493)	(9,031)	(7,096)
Net unrealized (loss) gain on interest rate swap agreements	(839)	3,347	8,488	4,919
Loss on extinguishment of debt	(479)	-	(479)	-
Other, net	216	(51)	487	(12)
Total other (expense), net	(6,752)	(197)	(535)	(2,189)
(Loss) Income before provision for income taxes	(153,834)	9,260	(151,002)	10,477
Income tax (benefit) provision	(23,652)	2,572	(22,178)	3,021
Net (loss) income	(130,182)	6,688	(128,824)	7,456
Net loss attributable to the noncontrolling interests	(1,047)	(15)	(1,221)	(40)
Net (loss) income attributable to common stockholders	$(129,135)	$6,703	$(127,603)	$7,496

Net earnings per share allocable to common stockholders
Basic	$(2.19)	$0.11	$(2.17)	$0.12
Diluted	$(2.19)	$0.11	$(2.17)	$0.12
Weighted average shares used in the calculation of earnings per share allocable to common stockholders
Basic	58,941,899	60,461,611	58,880,529	60,461,611
Diluted	58,941,899	60,461,611	58,880,529	60,461,611

See notes to unaudited condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

(in thousands, except share amounts)

	Redeemable Non-Controlling Interest Amount	Common Stock		Treasury Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Non-Controlling Interests	Total Stockholders' Equity
		Shares	Amount	Shares	Amount
Balance, June 30, 2022	$1,494	61,691,054	$-	2,871,894	$(26,034)	$376,099	$(1,092)	$(735)	$348,238
Stock-based compensation expense	-	-	-	-	-	3,440	-	-	3,440
Repurchase of public warrants	-	-	-	-	-	(172)	-	-	(172)
Shareholder distribution	(66)	-	-	-	-	-	-	-	-
Net income (loss)	(146)	-	-	-	-	-	1,532	(28)	1,504
Adoption of ASC 842 (Note 10)	-	-	-	-	-	-	7,752	-	7,752
Balance, September 30, 2022, As Restated	$1,282	61,691,054	$-	2,871,894	$(26,034)	$379,367	$8,192	$(763)	$360,762
Stock-based compensation expense	-	-	-	-	-	3,250	-	-	3,250
Vesting of restricted stock	-	755,880	-	-	-	-	-	-	-
Taxes paid related to net share settlement of equity awards	-	(285,381)	-	-	-	(976)	-	-	(976)
Net income (loss)	(1,023)	-	-	-	-	-	(129,135)	(24)	(129,159)
Balance, December 31, 2022, As Restated	$259	62,161,553	$-	2,871,894	$(26,034)	$381,641	$(120,943)	$(787)	$233,877

	Redeemable Non-Controlling Interest Amount	Common Stock		Treasury Stock		Additional Paid-In Capital	Retained Earnings	Non-Controlling Interests	Total Stockholders' Equity
		Shares	Amount	Shares	Amount
Balance, June 30, 2021	$1,682	60,461,611	$-	-	$-	$360,732	$-	$(477)	$360,255
Out-of-period adjustments	-	-	-	-	-	-	(667)	(169)	(836)
Net income (loss)	3	-	-	-	-		793	(28)	765
Balance, September 30, 2021	$1,685	60,461,611	$-	-	$-	$360,732	$126	$(674)	$360,184
Net income (loss)	2	-	-	-	-	-	6,703	(17)	6,686
Balance, December 31, 2021	$1,687	60,461,611	$-	-	$-	$360,732	$6,829	$(691)	$366,870
See notes to unaudited condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended December 31,
	2022	2021
	As Restated
Cash flows from operating activities
Net (loss) income	$(128,824)	$7,456
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation	7,856	5,585
Amortization expense	3,742	1,855
Amortization of deferred loan fees and line of credit fees	220	333
Goodwill and intangible assets impairment losses	137,928	-
Remeasurement of contingent consideration liabilities	(3,289)	155
Stock-based compensation expense	6,690	-
Provision for credit losses	360	75
Provision for inventory reserve	497	-
Net unrealized gain on interest rate swap agreements	(8,488)	(4,919)
Deferred income tax benefit	(22,212)	(7,779)
Loss on disposition of assets	4,430	76
Deferred gain on sale leaseback	-	(667)
Loss on extinguishment of debt	479	-
Deferred rent	-	238
Change in operating assets and liabilities (net of effect of business combinations):
Accounts receivable	1,485	(11,251)
Other receivables	3,066	(4,696)
Inventories	(4,837)	10,618
Prepaid expenses and other current assets	(12,186)	(7,528)
Other assets	619	(2,640)
Accounts payable	12,001	(2,167)
Accrued liabilities and other payables	2,081	10,468
Net change in lease assets and liabilities	(568)	-
Other	-	(836)
Net cash provided by (used in) operating activities	1,050	(5,623)
Cash flows from investing activities
Proceeds from disposition of assets	8,692	6
Purchases of property, plant, and equipment	(8,312)	(11,278)
Acquisition of businesses	-	(61,768)
Net cash provided by (used in) investing activities	380	(73,040)
Cash flows from financing activities
Principal payments on line of credit	(120,820)	(36,964)
Proceeds from line of credit	101,903	74,765
Payment of deferred financing costs	(1,975)	-
Outstanding checks in excess of cash	(467)	3,929
Loan fees	(377)	-
Principal payments on long-term debt	(58,497)	(4,856)
Proceeds from long-term debt	72,619	-
Principal payments on finance leases	(133)	-
Distributions to noncontrolling interest	(66)	-
Repurchase of public warrants	(172)	-
Payments of minimum tax withholdings on stock-based payment awards	(976)	-
Payments on acquisition payable	(334)	(145)
Net cash (used in) provided by financing activities	(9,295)	36,729
Net change in cash, cash equivalents and restricted cash	(7,865)	(41,934)
Cash, cash equivalents and restricted cash, beginning of period	49,558	123,679
Cash, cash equivalents and restricted cash, end of period	$41,693	$81,745
Supplemental cash flow information
Cash paid during the period for:
Interest	$6,761	$6,011
Income taxes	$-	$(1,244)
Noncash investing and financing activities:
Contingent consideration in a business combination	$-	$3,560
Increase in operating lease assets and liabilities upon adoption of ASC 842	$37,759	$-
Increase in finance lease assets and liabilities upon adoption of ASC 842	$67	$-
Accrued interest on term loan and line-of credit refinanced to principal	$1,726	$-
Line of credit refinanced as term debt	$9,646	$-
Term debt refinanced with line of credit proceeds	$3,823	$-
Financing costs deducted from long-term debt proceeds	$474	$-
Financing costs deducted from line of credit proceeds	$532	$-

See notes to unaudited condensed consolidated financial statements.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Basis of Presentation and Significant Accounting Policies (as restated)

Basis of Presentation

The condensed consolidated financial statements include the accounts of all majority-owned or controlled subsidiaries, and all significant intercompany transactions and amounts have been eliminated. The results of businesses acquired or disposed of are included in the condensed consolidated financial statements from the date of the acquisition or up to the date of disposal, respectively.

References to the "Company," "we," "our," "us," and similar pronouns in this Quarterly Report on Form 10-Q for the quarter ended December 31, 2022 (this "Form 10-Q") refer to Vintage Wine Estates, Inc., a Nevada corporation, and its majority owned subsidiaries or controlled subsidiaries unless the context requires otherwise.

Our fiscal year ends on June 30. References to fiscal 2023 and 2022 in these condensed consolidated financial statements are to the fiscal years ending or ended June 30, 2023 and June 30, 2022, respectively.

Our unaudited condensed consolidated financial statements have been prepared in accordance with the U.S. Securities and Exchange Commission ("SEC") instructions to Quarterly Reports on Form 10-Q and include the information and disclosures required by accounting principles generally accepted in the United States ("GAAP") for interim financial reporting.

Inflation and supply chain constraints, as well as the ongoing COVID-19 pandemic ("COVID-19"), continue to disrupt the U.S. and global economies and there remains uncertainty about the impact on the economy. We cannot estimate with any certainty the length or severity of the economic uncertainties or the related financial consequences on our business and operations, including whether and when historic economic and operating conditions will resume or the extent to which the disruption may impact our business, financial position, results of operations or cash flows.

Management expects economic uncertainties including inflation and supply chain constraints to continue to impact several areas of the business including sales, cost of goods, operating expenses and cash flows.

In the opinion of management, all adjustments necessary for a fair presentation of the unaudited condensed consolidated financial statements have been included in this Form 10-Q/A. Except as disclosed elsewhere in this Form 10-Q/A, all such adjustments are of a normal and recurring nature. In addition, financial results presented for this fiscal 2023 interim period are not necessarily indicative of the results that may be expected for the full fiscal year ending June 30, 2023 or any other future interim or annual period. These condensed consolidated financial statements are unaudited and accordingly, should be read in conjunction with the audited consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on October 13, 2023. The June 30, 2022 condensed consolidated balance sheet was derived from the audited consolidated financial statements as of that date.

Significant Accounting Policies

A description of the Company’s significant accounting policies is included in the audited financial statements within its Annual Report on Form 10-K for the fiscal year ended June 30, 2022. Except as noted below, there have been no material changes in the Company’s significant accounting policies during the six months ended December 31, 2022.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the reported amounts in the condensed consolidated financial statements and accompanying notes. These estimates form the basis for judgments we make about the carrying values of assets and liabilities that are not readily apparent from other sources. We base our estimates and judgments on historical experience and on various other assumptions that we believe are reasonable under the circumstances. These estimates are based on management’s knowledge about current events and expectations about actions we may undertake in the future. Significant estimates include, but are not limited to depletion allowance, allowance for credit losses, the net realizable value of inventory, expected future cash flows including growth rates, discount rates, and other assumptions and estimates used to evaluate the recoverability of long-lived assets, estimated fair values of intangible assets in acquisitions, intangible assets and goodwill for impairment, amortization methods and periods, the estimated fair value of long-term debt, the valuation of interest rate swaps, contingent consideration, common stock, stock-based compensation, accounting for income taxes and net assets held for sale. Actual results could differ materially from those estimates.

Restricted Cash

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheet that sums to the total of the same such amounts as shown in the condensed consolidated statement of cash flows:

(in thousands)	December 31, 2022	June 30, 2022
	As Restated
Cash and cash equivalents	$41,693	$44,758
Restricted cash	-	4,800
Total cash, cash equivalents and restricted cash as shown in the consolidated statement of cash flows	$41,693	$49,558

In connection with the amended and restated loan and security agreement (see Note 11), the Company entered into a Deposit Control Agreement which required $4.8 million of the total cash received to be placed into a restricted cash collateral account, subject to release upon the completion of certain construction work and certificates of occupancy associated with the Ray's Station production facility. In July 2022, the Deposit Control Agreement was terminated upon certification that the conditions to Ray's Station were satisfied.

Accounts Receivable and Allowance for Credit Losses

The Company adopted Accounting Standards Update ("ASU") ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326) and its related amendments as of July 1, 2022, see “Recently Adopted Accounting Pronouncements” below.

Accounts receivable are recorded at the invoiced amount. We consider an account past due on the first day following its due date. We monitor past due accounts periodically and establish appropriate reserves to cover expected losses, and consider historical experience, the current economic environment, customer credit ratings or bankruptcies and reasonable and supportable forecasts to develop our allowance for expected credit losses. We review these factors quarterly to determine if any adjustments are needed to the allowance. Account balances are written-off against the established allowance when we feel it is probable the receivable will not be recovered.

The provision for credit losses for the periods ended December 31, 2022 and June 30, 2022, was $0.5 million and $0.4 million, respectively. We do not accrue interest on past-due amounts. Bad debt expense was insignificant for all reporting periods presented.

Other receivables include insurance related receivables, income tax receivables and other miscellaneous receivables.

Disaggregation of Revenue

The following table summarizes revenue by geographic region:

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
(in thousands)	As Restated		As Restated
United States	$77,644	$81,977	$155,187	$136,475
International	757	1,634	1,294	3,171
Total net revenue	$78,401	$83,611	$156,481	$139,646

The following table provides a disaggregation of revenue based on the pattern of revenue recognition:

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
(in thousands)	As Restated		As Restated
Point in time	$68,823	$68,124	$134,202	$115,294
Over a period of time	9,578	15,487	22,279	24,352
Total net revenue	$78,401	$83,611	$156,481	$139,646

Concentrations of Risk

Financial instruments that potentially expose us to significant concentrations of credit risk consist primarily of cash and trade accounts receivable. We maintain the majority of our cash balances at multiple financial institutions that management believes are of high-credit quality and financially stable. At times, we have cash deposited with major financial institutions in excess of the Federal Deposit Insurance Corporation ("FDIC") insurance limits. At December 31, 2022 and June 30, 2022, we had $43.2 million and $49.0 million respectively, in major financial institutions in excess of FDIC insurance limits. We sell the majority of our wine through U.S. distributors and the direct-to-consumer channel. Receivables arising from these sales are not collateralized. We attempt to limit our credit risk by performing ongoing credit evaluations of our customers and maintaining adequate allowances for potential credit losses.

The following table summarizes customer concentration of:

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Revenue as a percent of total revenue
Customer A	*	15.9%	18.8%	19.8%
Customer B	*	*	*	10.2%
Customer C	*	13.1%	*	11.4%
Customer D	*	*	*	*
Customer E	*	*	*	*

The following table summarizes customer concentration of:

	December 31, 2022	June 30, 2022
Receivables as a percent of total receivables
Customer A	34.9%	26.0%
Customer B	*	*
Customer C	*	*
Customer D	10.2%	*
Customer E	20.7%	*

* Customer revenue or receivables did not exceed 10% in the respective periods.

Revenue for sales from Customer A is included within the Wholesale and Business-to-Business segments, Customer B is included within the Business-to-Business segment, Customer C is included within the Business-to-Business segment, Customer D is included within the Wholesale segment, and Customer E is included within the Business-to-Business segment.

Principal vs. Agent Considerations

As part of our revenue recognition process, we evaluate whether we are the principal or agent for the performance obligations in our contracts with customers. When we determine that we are the principal for a performance obligation, we recognize revenue for that performance obligation on a gross basis. When we determine that we are an agent for a performance obligation, we recognize revenue for that performance obligation net of the related costs. In determining whether we are the principal or the agent, we evaluate whether we have control of the goods or services before we transfer the goods or services to the customer by considering whether we are primarily obligated for transferring the goods or services to the customer, whether we have inventory risk for the goods or services before the goods or services are transferred to the customer, and whether we have latitude in establishing prices.

Inventories

Inventories of bulk and bottled wines, spirits, and ciders and inventories of non-wine products and bottling and packaging supplies are valued at the lower of cost using the FIFO method or net realizable value. Costs associated with winemaking, and other costs associated with the manufacturing of products for resale, are recorded as inventory. Net realizable value is the value of an asset that can be realized upon the sale of the asset, less a reasonable estimate of the costs associated with either the eventual sale or the disposal of the asset in question. Inventories are classified as current assets in accordance with recognized industry practice, although most wines and spirits are aged for periods longer than one year.

Leases

The Company adopted ASU 2016-02, Leases ("Topic 842") and its related amendments as of July 1, 2022, see “Recently Adopted Accounting Pronouncements” below. The Company has both operating leases and finance leases. The Company’s non-cancelable leases for winery facilities, vineyards, corporate and administrative offices, tasting rooms, and some equipment are classified as operating leases. The Company’s non-cancelable leases for certain equipment that include a bargain purchase option at the end of the lease term are classified as finance leases.

The Company recognizes a right of use (“ROU”) asset representing its right to use the underlying asset for the lease term on the condensed consolidated balance sheet and related lease liabilities representing its obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. Because the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate to determine the present value of the lease payments. The ROU asset also includes adjustments for lease incentives receivable, deferred rent and prepaid rent when applicable. The Company’s lease terms may include options to extend the lease when it is reasonably certain that the Company will exercise that option. The Company has made an accounting policy election not to recognize ROU assets and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less. However, the Company will recognize these lease payments in the condensed consolidated statements of operations and comprehensive income (loss) on a straight-line basis over the lease term and variable lease payments in the period in which the obligation is incurred.

Lease expense for operating leases is recognized on a straight-line basis over the lease term. For finance leases, the right-of-use asset is amortized to amortization expense and interest expense is recorded in connection with the lease liability. Payments under lease arrangements are primarily fixed, however, most lease agreements also contain some variable payments. Variable lease payments other than those that depend on an index or a rate are expensed as incurred and not included in the operating lease ROU assets and lease liabilities. These amounts primarily include payments for taxes, parking and common area expenses. See Note 10.

Assets Held for Sale

The Company classifies an asset group (‘asset’) as held for sale in the period that (i) it has approved and committed to a plan to sell the asset, (ii) the asset is available for immediate sale in its present condition, (iii) an active program to locate a buyer and other actions required to sell the asset have been initiated, (iv) the sale of the asset is probable and transfer of the asset is expected to qualify for recognition as a completed sale within one year (subject to certain events or circumstances), (v) the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value, and (vi) it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. The Company initially and subsequently measures a long-lived asset that is classified as held for sale at the lower of its carrying value or fair value less any costs to sell. Any loss resulting from this measurement is recognized in selling, general and administrative expenses in the period in which the held for sale criteria are met. Conversely, gains are generally not recognized on the sale of a long-lived asset until the date of sale. Upon designation as an asset held for sale, the Company stops recording depreciation or amortization expense on the asset. The Company assesses the fair value of assets held for sale less any costs to sell at each reporting period until the asset is no longer classified as held for sale.

Casualty Gains

We suffered smoke-tainted inventory damage resulting from the October 2017 Napa and Sonoma County wildfires. We filed an insurance claim for this damage, which was settled in fiscal 2021 for approximately $3.8 million, net of legal costs. In fiscal 2022, we received an additional $2.7 million, net of legal costs, related to wildfire claims. In fiscal 2023, we received an additional $1.4 million. The gain on litigation proceeds consists of payments we received from our insurer.

Segment Information

We operate in three reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assessing performance. The Company’s chief operating decision maker (“CODM”), our Interim Chief Executive Officer, allocates resources and assesses performance based upon discrete financial information at the segment level.

Earnings Per Share

Basic net income (loss) per share is calculated by dividing the net income (loss) allocable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. For purposes of the calculation of diluted net income (loss) per share, stock options warrants to purchase common stock, and restrictive stock units are considered potentially dilutive securities but are excluded from the calculation of diluted net income (loss) per share when their effect is antidilutive. As a result, in certain periods, diluted net loss per share is the same as the basic net loss per share for the periods presented.

The Company does not pay dividends or have participating shares outstanding.

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act.

Recently Adopted Accounting Pronouncements

In December 2022, the Financial Accounting Standards Board ("FASB") issued ASU 2022-06: Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, which defers the sunset date of ASU 2020-04: Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting from December 31, 2022 to December 31, 2024. ASU 2020-04 provides optional expedients and exceptions to applying the guidance on contract modifications, hedge accounting, and other transactions, to simplify the accounting for transitioning from the London Interbank Offered Rate, and other interbank offered rates expected to be discontinued, to alternative reference rates. After December 31, 2024, entities will no longer be permitted to apply the relief in Topic 848. The Company determined that adoption of this ASU will not have a material impact on our consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Codification 842 or "Topic 842", which supersedes the guidance in ASC 840, Leases. The new standard, as amended by subsequent ASUs on Topic 842 and recent extensions issued by the FASB in response to COVID-19, requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether the lease is effectively a financed purchase by the lessee. This classification determines whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of its classification. Leases with a term of 12 months or less are accounted for in the Company's consolidated statements of operations.

The Company adopted Topic 842 effective July 1, 2022 using the modified retrospective approach, whereby we recognized a transition adjustment at the effective date of Topic 842, rather than at the beginning of the earliest comparative period presented. Prior period information was not restated. In addition, the Company applied the package of transition practical expedients, which allows the Company to carryforward its population of existing leases, the classification of each lease and the treatment of initial direct costs as of the period of adoption. The Company did not elect the practical expedient related to hindsight analysis which allows a lessee to use hindsight in determining the lease term and in assessing impairment of the entity’s ROU assets.

The Company identified the population of real estate and equipment leases to which the guidance applies and implemented changes in its systems, procedures and controls relating to how lease information is obtained, processed and analyzed. In connection with the restatement, the Company has reclassified the deferred gain related to a previous sale and leaseback of $10.7 million to retained earnings. Refer to Note 2. Further, the Company recognized $37.6 million in ROU assets that represent the Company's right to use the underlying assets for the lease term and $39.2 million in lease obligations that represent the Company's obligation to make lease payments arising from the lease. The ROU assets recognized upon adoption of Topic 842, included the reclassification of approximately $2.1 million of deferred rent and $0.4 million of prepaid rent. See Note 10.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to available-for-sale debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. These changes will result in more timely recognition of credit losses.

The Company adopted ASU No. 2016-13, as amended effective July 1, 2022. We consider historical experience, the current economic environment, customer credit ratings or bankruptcies, and reasonable and supportable forecasts to develop our allowance for credit losses. We review these factors quarterly to determine if any adjustments are needed to the allowance. This guidance did not have a material impact on our condensed consolidated financial statements.

Recently Issued Accounting Pronouncements

The recently issued accounting pronouncements are not expected to have an impact on the Company.

2. Restatement, Reclassification and Revision of Previously Issued Condensed Consolidated Financial Statements

The Company has restated its unaudited condensed consolidated financial statements as of and for the three and six months ended December 31, 2022.

Errors were discovered during the course of management’s review of the Company’s financial statements in the process of closing the fiscal year ended June 30, 2023 and in conjunction with the year-end audit. The errors were primarily related to the correction of an error related to the classification of assets as part of the historical purchase price allocations for certain business combinations, which impacted the loss on a partial disposition of Laetitia Vineyard and Wineries land and related vineyards that occurred during the three months ended December 31, 2022, and the treatment of a deferred gain as part of the implementation of ASC 842, Leases ("ASC 842"). In light of the restatement, the Company is also correcting and/or reclassifying certain immaterial out-of-period items and other adjustments in all periods presented, which include but are not limited to those related to the determination of the service period used in the recognition of stock-based compensation expense and classification of assets as part of the historical purchase price allocations for certain business combinations. Certain prior year amounts have been reclassified for consistency with the current year presentation. In addition, our beginning accumulated deficit increased by $0.7 million, net of a tax benefit of $0.3 million, as a consequence of the impact of those identified immaterial errors to periods prior to July 1, 2021.

Regarding our previously reported unaudited condensed consolidated balance sheet as of December 31, 2022, the following table presents the adjustment of $10.7 million deferred gain arising from a prior-year sale leaseback transaction that should have been recognized as a cumulative-effect adjustment to retained earnings as part of the implementation of ASC 842, offset by previously recognized amortization of the deferred gain for the six months ended December 31, 2022 of $0.7 million.

In addition, the Company is adjusting for certain immaterial out-of-period items, reclassifications and other adjustments including but not limited to:

(i)
$2.8 million reclassification between cash and cash equivalents and accounts payable for classification of outstanding checks;

(ii)
$1.6 million adjustment to inventories and retained earnings due to incorrect inventory turns used to calculate overhead absorption on custom production;
(iii)
$4.1 million adjustment to additional paid-in capital and retained earnings due to overstatement of stock-based compensation expense arising from an incorrect service period used in expense recognition.
(iv)
$12.2 million adjustment to retained earnings related to the $10.7 million reclass from deferred gain noted above, $2.3 million current period change in net income as well as prior year increase in accumulated deficit of $0.7 million, net of tax benefit of $0.3 million, primarily due to a non-recurring adjustment for historical acquisitions of $1.6 million, offset by $0.9 million for adjustment to property, plant and equipment, net due to overstatement of depreciation expense arising from the incorrect classification of assets as part of historical purchase price allocations.

CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	December 31, 2022
(in thousands)	As Previously Reported	Adjustments	As Restated
Assets
Current assets:
Cash and cash equivalents	$44,506	$(2,813)	$41,693
Other receivables	1,112	(312)	800
Inventories	198,706	(1,647)	197,059
Total current assets	317,235	(4,772)	312,463
Property, plant, and equipment, net	220,767	(348)	220,419
Intangible assets, net	47,144	(102)	47,042
Total assets	665,564	(5,222)	660,342
Current liabilities:
Accounts payable	27,821	(2,814)	25,007
Accrued liabilities and other payables	26,782	220	27,002
Current maturities of long-term debt	204,182	(187,702)	16,480
Total current liabilities	385,485	(190,296)	195,189
Long-term debt, less current maturities	-	187,702	187,702
Deferred tax liability	7,447	2,580	10,027
Deferred gain	10,449	(10,449)	-
Total liabilities	436,669	(10,463)	426,206
Redeemable noncontrolling interest	260	(1)	259
Stockholders' equity:
Additional paid-in capital	385,728	(4,087)	381,641
Accumulated Deficit	(130,441)	9,498	(120,943)
Total Vintage Wine Estates, Inc. stockholders' equity	229,253	5,411	234,664
Noncontrolling interests	(618)	(169)	(787)
Total stockholders' equity	228,635	5,242	233,877
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	665,564	(5,222)	660,342

Regarding the previously reported unaudited condensed consolidated statement of operations for the three and six months ended December 31, 2022, the following table presents the impact of the restatement of $0.7 million amortization, adjusted through gain on sale-leaseback, of a deferred gain of $10.7 million arising from a prior-year sale leaseback transaction that should have been recognized as a cumulative-effect adjustment to equity as part of the implementation of ASC 842.

In addition, the Company is adjusting for certain immaterial out-of-period items, reclassifications and other adjustments including but not limited to:

(i)
for the six months ended December 31, 2022, $1.2 million adjustment to cost of revenue due to out-of-period items related primarily to a non-recurring adjustment related to insurance due to the formation of VWE Captive, LLC;
(ii)
for the six months ended December 31, 2022, a $1.6 million adjustment to selling, general and administrative expense due to a non-recurring adjustment for historical acquisitions;
(iii)
for the three and six months ended December 31, 2022, $1.1 million and $2.3 million adjustments to selling, general and administrative expense due to an overstatement of stock-based compensation expense arising from an incorrect service period used in expense recognition;
(iv)
for the three and six months ended December 31, 2022, a $1.2 million adjustment to intangible assets, due to impairment recognized in 2022;
(v)
for the three and six months ended December 31, 2022, a $3.5 million adjustment to correct the loss on sale related to the partial disposition of Laetitia Vineyard and Wineries land.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended December 31, 2022			Six Months Ended December 31, 2022
(in thousands, except share and per share amounts)	As Previously Reported	Adjustments	As Restated	As Previously Reported	Adjustments	As Restated
Net revenue
Wine, spirits and cider	$53,298	$408	$53,706	$104,717	1,259	$105,976
Total net revenue	77,993	408	78,401	155,222	1,259	156,481
Cost of revenue
Wine, spirits and cider	36,039	616	36,655	70,670	(994)	69,676
Nonwine	16,283	(283)	16,000	31,221	308	31,529
Total cost of revenue	52,322	333	52,655	101,891	(686)	101,205
Gross profit	25,671	75	25,746	53,331	1,945	55,276
Selling, general, and administrative expenses	33,225	(1,086)	32,139	66,932	(3,344)	63,588
Intangible assets impairment losses	13,823	(1,180)	12,643	13,823	(1,180)	12,643
Gain on remeasurement of contingent liability	(3,474)	-	(3,474)	(2,648)	(641)	(3,289)
Gain on sale leaseback	117	(117)	-	(217)	217	-
Loss on sale of property, plant, and equipment	470	3,960	4,430	352	4,078	4,430
Loss from operations	(145,580)	(1,502)	(147,082)	(153,282)	2,815	(150,467)
Loss before provision for income taxes	(152,332)	(1,502)	(153,834)	(153,817)	2,815	(151,002)
Income tax (benefit) provision	(21,709)	(1,943)	(23,652)	(22,558)	380	(22,178)
Net loss	(130,623)	441	(130,182)	(131,259)	2,435	(128,824)
Net loss attributable to the noncontrolling interests	(1,046)	(1)	(1,047)	(1,389)	168	(1,221)
Net loss attributable to common stockholders	(129,577)	442	(129,135)	(129,870)	2,267	(127,603)
Net loss per share allocable to common stockholders
Basic	$(2.20)	$0.01	$(2.19)	$(2.20)	$0.03	$(2.17)
Diluted	$(2.20)	$0.01	$(2.19)	$(2.20)	$0.03	$(2.17)

The following table presents the impact of the adjustments and reclassifications discussed above on the unaudited condensed consolidated cash flow statement for the six months ending December 31, 2022:

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended December 31, 2022
(in thousands)	As Previously Reported	Adjustments	As Restated
Cash flows from operating activities
Net loss	$(131,259)	$2,435	$(128,824)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	7,308	548	7,856
Amortization expense	3,962	(220)	3,742
Amortization of deferred loan fees and line of credit fees	-	220	220
Goodwill and intangible assets impairment losses	139,108	(1,180)	137,928
Remeasurement of contingent consideration liabilities	(2,648)	(641)	(3,289)
Stock-based compensation expense	8,979	(2,289)	6,690
Provision for inventory reserve	-	497	497
Deferred income tax benefit	(22,532)	320	(22,212)
Loss on disposition of assets	352	4,078	4,430
Deferred gain on sale leaseback	(217)	217	-
Deferred Rent	(2,079)	2,079	-
Change in operating assets and liabilities (net of effect of business combinations):
Accounts receivable	1,808	(323)	1,485
Other receivables	2,754	312	3,066
Inventories	(4,904)	67	(4,837)
Prepaid expenses and other current assets	(10,659)	(1,527)	(12,186)
Accounts payable	11,529	472	12,001
Accrued liabilities and other payables	4,334	(2,253)	2,081
Net change in lease assets and liabilities	1,511	(2,079)	(568)
Net cash provided by (used in) operating activities	317	733	1,050
Cash flows from financing activities
Payment of deferred financing costs	(2,352)	377	(1,975)
Outstanding checks in excess of cash	2,345	(2,812)	(467)
Loan fees	-	(377)	(377)
Net cash used in financing activities	(6,483)	(2,812)	(9,295)
Net change in cash, cash equivalents and restricted cash	(5,786)	(2,079)	(7,865)
Cash, cash equivalents and restricted cash, beginning of period	50,292	(734)	49,558
Cash, cash equivalents and restricted cash, end of period	44,506	(2,813)	41,693
Supplemental cash flow information
Noncash investing and financing activities:
Increase in finance lease assets and liabilities upon adoption of ASC 842	759	(692)	67

Reclassifications and Revisions

Subsequent to the issuance of the Company's financial statements as of the year ended June 30, 2022, the Company discovered an error in its classification of purchase price for specific properties, which resulted in the Company overstating depreciable assets and the related depreciation expense for post-acquisition periods. Management has evaluated this misstatement, which understated property, plant and equipment, net and overstated inventories and the related cost of revenue, and concluded it was not material to prior periods, individually or in the aggregate. However, correcting the cumulative effect of the error in the current period would have had a material effect on the results of operations for such period. Therefore, the Company is revising the relevant prior period consolidated financial statements and related footnotes for this error and other immaterial out-of-period items for comparative purposes. The Company will also correct previously reported financial information for such immaterial errors in future filings, as applicable. Additionally, comparative prior period amounts in the applicable notes to the unaudited condensed consolidated financial statements have been revised, certain prior year amounts have been reclassified for consistency with the current year presentation, and our beginning accumulated deficit increased by $0.7 million, net of a tax benefit of $0.3 million, as a consequence of the impact of those identified immaterial errors to periods prior to July 1, 2021.

Regarding our previously reported consolidated balance sheet as of June 30, 2022, the following table presents the impact of certain immaterial out-of-period items, reclassifications and other adjustments including but not limited to:

(i)
$1.8 million reclassification from restricted cash to cash and cash equivalents as well as $0.7 million reclassification for outstanding checks between cash and cash equivalents and accounts payable;
(ii)
$1.9 million non-recurring adjustment to prepaid expenses and other current assets related to the formation of VWE Captive, LLC;
(iii)
$2.6 million adjustment to property, plant, and equipment, net due to an overstatement of depreciation expense arising from the incorrect classification of assets as part of historical purchase price allocations;
(iv)
$1.5 million reclassification between property, plant, and equipment and inventories related to specific spirits barrels;
(v)
$1.3 million adjustment to intangible assets, net due to impairment;
(vi)
$2.1 million non-recurring adjustment to accrued liabilities and other payables for historical acquisitions;
(vii)
$1.8 million adjustment to additional paid-in capital and retained earnings due to overstatement of stock-based compensation expense arising from an incorrect service period used in expense recognition; and
(viii)
$0.7 million adjustment to accumulated deficit due to a well as prior year accumulated deficit increase of $0.7 million, net of tax benefit of $0.3 million, primarily due to a non-recurring adjustment for historical acquisitions of $1.6 million, offset by $0.9 million for adjustment to property, plant and equipment, net due to overstatement of depreciation expense.

CONSOLIDATED BALANCE SHEET

	June 30, 2022
(in thousands)	As Previously Reported	Adjustments	As Revised
Assets
Current assets:
Cash and cash equivalents	$43,692	$1,066	$44,758
Restricted cash	6,600	(1,800)	4,800
Accounts receivable, net	38,192	(323)	37,869
Inventories	192,102	820	192,922
Prepaid expenses and other current assets	13,394	(1,530)	11,864
Total current assets	300,723	(1,767)	298,956
Property, plant, and equipment, net	236,100	2,619	238,719
Intangible assets, net	64,377	(1,280)	63,097
Total assets	$765,895	$(428)	$765,467
Liabilities, redeemable noncontrolling interest, and stockholders' equity
Current liabilities:
Accounts payable	$13,947	$(474)	$13,473
Accrued liabilities and other payables	24,204	2,793	26,997
Total current liabilities	197,275	2,319	199,594
Other long-term liabilities	6,491	564	7,055
Deferred tax liability	29,979	(654)	29,325
Total liabilities	413,506	2,229	415,735
Redeemable noncontrolling interest	1,663	(169)	1,494
Stockholders' equity:
Additional paid-in capital	377,897	(1,798)	376,099
Accumulated deficit	(571)	(521)	(1,092)
Total Vintage Wine Estates, Inc. stockholders' equity	351,292	(2,319)	348,973
Noncontrolling interests	(566)	(169)	(735)
Total stockholders' equity	350,726	(2,488)	348,238
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$765,895	$(428)	$765,467

The following table presents the impact of certain immaterial out-of-period items, reclassifications and other adjustments to our previously reported unaudited condensed consolidated statement of operations for the three and six months ending December 31, 2021, including but not limited to a $3.2 million and $6.3 million, respectively, adjustment to cost of revenue: wine, spirits and cider due to an understatement of costs resulting from incorrect overhead absorption.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended December 31, 2021			Six Months Ended December 31, 2021
(in thousands, except share and per share amounts)	As Reported	Adjustments	As Revised	As Reported	Adjustments	As Revised
Wine, spirits and cider	$70,146	$-	$70,146	$106,433	$348	$106,781
Total net revenues	83,611	-	83,611	139,298	348	139,646
Wine, spirits and cider	39,076	3,508	42,584	59,664	6,640	66,304
Total cost of revenues	45,148	3,508	48,656	77,398	6,640	84,038
Gross profit	38,463	(3,508)	34,955	61,900	(6,292)	55,608
Selling, general, and administrative expenses	24,789	(244)	24,545	41,772	(249)	41,523
Loss on remeasurement of contingent liability	-	-	-	-	155	155
Income from operations	12,721	(3,264)	9,457	18,864	(6,198)	12,666
Net unrealized gain on interest rate swap agreements	2,636	711	3,347	4,029	890	4,919
Total other income (expense), net	(908)	711	(197)	(3,079)	890	(2,189)
Income before provision for income taxes	11,813	(2,553)	9,260	15,785	(5,308)	10,477
Income tax provision	3,261	(689)	2,572	4,454	(1,433)	3,021
Net income	8,552	(1,864)	6,688	11,331	(3,875)	7,456
Net income (loss) attributable to the noncontrolling interests	(40)	25	(15)	(65)	25	(40)
Net income attributable to Vintage Wine Estates, Inc.	8,592	(1,889)	6,703	11,396	(3,900)	7,496
Net income allocable to common stockholders	$8,592	(1,889)	$6,703	$11,396	(3,900)	$7,496
Net earnings (loss) per share allocable to common stockholders
Basic	$0.14	(0.03)	$0.11	$0.19	(0.07)	$0.12
Diluted	$0.14	(0.03)	$0.11	$0.19	(0.07)	$0.12

The following table presents the impact of the adjustments and reclassifications discussed above on the unaudited condensed consolidated cash flow statement for the six months ending December 31, 2021:

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended December 31, 2021
(in thousands)	As Reported	Adjustments	As Revised
Cash flows from operating activities
Net income	$11,331	$(3,875)	$7,456
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	9,670	(4,085)	5,585
Amortization expense	440	1,415	1,855
Amortization of deferred loan fees and line of credit fees	-	333	333
Remeasurement of contingent consideration liabilities	-	155	155
Net unrealized gain on interest rate swap agreements	(4,029)	(890)	(4,919)
(Benefit) provision for deferred income tax	(6,030)	(1,749)	(7,779)
Change in operating assets and liabilities (net of effect of business combinations):
Inventories	2,656	7,962	10,618
Accrued liabilities and other payables	8,899	1,569	10,468
Other	-	(836)	(836)
Net cash used in operating activities	(5,623)	-	(5,623)
Cash paid during the period for:
Interest	6,146	(135)	6,011
Income taxes	189	(1,433)	(1,244)

3. Business Combinations
Vinesse

On October 4, 2021, the Company acquired 100% of the members' interest in Vinesse, LLC, a California limited liability company ("Vinesse"). Vinesse is a direct-to-consumer platform company that specializes in wine clubs with over 60,000 members. Founded in 1993, Vinesse has developed a long-time following by offering boutique wines to a broader audience and making wine accessible and easy to love.

The purchase price totaling $17.0 million was comprised of cash of $14.0 million, consulting fees of $0.2 million per year for three years totaling $0.6 million and a three-year earnout payable of up to $2.4 million. To fund the cash portion of the purchase consideration, we utilized the line of credit under the amended and restated loan and security agreement.

The allocation of the consideration for the net assets acquired from the acquisition of Vinesse were as follows:

(in thousands)
Sources of financing
Cash	$14,000
Accrued other	600
Contingent consideration	2,400
Fair value of consideration	17,000

Assets acquired:
Fixed assets	121
Inventory	2,502
Trade Names and Trademarks	1,200
Customer relationships	3,700
Total identifiable assets acquired	7,523

Goodwill	$9,477

The Company used the carrying value as of the acquisition date to value fixed assets, as we determined that they represented the fair value at the acquisition date.

Inventory was comprised of finished goods, bulk and raw materials. The fair value of finished goods inventory and bulk inventory was derived using projected cost of goods sold as a percentage of net revenue. Raw materials inventory was valued at its book value.

The trade names and trademarks fair value was derived using the Relief-From-Royalty Method (“RFR”). Key assumptions in valuing trade names and trademarks included (i) a royalty rate of 1.8% and (ii) discount rate of 17.5%.

Customer relationships fair value was derived using the Multiple-Period Excess Earnings Method (“MPEEM”), utilizing a discount rate of 18.0%, and the Cost Approach. Customer relationships were weighted; 50.0% using the MPEEM model and 50.0% using the Cost Approach.

The results of operations of Vinesse are included in the accompanying condensed consolidated statements of operations from the October 4, 2021 acquisition date.

Transaction costs incurred in the acquisition were insignificant.

ACE Cider

On November 16, 2021, the Company acquired 100% of the capital stock of ACE Cider, the California Cider Company, Inc., a California corporation ("ACE Cider"). ACE Cider is a wholesale platform and specializes in hard cider, an alcoholic beverage fermented from apples. The operations of ACE Cider allow the Company to enter into the beer distribution category.

The purchase price totaling $47.4 million was comprised of cash of $46.9 million, consulting fees of $60 thousand and a two-year earnout payable of $0.5 million.

The allocation of the consideration for the net assets acquired from the acquisition of ACE Cider were as follows:

(in thousands)
Sources of financing
Cash	$46,880
Accrued other	60
Contingent consideration	500
Fair value of consideration	47,440

Assets acquired:
Fixed assets	4,205
Inventory	1,350
Trademarks	6,600
Customer relationships	14,300
Deferred tax liability	(6,554)
Total identifiable assets acquired	19,901

Goodwill	$27,539

The Company used the carrying value as of the Acquisition Date to value fixed assets, as we determined that they represented the fair value at the Acquisition Date.

Inventory was comprised of finished goods, bulk cider and raw materials. The fair value of finished goods inventory and bulk cider inventory was derived using projected cost of goods sold as a percentage of net revenue. Raw materials inventory was valued at its book value.

The trademarks fair value was derived using the RFR. Key assumptions in valuing trademarks included (i) a royalty rate of 2.75% and (ii) discount rate of 12.5%.

Customer relationships fair value was derived using the MPEEM, utilizing a discount rate of 13.0%, and Cost Approach. Customer relationships were weighted 90.0% using the MPEEM model and 10.0% using the Cost Approach.

The results of operations of ACE Cider are included in the accompanying condensed consolidated statements of operations from the November 16, 2021 acquisition date.

Transaction costs incurred in the acquisition were insignificant.

Meier's

On January 18, 2022, the Company acquired 100% of the capital stock in Meier's Wine Cellars, Inc., DBA Meier's Beverage Group, an Ohio company ("Meier's"). Meier's is a wholesale and business-to-business company that specializes in custom blending, contract storage, contract manufacturing, and private labeling for wine, beer, and spirits. Over the years, Meier's continued extending their winemaking skills by producing table wines, sparkling wines, dessert wines, vermouths and carbonated grape juice.

The purchase price totaling $25.0 million was comprised of cash of $12.5 million and 1,229,443 shares of common stock with a value of $12.5 million.

The terms of the acquisition also provide for the possibility of additional contingent consideration of up to $10.0 million based on Meier's exceeding current EBITDA levels over each of the next three years.The earn out consideration will be paid in a combination of 50% cash and 50% stock. The common stock shares issued are also subject to the terms of the lock-up agreement.

The preliminary allocation of the consideration for the net assets acquired from the acquisition of Meier's were as follows:

(in thousands)
Sources of financing
Cash	$12,500
Shares of common stock	10,521
Contingent consideration	4,900
Settlement of pre-existing relationship	(125)
Fair value of consideration	27,796

Assets acquired:
Accounts receivable	3,669
Fixed assets	12,859
Inventory	4,280
Other assets	356
Trademarks	700
Customer relationships	6,400
Accounts payable and accrued expenses	(2,682)
Deferred tax liability	(6,033)
Total identifiable assets acquired	19,549

Goodwill	$8,247

The number of shares of common stock were valued based on the Closing Date share price, resulting in a fair value of $12.0 million, less a discount of $1.5 million due to lack of marketability for shares of common stock, resulting in the shares of common stock valued at $10.5 million.

The contingent consideration was fair valued using the Monte Carlo simulation model, resulting in fair value earnout payments of $4.9 million.

The Company valued the fair value of accounts receivable, other assets, accounts payable and accrued expenses and fixed assets at the acquisition date.

Inventory was comprised of finished goods, work in process and raw materials. The fair value of finished goods inventory and work in process inventory was derived using projected cost of goods sold as a percentage of net revenue. Raw materials inventory was valued at its book value.

The trade names and trademarks fair value was derived using the RFR. Key assumptions in valuing trade names and trademarks included (i) a royalty rate of 1.1% and (ii) discount rate of 27.0%.

Customer relationships fair value was derived using the MPEEM, utilizing a discount rate of 28.0%. Customer relationships were weighted 100.0% using the MPEEM model.

The results of operations of Meier's are included in the accompanying condensed consolidated statements of operations from the January 18, 2022 acquisition date.

Transaction costs incurred in the acquisition were insignificant.

Other Acquisitions

On February 14, 2022, the Company purchased certain intellectual property pertaining or related to a canned cannabis beverage brand. The Company purchased the intellectual property at a purchase price of $0.4 million. An executive officer of the Company has a related party relationship and serves as a member of the board of directors.

4. Inventory (as restated)

Inventory consists of the following:

(in thousands)	December 31, 2022	June 30, 2022
Bulk wine, spirits and cider	$99,785	$88,978
Bottled wine, spirits and cider	78,557	86,785
Bottling and packaging supplies	17,439	16,328
Nonwine inventory	1,278	831
Total inventories	$197,059	$192,922

For the three months ended December 31, 2022 and 2021, the Company recognized costs related to reducing inventory to its net realizable value of $0.5 million and zero, respectively. For the six months ended December 31, 2022 and 2021, the Company recognized costs related to reducing inventory to its net realizable value of $0.5 million and $3.7 million, respectively.

For the six months ended December 31, 2022 and fiscal year ended June 30, 2022, the Company's inventory balances are presented net of inventory reserves of zero and $2.2 million, respectively, for bulk wine, spirits and cider inventory, $1.4 million and $1.8 million, respectively, for bottled wine, spirits and cider inventory and $0.2 million and $0.4 million, respectively, for bottling and packaging supplies inventory.

5. Assets Held for Sale (as restated)

During the period ended December 31, 2022, the Company had three asset groups classified as held for sale, one of which was sold during the period on December 15, 2022. The remaining assets held for sale include certain real property related to Tenma vineyards land and assumption of a land lease related to the Tamarack Cellars production facility. These assets are being marketed for sale. The Company intends to complete the sales of the assets within twelve months.

The carrying amounts of assets held for sale consists of the following:

(in thousands)	December 31, 2022
Tenma vineyards land held for sale	$5,403
Tamarack Cellars property, plant and equipment held for sale	2,722
Less accumulated depreciation and amortization	(2,532)
Total assets held for sale	$5,593

The cash flows related to held for sale assets have not been segregated and remain included in the major classes of assets.

There were no assets classified as held for sale for the year ended June 30, 2022.

During the three months ended December 31, 2022 the Company sold a portion of Laetitia Vineyard and Winery's land and related vineyards, previously held for sale, for a sale price of $8.7 million. We recognized a loss of $4.4 million from the sale. This loss was recorded within loss on sale of property, plant, and equipment on the accompanying condensed consolidated statement of operations and comprehensive income. Additionally, concurrent with the sale, the Company entered into a lease agreement to lease back certain of the vineyard blocks sold. See Note 10.

6. Property, Plant, and Equipment (as restated)

Property, plant, and equipment consists of the following:

	December 31, 2022	June 30, 2022
(in thousands)	As Restated
Buildings and improvements	142,161	$139,223
Land	31,073	46,632
Machinery and equipment	79,692	77,676
Cooperage	9,634	10,165
Vineyards	10,623	12,860
Furniture and fixtures	1,772	1,754
	274,955	288,310
Less accumulated depreciation and amortization	(71,454)	(66,987)
	203,501	221,323
Construction in progress	16,918	17,396
	$220,419	$238,719

Depreciation and amortization expense related to property and equipment was $3.9 million and $4.0 million for the three months ended December 31, 2022 and 2021, respectively and $7.9 million and $5.6 million for the six months ended December 31, 2022 and 2021, respectively.

7. Goodwill and Intangible Assets (as restated)

Goodwill

The following is a rollforward of the Company's goodwill by segment:

	Wholesale	Direct-to-Consumer	Business-to-Business	Total
(in thousands)
Balance at June 30, 2022	$116,304	$29,666	$8,981	$154,951
Goodwill Impairment	$(116,304)	$-	$(8,981)	$(125,285)
Balance at December 31, 2022	$-	$29,666	$-	$29,666

Our reporting units are the same as our reportable segments. We test our reporting units for impairment annually, or more frequently if events or circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying amount. During the three months ended December 31, 2022, we identified a number of goodwill impairment indicators that led us to conclude that an impairment test on goodwill was required to determine if the fair values of certain reporting units were below their carrying values. Most notably, revenue and earnings before income tax depreciation and amortization (EBITDA) for the second quarter (a historically strong quarter given the seasonal impact of holiday sales) fell short of projections. Additionally, we experienced increases in operational costs associated with higher cost of wine, freight and other supply chain items consistent with trends in the current economic environment. Both of these factors had a negative impact on our overall financial performance and led us to experience declining cash flows when compared to earlier quarter projections. Along with the continued market fluctuations, the Company's stock price continued to consistently decline during our second quarter of fiscal 2023.

Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions, estimates, and market factors. Estimating the fair value of individual reporting units requires us to make assumptions and estimates regarding our future plans, as well as industry, economic, and regulatory conditions. These assumptions and estimates include estimated future annual net cash flows, income tax rates, discount rates, growth rates, and other market factors. If current expectations of future growth rates and margins are not met, if market factors outside of our control, such as discount rates, change, or if management’s expectations or plans otherwise change, then one or more of our reporting units might become impaired in the future.

We utilized the discounted cash flow method under the income approach and the Guideline Public Company Method (GPCM) under the market approach to estimate the fair value of our reporting units. Some of the more significant assumptions inherent in estimating the fair values under the income approach include the estimated future annual net cash flows for each reporting unit (including net sales, cost of revenue, selling, general and administrative expense updated as of the end of the second quarter, depreciation and amortization, working capital, and capital expenditures), estimated growth rates, income tax rates, long-term growth rates, and a discount rate that appropriately reflects the risks inherent in each future cash flow stream. Under the GPCM approach, the significant assumptions include the consideration of stock price and financial metrics from guideline companies.

As a result of our interim impairment test, we determined that the fair values of the Wholesale and Business-to-Business reporting units were less than their respective carrying amounts. We recognized a total impairment charge of $125.3 million as of and for the three months ended December 31, 2022, which consists of $116.3 million for Wholesale and $9.0 million for Business-to-Business and is included in goodwill impairment losses in the condensed consolidated statements of operations.

Intangible Assets

The following tables summarize other intangible assets by class:

	December 31, 2022
(in thousands)	Gross Intangible	Accumulated Amortization	Accumulated Impairment Losses	Net Intangible	Weighted Average Remaining Amortization Period (in years)
Indefinite-life intangibles	As Restated		As Restated	As Restated
Trade names and trademarks	$28,922	$-	$(12,643)	$16,279	N/A
Winery use permits	6,750	-	-	6,750	N/A
Total Indefinite-life intangibles	35,672	-	(12,643)	23,029

Definite-life intangibles
Customer and Sommelier relationships	30,700	(8,126)	-	22,574	4.0
Trade names and trademarks	1,900	(461)	-	1,439	3.5
Total definite-life intangibles	32,600	(8,587)	-	24,013
Total other intangible assets	$68,272	$(8,587)	$(12,643)	$47,042

	June 30, 2022
(in thousands)	Gross Intangible	Accumulated Amortization	Accumulated Impairment Losses	Net Intangible	Weighted Average Remaining Amortization Period (in years)
Indefinite-life intangibles
Trade names and trademarks	$30,203	$-	$(1,281)	$28,922	N/A
Winery use permits	6,750	-	-	6,750	N/A
Total Indefinite-life intangibles	36,953	-	(1,281)	35,672

Definite-life intangibles
Customer and Sommelier relationships	30,700	(4,922)	-	25,778	4.4
Trade names and trademarks	1,900	(253)	-	1,647	3.5
Total definite-life intangibles	32,600	(5,175)	-	27,425
Total other intangible assets	$69,553	$(5,175)	$(1,281)	$63,097

Our indefinite-lived intangible asset balance consists of trade names, trademarks and winery use permits, which had an aggregate carrying amount of $23.0 million as of December 31, 2022. As part of the Company's financial statement revisions, we recorded an impairment charge of $1.3 million in the quarter ending June 30, 2022. We test our trade names, trademarks, and winery use permits for impairment annually, or more frequently if events or circumstances indicate it is more likely than not that the fair value of a trade name, trademark or winery use permit is less than its carrying amount. As noted above in the goodwill section, there were events and circumstances which occurred during the second quarter ending December 31, 2022 that indicated that it was more likely than not that the fair values of certain of our trademarks may be below their carrying amounts. As such, we performed a quantitative impairment test on our indefinite-lived intangibles.

We evaluated the Company's winery use permits and determined that there was no evidence as of December 31, 2022 to suggest that any of the permits associated with the land and facilities of a given property had been compromised or no longer held the value assigned on the date of the acquisition. The value of the winery use permits is based off of the various ways the winery property can be used in the Company’s operations and is therefore not solely dependent on the value of the trade name and forecasted sales of the wine currently produced on that particular property.

We utilized the relief from royalty method under the income approach to estimate the fair value of our trade names and trademarks. Some of the more significant assumptions inherent in estimating the fair values include the estimated future annual net sales for each trademark and trade name, royalty rates (as a percentage of net sales that would hypothetically be charged by a licensor of the brand to an unrelated licensee), income tax considerations, long-term growth rates, and a discount rate that reflects the level of risk associated with the future cost savings attributable to the trade name or trademark. Based on the analysis performed, it was determined that the Company had a trade names and trademark impairment charge totaling $12.6 million, which consisted of $10.3 million related to Wholesale, $2.2 million related to Direct-to-Consumer, and $0.1 million related to Business-to-Business segments. The total impairment loss of $12.6 million consists primarily of $4.1 million and $3.7 million related to the Layer Cake and ACE trademarks, respectively. The impairment loss arose due to a continued decline in Layer Cake volume and a lower royalty rate use for assessing ACE trademark given management's expectations. The impairment loss is included in intangible asset impairment losses in the condensed consolidated statements of operations.

The range of discount rates, long-term growth rates, EBITDA multiples and royalty rates we used to estimate the fair values of our reporting units (in relation to our goodwill impairment testing) and trademarks as of the December 31, 2022 impairment testing date for each reporting unit or trademark, were as follows:

	Discount Rate		Long-Term Growth Rate		EBITDA Multiple		Royalty Rate
	Min	Max	Min	Max	Min	Max	Min	Max
Reporting units	13.5%	14.0%	3.0%	5.0%	10.0x	14.0x
Trademarks	15.0%	15.0%	3.0%	5.0%			1.5%	2.0%

Amortization expense of definite-life intangibles was $1.7 million and $1.1 million for the three months ended December 31, 2022 and 2021, respectively and $3.4 million and $1.6 million for the six months ended December 31, 2022 and 2021, respectively.

As of December 31, 2022, estimated future amortization expense for definite-lived assets is as follows:

(in thousands)
2023 remaining	$3,411
2024	6,811
2025	5,291
2026	4,527
2027	3,179
Thereafter	794
Total estimated amortization expense	$24,013

8. Accrued Liabilities (as restated)

The major classes of accrued liabilities are summarized as follows:

(in thousands)	December 31, 2022	June 30, 2022
Accrued purchases	$8,190	$6,728
Accrued employee compensation	6,160	5,580
Other accrued expenses	5,024	8,867
Non related party accrued interest expense	735	429
Contingent consideration	2,748	2,710
Unearned income	602	642
Captive insurance liabilities	3,543	2,041
Total Accrued liabilities and other payables	$27,002	$26,997

9. Fair Value Measurements (as restated)

The following tables present assets and liabilities measured at fair value on a recurring basis:

	December 31, 2022
(in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$27,511	$-	$-	$27,511
Interest rate swaps (1)	-	17,423	-	17,423
Total	$27,511	$17,423	$-	$44,934

Liabilities:
Contingent consideration liabilities (2)	$-	$-	$5,533	$5,533
Total	$-	$-	$5,533	$5,533

	June 30, 2022
(in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$36,616	$-	$-	$36,616
Interest rate swaps (1)	-	9,157	-	9,157
Total	$36,616	$9,157	$-	$45,773

Liabilities:
Contingent consideration liabilities (2)	$-	$-	$9,156	$9,156
Total	$-	$-	$9,156	$9,156

(1) The fair value of interest rate swaps is estimated using a discounted cash flow analysis that considers the expected future cash flows of each interest rate swap. This analysis reflects the contractual terms of the interest rate swap, including the remaining period to maturity, and uses market-corroborated Level 2 inputs, including forward interest rate curves and implied interest rate volatilities. The fair value of an interest rate swap is estimated by discounting future fixed cash payments against the discounted expected variable cash receipts. The variable cash receipts are estimated based on an expectation of future interest rates derived from forward interest rate curves. The fair value of an interest rate swap also incorporates credit valuation adjustments to reflect the non-performance risk of the Company and the respective counterparty.

(2) We assess the fair value of contingent consideration to be settled in cash related to acquisitions using probability weighted models for the various contractual earn-outs. These are Level 3 measurements. Significant unobservable inputs used in the estimated fair values of these contingent consideration liabilities include probabilities of achieving customer related performance targets, specified sales milestones, consulting milestones, changes in unresolved claims, projected revenue or changes in discount rates.

The following table provides a reconciliation of liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

Contingent Consideration
(in thousands)	As Restated
Balance at June 30, 2022	$9,156
Acquisitions	-
Payments	(334)
Change in fair value	(3,289)
Balance at December 31, 2022	5,533
Less: current portion	(2,748)
Long term portion	$2,785

The current and long-term portion of contingent consideration is included within the accrued liabilities and other payables and other long-term liabilities, respectively, in the condensed consolidated balance sheets.

Our non-financial assets, such as goodwill, indefinite-lived intangible assets and long-lived assets are adjusted to fair value when an impairment charge is recognized. Such fair value measurements are based predominately on Level 3 inputs.

10. Leases (as restated)

Leases Under ASC 842

We have lease agreements for certain winery facilities, vineyards, corporate and administrative offices, tasting rooms, and equipment under long-term non-cancelable leases. We determine if an arrangement is a lease at inception by evaluating whether the arrangement conveys the right to use an identified asset and whether we obtain substantially all of the economic benefits from and have the ability to direct the use of the asset. Our lease agreements generally do not contain any material residual value guarantees or material restrictive covenants.

Beginning July 1, 2022, operating leases are included in operating lease right-of-use assets, current operating lease liabilities and long-term operating lease liabilities in our condensed consolidated balance sheet. Operating lease right-of-use assets and corresponding operating lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Operating lease expense for operating lease assets is recognized on a straight-line basis over the lease term. As most of our leases do not provide an implicit rate, we use our collateralized incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. We use the implicit rate if it is readily determinable.

In connection with the restatement, the Company has reclassified the deferred gain related to a previous sale and leaseback of $7.8 million, net of taxes of $2.9 million, to retained earnings. As part of the financial statement revision, the Company capitalized a machinery and equipment lease during the quarter ended December 31, 2021 of $0.7 million. See Note 2.

Finance leases are included in finance lease right-of-use assets, current finance lease liabilities and long-term finance lease liabilities in our condensed consolidated balance sheet.

Our lease agreements include leases that contain lease components and non-lease components. For all asset classes, we have elected to account for both of these provisions as a single lease component.

We also have elected to apply a practical expedient for short-term leases whereby we do not recognize a lease liability and right-of-use asset for leases with a term of 12 months or less. In addition, we elected the package of transition practical expedients permitted under the transition guidance, which allows the Company to carry forward our leases without reassessing, whether any contracts are leases or contain leases, lease classification and initial direct costs.

Our leases have remaining lease terms from less than one year to 10 years. Our lease terms may include options to extend or terminate the lease when it is reasonably certain and there is significant economic incentive to exercise that option.

Beginning fiscal 2022, we no longer had related party lease agreements.

The following table summarizes the components of lease expense:

	Three Months Ended	Six Months Ended
(in thousands)	December 31, 2022	December 31, 2022
Operating lease expense	$1,750	$3,558

Finance lease expense
Amortization of right-of-use assets	69	139
Interest on lease liabilities	8	17
Total finance lease expense	77	156
Variable lease expense	320	477
Short-term lease expense	35	70
Total lease expense	$2,182	$4,261

The following table summarizes supplemental balance sheet items related to leases:

(in thousands)	December 31, 2022
Operating Leases
Operating lease right-of-use assets	$34,878

Current portion of operating lease liabilities	6,429
Long-term operating lease liabilities	29,960
Total operating lease liabilities	36,389

Finance Leases
Finance lease right-of-use assets	620

Current portion of finance lease liabilities	263
Long-term finance lease liabilities	363
Total finance lease liabilities	$626

The following table summarizes the weighted-average remaining lease term and discount rate:

Weighted-average remaining lease term (in years)
Operating leases	6.4
Finance leases	2.6

Weighted-average discount rate
Operating leases	5.0%
Finance leases	5.0%

The minimum annual payments under our lease agreements as of December 31, 2022 are as follows:

(in thousands)	Operating Leases	Finance Leases
Remaining fiscal 2023	$3,533	$144
2024	7,030	285
2025	6,606	157
2026	6,563	80
2027	6,210	-
2028 and thereafter	12,550	-
Total lease payments	42,492	666
Less imputed interest	(6,103)	(40)
Present value of lease liabilities	36,389	626
Current portion of lease liabilities	(6,429)	(263)
Total long term lease liabilities	$29,960	$363

Note - Table excludes obligations for leases with original terms of 12 months or less which have not been recognized as ROU assets or liabilities in our condensed consolidated balance sheets.

On December 15, 2022, we closed on a purchase and sale agreement to sell a portion of Laetitia Vineyard and Winery’s land and related vineyards to a third-party buyer. Concurrent with the finalization of the sale, we entered into a lease agreement to lease back from the third-party buyer certain of the vineyards blocks sold. The rent, payable annually, on this two-year operating lease was deemed to be below market. Therefore, we recorded an off-market adjustment of $0.3 million which increased the initial measurement of the ROU asset for this lease and reduced the loss recognized on this sale.

11. Long-Term and Other Short-Term Obligations (as restated)

The following table summarizes long-term and other short-term obligations:

(in thousands)	December 31, 2022	June 30, 2022
Note to a bank with interest at LIBOR (1.76%) at September 30, 2022 plus 1.75%; payable in quarterly installments of $1,180 principal with applicable interest; secured by specific assets of the Company. Extinguished and refinanced in December 2022.	-	76,792

Note to a bank with one month interest at SOFR (4.30%) at December 31, 2022 plus 2.35%; payable in quarterly installments of $1,546 principal with applicable interest; matures in December 2027; secured by specific assets of the Company.	154,590	-

Capital expenditures borrowings payable at LIBOR (0.50%) at September 30, 2022 plus 1.75%, payable in quarterly installments of $1,077 at September 30, 2022. Extinguished and refinanced in December 2022.	-	40,776

Capital expenditures borrowings payable, $14,365 at SOFR (4.30%) at December 31, 2022 plus 2.35%, $801 payable at Alternate Base Rate ABR (7.50% at December 31, 2022) plus Prime (1.25%), with draw expiring June 2027.	15,166	-

Equipment Term Loan payable, $3,932 at SOFR (4.30%) at December 31, 2022 plus 2.35%, $250 at Alternate Base Rate (ABR) (7.50% at December 31, 2022) plus Prime (1.25%), with draw expiring December 2026.	4,182	-

Note to a bank with interest fixed at 3.6%, payable in monthly installments of $60 principal with applicable interest; matures in April 2023.	240	593

Note to a bank with interest fixed at 2.75%, payable in monthly installments of $61 principal with applicable interest; matures in March 2024.	896	1,246

Delayed Draw Term Loan ("DDTL") with interest at LIBOR (2.32%) at September 2022 plus 1.75%, payable in quarterly installments of $1,260 starting March 2022. Extinguished and refinanced in December 2022.	-	65,882

Delayed Draw Term Loan ("DDTL") $29,818,with interest at SOFR (4.30%) at December 2022 plus 2.35%, $818 at Alternate Base Rate (ABR) (7.50% at December 31, 2022) plus Prime (1.25%), payable in quarterly installments starting March 2023. Matures in December 2027.	30,636	-
	205,710	185,289
Less current maturities	(16,480)	(14,909)
Less unamortized deferred financing costs	(1,528)	(1,285)
	$187,702	$169,095

Line of Credit

In April 2021, we entered into an amended and restated loan and security agreement (the “Amended and Restated Loan and Security Agreement”) to increase the credit facility to $480.0 million consisting of an accounts receivable and inventory revolving facility up to $230.0 million, a term loan in a principal amount of up to $100.0 million, a capital expenditures facility in an aggregate principal of up to $50.0 million, and a delay draw term loan facility up to an aggregate of $100.0 million which was limited to an aggregate of $55.0 million.

On November 8, 2022, we amended the amended and restated loan and security agreement to revise a definition used in a financial covenant under the agreement for the debt covenant calculation as of September 30, 2022 and subsequent periods.

On December 13, 2022, we entered into a second amended and restated loan and security agreement (the “Second A&R Loan and Security Agreement”), which further amended and restated the Amended and Restated Loan and Security Agreement and provides credit facilities totaling up to $458.4 million. The credit facilities under the Second A&R Loan and Security Agreement consist of: (i) a term loan facility in the principal amount of approximately $156.5 million (the “Term Loan Facility”), (ii) an accounts receivable and inventory revolving facility in the principal amount of approximately $229.7 million with a letter of credit sub-facility in the aggregate availability amount of $20.0 million (the “Revolving Facility”), (iii) an equipment loan facility in the principal amount of approximately $4.2 million (the “Equipment Loan”), (iv) a capital expenditure facility in the principal amount of approximately $15.2 million (the “Capex Facility”) and (v) a delayed draw term loan facility in the principal amount of approximately $52.9 million (amounts are available to be drawn through December 13, 2023) (the “DDTL Facility”, and, together with the Term Loan Facility, the Revolving Facility, the Equipment Loan and the Capex Facility, the “Credit Facilities”).

Concurrent with the closing of the Second A&R Loan and Security Agreement, we executed a draw of approximately $154.6 million on the Term Loan Facility, $125.0 million on the Revolving Facility, $4.2 million on the Equipment Loan, $15.2 million on the Capex Facility and $30.6 million on the DDTL Facility. The proceeds from the loan were used to, among other things, pay down outstanding amounts of under the Company’s existing credit facilities including the Amended and Restated Loan and Security Agreement.

The Term Loan Facility matures on December 13, 2027, and the Second A&R Loan and Security Agreement extends the maturities of the other credit facilities as follows: (i) the Revolving Facility matures on December 13, 2027, (ii) the Equipment Loan matures on December 31, 2026, (iii) the Capex Facility matures on June 30, 2027 and (iv) the DDTL Facility matures on December 13, 2027. The refinancing of the Second A&R Loan and Security Agreement was evaluated in accordance with ASC 470-50, Modifications and Extinguishments on a lender-by-lender basis. Certain lenders did not participate in the refinancing and the repayment of their related outstanding debt balances has been accounted for as an extinguishment of debt. Proceeds of borrowings from new lenders were accounted for as a new debt financing. The Company recorded a loss on extinguishment of debt of $0.5 million in the accompanying consolidated statement of operations and comprehensive income. For the remainder of the lenders, this transaction was accounted for as a modification because the difference between present value of the cash flows under the terms of the modified agreement (the Second A&R Loan and Security Agreement) and the present value of the cash flows under terms of the original agreement was less than 10% on a lender-by-lender basis.

As part of the refinancing of the Term Loan Facility, the Company incurred various costs of $2.3 million, including a $0.5 million original issue discount and $1.9 million in third-party debt issuance costs.

As part of the refinancing of the Revolving Facility, the Company incurred various costs of $2.6 million, including a $0.5 million original issue discount and $2.1 million in third-party debt issuance costs.

Regularly scheduled principal repayments of the Credit Facilities (other than the Revolving Facility) are payable on a quarterly basis as follows: (i) with respect to the Term Loan Facility, an amount equal to the original principal amount of the Term Loan Facility multiplied by 1/100th, (ii) with respect to the Equipment Loan, an amount equal to $0.2 million, (iii) with respect to the Capex Facility, an amount equal to $0.8 million, and (iv) with respect to the DDTL Facility, an amount equal to the original principal amount of the DDTL Facility multiplied by 1/28th with respect to delayed draw term loans used to purchase equipment and 1/100th with respect to delayed draw term loans used to purchase real estate. Repayment of the Revolving Facility is required if the borrowing base (as defined in the Second A&R Loan and Security Agreement) does not support the amount of borrowing under the Revolving Facility. Any unpaid principal, interest and other amounts owing with respect to any Credit Facility is due at maturity of such Credit Facility.

Borrowings under the Credit Facilities bear interest at a rate per annum equal to, at the Company’s option, either (a) a Term Secured Overnight Financing rate “SOFR” for the applicable interest period relevant to such borrowing, plus a market-determined credit spread adjustment depending on such interest period (0.10% for one-month; 0.15% for three-months; and 0.25% for six-months), plus an applicable margin (2.25% for the Credit Facilities other than the Revolving Facility; for the Revolving Facility the applicable margin is based on a range of 1.50%-2.00% depending on average borrowing availability under the Credit Facilities) or (b) an Adjusted Base Rate, or ABR, determined by reference to the highest of (i) Federal Funds Rate plus 0.50%, (ii) the rate of interest established by the lender acting as the administrative agent as its “prime rate” and (iii) the Term SOFR for a one-month term in effect on that day plus 1.0% plus a market-determined credit spread adjustment of 0.10%, plus, in each case, an applicable margin (1.25% for the Credit Facilities other than the Revolving Facility; depending on average availability for the Revolving Facility, with the initial applicable margin for the Revolving Facility being 1.00%). The Company is currently in the process of amending our interest rate swap agreements to conform with the Credit Facilities. We do not expect the impact of these amendments to have a material impact on the Credit Facilities' interest rates.

In addition, the Second A&R Loan and Security Agreement and related loan documents provide for recurring fees with respect to the Credit Facilities, including (i) a fee for the unused commitments of the lenders under the Term Loan Facility, the Revolving Facility and the DDTL Facility, payable quarterly, accruing at a rate equal to 0.25% per annum with respect to the Term Loan Facility and the DDTL Facility and a rate within the range of 0.15%-0.20% per annum with respect to the Revolving Facility depending on average availability under the Revolving Facility (ii) letter of credit fees (which vary depending on the applicable margin rate based on the average availability under the Revolving Facility), fronting fees and processing fees to each issuing bank and (iii) administration fees.

The Credit Facilities are secured by substantially all of the assets of the Company.

Additionally, the Second A&R Loan and Security Agreement includes customary representations and warranties, affirmative and negative covenants, financial covenants and certain other amendments, including, without limitation, (i) a minimum fixed charge coverage ratio (based on trailing twelve-month EBITDA adjusted for capital expenditures, taxes and certain other items) of 1.10:1.00 measured on a rolling four quarter basis provided that the minimum capital expenditure amount for purposes of calculating the fixed charge coverage ratio will increase by $175.0 thousand per quarter until it reaches $1.5 million, (ii) the addition of a maximum debt to capitalization ratio covenant, initially set at 0.60:1.00 for each quarter until December 31, 2023 and stepping down to 0.575:1.00 for each quarter until March 31, 2024 and 0.55:1.00 for each quarter until December 31, 2024 and thereafter, (iii) certain new EBITDA addbacks (and one historical EBITDA deduction in the amount of approximately $1.4 million for the quarter ended September 30, 2022) and (iv) certain amendments to the conditions for permitted acquisitions and accordion increases. At December 31, 2022, the Company believes it is in compliance with the covenants contained in the Second A&R Loan and Security Agreement.

On February 13, 2023, we amended the Second A&R Loan and Security Agreement to revise the deadline for submitting our December 31, 2022 consolidated financial statements to 90 days after the period end.

On March 31, 2023, we amended the Second A&R Loan and Security Agreement to revise the deadline for submitting our December 31, 2022 consolidated financial statements to 120 days after the period end.

On May 9, 2023, we amended the Second A&R Loan and Security Agreement to revise the definition and calculation of certain financial covenants as of March 31, 2023. The amendment revised the definition of Adjusted EBITDA (as defined in the Second A&R Loan and Security Agreement) as utilized in the fixed charge coverage ratio calculation to allow certain addbacks to Adjusted EBITDA. Due to the amendment, at March 31, 2023, the Company believes it is in compliance with the covenants contained in the Second A&R Loan and Security Agreement.

On October 12, 2023, the Company entered into a fourth amendment to the Second Amended and Restated Loan and Security Agreement (the “Fourth Amendment”) by and among the Company, the Borrowers, the Lenders party thereto, and Agent. The Fourth Amendment, among other things: (i) waives certain existing events of default relating to the Company’s failure to comply with the financial covenants and financial reporting requirements set forth in the Credit Agreement for prior fiscal periods; (ii) reduces the aggregate revolving commitment and the aggregate delayed draw term loan commitment to $200,000,000 and $38,100,000, respectively; (iii) replaces the maximum debt to capitalization financial covenant with a minimum adjusted EBITDA financial covenant of not less than (1) $4,000,000 for the fiscal quarter ending September 30, 2023, (2) $17,000,000 for the two fiscal quarter period ending December 31, 2023, (3) $27,000,000 for the three fiscal quarter period ending March 31, 2024, (4) $34,000,000 for the four fiscal quarter period ending June 30, 2024, and (5) $35,000,000 for each four fiscal quarter period ending thereafter; (iv) adds a minimum liquidity covenant of $25,000,000 (or, for fiscal quarters ending in December, $15,000,000), which applies only for the fiscal quarters ending September 30, 2023 through and including December 31, 2024 (the “Covenant Modification Period”); (v) suspends the minimum fixed charge coverage ratio covenant for the fiscal quarters ending September 30, 2023 through and including June 30, 2024 and provides for a step-down of the minimum fixed charge coverage ratio to 1.00:1.00 for the remainder of the Covenant Modification Period; (vi) adds an equity cure right for the Company in the event of future breaches of the financial covenants; (vii) reduces revolver availability by (1) $15,000,000 during the months of February through September of each year and (2) $10,000,000 during the months of October through January of each year; (viii) suspends the exercise of incremental facilities during the Covenant Modification Period; (ix) restricts all permitted acquisitions during the term of the credit facilities, unless previously approved by the required Lenders; (x) increases in the applicable margin for all credit facilities to 3.00% for SOFR Loans and 2.00% for ABR Loans, which margins will step-up further if certain prepayments of the Term Loans are not made by certain dates prescribed in the Amendment; (xi) adds additional mandatory prepayments of (1) $10,000,000 by no later than March 31, 2024, (2) an additional $10,000,000 by no later than June 30, 2024 and (3) an additional $25,000,000 by no later than December 31, 2024; (xii) adds additional mandatory prepayments in the event that the Borrowers maintain a cash balance in excess of $20,000,000; (xiii) permits additional sales of certain real property with an aggregate appraised value of approximately $60,000,000, in addition to related personal property assets; and (xiv) adds certain additional reporting requirements to Agent and the Lenders.

As a result, as of the date hereof, the Company has received a waiver for certain events of default and is in compliance with its covenants contained in the Second A&R Loan and Security Agreement.

The effective interest rate under the revolving facility was 3.7% and 4.0% as of December 31, 2022 and 2021, respectively. The Company had availability under the line of credit as of December 31, 2022 and June 30, 2022, respectively.

Maturities of Long-Term and Other Short-Term Borrowings

Maturities of long-term and other short-term borrowings for succeeding years are as follows:

Remaining 2023	$9,292
2024	14,199
2025	13,658
2026	13,658
2027	13,038
Thereafter	141,865
$205,710

12. Stockholders' Equity (as restated)

Common Stock

We had reserved shares of stock, on an as-if converted basis, for issuance as follows:

	December 31, 2022	June 30, 2022
Warrants	25,646,453	25,818,247
Earnout shares	5,726,864	5,726,864
Total	31,373,317	31,545,111

Warrants

At December 31, 2022, there were 25,646,453 warrants outstanding to purchase shares of the Company's common stock at a price of $11.50 per whole share. The 25,646,453 warrants are made up of 18,000,000 Public Warrants (the "Public Warrants") and 8,000,000 Private Warrants (the "Private Warrants") less 353,547 warrants that have been repurchased as part of our share repurchase plan.

The Public Warrants are exercisable commencing on August 11, 2021 and expire five years after the commencement date. The Company may accelerate the expiry date by providing 30 days’ prior written notice, if and only if, the closing price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period. The public warrant holder’s right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of acceleration of the expiry date.

At December 31, 2022, there were 8,000,000 purchased warrants at a price of $1.00 per Private Warrant, with each Private Warrant exercisable commencing on August 11, 2021 for one common share at an exercise price of $11.50, subject to anti-dilution adjustments. The Private Warrants expire five years after the commencement date.

Earnout Shares

In connection with the closing of the business combination between Bespoke Capital Acquisition Corp. and Vintage Wine Estates, Inc., a California corporation (“VWE Legacy”) pursuant to a transaction agreement dated February 3, 2021, as amended, certain shareholders of shareholders of VWE Legacy are entitled to receive up to an additional 5,726,864 shares of the Company’s common stock (the “Earnout Shares”) if at any point during the Earnout Period, from June 7, 2021 to June 7, 2023, the Company's closing share price on the Nasdaq on 20 trading days out of 30 consecutive trading days;

•
is at or above $15 (but below $20), 50% of the Earnout Shares will be issued; and
•
is at or above $20 (i) to the extent no Earnout Shares have previously been issued, 100% of the Earnout Shares or (ii) to the extent the event Earnout Shares were previously issued, 50% of the Earnout Shares will be issued.

The Earnout Shares will be adjusted to reflect any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible common shares), reorganization, recapitalization, reclassification, combination and, exchange of shares or other like change. The Earnout Shares are indexed to the Company’s equity and meet the criteria for equity classification. The fair value of the Earnout Shares, $32.4 million, was recorded as a dividend to additional paid in capital due to the absence of retained earnings.

No Earnout Shares were issued as of December 31, 2022.

Meier's Earnout Shares

In connection with the closing of the Meier's business combination with Paul T. Lux Irrevocable Trust pursuant to a merger agreement dated January 18, 2022, Mr. Lux is entitled to receive up to an additional $5 million of the Company’s common stock, subject to the terms of the earnout agreement. The Company will make earnout payments based on the product of the amount of adjusted EBITDA in calendar 2022, 2023 and 2024 over EBITDA threshold, as defined in the merger agreement, and the earnout multiple of seven. The earnout payment shall be paid 50% in cash and 50% in the Company's common stock. No shares were issued through December 31, 2022.

2021 Stock Incentive Plan

Effective June 7, 2021, the Company adopted the 2021 Omnibus Incentive Plan (as amended, the "2021 Plan”). The 2021 Plan provides for the issuance of stock options, stock appreciation rights, performance shares, performance units, stock, restricted stock, restricted stock units and cash incentive awards. The 2021 Plan was approved by shareholders at the Annual Meeting of Shareholders on February 2, 2022.

The following table provides total stock-based compensation expense by award type:

	Three Months Ended		Six Months Ended
(in thousands)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	As Restated		As Restated
Stock option awards	$475	$-	$964	$-
Restricted stock units	2,775	-	5,726	-
Total stock-based compensation	$3,250	$-	$6,690	$-

Stock-based compensation expense is included as a component of selling, general and administrative expenses in the condensed consolidated statement of operations.

Stock Options

Stock options granted under the 2021 Plan are subject to market conditions. The stock options are exercisable for ten years and only become exercisable if the volume-weighted average price per share of our common stock is at least $12.50 over a 30-day consecutive trading period following the grant date. The fair value of the stock options was estimated using a Monte Carlo simulation valuation model. Stock option awards vest in four equal installments of 25%, with the first installment vesting 18 months after the vesting commencement date with respect to an additional 25% of the total stock-based award on each of the 2nd, 3rd and 4th anniversaries of the vesting commencement date, providing in each case the employee remains in continuous employment or service with the Company or an Affiliate. Compensation expense is recognized ratably over the derived service period.

The following table presents a summary of stock option activity under the 2021 Plan:

	Stock Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at June 30, 2022	3,503,527	$10.50	8.7	$-
Granted	782,061	10.50	9.9	-
Exercised	-	-		-
Forfeited or cancelled	(85,750)	10.50		-
Outstanding at December 31, 2022	4,199,838	$10.50	8.9	$-

Total unrecognized compensation expense related to the stock options was $7.9 million, which is expected to be recognized over a weighted-average period of 5.1 years. As of December 31, 2022, 633,422 options were exercisable pending attainment of market condition.

Restricted Stock Units

Restricted stock units are subject only to service conditions and vest in four equal installments of 25%, with the first installment vesting 18 months after the vesting commencement date and the other installments vesting on each of the 2nd, 3rd and 4th anniversaries of the vesting commencement date. One restricted stock unit vested in full on the 10 month anniversary of the vesting commencement date.

The following table presents a summary of restricted stock units activity for the periods presented:

	Restricted Stock Units	Weighted-Average Grant Date Fair Value
Outstanding at June 30, 2022	1,902,068	$8.14
Granted	412,237	3.79
Vested	(755,880)	8.20
Forfeited or cancelled	-	-
Outstanding at December 31, 2022	1,558,425	$6.96

Total unrecognized compensation expense related to the restricted stock units was $6.1 million, which is expected to be recognized over a weighted-average period of 2.8 years.

During the three months ended December 31, 2022, 755,880 restricted stock units vested and as a result the Company withheld 285,381 restricted stock units to cover the taxes related to the net share settlement of equity awards.

Stock and Warrant Repurchase Plan

On March 8, 2022, the Company's board of directors approved a repurchase plan authorizing the Company to purchase up to $30.0 million in aggregate value of our common stock and/or warrants through September 8, 2022. The repurchase program did not require the Company to acquire a specific number of shares or warrants. The cost of the shares and warrants that were repurchased were funded from available working capital.

For accounting purposes, common stock and/or warrants repurchased under our repurchase plan were recorded based upon the settlement date of the applicable trade. Such repurchased shares are presented using the cost method. During the three and six months ended December 31, 2022, the Company repurchased zero and 171,994 warrants, respectively, at an average price of $1.00 per warrant. The total cost of the shares and/or warrants repurchased was $0.2 million.

The table below summarizes the changes in repurchases of common stock and warrants:

Three Months Ended
(in thousands)	December 31, 2022
Balance at September 30, 2022	3,225,441
Repurchases of common stock	-
Repurchases of warrants	-
Balance at December 31, 2022	3,225,441

Six Months Ended
(in thousands)	December 31, 2022
Balance at June 30, 2022	3,053,447
Repurchases of common stock	-
Repurchases of warrants	171,994
Balance at December 31, 2022	3,225,441

13. Income Taxes (as restated)

For the three months ended December 31, 2022, the effective tax rate differs from the federal statutory rate of 21% primarily due to permanent items related to non-deductible officers compensation expense, discrete items related to impairments, and increase in valuation allowance. For the three months ended December 31, 2021, the effective tax rate differs from the federal statutory rate of 21% primarily due to state taxes.

For the six months ended December 31, 2022, the effective tax rate differs from the federal statutory rate of 21% primarily due to permanent items related to non-deductible officers compensation expense, discrete items related to impairments, and increase in valuation allowance. For the six months ended December 31, 2021, the effective tax rate differs from the federal statutory rate of 21% primarily due to state taxes.

14. Commitments and Contingent Liabilities and Litigation

We are subject to a variety of claims and lawsuits that arise from time to time in the ordinary course of business. Although management believes that any pending claims and lawsuits will not have a material impact on the Company’s consolidated financial position or results of operations, the adjudication of such matters are subject to inherent uncertainties and management’s assessment may change depending on future events.

Litigation

On November 14, 2022, a purported securities class action lawsuit was filed in the U.S. District Court for the District of Nevada against the Company and certain current and former members of its management team. The lawsuit is captioned Ezzes v. Vintage Wine Estates, Inc., et al. (“Ezzes“), and alleges that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder, by making material misstatements or omissions in certain of the Company's periodic reports filed with the SEC relating to, among other things, the Company’s business, operations, and prospects, including with respect to the Company’s inventory metrics and overhead burden. The lawsuit seeks an unspecified amount of damages and an award of attorney’s fees, in addition to other relief. On November 28, 2022, a second purported securities class action lawsuit, captioned Salbenblatt v. Vintage Wine Estates, Inc., et al. (“Salbenblatt”), was filed in the same court, containing similar claims and allegations, and seeking similar relief, as the Ezzes lawsuit. On February 14, 2023, the Court consolidated both actions and appointed the lead plaintiffs. The Salbenblatt action was transferred to and consolidated with the Ezzes action. On May 1, 2023, the lead plaintiffs filed a consolidated amended class action complaint (“amended complaint”). On June 30, 2023, the defendants filed a motion to dismiss the amended complaint. The motion to dismiss was fully briefed on September 25, 2023, and is pending. The Company believes this litigation is without merit and intends to defend against them vigorously. However, litigation is inherently uncertain, and the Company is unable to predict the outcome of this litigation and is unable to estimate the range of loss, if any, that could result from an unfavorable outcome. The Company also cannot provide any assurance that the ultimate resolution of this litigation will not have a material adverse effect on our reputation, business, prospects, results of operations or financial condition.

The Company is involved in two disputes relating to an Asset Purchase Agreement (“APA”) and a related Non-Compete Agreement/Non-Solicitation Agreement (the “Non-Compete Agreement”) from a 2018 acquisition. Claimant has alleged that the Company did not make certain earnout payments allegedly due under the APA and has alleged that the Company misused alleged rights of publicity with respect to the brands in violation of the Non-Compete Agreement. On or about August 30, 2023, Claimants served a demand for arbitration on the Company. At present, Claimants collectively have not quantified the total amount of their alleged damages for all claims; however based on information provided by Claimants, the Company would anticipate that any claim of damages would likely be at least approximately $3.0 million. The Company disputes both that any amounts in excess of the accrued earn-out liability for the dispute period are owed and that the Company misused the alleged rights of publicity. The Company intends to vigorously defend itself against the claims. At this time, in view of the complexity and ongoing nature of the matters, we are unable to reasonably estimate a possible loss or range of loss that the Company may incur to resolve these matters or defend against these claims.

From time to time, the Company may become subject to other legal proceedings, claims and litigation arising in the ordinary course of business. In addition, the Company may receive letters alleging infringement of patent or other intellectual property rights. The Company is not currently a party to any other material legal proceedings, nor is it aware of any pending or threatened litigation that, in the Company’s opinion, would have a material adverse effect on the business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Indemnification Agreements

In the ordinary course of business, we may provide indemnification of varying scope and terms to vendors, lessors, customers and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. These indemnities include indemnities to our directors and officers to the maximum extent permitted under applicable state laws. The maximum potential amount of future payments we could be required to make under these indemnification agreements is, in many cases, unlimited. Historically, we have not incurred any significant costs as a result of such indemnifications.

Other Commitments

Contracts exist with various growers and certain wineries to supply a significant portion of our future grape and wine requirements. Contract amounts are subject to change based upon actual vineyard yields, grape quality and changes in grape prices. Estimated future minimum grape and bulk wine purchase commitments are as follows:

(in thousands)	Total
Remaining 2023	$4,390
2024	19,956
2025	17,408
$41,754

Grape and bulk wine purchases under contracts totaled $14.1 million and $11.3 million and $30.0 million and $21.2 million for the three and six months ended December 31, 2022 and 2021, respectively. The Company expects to fulfill all of these purchase commitments.

15. Related Party Transactions

Immediate Family Member and Other Business Arrangements

We provide at will employment to several family members of officers or directors who provide various sales, marketing and administrative services to us. Payroll and other expenses to these related parties was $95 thousand and $125 thousand for the three months ended December 31, 2022 and 2021, respectively and $220 thousand and $196 thousand for the six months ended December 31, 2022 and 2021, respectively.

We pay for sponsorship and marketing services and point of sale marketing materials to unincorporated businesses that are managed by immediate family members of a Company executive officer. For the three months ended December 31, 2022 and 2021, payments related to sponsorship and marketing services totaled $87 thousand and $106 thousand, respectively. For the six months ended December 31, 2022 and 2021, payments related to sponsorship and marketing services totaled $174 thousand and $193 thousand, respectively.

The Company has a revenue sharing agreement with Sonoma Brands Partners II, LLC where a portion of B.R. Cohn and Clos Pegase sales during various events throughout the year go to Sonoma Brands Partners II, LLC. Sonoma Brands Partners II, LLC is managed by a member of the Company's board of directors. For the six months ended December 31, 2022 and 2021, payments to Sonoma Brands Partners II, LLC totaled $232 thousand and $169 thousand, respectively.

The Company has a contract with Bin-to-bottle, a storage and bottling company owned by Patrick Roney, for storage purposes. The expenses incurred for storage were immaterial for the years ended June 30, 2023 and 2022.

Financial Advisory Agreement

In April 2022, the Company entered into an arrangement with Global Leisure Partners LLC ("GLP") to act as a financial advisor to the Company in connection with its exploration of acquisitions, mergers, investments and other strategic matters. A director of the Company having the authority to establish policies and make decisions is an executive of GLP. Although members of the board of directors are typically independent from management, members of the board of directors would be considered management based on the definition of management in ASC 850, Related Party Disclosures. Payments to GLP in respect of capital markets and mergers and acquisitions matters totaled $50 thousand and zero for the three months ended December 31 2022 and 2021, respectively and $100 thousand and zero for the six months ended December 31 2022 and 2021, respectively.

16. Segments (as restated)

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the CODM, or decision-making group, in deciding how to allocate resources and in assessing performance. When determining the reportable segments, the Company aggregated operating segments based on their similar economic and operating characteristics. Our operations are principally managed on a sales distribution basis and are comprised of three reportable segments: Wholesale; Direct-to-Consumer; and Business-to-Business. The factors for determining the reportable segments include the manner in which management evaluates performance for purposes for allocating resources and assessing performance.

We report our segments as follows:

Wholesale -- We sell our wine, spirits and cider to wholesale distributors under purchase orders. Wholesale operations generate revenue from product sold to distributors, who then sell them off to off-premise retail locations such as grocery stores, wine clubs, specialty and multi-national retail chains, as well as on-premise locations such as restaurants and bars.

Direct-to-Consumer ("DTC") -- We sell our wine and other merchandise directly to consumers through wine club memberships, at wineries’ tasting rooms, at Sommelier wine tasting events, and through the Internet. Winery estates hold various public and private events for customers and our wine club members. The certified Sommeliers provide guided tasting experiences customized for each audience through virtual and in-person events globally.

Business-to-Business ("B2B") -- Our Business-to-Business sales channel generates revenue primarily from the sale of private label wines and spirits, and custom winemaking services. Annually, we work with our national retail partners to develop private label wines incremental to their wholesale channel businesses.

Other -- Other is included in the tables below for purposes of reconciliation of revenues and profit but is not considered a reportable segment. In 2022, it included revenue from grape and bulk wine sales and storage services. In 2023 and going forward, these immaterial revenues are recorded in the B2B segment. We record corporate level expenses, non-direct selling expenses and other expenses not specifically allocated to the results of operations in Other.

The following tables present net revenue and income from operations directly attributable to the Company's segments:

	Three Months Ended December 31, 2022
(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
Segment Results
Net revenue	$23,083	$26,472	$28,814	$32	$78,401
Income (loss) from operations	$(126,896)	$1,424	$(1,167)	$(20,443)	$(147,082)

	Three Months Ended December 31, 2021
(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
Segment Results
Net revenue	$22,171	$34,806	$25,225	$1,409	$83,611
Income (loss) from operations	$4,204	$10,523	$7,255	$(12,525)	$9,457

	Six Months Ended December 31, 2022
(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
Segment Results
Net revenue	$47,070	$46,464	$62,994	$(47)	$156,481
Income (loss) from operations	$(124,608)	$3,393	$9,366	$(38,618)	$(150,467)

	Six Months Ended December 31, 2021
(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
Segment Results
Net revenue	$38,374	$50,069	$49,692	$1,511	$139,646
Income (loss) from operations	$7,245	$12,554	$13,484	$(20,617)	$12,666

There was no inter-segment activity for any of the given reporting periods presented.

Depreciation expense recognized by operating segment is summarized below:

(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
For the three months ended December 31:
2022	$(25)	$299	$232	$491	$997
2021	$-	200	$-	$-	$200

(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
For the six months ended December 31:
2022	$13	$590	$467	$941	$2,011
2021	$-	500	$-	$-	$500

Amortization expense recognized by operating segment is summarized below:

(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
For the three months ended December 31:
2022	$596	$832	$364	$13	$1,805
2021	$10	$139	$3	$1,052	1,204

(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
For the six months ended December 31:
2022	$1,192	$1,683	$728	$13	$3,616
2021	$21	$752	$5	$1,077	1,855

17. Earnings Per Share (as restated)

The following table reconciles the number of common shares used to compute basic and diluted earnings per share attributable to Vintage Wine Estates, Inc., shareholders:

	Three Months Ended December 31,		Six Months Ended December 31,
(in thousands, except for per share amounts)	2022	2021	2022	2021
Net (loss) income	$(130,182)	$6,688	$(128,824)	$7,456
Less: loss allocable to noncontrolling interest	(1,047)	(15)	(1,221)	(40)
Net (loss) income allocable to common shareholders	$(129,135)	$6,703	$(127,603)	$7,496

Numerator – Basic EPS
Net (loss) income allocable to common shareholders	$(129,135)	$6,703	$(127,603)	$7,496
Net (loss) income allocated to common shareholders	$(129,135)	$6,703	$(127,603)	$7,496

Numerator – Diluted EPS
Net (loss) income allocated to common shareholders	$(129,135)	$6,703	$(127,603)	$7,496
Net (loss) income allocated to common shareholders	$(129,135)	$6,703	$(127,603)	$7,496

Denominator – Basic Common Shares
Weighted average common shares outstanding - Basic	58,941,899	60,461,611	58,880,529	60,461,611

Denominator – Diluted Common Shares
Weighted average common shares - Diluted	58,941,899	60,461,611	58,880,529	60,461,611

Net (loss) income per share – basic:
Common Shares	$(2.19)	$0.11	$(2.17)	$0.12
Net (loss) income per share – diluted:
Common Shares	$(2.19)	$0.11	$(2.17)	$0.12

The following securities have been excluded from the calculations of diluted earnings per share attributable to common shareholders because including them would have been antidilutive:

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Shares subject to warrants to purchase common stock	25,646,453	26,000,000	25,646,453	26,000,000
Shares subject to options to purchase common stock	4,199,838	-	4,199,838	-
Total	29,846,291	26,000,000	29,846,291	26,000,000

18. Subsequent Events (as restated)

On January 17, 2023, a member of the executive team resigned from the company. Along with the resignation, all outstanding stock options and unvested restricted stock units previously granted to this executive under the Company's 2021 Plan ceased to vest and any unvested awards were forfeited. The Company recognized a reduction to stock-based compensation expense related to these forfeitures in the amount of $1.5 million during the three months ending March 31, 2023.

On January 19, 2023, the Company amended its interest rate swap agreements with Bank of the West effective January 15, 2023, which had floating rates tied to LIBOR prior to the effective date, to align the floating rates to SOFR in accordance with the Company's Second A&R Loan and Security Agreement.

On February 7, 2023, the Company and Patrick Roney, founder of VWE, entered into a letter agreement (the “Letter Agreement”) whereby Mr. Roney voluntarily elected to transition from Chief Executive Officer of the Company to Executive Chairman of the Board, effective February 7, 2023. Pursuant to the terms of the Letter Agreement, the Employment Agreement between the Company and Mr. Roney effective June 7, 2021 (the “Prior Employment Agreement”) was terminated and upon such termination the Company agreed to provide Mr. Roney his accrued but unpaid Base Salary and PTO (as defined in the Prior Employment Agreement) through February 7, 2023, and any vested amounts or benefits that he is entitled to receive under any plan, program, or policy, as described in Section 5.1 of the Prior Employment Agreement. Mr. Roney expressly waived any claim to the severance benefits described in Section 5.2(b) of the Prior Employment Agreement. Pursuant to the terms of the Letter Agreement, Mr. Roney will receive an annual base salary of $250,000 for his service as Executive Chairman and will be eligible to participate in the Company’s employee benefit plans and programs in accordance with their terms and eligibility requirements. In connection with his appointment as Executive Chairman, all outstanding stock options and unvested restricted stock units previously granted to Mr. Roney under the Company’s 2021 Plan ceased to vest and any unvested awards were forfeited. The total forfeitures amounted to $2.0 million dollars for the three months ending March 31, 2023.

Also on February 7, 2023, the Board appointed Jon Moramarco, a member of the Board, as the Company’s Interim Chief Executive Officer. In connection with such appointment, the Company entered into a consulting agreement (the “Consulting Agreement”) with bw166 LLC (“bw166”) and Mr. Moramarco, pursuant to which the Company will pay bw166 a monthly fee of $17,500 and will reimburse bw166 and Mr. Moramarco for reasonable business-related expenses in connection with the Interim Chief Executive Officer services provided thereunder. Additionally, the Company agreed to award Mr. Moramarco a one-time grant of 100,000 restricted stock units pursuant to the 2021 Plan, which will vest in full on the one-year anniversary of the grant date. Mr. Moramarco is the Managing Partner of bw166 and has a controlling interest therein.

On February 13, 2023, we amended the Second A&R Loan and Security Agreement to revise the deadline for submitting our December 31, 2022 consolidated financial statements to 90 days after the period end.

On March 1, 2023, the Company laid off certain employees in order to cut costs and reduce redundancies in the workforce. Our expected cost savings, after taking into consideration employee termination costs of approximately $1.4 million, are $1.8 million.

On March 2, 2023, the Company sold the Tenma vineyard, which was held for sale as of December 31, 2022, for net cash proceeds of approximately $11.0 million.

On March 13, 2023, the Company exited its interest rate swap agreements with City National Bank resulting in a net cash inflow of approximately $6.3 million.

On March 31, 2023, the Company entered into a lease agreement to lease a building to a third-party beginning on April 1, 2023 for an initial term of 4 years at a monthly rate of $7,500 for the first year to be increased by 3% each year.

Concurrently with the lease on March 31, 2023, the Company sold certain equipment held at the leased premises for total consideration of $109 thousand. The building was vacated by the Company earlier in fiscal 2023 as part of a consolidation initiative.

On March 31, 2023, we amended the Second A&R Loan and Security Agreement to revise the deadline for submitting our December 31, 2022 consolidated financial statements to 120 days after the period end.

On May 9, 2023, the Company entered into an amendment to its Second A&R Loan and Security Agreement that adjusted the definition of certain financial covenants for the quarter ended March 31, 2023.

On October 12, 2023, the Company entered into a fourth amendment to the Second Amended and Restated Loan and Security Agreement (the “Fourth Amendment”) by and among the Company, the Borrowers, the Lenders party thereto, and Agent. The Fourth Amendment, among other things: (i) waives certain existing events of default relating to the Company’s failure to comply with the financial covenants and financial reporting requirements set forth in the Credit Agreement for prior fiscal periods; (ii) reduces the aggregate revolving commitment and the aggregate delayed draw term loan commitment to $200,000,000 and $38,100,000, respectively; (iii) replaces the maximum debt to capitalization financial covenant with a minimum adjusted EBITDA financial covenant of not less than (1) $4,000,000 for the fiscal quarter ending September 30, 2023, (2) $17,000,000 for the two fiscal quarter period ending December 31, 2023, (3) $27,000,000 for the three fiscal quarter period ending March 31, 2024, (4) $34,000,000 for the four fiscal quarter period ending June 30, 2024, and (5) $35,000,000 for each four fiscal quarter period ending thereafter; (iv) adds a minimum liquidity covenant of $25,000,000 (or, for fiscal quarters ending in December, $15,000,000), which applies only for the fiscal quarters ending September 30, 2023 through and including December 31, 2024 (the “Covenant Modification Period”); (v) suspends the minimum fixed charge coverage ratio covenant for the fiscal quarters ending September 30, 2023 through and including June 30, 2024 and provides for a step-down of the minimum fixed charge coverage ratio to 1.00:1.00 for the remainder of the Covenant Modification Period; (vi) adds an equity cure right for the Company in the event of future breaches of the financial covenants; (vii) reduces revolver availability by (1) $15,000,000 during the months of February through September of each year and (2) $10,000,000 during the months of October through January of each year; (viii) suspends the exercise of incremental facilities during the Covenant Modification Period; (ix) restricts all permitted acquisitions during the term of the credit facilities, unless previously approved by the required Lenders; (x) increases in the applicable margin for all credit facilities to 3.00% for SOFR Loans and 2.00% for ABR Loans, which margins will step-up further if certain prepayments of the Term Loans are not made by certain dates prescribed in the Amendment; (xi) adds additional mandatory prepayments of (1) $10,000,000 by no later than March 31, 2024, (2) an additional $10,000,000 by no later than June 30, 2024 and (3) an additional $25,000,000 by no later than December 31, 2024; (xii) adds additional mandatory prepayments in the event that the Borrowers maintain a cash balance in excess of $20,000,000; (xiii) permits additional sales of certain real property with an aggregate appraised value of approximately $60,000,000, in addition to related personal property assets; and (xiv) adds certain additional reporting requirements to Agent and the Lenders.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of our Company as of and for the periods presented. The following discussion and analysis should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (our "Annual Report") and the unaudited condensed consolidated financial statements and the accompanying notes thereto included herein. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we”, “us”, “our” and “the Company” are intended to mean the business and operations of Vintage Wine Estates, Inc., a Nevada corporation and its consolidated subsidiaries.

Restatement of Previously Issued Financial Statements

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” has been amended and restated to give effect to the restatement of our financial statements, as more fully described in Note 2 to our financial statements entitled “Restatement. Reclassification and Revision of Previously Issued Condensed Consolidated Financial Statements.” For further detail regarding the restatement, see the “Explanatory Note” to this Quarterly Report on Form 10-Q/A.

Business Overview

Vintage Wine Estates, Inc., is a leading vintner in the United States ("U.S."), offering a collection of wines produced by award-winning, heritage wineries, popular lifestyle wines, innovative new wine brands, packaging concepts, as well as craft spirits. Our name brands include Layer Cake, Cameron Hughes, Clos Pegase, B.R. Cohn, Firesteed, Bar Dog, Kunde, Cherry Pie and many others. Since our founding over 20 years ago, we have grown organically through wine brand creation and through acquisitions to become the 14th largest wine producer based on cases of wine shipped in California.

Growth Strategy

Our strategy is to continue to grow organically by leveraging our omnichannel sales capabilities and through select acquisitions that enhance our wine portfolio and expand our offerings through all three business segments for our customers. Acquisitions have enabled us to diversify our wine sourcing into regions outside of California, expand our portfolio of brands, increase our vineyard assets and provide our direct-to-consumer and retail customers with a range of wines to choose from. We are also focused on improving profitability and driving cash generation by eliminating less profitable brands, exiting lower margin businesses, addressing wine making, warehousing and production efficiencies, simplifying our go-to-market strategy and monetizing select assets.

Trends and Other Factors Affecting Our Business

Various trends and other factors affect or have affected our operating results, including:

Economic Uncertainties

Inflation and supply chain constraints, as well as the ongoing COVID-19 pandemic ("COVID-19"), continue to disrupt the U.S. and global economies and there remains uncertainty about their impact on the economy. We cannot estimate with any certainty the length or severity of the economic uncertainties or the related financial consequences on our business and operations, including whether and when historic economic and operating conditions will resume or the extent to which the disruption may impact our business, financial position, results of operations or cash flows.

Management expects economic uncertainties including inflation and supply chain constraints to continue to impact financial metrics for several areas of the business including sales, cost of goods, operating expenses and cash flow.

Invasion of Ukraine

Russia's invasion of Ukraine has not had a direct impact on the Company. The Company does not have assets, operations or human capital resources located in Russia or Ukraine, does not invest or hold securities that trade in those areas and does not rely on goods or services sourced in Russia or Ukraine. However, the Company receives its capsules for wine bottles from a supplier in Italy, who has plants located in Ukraine (which has now closed), Italy and Poland. While the Company has not been impacted directly by supply chain disruptions as a result of the invasion, risks remain to the Company’s business including potential cybersecurity risks and other indirect operational or supply chain challenges, and the competition to secure wine bottle capsules has increased from suppliers due to the closing of the plant of the Company’s Italian supplier in Ukraine.

Weather Conditions

Our ability to fulfill the demand for wine is restricted by the availability of grapes. Climate change, agricultural and other factors, such as wildfires, disease, pests, extreme weather conditions, water scarcity, biodiversity loss and competing land use, impact the quality and quantity of grapes available to us for the production of wine from year to year. Our vineyards and properties, as well as other sources from which we purchase grapes, are affected by these factors. For example, the effects of abnormally high rainfall or drought in a given year may impact production of grapes, which can impact both our revenue and costs from year to year.

In addition, extreme weather events, such as wildfires can result in potentially significant expenses to repair or replace a vineyard or facility as well as impact the ability of grape suppliers to fulfill their obligations to us.

Seasonality

There is a degree of seasonality in the growing cycles, procurement and transportation of grapes. The wine industry in general tends to experience seasonal fluctuations in revenue and net income. Typically, we have lower sales and net income during our third fiscal quarter (January through March) and higher sales and net income during our second fiscal quarter (October through December) due to usual timing of seasonal holiday buying, as well as wine club shipments. We expect these trends to continue.

Key Measures to Assess the Performance of our Business

We consider a variety of financial and operating measures in assessing the performance of our business, formulating goals and objectives and making strategic decisions. The key GAAP measures we consider are net revenue; gross profit; selling, general and administrative expenses; and income from operations. The key non-GAAP measures we consider are Adjusted EBITDA and Adjusted EBITDA Margin. We also monitor our case volume sold from our distributors to retailers to help us forecast and identify trends affecting our growth.

Net Revenue

We generate revenue from our segments: Wholesale, Business-to-Business ("B2B") and Direct-to-Consumer ("DTC"). We recognize revenue from sales when obligations under the terms of a contract with our customer are satisfied. Generally, this occurs when the product is shipped, at which point title passes to the customer and control of the promised product or service is transferred to the customer. Our standard terms are free on board, or FOB, shipping point, with no customer acceptance provisions. Revenue is measured as the amount of consideration expected to be received in exchange for transferring products. We recognize revenue net of any taxes collected from customers, which are subsequently remitted to governmental authorities. We account for shipping and handling as activities to fulfill our promise to transfer the associated products. Accordingly, we record amounts billed for shipping and handling costs as a component of net sales and classify such costs as a component of costs of sales. Our products are generally not sold with a right of return, unless the product is spoiled or damaged. Historically, returns have not been significant to us.

Gross Profit

Gross profit is equal to net revenue less cost of sales. Cost of sales includes the direct cost of manufacturing, including direct materials, labor and related overhead, and physical inventory adjustments, as well as inbound and outbound freight and import duties.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include expenses arising from activities in selling, marketing, warehousing, and administrative expenses. Other than variable compensation, selling, general and administrative expenses are generally not directly proportional to net revenue, but are expected to increase over time to support the needs of the Company.

Income from Operations

Income from operations is gross profit less selling, general and administrative expenses; impairment losses on goodwill and intangible assets; acquisition and restructuring related expense or income and amortization of intangible assets. Income from operations excludes interest expense, income tax expense, and other expenses, net. We use income from operations as well as other indicators as a measure of the profitability of our business.

Case Volumes

In addition to acquisitions, the primary drivers of net revenue growth in any period are attributable to changes in case volumes and changes in product mix and sales price. Case volumes represents the number of 9-liter equivalent cases of wine that we sell during a particular period. Case volumes for our DTC and Wholesale segments are an important indicator for us to determine what is driving gross margin, although our B2B segment sales are not related to case volumes. This metric also allows us to develop our supply and production targets for future periods for our DTC and Wholesale segments.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we use Adjusted EBITDA and Adjusted EBITDA Margin to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies. These metrics are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted EBITDA is defined as earnings (loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, casualty losses or gains, impairment losses, changes in the fair value of derivatives, restructuring related income or expenses, and certain non-cash, non-recurring, or other items included in net income (loss) that we do not consider indicative of our ongoing operating performance. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue.

Results of Operations (as restated)

Our financial performance is classified into the following segments: Wholesale, B2B, and DTC. Our corporate operations, including centralized selling, general and administrative expenses are not allocated to the segments, as management does not believe such items directly reflect our core operations. However, we allocate re-measurements of contingent consideration and impairment of goodwill and intangible assets to our segments. Other than our long-term property, plant and equipment for wine tasting facilities, and customer lists, trademarks and trade names specific to acquired companies, our revenue generating assets are utilized across segments. Accordingly, the foregoing items are not allocated to the segments and are not discussed separately as the results of any such measures that had a significant impact on operating results are already included in the consolidated results discussion above.

We evaluate the performance of our segments on income from operations, which management believes is indicative of operational performance and ongoing profitability. Management monitors income from operations to evaluate past performance and identify actions required to improve profitability. Income from operations assists management in comparing the segment performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the core operations and, therefore, are not included in measuring segment performance. We define income from operations as gross margin less operating expenses that are directly attributable to the segment. Selling expenses that can be directly attributable to the segment are allocated accordingly.

Three Months Ended December 31, 2022 Compared with Three Months Ended December 31, 2021

Wholesale Segment Results

The following table presents summary financial data for our Wholesale segment:

	Three Months Ended December 31,		Dollar	Percent
(in thousands, except %)	2022	2021	Change	Change
Net revenue	$23,083	$22,171	$912	4.1%
Income (loss) from operations	$(126,896)	$4,204	$(131,100)	-3,118.5%

Wholesale net revenue increased $0.9 million, or 4.1%, from the three months ended December 31, 2021. The increase was primarily attributable to acquired revenue of $1.3 million, partially offset by a $0.4 million decline in international sales.

Wholesale loss from operations was $126.9 million, a $131.1 million, or 3,118.5%, decline from income from operations in the prior-year period. The loss was primarily attributable to non-cash goodwill and intangible assets impairments of $116.3 million and $10.3 million, respectively. Also impacting the loss from operations was a $1.5 million increase in the fair value of contingent consideration related to the acquisition of ACE Cider and a $3.6 million increase in cost of revenue resulting from inflation and supply chain challenges, increased headcount as well as higher labor costs.

B2B Segment Results

The following table presents summary financial data for our B2B segment:

	Three Months Ended December 31,		Dollar	Percent
(in thousands, except %)	2022	2021	Change	Change
Net revenue	$28,814	$25,225	$3,589	14.2%
Income (loss) from operations	$(1,167)	$7,255	$(8,422)	-116.1%

B2B net revenue increased $3.6 million, or 14.2%, from the three months ended December 31, 2021. Growth was driven by $3.5 million in acquired revenue, increased custom production volumes and the timing of bulk distilled alcohol sales. These increases were partially offset by a decrease in private label revenue due to discontinued programs.

B2B income from operations decreased $8.4 million, or 116.1%, from the three months ended December 31, 2021 due to higher costs related to contract winemaking and bottling, as well as goodwill and intangible non-cash assets impairments of $9.0 million and $0.1 million, respectively. These costs were partially offset by a $4.9 million gain on remeasurement of contingent consideration related to the acquisition of Meier's and higher volume.

DTC Segment Results

The following table presents summary financial data for our DTC segment:

	Three Months Ended December 31,		Dollar	Percent
(in thousands, except %)	2022	2021	Change	Change
Net revenue	$26,472	$34,806	$(8,334)	-23.9%
Income from operations	$1,424	$10,523	$(9,099)	-86.5%

DTC net revenue decreased $8.3 million, or 23.9%, from the three months ended December 31, 2021, driven by programming changes for a major television retailer and softening consumer discretionary spending, although tasting room activity remained steady.

DTC income from operations decreased $9.1 million, or 86.5%, from the three months ended December 31, 2021, primarily as a result of $2.2 million in non-cash intangible assets impairment as well as increased freight costs not covered by customer/retail pricing, higher overhead burden, a $1.3 million increase in amortization expense related to acquisitions and an incremental operating loss from acquisitions of $0.3 million.

Six Months Ended December 31, 2022 Compared with Six Months Ended December 31, 2021

Wholesale Segment Results

The following table presents summary financial data for our Wholesale segment:

	Six Months Ended December 31,		Dollar	Percent
(in thousands, except %)	2022	2021	Change	Change
Net revenue	$47,070	$38,374	$8,696	22.7%
Income (loss) from operations	$(124,608)	$7,245	$(131,853)	-1,819.9%

Wholesale net revenue increased $8.7 million, or 22.7%, reflecting an increase in ACE Cider revenue totaling $8.3 million.

Wholesale income from operations decreased $131.9 million, or 1,819.9%, from the six months ended December 31, 2021. The decrease was primarily the result of $116.3 million and $10.3 million goodwill and intangible assets impairments, respectively. Also increasing costs were a $2.3 million increase in the fair value of contingent consideration, as well as higher costs due to inflation and supply chain challenges, $3.5 million in incremental overhead burden, and an incremental operating loss of $1.0 million related to acquisitions.

B2B Segment Results

The following table presents summary financial data for our B2B segment:

	Six Months Ended December 31,		Dollar	Percent
(in thousands, except %)	2022	2021	Change	Change
Net revenue	$62,994	$49,692	$13,302	26.8%
Income from operations	$9,366	$13,484	$(4,118)	-30.5%

B2B net revenue increased $13.3 million, or 26.8%, from the six months ended December 31, 2021. The increase reflected increased custom production and distilled bulk spirits sales as well as $8.1 million of acquired revenue. These improvements were offset by lower private label sales due to discontinued programs.

B2B income from operations decreased $4.1 million, or 30.5%, from the six months ended December 31, 2021. The decrease was attributable to goodwill and intangible assets impairments of $9.0 million and $0.1 million, respectively, as well as to higher freight and other costs not covered by contractual billings, partially offset by a $4.9 million gain on remeasurement of contingent consideration related to the acquisition of Meier's, improved margin on bulk distilled alcohol sales and $0.1 million contribution from acquisitions.

DTC Segment Results

The following table presents summary financial data for our DTC segment:

	Six Months Ended December 31,		Dollar	Percent
(in thousands, except %)	2022	2021	Change	Change
Net revenue	$46,464	$50,069	$(3,605)	-7.2%
Income from operations	$3,393	$12,554	$(9,161)	-73.0%

DTC net revenue declined $3.6 million, or 7.2%, from the six months ended December 31, 2021. Acquired revenue of $3.0 million was offset by programming changes for a major television retailer and softening consumer discretionary spending.

DTC income from operations decreased $9.2 million, or 73.0%, from the six months ended December 31, 2021. The decrease was primarily attributable to $2.2 million of intangible assets impairments, increased costs of inventory as well as higher costs of $1.7 million in freight, $0.7 million in catalog and mailing expenses, $0.4 million of media advertising costs and $0.3 million additional consulting fees of $1.5 million amortization from customer lists.

Case Volumes

The following tables summarize 9-liter equivalent cases by segment:

	Three Months Ended December 31,
(in thousands)	2022	2021	Unit Change	% Change
Wholesale	453	379	74	19.5%
B2B	*	*	*	*
DTC	125	160	-35	-21.9%
Total case volume	578	539	39	7.2%

The decrease in DTC volumes was primarily driven by reduced volumes for a customers' televised sales program.

	Six Months Ended December 31,
(in thousands)	2022	2021	Unit Change	% Change
Wholesale	992	588	404	68.7%
B2B	*	*	*	*
DTC	224	220	4	1.8%
Total case volume	1,216	808	408	50.5%

The increase in case volumes was primarily due to our wholesale segment, driven by the ACE Cider acquisition that ships higher case volumes of lower priced product.

*B2B segment sales are not primarily related to case volumes, therefore the Company has elected to not report case volumes for this segment as it would not be indicative of the underlying performance of the business.

Non-GAAP Financial Measures (as restated)

The following is a reconciliation of net income (loss) to Adjusted EBITDA and net (loss) income margin to Adjusted EBITDA margin for the periods presented:

	Three Months Ended December 31		Six Months Ended December 31
	2022	2021	2022	2021
Net (loss) income	$(130,182)	$6,688	$(128,824)	$7,456
Interest expense	5,650	3,493	9,031	7,096
Income tax provision	(23,652)	2,572	(22,178)	3,021
Depreciation	3,860	4,083	7,856	5,585
Amortization	1,805	1,204	3,616	1,855
Stock-based compensation expense	3,250	-	6,690	-
Net unrealized gain on interest rate swap agreements	839	(3,347)	(8,488)	(4,919)
Goodwill and intangible asset impairment losses	137,928	-	137,928	-
Loss on disposition of assets	4,430	82	4,430	76
Deferred rent adjustment	-	110	-	238
Gain on litigation proceeds	-	-	(530)	-
Adjusted EBITDA	$3,928	$14,885	$9,531	$20,408
Revenue	$78,401	$83,611	$156,481	$139,646
Net (loss) income margin	-166.0%	8.0%	-82.3%	5.3%
Adjusted EBITDA margin	5.0%	17.8%	6.1%	14.6%

Adjusted EBITDA and Adjusted EBITDA margin are not recognized measures of financial performance under GAAP. We believe these non-GAAP measures provide analysts, investors and other interested parties with additional insight into the underlying trends of our business and assists these parties in analyzing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, which allows for a better comparison against historical results and expectations for future performance. See Note 7, Goodwill and Intangible Assets, in Item 1, Financial Statements, for details related to our December 31, 2022 impairment testing.

Management uses these non-GAAP measures to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short and long-term operating planning, employee incentive compensation, and debt compliance. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Use of the terms Adjusted EBITDA and Adjusted EBITDA margin are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA and Adjusted EBITDA margin, which are not prepared in accordance with GAAP, should not be construed as an indicator of our operating performance in isolation from, or as a substitute for, respectively, net (loss) income or net (loss) income margin (defined as net (loss) income divided by revenue), which are indicators prepared in accordance with GAAP. We have presented Adjusted EBITDA and Adjusted EBITDA margin solely as supplemental disclosure because we believe it allows for a more complete analysis of our results of operations. In the future, we may incur expenses such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by these items.

Liquidity and Capital Resources (as restated)

We are implementing our Five-Point Plan which we believe will enable us to drive stronger earnings power, provide a sustainable foundation for future growth and allow us to continue as a leading vintner with a strong portfolio of affordable luxury brands by focusing on the plan's five priorities: (1) margin expansion, (2) cost reduction, (3) cash management, (4) monetizing assets, and (5) revenue growth. In 2024, our priorities under our Five-Point Plan are to deliver profitability, generate cash, and reduce debt. In order to meet these objectives our near-term goals are to simplify the business, reduce costs, improve production throughout our operations, focus on key brands, and pay down debt through the monetization of assets and reducing costs, among other things.

Debt

On December 13, 2022, we entered into a Second Amended and Restated Loan and Security Agreement (the “Second A&R Loan and Security Agreement”), which provides credit facilities totaling up to $458.4 million. These credit facilities consist of: (i) a term loan facility of $156.5 million maturing on December 13, 2027,(the “Term Loan Facility”), (ii) an accounts receivable and inventory revolving facility of $229.7 million (with a letter of credit sub-facility in the aggregate availability amount of $20.0 million maturing on December 13, 2027,(the “Revolving Facility”), (iii) an equipment loan facility of $4.2 million maturing on December 31, 2026, (the “Equipment Loan”), (iv) a capital expenditure facility of $15.2 million maturing on June 30, 2027 (the “Capex Facility”) and (v) a delayed draw term loan facility of $52.9 million maturing on December 13, 2027, (the “DDTL Facility”, and, together with the Term Loan Facility, the Revolving Facility, the Equipment Loan and the Capex Facility, the “Credit Facilities”). Outstanding balances under the Credit Facilities will bear interest at the rates specified in the Second A&R Loan and Security Agreement, which vary based on the type of Credit Facility and certain other conditions. Interest payments on the outstanding balances under any of the Credit Facilities will be due monthly, quarterly or bi-annually depending on the interest period selected by the Company. Principal payments, as specified in the Second A&R Loan and Security Agreement, will be due quarterly on all the Credit Facilities except for the Revolving Facility which is due at maturity.

The Second A&R Loan and Security Agreement contains customary representations and warranties, affirmative and negative covenants, including, among others, (i) a financial covenant with respect to a maximum debt to capitalization ratio of 0.60:1.00 through December 31, 2023, and stepping down to 0.575:1.00 for each quarter until March 31, 2024 and 0.55:1.00 for each quarter until December 31, 2024 and thereafter and (ii) a minimum fixed charge coverage ratio (based on trailing twelve-month EBITDA adjusted for capital expenditures, taxes and certain other items) of 1.10:1.00 measured on a rolling four quarter basis, provided that the minimum capital expenditure amount for purposes of calculating the fixed charge coverage ratio will increase by $175,000 per quarter until it reaches $1.5 million.

On May 9, 2023, we entered into an amendment to its Second A&R Loan and Security Agreement (defined in Note 11) that adjusted the definition of certain financial covenants for the quarter ended March 31, 2023. As a result, the definition of Adjusted EBITDA (as defined in the Second A&R Loan and Security Agreement) as utilized in the fixed charge coverage ratio was modified to allow certain addbacks to Adjusted EBITDA. As a result, at March 31, 2023, we believe we will be in compliance with the covenants contained in the Second A&R Loan and Security Agreement. Refer to Note 11– Long-Term and Other Short-Term Obligations, of the Notes to Condensed Consolidated Financial Statements (Part I, Item 1 of this Form 10-Q/A) for further discussion.

On October 12, 2023, the Company entered into a fourth amendment to the Second Amended and Restated Loan and Security Agreement (the “Fourth Amendment”) by and among the Company, the Borrowers, the Lenders party thereto, and Agent. The Fourth Amendment, among other things: (i) waives certain existing events of default relating to the Company’s failure to comply with the financial covenants and financial reporting requirements set forth in the Credit Agreement for prior fiscal periods; (ii) reduces the aggregate revolving commitment and the aggregate delayed draw term loan commitment to $200,000,000 and $38,100,000, respectively; (iii) replaces the maximum debt to capitalization financial covenant with a minimum adjusted EBITDA financial covenant of not less than (1) $4,000,000 for the fiscal quarter ending September 30, 2023, (2) $17,000,000 for the two fiscal quarter period ending December 31, 2023, (3) $27,000,000 for the three fiscal quarter period ending March 31, 2024, (4) $34,000,000 for the four fiscal quarter period ending June 30, 2024, and (5) $35,000,000 for each four fiscal quarter period ending thereafter; (iv) adds a minimum liquidity covenant of $25,000,000 (or, for fiscal quarters ending in December, $15,000,000), which applies only for the fiscal quarters ending September 30, 2023 through and including December 31, 2024 (the “Covenant Modification Period”); (v) suspends the minimum fixed charge coverage ratio covenant for the fiscal quarters ending September 30, 2023 through and including June 30, 2024 and provides for a step-down of the minimum fixed charge coverage ratio to 1.00:1.00 for the remainder of the Covenant Modification Period; (vi) adds an equity cure right for the Company in the event of future breaches of the financial covenants; (vii) reduces revolver availability by (1) $15,000,000 during the months of February through September of each year and (2)

$10,000,000 during the months of October through January of each year; (viii) suspends the exercise of incremental facilities during the Covenant Modification Period; (ix) restricts all permitted acquisitions during the term of the credit facilities, unless previously approved by the required Lenders; (x) increases in the applicable margin for all credit facilities to 3.00% for SOFR Loans and 2.00% for ABR Loans, which margins will step-up further if certain prepayments of the Term Loans are not made by certain dates prescribed in the Amendment; (xi) adds additional mandatory prepayments of (1) $10,000,000 by no later than March 31, 2024, (2) an additional $10,000,000 by no later than June 30, 2024 and (3) an additional $25,000,000 by no later than December 31, 2024; (xii) adds additional mandatory prepayments in the event that the Borrowers maintain a cash balance in excess of $20,000,000; (xiii) permits additional sales of certain real property with an aggregate appraised value of approximately $60,000,000, in addition to related personal property assets; and (xiv) adds certain additional reporting requirements to Agent and the Lenders.

As a result, as of the date hereof, the Company has received a waiver for certain events of default and is in compliance with its covenants contained in the Second A&R Loan and Security Agreement. Refer to Note 11– Long-Term and Other Short-Term Obligations, of the Notes to Condensed Consolidated Financial Statements (Part I, Item 1 of this Form 10-Q/A) for further discussion.

The Company anticipates using any of the proceeds of the credit facilities for working capital and general corporate purposes, purchases of real estate (including vineyards) and equipment and paying down outstanding balances on the credit facilities.

Cash and Cash Equivalents

Our cash and cash equivalents balance was $41.7 million at December 31, 2022 compared with $44.8 million at June 30, 2022, exclusive of restricted cash. At December 31, 2022, our cash and cash equivalents were held in cash depository accounts with major banks.

Cash Flows (as restated)

The table below presents a summary of our sources and uses of cash:

	Six Months Ended December 31,
(in thousands)	2022	2021	Change
Operating activities	$1,050	$(5,623)	$6,673
Investing activities	$380	$(73,040)	$73,420
Financing activities	$(9,295)	$36,729	$(46,024)

The cash flows related to held for sale assets have not been segregated and remain included in the major classes of assets.

Cash Flows provided by (used in) Operating Activities

Net cash provided by operating activities increased $6.7 million to $1.1 million for the six months ended December 31, 2022 compared with net cash used in operating activities $5.6 million for the prior-year period. The increase was the result of the $126.0 million in non-cash adjustments offsetting the loss in net income combined with improvements in receivables and payables.

Cash Flows provided by (used in) Investing Activities

Net cash used in investing activities decreased $73.4 million to $0.4 million for the six months ended December 31, 2022, compared with net cash used in investing activities of $73.0 million for the prior-year period. While cash flows from investing activities are utilized primarily to fund acquisitions, capital expenditures for improvements to existing assets and other corporate assets, net cash provided from investing activities for the six months ended December 31, 2022, reflected $8.7 million of proceeds from the sale of land and related vineyards which offset capital expenditures. Cash used in investing activities in the prior-year period included $61.8 million for acquisitions.

Cash Flows provided by (used in) Financing Activities

Net cash used in financing activities was $9.3 million for the six months ended December 31, 2022 and reflected the refinancing of our line of credit and long-term debt and related costs. In the prior-year period, net cash provided by financing activities was $36.7 million.

Contractual Obligations

There have been no material changes to our contractual obligations from what was previously disclosed in our Annual Report on Form 10-K filed with the SEC.

Off-Balance Sheet Arrangements

As of December 31, 2022, the Company had no off-balance sheet arrangements.

Significant Accounting Policies

Our condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our condensed consolidated financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and the disclosure of contingent assets and liabilities in our condensed consolidated financial statements. For a description of our critical accounting policies, refer to “Critical Accounting Policies” in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K. As a result of adopting ASC 842 effective July 1, 2022, there have been material changes to our lease accounting policies during the six months ended December 31, 2022, that are described in Note 1 to our condensed consolidated financial statements included in Part I, Item I of this Form 10-Q.

Goodwill and Intangible Assets

The aggregate carrying amount of goodwill is $29.7 million as of December 31, 2022. Our intangible assets had an aggregate carrying amount of $47.0 million as of December 31, 2022.

We test our goodwill and indefinite-life intangible assets for impairment annually, or more frequently if events or circumstances indicate it is more likely than not that the fair value of a reporting unit or indefinite-life intangible asset is less than its carrying amount. Such events and circumstances could include a sustained decrease in our market capitalization, increased competition or unexpected loss of market share, increased input costs beyond projections (for example due to regulatory or industry changes), disposals of significant brands or components of our business, unexpected business disruptions (for example due to a natural disaster or loss of a customer, supplier, or other significant business relationship), unexpected significant declines in operating results, or significant adverse changes in the markets in which we operate. We test our reporting units for impairment by comparing the estimated fair value of each reporting unit to its carrying amount. We test indefinite-life intangible assets for impairment by comparing the estimated fair value of each indefinite-life intangible asset to its carrying amount. If the carrying amount of a reporting unit or indefinite-life intangible asset exceeds its estimated fair value, we record an impairment loss based on the difference between fair value and carrying amount, in the case of reporting units, not to exceed the associated carrying amount.

The Company has three operating segments: Wholesale, Direct-to-Consumer, and Business-to-Business. We determined these three operating segments do not have components for which discrete financial information is available. The lowest level at which discrete financial information is available is at the operating segment level. Additionally, the components within each of the operating segments have similar long-term average gross margins; similar products, similar (shared) production processes, similar types of customers and similar (shared) distribution methods. Therefore, we concluded that our reporting units used for purposes of the goodwill impairment analysis are the same as our reporting segments.

Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions, estimates, and market factors. Estimating the fair value of individual reporting units and trademarks requires us to make assumptions and estimates regarding our future plans, as well as industry, economic, and regulatory conditions. These assumptions and estimates include estimated future annual net cash flows, income tax considerations, discount rates, growth rates, royalty rates, contributory asset charges, and other market factors. If current expectations of future growth rates and margins are not met, if market factors outside of our control, such as discount rates, change, or if management’s expectations or plans otherwise change, then one or more of our reporting units or intangible assets might become impaired in the future.

We generally utilize the discounted cash flow method under the income approach and the GPCM under the market approach to estimate the fair value of our reporting units. Some of the more significant assumptions used in estimating the fair values of the individual reporting units under both approaches include the estimated future annual net cash flows for each reporting unit (including net sales, cost of revenue, selling, general and administrative expenses, depreciation and amortization, working capital, and capital expenditures), income tax rates, long-term growth rates, and a discount rate that appropriately reflects the risks inherent in each future cash flow stream. We selected the assumptions used in the financial forecasts using historical data, supplemented by current and anticipated market conditions, estimated growth rates, management’s plans, and guideline companies.

We generally utilize the relief from royalty method under the income approach to estimate the fair value of our indefinite-lived intangible assets associated with trade names and trademarks. Some of the more significant assumptions used in estimating the fair values of the individual reporting units under both approaches include the estimated future annual net sales for each trademark, royalty rates (as a percentage of net sales that would hypothetically be charged by a licensor of the brand to an unrelated licensee), income tax considerations, long-term growth rates, and a discount rate that reflects the level of risk associated with the future cost savings attributable to the indefinite-life intangible asset. We selected the assumptions used in the financial forecasts using historical data, supplemented by current and anticipated market conditions, estimated product category growth rates, management’s plans, and guideline companies.

Assumptions used in impairment testing are made at a point in time and require significant judgment; therefore, they are subject to change based on the facts and circumstances present at each annual and interim impairment test date. Additionally, these assumptions are generally interdependent and do not change in isolation.

Definite-lived intangible assets, which consist primarily of customer and Sommelier relationships, are amortized on a straight-line basis over the estimated periods benefited. We review definite-lived intangible assets for impairment when conditions exist that indicate the carrying amount of the assets may not be recoverable. Such conditions could include significant adverse changes in the business climate, current-period operating or cash flow losses, significant declines in forecasted operations, or a current expectation that an asset group will be disposed of before the end of its useful life. We perform undiscounted operating cash flow analyses to determine if an impairment exists. When testing for impairment of definite-lived intangible assets held for use, we group assets at the asset group level which is lowest level for which cash flows are separately identifiable. Our asset groups are the same as our reporting units. If an impairment is determined to exist, the impairment loss is calculated as the amount by which the carrying amount of the asset group exceeds its fair value.

See Note 7, Goodwill and Intangible Assets, in Item 1, Financial Statements, for details related to our December 31, 2022 impairment testing.

Recent Accounting Pronouncements

For information regarding new accounting pronouncements, see Note 1, Basis of Presentation and Significant Accounting Policies in the notes to our unaudited condensed consolidated financial statements.

Cautionary Statement Concerning Forward-Looking Statements

This Quarterly Report on Form 10-Q contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements that are not strictly historical statements of fact constitute forward-looking statements, including, without limitation, statements under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” and are often identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.

Forward-looking statements are not assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those expressed or implied by forward-looking statements include those discussed under the “Risk Factors” section of our Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q or other reports filed with the SEC.

Any forward-looking statement made by us in this report is based only on information currently available to us and speaks only as of the date of this report. We undertake no obligation to publicly revise or update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 3. Quantitative and Qualitative Disclosure About Market Risk

Except as set forth below, there have been no material changes to our quantitative and qualitative disclosures about market risk from what was previously disclosed in our Annual Report on Form 10-K filed with the SEC.

Inflation

Several areas of the business continue to be impacted by inflation. We continually monitor the impact of inflation in an attempt to minimize its effects through pricing strategies and cost reductions. However, if our costs were to become subject to more significant inflationary pressures, we may not be able to fully offset such higher costs, particularly if inflationary pressures continue for a prolonged period. These matters could harm our business, results of operations or financial condition.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures (as restated)

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rule 13a-15(e) and 15(d)-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as of the end of the period covered by this report. Our disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports that are filed or submitted under the Exchange Act is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow for timely decisions regarding required disclosures. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, as ours are designed to do, and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Based on such evaluation, our interim Chief Executive Officer and Chief Financial Officer have concluded that, as a result of material weaknesses in our internal control over financial reporting as discussed below, our disclosure controls and procedures were not effective as of June 30, 2023. Management’s conclusion was based on discoveries and observations made during the 2022 and 2023 audits.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management, including our principal executive and principal financial officers, conducted an evaluation of the effectiveness of our internal control over financial reporting as of June 30, 2023, using criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Our management has concluded that as a result of material weaknesses in our internal control over financial reporting and discussed below, our internal control over financial reporting was not effective as of June 30, 2023.

A material weakness is a deficiency, or combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Material Weakness in Internal Control Over Financial Reporting (as restated)

The Company did not maintain an effective control environment based on the criteria established in the COSO framework, which resulted in a material weakness in the control environment. This material weakness consists of an overall lack of a sufficient control environment to produce materially correct financial statements, including a lack of U.S. GAAP expertise for the types of transactions we have been involved in which resulted in the restatement of the Company’s condensed consolidated financial statements as of and for the interim periods ended September 30, 2022, December 31, 2022, and March 31, 2023.

The material weakness in the control environment related to the following COSO components:

•
Risk Assessment: We did not design and implement an effective risk assessment based on the criteria established in the COSO framework.
•
Information and Communication: We did not have an effective information and communication process to identify, assess, and ensure the source of and reliability of information used in financial reporting or the communication of relevant information about roles and responsibilities for internal control over financial reporting.

•
Monitoring Activities: We did not have effective monitoring activities to assess the internal control over financial reporting, including the design effectiveness and the level of documentation maintained to support our assessment of operating effectiveness.

In addition, the material weakness in the control environment contributed to the following material weaknesses:

•
We did not have sufficient resources and expertise within the accounting and financial reporting department to review the accounting of complex financial reporting transactions and accounts and the implementation of new accounting pronouncements.
•
We did not have effective business processes and controls to perform reconciliations and cut off procedures of balance sheet accounts timely. We did not maintain proper documentation and supporting schedules over accounts.
•
Our controls over updating and distributing accounting policies and procedures such as those related to employee reimbursements across the organization were ineffective.

Management's Plan to Remediate the Material Weakness (as restated)

In October 2023 the Company engaged a globally recognized Assurance and Advisory firm to assist in remediation efforts including risk assessment and SOX framework evaluation, process design walkthroughs, key control identification, control gap and process improvement assessment, training, and control operating effectiveness testing. This firm will leverage the work the Company began performing in 2023, which included performing comprehensive process walkthroughs and designing and implementing additional controls and procedures to mitigate the risk of material misstatement.

Management continues to strengthen key functions throughout the organization including, but not limited to, the accounting and financial reporting teams. We have added and filled a new position effective July 2023, Director of Technical Accounting. This position will improve the Company’s ability to assess, conclude and implement new accounting pronouncements as well as other technical accounting matters. We have added new leadership positions in operations, Vice President of Supply Chain (July 2023) and Vice President of Production (October 2023). Additionally, we have added and filled Accounts Payable Manager and Treasury Manager positions. These positions will assist in focused control work, including improved cutoff and receiving procedures. In addition, we have augmented staffing needs with contractors to assist in performing and supporting day-to-day operations. The Company intends to continue to assess its staffing needs in order to continually implement process improvements and address any gaps in its internal control processes.

The Company has established a process to ensure account reconciliations are performed at least quarterly. Additional controls and procedures have been implemented to mitigate the risk of a material misstatement include the standardization of our monthly close checklists to facilitate timeliness of activities performed, the formalization of account reconciliation templates, the determination of the appropriate level of review for each account based on an assessment of risk and complexity, and the performance of additional account reconciliation training for relevant staff. Incremental accounting staff (both full time and contractor) were added throughout 2023 to assist in the completion of account reconciliations, including additional review support. During the financial close process for the fiscal year ended June 2023, we concluded that improvements were needed in the controls over the process for confirming and periodically updating management assumptions (e.g., redemption rates used to support liabilities and inventory turns used to absorb overhead costs to cost of goods sold related to custom production activities). Management is currently assessing all key inputs used in supporting account balances and implementing a process to reconfirm and/or reassess quarterly.

The Company has also updated and is in the process of reissuing its policy on Travel & Expense Reimbursement. Key process improvements include immediate elimination of manual travel and expense reimbursements, mandatory use of the travel & expense management system, systematic controls requiring receipt submission and manager approval workflow.

The Company has restructured the leadership team to better align with the business opportunities and created improved communications and collaboration.

Part II—Other Information

Item 1. Legal Proceedings

On November 14, 2022, a purported securities class action lawsuit was filed in the U.S. District Court for the District of Nevada against the Company and certain current and former members of its management team. The lawsuit is captioned Ezzes v. Vintage Wine Estates, Inc., et al. (“Ezzes“), and alleges that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder, by making material misstatements or omissions in certain of the Company's periodic reports filed with the SEC relating to, among other things, the Company’s business, operations, and prospects, including with respect to the Company’s inventory metrics and overhead burden. The lawsuit seeks an unspecified amount of damages and an award of attorney’s fees, in addition to other relief. On November 28, 2022, a second purported securities class action lawsuit, captioned Salbenblatt v. Vintage Wine Estates, Inc., et al. (“Salbenblatt”), was filed in the same court, containing similar claims and allegations, and seeking similar relief, as the Ezzes lawsuit. On February 14, 2023, the Court consolidated both actions and appointed the lead plaintiffs. The Salbenblatt action was transferred to and consolidated with the Ezzes action. On May 1, 2023, the lead plaintiffs filed a consolidated amended class action complaint (“amended complaint”). The defendants’ response to the amended complaint is due June 30, 2023. The Company believes this litigation is without merit and intends to defend against them vigorously. However, litigation is inherently uncertain, and the Company is unable to predict the outcome of this litigation and is unable to estimate the range of loss, if any, that could result from an unfavorable outcome. The Company also cannot provide any assurance that the ultimate resolution of this litigation will not have a material adverse effect on our reputation, business, prospects, results of operations or financial condition.

From time to time, the Company may become subject to other legal proceedings, claims and litigation arising in the ordinary course of business. In addition, the Company may receive letters alleging infringement of patent or other intellectual property rights. The Company is not currently a party to any other material legal proceedings, nor is it aware of any pending or threatened litigation that, in the Company’s opinion, would have a material adverse effect on the business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Item 1A. Risk Factors

Important risk factors that could affect our operations and financial performance, or that could cause results or events to differ from current expectations, are described in "Part I, Item 1A — Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Sale of Unregistered Securities

None.

Issuer Purchases of Equity Securities

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

None.

Item 5. Other Information

None.

Item 6. Exhibits

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of Vintage Wine Estates, Inc., a Nevada corporation (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K filed with the SEC on June 11, 2021).

3.2

Bylaws of Vintage Wine Estates, Inc., a Nevada corporation (incorporated by reference to Annex C to the Prospectus forming part of the Company's Registration Statement on Form S-4/A (Registration No. 333-254260), filed with the SEC on May 3, 2021)

10.1

Amendment Number Three, dated as of November 8, 2022, to Amended and Restated Loan and Security Agreement dated as of April 13, 2021, by and among Vintage Wine Estates, Inc. (“Borrower Agent”), each Subsidiary of Borrower Agent party to this Amendment, the financial institutions party to this Amendment (collectively, “Lenders”), and Bank of the West, as administrative agent and collateral agent for the Lenders (incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q (File number 23907133) filed with the SEC on May 10, 2023).*

10.2

Second Amended and Restated Loan and Security Agreement, dated as of December 13, 2022, by and among Vintage Wine Estates, Inc., certain subsidiaries of Vintage Wine Estates, Inc. party thereto from time to time, certain financial institutions party thereto from time to time, and Bank of the West, as Administrative Agent (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed with the SEC on December 19, 2022).†

31.1	Certification of Interim Chief Executive Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934.*

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934.*

32.1	Certification of Interim Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.**

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.**

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.*

101.SCH	Inline XBRL Taxonomy Extension Schema Document.*

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.*

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.*

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.*

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document). *

*	Filed herewith.

**	Furnished herewith.

†

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Vintage Wine Estates, Inc.

Date: October 13, 2023	By:	/s/ JON MORAMARCO
	Name:	Jon Moramarco
	Title:	Interim Chief Executive Officer

Date: October 13, 2023	By:	/s/ KRISTINA JOHNSTON
	Name:	Kristina Johnston
	Title:	Chief Financial Officer

Exhibit 31.1

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Jon Moramarco, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Vintage Wine Estates, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: October 13, 2023	/s/ Jon Moramarco
Jon Moramarco
Interim Chief Executive Officer

Exhibit 31.2

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Kristina Johnston, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Vintage Wine Estates, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: October 13, 2023	/s/ Kristina Johnston
Kristina Johnston
Chief Financial Officer

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jon Moramarco, Chief Executive Officer of Vintage Wine Estates, Inc., (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:

(1)
the Quarterly Report on Form 10-Q/A for the quarterly period ended December 31, 2022 containing the financial statements of the Company (the “Periodic Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 13, 2023	/s/ Jon Moramarco
Jon Moramarco
Interim Chief Executive Officer

Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kristina Johnston, Chief Financial Officer of Vintage Wine Estates, Inc., (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:

(1)
the Quarterly Report on Form 10-Q/A for the quarterly period ended December 31, 2022 containing the financial statements of the Company (the “Periodic Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 13, 2023	/s/ Kristina Johnston
Kristina Johnston
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q/A

(Amendment No. 2)

(Mark one)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2022

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______ to______

Commission file number 001-40016

VINTAGE WINE ESTATES, INC.

(Exact name of registrant as specified in its charter)

Nevada	87-1005902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

937 Tahoe Boulevard, Suite 210

Incline Village, Nevada 89451

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (877) 289-9463

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	VWE	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VWEWW	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

As of October 4, 2023, 59,565,790 shares of the registrant’s common stock were outstanding.

Explanatory Note

Vintage Wine Estates, Inc. (the “Company”) is filing this Amendment No. 2 on Form 10-Q/A for the quarter ended September 30, 2022 (this “Form 10-Q/A”).

This Form 10-Q/A amends the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2022, as filed with the Securities and Exchange Commission (“SEC”) on May 10, 2023 (the “Previous Filing”). This Form 10-Q/A is being filed to restate the Company’s unaudited condensed consolidated financial statements for the three months ended September 30, 2022. The restatement reflects the correction of an error related to the treatment of a deferred gain as part of the implementation of ASC 842, Leases. This adjustment was evaluated by management in accordance with SEC Staff Accounting Bulletin Topic 1M, "Materiality," and SEC Staff Accounting Bulletin Topic 1N, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements," and management determined the effects of the restatement to be material. In light of the restatement, the Company is also correcting and/or reclassifying certain immaterial out-of-period items and other adjustments in all periods presented. See Note 2 to the unaudited condensed consolidated financial statements included in this Form 10-Q/A for further information regarding the restatement and reclassifications.

The Company is filing this Form 10-Q/A to amend and restate the Previous Filing with modification as necessary to reflect the restatement. The following items have been amended to reflect the restatement:

•
Part I, Item 1: Financial Information
•
Part I, Item 2: Management's Discussion and Analysis of Financial Condition and Results of Operations
•
Part I, Item 4: Controls and Procedures
•
Part II, Item 6: Exhibits

In addition, the Company’s Interim Chief Executive Officer and Chief Financial Officer have provided new certifications dated as of the date of this Form 10-Q/A (Exhibits 31.1, 31.2, 32.1 and 32.2).

Except as otherwise described above and as otherwise set forth in this Form 10-Q/A, this Form 10-Q/A does not amend, modify or update any other information contained in the Previous Filing. This Form 10-Q/A does not purport to reflect any information or events subsequent to the Previous Filing, except as expressly described herein. Accordingly, this Form 10-Q/A should be read in conjunction with our filings made with the SEC subsequent to the filing of the Previous Filing. Among other things, forward-looking statements and risk factor disclosure in the Original 10-Q have not been revised to reflect events that occurred or facts that became known to the Company after the filing of the Previous Filing, and such forward-looking statements and risk factors should be read in their historical context.

1

Part I—Financial Information

Item 1. Financial Statements

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	September 30, 2022	June 30, 2022
	(Unaudited)
Assets	As Restated
Current assets:
Cash and cash equivalents	$45,920	$44,758
Restricted cash	-	4,800
Accounts receivable, net	38,424	37,869
Other receivables	3,874	3,866
Inventories	199,672	192,922
Assets held for sale	13,221	-
Current interest rate swap asset	5,826	2,877
Prepaid expenses and other current assets	9,478	11,864
Total current assets	316,415	298,956
Property, plant, and equipment, net	224,466	238,719
Operating lease right-of-use assets	35,509	-
Finance lease right-of-use-assets	689	-
Goodwill	154,951	154,951
Intangible assets, net	61,391	63,097
Interest rate swap asset	12,555	6,280
Other assets	5,187	3,464
Total assets	$811,163	$765,467
Liabilities, redeemable noncontrolling interest, and stockholders' equity
Current liabilities:
Line of credit	$140,066	$144,215
Accounts payable	21,650	13,473
Accrued liabilities and other payables	28,711	26,997
Current operating lease liabilities	5,197	-
Current finance lease liabilities	263	-
Current maturities of long-term debt	14,738	14,909
Total current liabilities	210,625	199,594
Other long-term liabilities	6,315	7,055
Long-term debt, less current maturities	165,577	169,095
Long-term operating lease liabilities	31,637	-
Long-term finance lease liabilities	429	-
Deferred tax liability	34,536	29,325
Deferred gain	-	10,666
Total liabilities	449,119	415,735
Commitments and contingencies (Note 14)
Redeemable noncontrolling interest	1,282	1,494
Stockholders' equity:
Preferred stock, no par value, 2,000,000 shares authorized, and none issued and outstanding at September 30, 2022 and June 30, 2022.	-	-
Common stock, no par value, 200,000,000 shares authorized, 61,691,054 issued and 58,819,160 outstanding at September 30, 2022 and June 30, 2022.	-	-
Additional paid-in capital	379,367	376,099
Treasury stock, at cost: 2,871,894 shares held at September 30, 2022 and June 30, 2022.	(26,034)	(26,034)
Retained earnings (accumulated deficit)	8,192	(1,092)
Total Vintage Wine Estates, Inc. stockholders' equity	361,525	348,973
Noncontrolling interests	(763)	(735)
Total stockholders' equity	360,762	348,238
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$811,163	$765,467

See notes to unaudited condensed consolidated financial statements.

2

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2022	2021
	As Restated
Net revenue
Wine, spirits and cider	$52,270	$36,635
Nonwine	25,810	19,400
	78,080	56,035
Cost of revenue
Wine, spirits and cider	33,021	23,720
Nonwine	15,529	11,662
	48,550	35,382
Gross profit	29,530	20,653
Selling, general, and administrative expenses	31,449	16,978
Amortization expense	1,811	651
Loss on remeasurement of contingent liability	185	155
Gain on litigation proceeds	(530)	-
Gain on sale leaseback	-	(334)
Loss (gain) on sale of property, plant, and equipment	-	(6)
(Loss) income from operations	(3,385)	3,209
Other income (expense)
Interest expense	(3,381)	(3,603)
Net unrealized gain on interest rate swap agreements	9,327	1,572
Other, net	271	39
Total other income (expense), net	6,217	(1,992)
Income before provision for income taxes	2,832	1,217
Income tax provision	1,474	449
Net income	1,358	768
Net loss attributable to the noncontrolling interests	(174)	(25)
Net income attributable to Vintage Wine Estates, Inc.	1,532	793
Accretion on redeemable Series B stock	-	-
Net income allocable to common stockholders	1,532	$793

Net earnings per share allocable to common stockholders
Basic	$0.03	$0.01
Diluted	$0.03	$0.01
Weighted average shares used in the calculation of earnings per share allocable to common stockholders
Basic	58,819,160	60,461,611
Diluted	58,819,160	60,461,611

See notes to unaudited condensed consolidated financial statements.

3

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

(in thousands, except share amounts)

	Redeemable Non-Controlling Interest Amount	Common Stock		Treasury Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Non-Controlling Interests	Total Stockholders' Equity
		Shares	Amount	Shares	Amount
Balance, June 30, 2022	$1,494	61,691,054	$-	2,871,894	$(26,034)	$376,099	$(1,092)	$(735)	348,238
Stock-based compensation expense	-	-	-	-	-	3,440	-	-	3,440
Repurchase of public warrants	-	-	-	-	-	(172)	-	-	(172)
Shareholder distribution	(66)	-	-	-	-	-	-	-	-
Net income (loss)	(146)	-	-	-	-	-	1,532	(28)	1,504
Adoption of ASC 842 (Note 10)	-	-	-	-	-	-	7,752	-	7,752
Balance, September 30, 2022, As Restated	$1,282	61,691,054	$-	2,871,894	$(26,034)	$379,367	$8,192	$(763)	$360,762

	Redeemable Non-Controlling Interest Amount	Common Stock		Treasury Stock		Additional Paid-In Capital	Retained Earnings	Non-Controlling Interests	Total Stockholders' Equity
		Shares	Amount	Shares	Amount
Balance, June 30, 2021	$1,682	60,461,611	$-	-	$-	$360,732	$-	$(477)	$360,255
Out-of-period adjustments	-	-	-	-	-	-	(667)	(169)	(836)
Net income (loss)	3	-	-	-	-	-	793	(28)	765
Balance, September 30, 2021	$1,685	60,461,611	$-	-	$-	$360,732	$126	$(674)	$360,184

See notes to unaudited condensed consolidated financial statements.

4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended September 30,
	2022	2021
	As Restated
Cash flows from operating activities
Net income	$1,358	$768
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	3,996	1,502
Non-cash operating lease expense	37	-
Amortization expense	1,880	651
Amortization of deferred loan fees and line of credit fees	98	99
Remeasurement of contingent consideration liabilities	185	155
Stock-based compensation expense	3,440	-
Provision for doubtful accounts	(8)	(15)
Net unrealized gain on interest rate swap agreements	(9,327)	(1,572)
(Benefit) provision for deferred income tax	2,296	(1,059)
(Gain) loss on disposition of assets	-	(6)
Deferred gain on sale leaseback	-	(334)
Deferred rent	-	128
Change in operating assets and liabilities (net of effect of business combinations):
Accounts receivable	(547)	863
Other receivables	(8)	(2,850)
Inventories	(6,953)	(444)
Prepaid expenses and other current assets	2,388	884
Other assets	(1,861)	57
Accounts payable	2,103	(3,071)
Accrued liabilities and other payables	3,702	3,060
Net change in lease assets and liabilities	(791)	-
Other	-	(836)
Net cash provided by (used in) operating activities	1,988	(2,020)
Cash flows from investing activities
Proceeds from disposition of assets	-	6
Purchases of property, plant, and equipment	(3,454)	(7,792)
Net cash used in investing activities	(3,454)	(7,786)
Cash flows from financing activities
Principal payments on line of credit	(34,466)	(6,304)
Proceeds from line of credit	30,317	17,675
Outstanding checks in excess of cash	6,074	387
Principal payments on long-term debt	(3,753)	(2,482)
Principal payments on finance leases	(67)	-
Distributions to noncontrolling interest	(66)	-
Repurchase of public warrants	(172)	-
Payments on acquisition payable	(39)	(74)
Net cash (used in) provided by financing activities	(2,172)	9,202
Net change in cash, cash equivalents and restricted cash	(3,638)	(604)
Cash, cash equivalents and restricted cash, beginning of period	49,558	123,679
Cash, cash equivalents and restricted cash, end of period	$45,920	$123,075
Supplemental cash flow information
Cash paid during the period for:
Interest	$3,187	$2,603
Income taxes	$-	$-
Noncash investing and financing activities:
Increase in operating lease assets and liabilities upon adoption of ASC 842	$36,776	$-
Increase in finance lease assets and liabilities upon adoption of ASC 842	$67	$-

See notes to unaudited condensed consolidated financial statements.

5

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Basis of Presentation and Significant Accounting Policies (as restated)

Basis of Presentation

The condensed consolidated financial statements include the accounts of all majority-owned or controlled subsidiaries, and all significant intercompany transactions and amounts have been eliminated. The results of businesses acquired or disposed of are included in the condensed consolidated financial statements from the date of the acquisition or up to the date of disposal, respectively.

References to the "Company," "we," "our," "us," and similar pronouns in this Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2022 (this "Form 10-Q/A") refer to Vintage Wine Estates, Inc., a Nevada corporation, and its majority owned subsidiaries or controlled subsidiaries unless the context requires otherwise.

Our fiscal year ends on June 30. References to fiscal 2023 and 2022 in these condensed consolidated financial statements are to the fiscal years ending or ended June 30, 2023 and June 30, 2022, respectively.

Our unaudited condensed consolidated financial statements have been prepared in accordance with the U.S. Securities and Exchange Commission ("SEC") instructions to Quarterly Reports on Form 10-Q and include the information and disclosures required by accounting principles generally accepted in the United States ("GAAP") for interim financial reporting.

Inflation and supply chain constraints, as well as the ongoing COVID-19 pandemic ("COVID-19"), continue to disrupt the U.S. and global economies and there remains uncertainty about the impact on the economy. We cannot estimate with any certainty the length or severity of the economic uncertainties or the related financial consequences on our business and operations, including whether and when historic economic and operating conditions will resume or the extent to which the disruption may impact our business, financial position, results of operations or cash flows.

Management expects economic uncertainties including inflation and supply chain constraints to continue to impact several areas of the business including sales, cost of goods, operating expenses and cash flows.

In the opinion of management, all adjustments necessary for a fair presentation of the unaudited condensed consolidated financial statements have been included in this Form 10-Q/A. Except as disclosed elsewhere in this Form 10-Q/A, all such adjustments are of a normal and recurring nature. In addition, financial results presented for this fiscal 2023 interim period are not necessarily indicative of the results that may be expected for the full fiscal year ending June 30, 2023 or any other future interim or annual period. These condensed consolidated financial statements are unaudited and accordingly, should be read in conjunction with the audited consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on October 13, 2023. The June 30, 2022 condensed consolidated balance sheet was derived from the audited consolidated financial statements as of that date.

Significant Accounting Policies

A description of the Company’s significant accounting policies is included in the audited financial statements within its Annual Report on Form 10-K for the fiscal year ended June 30, 2022. Except as noted below, there have been no material changes in the Company’s significant accounting policies during the three months ended September 30, 2022.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires us to make estimates and assumptions that affect the reported amounts in the condensed consolidated financial statements and accompanying notes. These estimates form the basis for judgments we make about the carrying values of assets and liabilities that are not readily apparent from other sources. We base our estimates and judgments on historical experience and on various other assumptions that we believe are reasonable under the circumstances. These estimates are based on management’s knowledge about current events and expectations about actions we may undertake in the future. Significant estimates include, but are not limited to depletion allowance, allowance for credit losses, the net realizable value of inventory, expected future cash flows including growth rates, discount rates, and other assumptions and estimates used to evaluate the recoverability of long-lived assets, estimated fair values of intangible assets in acquisitions, intangible assets and goodwill for impairment, amortization methods and periods, the estimated fair value of

6

long-term debt, the valuation of interest rate swaps, contingent consideration, common stock, stock-based compensation, accounting for income taxes and net assets held for sale. Actual results could differ materially from those estimates.

Restricted Cash

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheet that sums to the total of the same such amounts as shown in the condensed consolidated statement of cash flows:

(in thousands)	September 30, 2022	June 30, 2022
	As Restated
Cash and cash equivalents	$45,920	$44,758
Restricted cash	-	4,800
Total cash, cash equivalents and restricted cash as shown in the consolidated statement of cash flows	$45,920	$49,558

In connection with the amended and restated loan and security agreement (see Note 11), the Company entered into a Deposit Control Agreement which required $4.8 million of the total cash received to be placed into a restricted cash collateral account, subject to release upon the completion of certain construction work and certificates of occupancy associated with the Ray's Station production facility. In July 2022, the Deposit Control Agreement was terminated upon certification that the conditions to Ray's Station were satisfied.

Accounts Receivable and Allowance for Credit Losses

The Company adopted Accounting Standards Update ("ASU") ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326) and its related amendments as of July 1, 2022, see “Recently Adopted Accounting Pronouncements” below.

Accounts receivable are recorded at the invoiced amount. We consider an account past due on the first day following its due date. We monitor past due accounts periodically and establish appropriate reserves to cover expected losses, and consider historical experience, the current economic environment, customer credit ratings or bankruptcies and reasonable and supportable forecasts to develop our allowance for expected credit losses. We review these factors quarterly to determine if any adjustments are needed to the allowance. Account balances are written-off against the established allowance when we feel it is probable the receivable will not be recovered.

The provision for credit losses for the periods ended September 30, 2022 and June 30, 2022, was $0.4 million. We do not accrue interest on past-due amounts. Bad debt expense was insignificant for all reporting periods presented.

Other receivables include insurance related receivables, income tax receivable and other miscellaneous receivables.

Disaggregation of Revenue

The following table summarizes revenue by geographic region:

	Three Months Ended September 30,
(in thousands)	2022	2021
	As Restated
Geographic regions:
United States	$77,543	$54,498
International	537	1,537
Total net revenue	$78,080	$56,035

The following table provides a disaggregation of revenue based on the pattern of revenue recognition:

	Three Months Ended September 30,
(in thousands)	2022	2021
	As Restated
Point in time	$66,431	$47,170
Over a period of time	11,649	8,865
Total net revenue	$78,080	$56,035

7

Concentrations of Risk

Financial instruments that potentially expose us to significant concentrations of credit risk consist primarily of cash and trade accounts receivable. We maintain the majority of our cash balances at multiple financial institutions that management believes are of high-credit quality and financially stable. At times, we have cash deposited with major financial institutions in excess of the Federal Deposit Insurance Corporation ("FDIC") insurance limits. At September 30, 2022 and June 30, 2022, we had $45.2 million and $49.0 million respectively, in major financial institutions in excess of FDIC insurance limits. We sell the majority of our wine through U.S. distributors and the Direct-to-Consumer channel. Receivables arising from these sales are not collateralized. We attempt to limit our credit risk by performing ongoing credit evaluations of our customers and maintaining adequate allowances for potential credit losses.

The following table summarizes customer concentration of:

	Three Months Ended September 30,
	2022	2021
Revenue as a percent of total revenue
Customer A	19.2%	25.5%
Customer B	*	12.6%

The following table summarizes customer concentration of:

	September 30, 2022	June 30, 2022
Receivables as a percent of total receivables
Customer A	35.0%	26.0%
Customer B	*	*

* Customer revenue or receivables did not exceed 10% in the respective periods.

Revenue for sales from Customer A are included within the Wholesale and Business-to-Business segments and Customer B are included within the Business-to-Business segment.

Principal vs. Agent Considerations

As part of our revenue recognition process, we evaluate whether we are the principal or agent for the performance obligations in our contracts with customers. When we determine that we are the principal for a performance obligation, we recognize revenue for that performance obligation on a gross basis. When we determine that we are an agent for a performance obligation, we recognize revenue for that performance obligation net of the related costs. In determining whether we are the principal or the agent, we evaluate whether we have control of the goods or services before we transfer the goods or services to the customer by considering whether we are primarily obligated for transferring the goods or services to the customer, whether we have inventory risk for the goods or services before the goods or services are transferred to the customer, and whether we have latitude in establishing prices.

Inventories

Inventories of bulk and bottled wines, spirits, and ciders and inventories of non-wine products and bottling and packaging supplies are valued at the lower of cost using the FIFO method or net realizable value. Costs associated with winemaking, and other costs associated with the manufacturing of products for resale, are recorded as inventory. Net realizable value is the value of an asset that can be realized upon the sale of the asset, less a reasonable estimate of the costs associated with either the eventual sale or the disposal of the asset in question. Inventories are classified as current assets in accordance with recognized industry practice, although most wines and spirits are aged for periods longer than one year.

Leases

The Company adopted ASU 2016-02, Leases ("Topic 842") and its related amendments as of July 1, 2022, see “Recently Adopted Accounting Pronouncements” below. The Company has both operating leases and finance leases. The Company’s non-cancelable leases for winery facilities, vineyards, corporate and administrative offices, tasting rooms, and some equipment are classified as operating leases. The Company’s non-cancelable leases for certain equipment that include a bargain purchase option at the end of the lease term are classified as finance leases.

The Company recognizes a right of use (“ROU”) asset representing its right to use the underlying asset for the lease term on the condensed consolidated balance sheet and related lease liabilities representing its obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. Because the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate to determine the present value of the lease payments. The ROU asset also includes adjustments for lease incentives receivable, deferred rent and prepaid rent when applicable. The Company’s lease terms may include options to extend the lease when it is reasonably certain that the Company will exercise that option. The

8

Company has made an accounting policy election not to recognize ROU assets and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less. However, the Company will recognize these lease payments in the condensed consolidated statements of operations and comprehensive income (loss) on a straight-line basis over the lease term and variable lease payments in the period in which the obligation is incurred.

Lease expense for operating leases is recognized on a straight-line basis over the lease term. For finance leases, the right-of-use asset is amortized to amortization expense and interest expense is recorded in connection with the lease liability. Payments under lease arrangements are primarily fixed, however, most lease agreements also contain some variable payments. Variable lease payments other than those that depend on an index or a rate are expensed as incurred and not included in the operating lease ROU assets and lease liabilities. These amounts primarily include payments for taxes, parking and common area expenses. See Note 10.

Assets Held for Sale

The Company classifies an asset group (‘asset’) as held for sale in the period that (i) it has approved and committed to a plan to sell the asset, (ii) the asset is available for immediate sale in its present condition, (iii) an active program to locate a buyer and other actions required to sell the asset have been initiated, (iv) the sale of the asset is probable and transfer of the asset is expected to qualify for recognition as a completed sale within one year (subject to certain events or circumstances), (v) the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value, and (vi) it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. The Company initially and subsequently measures a long-lived asset that is classified as held for sale at the lower of its carrying value or fair value less any costs to sell. Any loss resulting from this measurement is recognized in selling, general and administrative expenses in the period in which the held for sale criteria are met. Conversely, gains are generally not recognized on the sale of a long-lived asset until the date of sale. Upon designation as an asset held for sale, the Company stops recording depreciation or amortization expense on the asset. The Company assesses the fair value of assets held for sale less any costs to sell at each reporting period until the asset is no longer classified as held for sale.

Casualty Gains

We suffered smoke-tainted inventory damage resulting from the October 2017 Napa and Sonoma County wildfires. We filed an insurance claim for this damage, which was settled in fiscal 2021 for approximately $3.8 million, net of legal costs. In fiscal 2022, we received an additional $2.7 million, net of legal costs, related to wildfire claims. During the three months ended September 30, 2022, we received an additional $0.5 million. The gain on litigation proceeds consists of payments we received from our insurer.

Segment Information

We operate in three reportable segments. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assessing performance. The Company’s chief operating decision maker (“CODM”), our Interim Chief Executive Officer, allocates resources and assesses performance based upon discrete financial information at the segment level.

Earnings Per Share

Basic net income (loss) per share is calculated by dividing the net income (loss) allocable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. For purposes of the calculation of diluted net income (loss) per share, stock options and warrants to purchase common stock are considered potentially dilutive securities but are excluded from the calculation of diluted net income (loss) per share when their effect is antidilutive. As a result, in certain periods, diluted net loss per share is the same as the basic net loss per share for the periods presented.

The Company does not pay dividends or have participating shares outstanding.

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act.

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued Topic 842, which supersedes the guidance in ASC 840, Leases. The new standard, as amended by subsequent ASUs on Topic 842 and recent extensions issued by the FASB in response to COVID-19, requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether the lease is effectively a financed purchase by the lessee. This classification determines whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the

9

lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of its classification. Leases with a term of 12 months or less are accounted for in the Company's consolidated statements of operations.

The Company adopted Topic 842 effective July 1, 2022 using the modified retrospective approach, whereby we recognized a transition adjustment at the effective date of Topic 842, rather than at the beginning of the earliest comparative period presented. Prior period information was not restated. In addition, the Company applied the package of transition practical expedients, which allows the Company to carryforward its population of existing leases, the classification of each lease and the treatment of initial direct costs as of the period of adoption. The Company did not elect the practical expedient related to hindsight analysis which allows a lessee to use hindsight in determining the lease term and in assessing impairment of the entity’s ROU assets.

The Company identified the population of real estate and equipment leases to which the guidance applies and implemented changes in its systems, procedures and controls relating to how lease information is obtained, processed and analyzed. In connection with the restatement, the Company has reclassified the deferred gain related to a previous sale and leaseback of $7.8 million, net of taxes of $2.9 million, to retained earnings. Refer to Note 2. Further, the Company recognized $37.6 million in ROU assets that represent the Company's right to use the underlying assets for the lease term and $39.2 million in lease obligations that represent the Company's obligation to make lease payments arising from the lease. The ROU assets recognized upon adoption of Topic 842, included the reclassification of approximately $2.1 million of deferred rent and $0.4 million of prepaid rent. See Note 10.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as amended, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to available-for-sale debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. These changes will result in more timely recognition of credit losses.

The Company adopted ASU No. 2016-13, as amended effective July 1, 2022. We consider historical experience, the current economic environment, customer credit ratings or bankruptcies, and reasonable and supportable forecasts to develop our allowance for credit losses. We review these factors quarterly to determine if any adjustments are needed to the allowance. This guidance did not have a material impact on our condensed consolidated financial statements.

Recently Issued Accounting Pronouncements

The recently issued accounting pronouncements are not expected to have an impact on the Company.

2. Restatement, Reclassification and Revision of Previously Issued Condensed Consolidated Financial Statements

The Company has restated its unaudited condensed consolidated financial statements as of and for the three months ended September 30, 2022.

An error was discovered during the process of closing the fiscal year ended June 30, 2023 and in conjunction with the year-end audit. The error was related to the treatment of a deferred gain as part of the implementation of ASC 842, Leases ("ASC 842"). In light of the restatement, the Company is also correcting and/or reclassifying certain immaterial out-of-period items and other adjustments in all periods presented, which include but are not limited to those related to the determination of the service period used in the recognition of stock-based compensation expense and classification of assets as part of the historical purchase price allocations for certain business combinations. Certain prior year amounts have been reclassified for consistency with the current year presentation. In addition, our beginning retained earnings decreased by $0.7 million, net of a tax benefit of $0.3 million, as a consequence of the impact of those identified immaterial errors to periods prior to July 1, 2021.

10

Regarding our previously reported unaudited condensed consolidated balance sheet as of September 30, 2022, the following table presents the adjustment of $10.7 million deferred gain arising from a prior-year sale leaseback transaction that should have been recognized as a cumulative-effect adjustment to retained earnings as part of the implementation of ASC 842, offset by previously recognized amortization for the quarter ended September 30, 2022 of $0.3 million.

In addition, the Company is adjusting for certain immaterial out-of-period items, reclassifications and other adjustments including but not limited to:

(i)
$1.3 million reclassification between cash and cash equivalents and accounts payable for classification of outstanding checks;
(ii)
$1.0 million adjustment to inventories due to incorrect inventory turns used to calculate overhead absorption on custom production;
(iii)
$2.9 million adjustment to property, plant and equipment, net due to overstatement of depreciation expense arising from the incorrect classification of assets as part of historical purchase price allocations;
(iv)
$1.3 million adjustment to intangible assets, net due to impairment recognized in 2022;
(v)
$2.3 million adjustment to deferred tax liability due to tax impact of adjustments;
(vi)
$3.0 million adjustment to additional paid-in capital due to overstatement of stock-based compensation expense arising from an incorrect service period used in expense recognition; and
(vii)
$11.8 million adjustment to retained earnings related to the $7.8 million reclass, net of taxes of $2.9 million, from deferred gain noted above, $1.8 million current period change in net income as well as prior year increase in accumulated deficit of $0.7 million, net of a tax benefit of $0.3 million, primarily due to a non-recurring adjustment for historical acquisitions of $1.6 million, offset by $0.9 million for adjustment to property, plant and equipment, net due to overstatement of depreciation expense.

CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	September 30, 2022
(in thousands)	As Previously Reported	Adjustments	As Restated
Assets
Current assets:
Cash and cash equivalents	$44,622	$1,298	$45,920
Inventories	200,759	(1,087)	199,672
Assets held for sale	6,553	6,668	13,221
Total current assets	309,536	6,879	316,415
Property, plant, and equipment, net	228,204	(3,738)	224,466
Intangible assets, net	62,672	(1,281)	61,391
Total assets	$809,303	$1,860	$811,163
Liabilities, redeemable noncontrolling interest, and stockholders' equity
Current liabilities:
Accounts payable	$20,352	$1,298	$21,650
Accrued liabilities and other payables	28,279	432	28,711
Total current liabilities	208,895	1,730	210,625
Deferred tax liability	29,952	4,584	34,536
Deferred gain	10,332	(10,332)	-
Total liabilities	453,137	(4,018)	449,119
Stockholders' equity:
Additional paid-in capital	382,376	(3,009)	379,367
Accumulated deficit (retained earnings)	(864)	9,056	8,192
Total Vintage Wine Estates, Inc. stockholders' equity	355,478	6,047	361,525
Noncontrolling interests	(594)	(169)	(763)
Total stockholders' equity	354,884	5,878	360,762
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$809,303	$1,860	$811,163

11

Regarding the previously reported unaudited condensed consolidated statement of operations for the three months ended September 30, 2022, the following table presents the impact of the restatement of $0.3 million amortization, adjusted through gain on sale leaseback, of a deferred gain of $10.7 million arising from a prior-year sale leaseback transaction that should have been recognized as a cumulative-effect adjustment to equity as part of the implementation of ASC 842.

In addition, the Company is adjusting for certain immaterial out-of-period items, reclassifications and other adjustments including but not limited to:

(i)
$1.2 million adjustment to cost of revenue due to out-of-period items related primarily to a non-recurring adjustment related to insurance due to the formation of VWE Captive, LLC;
(ii)
$1.6 million adjustment to selling, general and administrative expense due to a non-recurring adjustment for historical acquisitions; and
(iii)
$1.2 million adjustment to selling, general and administrative expense due to an overstatement of stock-based compensation expense arising from an incorrect service period used in expense recognition.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended September 30, 2022
(in thousands, except share and per share amounts)	As Previously Reported	Adjustments	As Restated
Net revenue
Wine, spirits and cider	$51,419	$851	$52,270
Total net revenue	77,229	851	78,080
Cost of revenue
Wine, spirits and cider	34,631	(1,610)	33,021
Nonwine	14,938	591	15,529
Total cost of revenue	49,569	(1,019)	48,550
Gross profit	27,660	1,870	29,530
Selling, general, and administrative expenses	33,707	(2,258)	31,449
Loss on remeasurement of contingent liability	826	(641)	185
Gain on sale leaseback	(334)	334	-
Gain on sale of property, plant, and equipment	(118)	118	-
Loss from operations	(7,702)	4,317	(3,385)
(Loss) income before provision for income taxes	(1,485)	4,317	2,832
Income tax provision	(849)	2,323	1,474
Net (loss) income	(636)	1,994	1,358
Net loss attributable to the noncontrolling interests	(343)	169	(174)
Net (loss) income attributable to Vintage Wine Estates, Inc.	(293)	1,825	1,532
Net (loss) income allocable to common stockholders	$(293)	$1,825	$1,532
Net earnings (loss) per share allocable to common stockholders
Basic	$(0.00)	$0.03	$0.03
Diluted	$(0.00)	$0.03	$0.03

12

The following table presents the impact of the adjustments and reclassifications discussed above on the unaudited condensed consolidated cash flow statement for the three months ending September 30, 2022:

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30, 2022
(in thousands)	As Previously Reported	Adjustments	As Restated
Cash flows from operating activities
Net (loss) income	$(636)	$1,994	$1,358
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation	3,215	781	3,996
Amortization expense	1,978	(98)	1,880
Amortization of deferred loan fees and line of credit fees	-	98	98
Remeasurement of contingent consideration liabilities	826	(641)	185
Stock-based compensation expense	4,651	(1,211)	3,440
Provision for doubtful accounts	(280)	272	(8)
(Benefit) provision for deferred income tax	(27)	2,323	2,296
Gain on disposition of assets	(118)	118	-
Deferred gain on sale leaseback	(334)	334	-
Deferred rent	(2,079)	2,079	-
Change in operating assets and liabilities (net of effect of business combinations):
Accounts receivable	48	(595)	(547)
Inventories	(6,957)	4	(6,953)
Prepaid expenses and other current assets	3,916	(1,528)	2,388
Accounts payable	2,363	(260)	2,103
Accrued liabilities and other payables	5,293	(1,591)	3,702
Net change in lease assets and liabilities	1,288	(2,079)	(791)
Net cash provided by operating activities	1,988	-	1,988
Cash flows from financing activities
Outstanding checks in excess of cash	4,042	2,032	6,074
Net cash used in financing activities	(4,204)	2,032	(2,172)
Net change in cash, cash equivalents and restricted cash	(5,670)	2,032	(3,638)
Cash, cash equivalents and restricted cash, beginning of period	50,292	(734)	49,558
Cash, cash equivalents and restricted cash, end of period	$44,622	$1,298	$45,920
Supplemental cash flow information
Noncash investing and financing activities:
Increase in finance lease assets and liabilities upon adoption of ASC 842	$759	$(692)	$67

Reclassifications and Revisions

Subsequent to the issuance of the Company's financial statements as of the year ended June 30, 2022, the Company discovered an error in its classification of purchase price for specific properties, which resulted in the Company overstating depreciable assets and the related depreciation expense for post-acquisition periods. Management has evaluated this misstatement, which understated property, plant and equipment, net and overstated inventories and the related cost of revenue, and concluded it was not material to prior periods, individually or in the aggregate. However, correcting the cumulative effect of the error in the current period would have had a material effect on the results of operations for such period. Therefore, the Company is revising the relevant prior period consolidated financial statements and related footnotes for this error and other immaterial out-of-period items for comparative purposes. The Company will also correct previously reported financial information for such immaterial errors in future filings, as applicable. Additionally, comparative prior period amounts in the applicable notes to the unaudited condensed consolidated financial statements have been revised, certain prior year amounts have been reclassified for consistency with the current year presentation, and our beginning retained earnings decreased $0.7 million, net of a tax benefit of $0.3 million, as a consequence of the impact of those identified immaterial errors to periods prior to July 1, 2021.

13

Regarding our previously reported consolidated balance sheet as of June 30, 2022, the following table presents the impact of certain immaterial out-of-period items, reclassifications and other adjustments including but not limited to:

(i)
$1.8 million reclassification from restricted cash to cash and cash equivalents as well as $0.7 million reclassification for outstanding checks between cash and cash equivalents and accounts payable;
(ii)
$1.9 million non-recurring adjustment to prepaid expenses and other current assets related to the formation of VWE Captive, LLC;
(iii)
$2.6 million adjustment to property, plant and equipment, net due to an overstatement of depreciation expense arising from the incorrect classification of assets as part of historical purchase price allocations;
(iv)
$1.5 million reclassification between property, plant and equipment and inventories related to specific spirits barrels;
(v)
$1.3 million adjustment to intangible assets, net due to impairment;
(vi)
$2.1 million non-recurring adjustment to accrued liabilities and other payables for historical acquisitions;
(vii)
$1.8 million adjustment to additional paid-in capital and retained earnings due to overstatement of stock-based compensation expense arising from an incorrect service period used in expense recognition; and
(viii)
$0.7 million adjustment to accumulated deficit due to a prior year retained earnings decrease of $0.7 million, net of tax benefit of $0.3 million, primarily due to a non-recurring adjustment for historical acquisitions of $1.6 million, offset by $0.9 million for adjustment to property, plant and equipment, net due to overstatement of depreciation expense.

CONSOLIDATED BALANCE SHEET

	June 30, 2022
(in thousands)	As Previously Reported	Adjustments	As Revised
Assets
Current assets:
Cash and cash equivalents	$43,692	$1,066	$44,758
Restricted cash	6,600	(1,800)	4,800
Accounts receivable, net	38,192	(323)	37,869
Inventories	192,102	820	192,922
Prepaid expenses and other current assets	13,394	(1,530)	11,864
Total current assets	300,723	(1,767)	298,956
Property, plant, and equipment, net	236,100	2,619	238,719
Intangible assets, net	64,377	(1,280)	63,097
Total assets	$765,895	$(428)	$765,467
Liabilities, redeemable noncontrolling interest, and stockholders' equity
Current liabilities:
Accounts payable	$13,947	$(474)	$13,473
Accrued liabilities and other payables	24,204	2,793	26,997
Total current liabilities	197,275	2,319	199,594
Other long-term liabilities	6,491	564	7,055
Deferred tax liability	29,979	(654)	29,325
Total liabilities	413,506	2,229	415,735
Redeemable noncontrolling interest	1,663	(169)	1,494
Stockholders' equity:
Additional paid-in capital	377,897	(1,798)	376,099
Accumulated deficit	(571)	(521)	(1,092)
Total Vintage Wine Estates, Inc. stockholders' equity	351,292	(2,319)	348,973
Noncontrolling interests	(566)	(169)	(735)
Total stockholders' equity	350,726	(2,488)	348,238
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$765,895	$(428)	$765,467

14

The following table presents the impact of certain immaterial out-of-period items, reclassifications and other adjustments to our previously reported unaudited condensed consolidated statement of operations for the three months ending September 30, 2021 including but not limited to a $3.1 million adjustment to cost of revenue: wine, spirits and cider due to an understatement of costs resulting from incorrect overhead absorption.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended September 30,
	2021
(in thousands, except share and per share amounts)	As Previously Reported	Adjustments	As Revised
Net revenue
Wine, spirits and cider	$36,287	$348	$36,635
Total net revenue	55,687	348	56,035
Cost of revenue
Wine, spirits and cider	20,588	3,132	23,720
Total cost of revenue	32,250	3,132	35,382
Gross profit	23,437	(2,784)	20,653
Selling, general, and administrative expenses	16,983	(5)	16,978
Amortization expense	651	-	651
Loss on remeasurement of contingent liability	-	155	155
(Loss) from operations	6,143	(2,934)	3,209
Other income (expense)
Net unrealized gain on interest rate swap agreements	1,393	179	1,572
Total other income, net	(2,171)	179	(1,992)
Income before provision for income taxes	3,972	(2,755)	1,217
Income tax provision	1,193	(744)	449
Net income	2,779	(2,011)	768
Net income attributable to Vintage Wine Estates, Inc.	2,754	(1,961)	793
Net income allocable to common stockholders	$2,754	$(1,961)	$793
Net earnings per share allocable to common stockholders
Basic	$0.05	$(0.04)	$0.01
Diluted	$0.05	$(0.04)	$0.01

The following table presents the impact of the adjustments and reclassifications discussed above on the unaudited condensed consolidated cash flow statement for the three months ending September 30, 2021:

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30,
	2021
(in thousands)	As Previously Reported	Adjustments	As Revised
Cash flows from operating activities
Net income	$2,779	(2,011)	$768
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	3,503	(2,001)	1,502
Amortization expense	750	(99)	651
Amortization of deferred loan fees and line of credit fees	-	99	99
Remeasurement of contingent consideration liabilities	-	155	155
Net unrealized gain on interest rate swap agreements	(1,393)	(179)	(1,572)
(Benefit) provision for deferred income tax	-	(1,059)	(1,059)
Change in operating assets and liabilities (net of effect of business combinations):
Inventories	(4,671)	4,227	(444)
Accrued liabilities and other payables	1,356	1,704	3,060
Other	-	(836)	(836)
Net cash provided by operating activities	(2,020)	-	(2,020)

15

3. Business Combinations

Vinesse

On October 4, 2021, the Company acquired 100% of the members' interest in Vinesse, LLC, a California limited liability company ("Vinesse"). Vinesse is a direct-to-consumer platform company that specializes in wine clubs with over 60,000 members. Founded in 1993, Vinesse has developed a long-time following by offering boutique wines to a broader audience and making wine accessible and easy to love. The operations of Vinesse align with those of the Company, which management believes provides for expanded synergies and growth through the acquisition.

The purchase price totaling $17.0 million was comprised of cash of $14.0 million, consulting fees of $0.2 million per year for three years totaling $0.6 million and a three-year earnout payable of up to $2.4 million. To fund the cash portion of the purchase consideration, we utilized the line of credit under the amended and restated loan and security agreement.

The preliminary allocation of the consideration for the net assets acquired from the acquisition of Vinesse were as follows:

(in thousands)
Sources of financing
Cash	$14,000
Accrued other	600
Contingent consideration	2,400
Fair value of consideration	17,000

Assets acquired:
Fixed assets	121
Inventory	2,502
Trade Names and Trademarks	1,200
Customer relationships	3,700
Total identifiable assets acquired	7,523

Goodwill	$9,477

The Company used the carrying value as of the acquisition date to value fixed assets, as we determined that they represented the fair value at the acquisition date.

Inventory was comprised of finished goods, bulk and raw materials. The fair value of finished goods inventory and bulk inventory was derived using projected cost of goods sold as a percentage of net revenue. Raw materials inventory was valued at its book value.

The trade names and trademarks fair value was derived using the Relief-From-Royalty Method (“RFR”). Key assumptions in valuing trade names and trademarks included (i) a royalty rate of 1.8% and (ii) discount rate of 17.5%.

Customer relationships fair value was derived using the Multiple-Period Excess Earnings Method (“MPEEM”), utilizing a discount rate of 18.0%, and Cost Approach. Customer relationships were weighted; 50.0% using the MPEEM model and 50.0% using the Cost Approach.

The results of operations of Vinesse are included in the accompanying condensed consolidated statements of operations from the October 4, 2021 acquisition date.

Transaction costs incurred in the acquisition were insignificant.

ACE Cider

On November 16, 2021, the Company acquired 100% of the capital stock of ACE Cider, the California Cider Company, Inc., a California corporation ("ACE Cider"). ACE Cider is a wholesale platform and specializes in hard cider, an alcoholic beverage fermented from apples. The operations of ACE Cider allow the Company to enter into the beer distribution category.

16

The purchase price totaling $47.4 million was comprised of a cash payment and contingent consideration.

The preliminary allocation of the consideration for the net assets acquired from the acquisition of ACE Cider were as follows:

(in thousands)
Sources of financing
Cash	$46,880
Accrued other	60
Contingent consideration	500
Fair value of consideration	47,440

Assets acquired:
Fixed assets	4,205
Inventory	1,350
Trademarks	6,600
Customer relationships	14,300
Deferred tax liability	(6,554)
Total identifiable assets acquired	19,901

Goodwill	$27,539

The Company used the carrying value as of the Acquisition Date to value fixed assets, as we determined that they represented the fair value at the Acquisition Date.

Inventory was comprised of finished goods, bulk cider and raw materials. The fair value of finished goods inventory and bulk cider inventory was derived using projected cost of goods sold as a percentage of net revenue. Raw materials inventory was valued at its book value.

The trademarks fair value was derived using the RFR. Key assumptions in valuing trademarks included (i) a royalty rate of 2.75% and (ii) discount rate of 12.5%.

Customer relationships fair value was derived using the MPEEM, utilizing a discount rate of 13.0%, and Cost Approach. Customer relationships were weighted; 90.0% using the MPEEM model and 10.0% using the Cost Approach.

The results of operations of ACE Cider are included in the accompanying condensed consolidated statements of operations from the November 16, 2021 acquisition date.

Transaction costs incurred in the acquisition were insignificant.

Meier's

On January 18, 2022, the Company acquired 100% of the capital stock in Meier's Wine Cellars, Inc., DBA Meier's Beverage Group, an Ohio company ("Meier's"). Meier's is a wholesale and business-to-business company that specializes in custom blending, contract storage, contract manufacturing, and private labeling for wine, beer, and spirits. Over the years, Meier's continued extending their winemaking skills by producing table wines, sparkling wines, dessert wines, vermouths and carbonated grape juice.

The purchase price totaling $25.0 million was comprised of cash of $12.5 million and 1,229,443 shares of common stock with a value of $12.5 million.

The terms of the acquisition also provide for the possibility of additional contingent consideration of up to $10.0 million based on Meier's exceeding current EBITDA levels over each of the next three years. The earn out consideration will be paid in a combination of 50% cash and 50% stock. The common stock shares issued are also subject to the terms of the lock-up agreement.

17

The preliminary allocation of the consideration for the net assets acquired from the acquisition of Meier's were as follows:

(in thousands)
Sources of financing
Cash	$12,500
Shares of common stock	10,521
Contingent consideration	4,900
Settlement of pre-existing relationship	(125)
Fair value of consideration	27,796

Assets acquired:
Accounts receivable	3,669
Fixed assets	12,859
Inventory	4,280
Other assets	356
Trademarks	700
Customer relationships	6,400
Accounts payable and accrued expenses	(2,682)
Deferred tax liability	(6,033)
Total identifiable assets acquired	19,549

Goodwill	$8,247

The number of shares of common stock were valued based on the Closing Date share price, resulting in a fair value of $12.0 million, less a discount of $1.5 million due to lack of marketability for shares of common stock, resulting in the shares of common stock valued at $10.5 million.

The contingent consideration was fair valued using the Monte Carlo simulation model, resulting in fair value earnout payments of $4.9 million.

The Company valued the fair value of accounts receivable, other assets, accounts payable and accrued expenses and fixed assets at the acquisition date.

Inventory was comprised of finished goods, work in process and raw materials. The fair value of finished goods inventory and work in process inventory was derived using projected cost of goods sold as a percentage of net revenue. Raw materials inventory was valued at its book value.

The trade names and trademarks fair value was derived using the RFR. Key assumptions in valuing trade names and trademarks included (i) a royalty rate of 1.1% and (ii) discount rate of 27.0%.

Customer relationships fair value was derived using the MPEEM, utilizing a discount rate of 28.0%. Customer relationships were weighted 100.0% using the MPEEM model.

The results of operations of Meier's are included in the accompanying condensed consolidated statements of operations from the January 18, 2022 acquisition date.

Transaction costs incurred in the acquisition were insignificant.

Other Acquisitions

On February 14, 2022, the Company purchased certain intellectual property pertaining or related to a canned cannabis beverage brand. The Company purchased the intellectual property at a purchase price of $0.4 million. The value of the assets acquired were based on the estimated fair value and are subject to adjustment during the measurement period (up to one year from the acquisition date). An executive officer of the Company has a related party relationship and serves as a member of the board of directors.

18

4. Inventory (as restated)

Inventory consists of the following:

(in thousands)	September 30, 2022	June 30, 2022
	As Restated
Bulk wine, spirits and cider	$91,848	$88,978
Bottled wine, spirits and cider	88,201	86,785
Bottling and packaging supplies	18,367	16,328
Nonwine inventory	1,256	831
Total inventories	$199,672	$192,922

For the three months ended September 30, 2022 and 2021, the Company did not recognize any losses related to reducing inventory to its net realizable value.

For the three months ended September 30, 2022 and fiscal year ended June 30, 2022, the Company's inventory balances are presented net of inventory reserves of zero and $2.2 million, respectively, for bulk wine, spirits and cider inventory, $1.5 million and $1.8 million, respectively, for bottled wine, spirits and cider inventory and $0.4 million and $0.4 million, respectively, for bottling and packaging supplies inventory.

5. Assets Held for Sale (as restated)

During the period ended September 30, 2022, the Company had two asset groups classified as held for sale. The assets held for sale include certain real property related to Laetitia vineyards and land and property, plant and equipment and assumption of a land lease related to the Tamarack Cellars production facility. These assets are being marketed for sale. The Company intends to complete the sales of the assets within twelve months.

The carrying amounts of assets held for sale consists of the following:

(in thousands)	September 30, 2022
Laetitia vineyards land held for sale	$13,233
Tamarack Cellars property, plant and equipment held for sale	2,767
Less accumulated depreciation and amortization	(2,779)
Total assets held for sale	$13,221

The cash flows related to held for sale assets have not been segregated and remain included in the major classes of assets.

There were no assets classified as held for sale for the year ended June 30, 2022.

6. Property, Plant and Equipment (as restated)

Property, plant and equipment consists of the following:

(in thousands)	September 30, 2022	June 30, 2022
	As Restated
Buildings and improvements	$138,875	$139,223
Land	35,318	46,632
Machinery and equipment	77,935	77,676
Cooperage	9,289	10,165
Vineyards	10,968	12,860
Furniture and fixtures	1,796	1,754
	274,181	288,310
Less accumulated depreciation and amortization	(68,032)	(66,987)
	206,149	221,323
Construction in progress	18,317	17,396
	$224,466	$238,719

Depreciation and amortization expense related to property and equipment was $4.0 million and $1.6 million for the three months ended September 30, 2022 and 2021, respectively.

19

7. Goodwill and Intangible Assets (as restated)

Goodwill

There were no changes in the carrying amounts of goodwill from fiscal year ended June 30, 2022.

Intangible Assets

The following tables summarize other intangible assets by class:

	September 30, 2022
(in thousands)	Gross Intangible	Accumulated Amortization	Net Intangible	Weighted Average Remaining Amortization Period (in years)
Indefinite-life intangibles	As Restated		As Restated	As Restated
Trade names and trademarks	$28,922	$-	$28,922	N/A
Winery use permits	6,750	-	6,750	N/A
Total Indefinite-life intangibles	35,672	-	35,672

Definite-life intangibles
Customer and Sommelier relationships	30,700	(6,523)	24,177	4.2
Trade names and trademarks	1,900	(358)	1,542	3.7
Total definite-life intangibles	32,600	(6,881)	25,719
Total other intangible assets	$68,272	$(6,881)	$61,391

	June 30, 2022
(in thousands)	Gross Intangible	Accumulated Amortization	Accumulated Impairment Losses	Net Intangible	Weighted Average Remaining Amortization Period (in years)
Indefinite-life intangibles
Trade names and trademarks	$30,203	$-	$(1,281)	$28,922	N/A
Winery use permits	6,750	-	-	6,750	N/A
Total Indefinite-life intangibles	36,953	-	(1,281)	35,672

Definite-life intangibles
Customer and Sommelier relationships	30,700	(4,922)	-	25,778	4.4
Trade names and trademarks	1,900	(253)	-	1,647	3.5
Total definite-life intangibles	32,600	(5,175)	-	27,425
Total other intangible assets	$69,553	$(5,175)	$(1,281)	$63,097
Amortization expense of definite-life intangibles was $1.7 million and $0.5 million for the three months ended September 30, 2022 and 2021, respectively.

As of September 30, 2022, estimated future amortization expense for definite-lived assets is as follows:

(in thousands)
2023 remaining	$5,116
2024	6,811
2025	5,292
2026	4,527
2027	3,179
Thereafter	794
Total estimated amortization expense	$25,719

20

8. Accrued Liabilities (as restated)

The major classes of accrued liabilities are summarized as follows:

	September 30, 2022	June 30, 2022
(in thousands)	As Restated
Accrued purchases	$13,573	$6,728
Accrued employee compensation	4,551	5,580
Other accrued expenses	5,102	8,867
Non related party accrued interest expense	517	429
Contingent consideration	3,256	2,710
Unearned Income	296	642
Captive insurance liabilities	1,416	2,041
Total Accrued liabilities and other payables	$28,711	$26,997

9. Fair Value Measurements (as restated)

The following tables present assets and liabilities measured at fair value on a recurring basis:

	September 30, 2022
(in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$36,738	$-	$-	$36,738
Interest rate swaps (1)		18,381		18,381
Total	$36,738	$18,381	$-	$55,119

Liabilities:
Contingent consideration liabilities (2)	$-	$-	$9,302	$9,302
Total	$-	$-	$9,302	$9,302

	June 30, 2022
(in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$36,616	$-	$-	$36,616
Interest rate swaps (1)		9,157		9,157
Total	$36,616	$9,157	$-	$45,773

Liabilities:
Contingent consideration liabilities (2)	$-	$-	$9,156	$9,156
Total	$-	$-	$9,156	$9,156

(1) The fair value of interest rate swaps is estimated using a discounted cash flow analysis that considers the expected future cash flows of each interest rate swap. This analysis reflects the contractual terms of the interest rate swap, including the remaining period to maturity, and uses market-corroborated Level 2 inputs, including forward interest rate curves and implied interest rate volatilities. The fair value of an interest rate swap is estimated by discounting future fixed cash payments against the discounted expected variable cash receipts. The variable cash receipts are estimated based on an expectation of future interest rates derived from forward interest rate curves. The fair value of an interest rate swap also incorporates credit valuation adjustments to reflect the non-performance risk of the Company and the respective counterparty.

(2) We assess the fair value of contingent consideration to be settled in cash related to acquisitions using probability weighted models for the various contractual earn-outs. These are Level 3 measurements. Significant unobservable inputs used in the estimated fair values of these contingent consideration liabilities include probabilities of achieving customer related performance targets, specified sales milestones, consulting milestones, changes in unresolved claims, projected revenue or changes in discount rates.

21

The following table provides a reconciliation of liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

Contingent Consideration
(in thousands)	As Restated
Balance at June 30, 2022	$9,156
Acquisitions	-
Payments	(39)
Change in fair value	185
Balance at September 30, 2022	9,302
Less: current portion	(3,256)
Long term portion	$6,046

The current and long-term portion of contingent consideration is included within the accrued liabilities and other payables and other long-term liabilities, respectively, in the condensed consolidated balance sheets.

10. Leases (as restated)

Leases Under ASC 842

We have lease agreements for certain winery facilities, vineyards, corporate and administrative offices, tasting rooms, and equipment under long-term non-cancelable leases. We determine if an arrangement is a lease at inception by evaluating whether the arrangement conveys the right to use an identified asset and whether we obtain substantially all of the economic benefits from and have the ability to direct the use of the asset. Our lease agreements generally do not contain any material residual value guarantees or material restrictive covenants.

Beginning July 1, 2022, operating leases are included in operating lease right-of-use assets, current operating lease liabilities and long-term operating lease liabilities in our condensed consolidated balance sheet. Operating lease right-of-use assets and corresponding operating lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Operating lease expense for operating lease assets is recognized on a straight-line basis over the lease term. As most of our leases do not provide an implicit rate, we use our collateralized incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. We use the implicit rate if it is readily determinable.

In connection with the restatement, the Company has reclassified the deferred gain related to a previous sale and leaseback of $7.8 million, net of taxes of $2.9 million, to retained earnings. See Note 2.

Finance leases are included in finance lease right-of-use assets, current finance lease liabilities and long-term finance lease liabilities in our condensed consolidated balance sheet.

Our lease agreements include leases that contain lease components and non-lease components. For all asset classes, we have elected to account for both of these provisions as a single lease component.

We also have elected to apply a practical expedient for short-term leases whereby we do not recognize a lease liability and right-of-use asset for leases with a term of 12 months or less. In addition, we elected the package of transition practical expedients permitted under the transition guidance, which allows the Company to carry forward our leases without reassessing, whether any contracts are leases or contain leases, lease classification and initial direct costs.

Our leases have remaining lease terms from less than one year to 10 years. Our lease terms may include options to extend or terminate the lease when it is reasonably certain and there is significant economic incentive to exercise that option.

Beginning fiscal 2022, we no longer had related party lease agreements.

22

The following table summarizes the components of lease expense:

Three Months Ended
(in thousands)	September 30, 2022
Operating lease expense	$1,808

Finance lease expense
Amortization of right-of-use assets	70
Interest on lease liabilities	9
Total finance lease expense	79
Variable lease expense	157
Short-term lease expense	35
Total lease expense	$2,079

The following table summarizes supplemental balance sheet related to leases:

(in thousands)	September 30, 2022
Operating Leases
Operating lease right-of-use assets	$35,509

Current portion of operating lease liabilities	5,197
Long-term operating lease liabilities	31,637
Total operating lease liabilities	36,834

Finance Leases
Finance lease right-of-use assets	689

Current portion of finance lease liabilities	263
Long-term finance lease liabilities	429
Total finance lease liabilities	$692

The following table summarizes the weighted-average remaining lease term and discount rate:

Weighted-average remaining lease term (in years)
Operating leases	6.7
Finance leases	2.8

Weighted-average discount rate
Operating leases	5.0%
Finance leases	5.0%

The minimum annual payments under our lease agreements as of September 30, 2022 are as follows:

(in thousands)	Operating Leases	Finance Leases
Remaining fiscal 2023	$4,795	$219
2024	6,849	285
2025	6,529	157
2026	6,521	79
2027	6,195	-
2028 and thereafter	12,479	-
Total lease payments	43,368	740
Less imputed interest	(6,534)	(48)
Present value of lease liabilities	36,834	692
Current portion of lease liabilities	(5,197)	(263)
Total long term lease liabilities	$31,637	$429

* Table excludes obligations for leases with original terms of 12 months or less which have not been recognized as ROU assets or liabilities in our condensed consolidated balance sheets.

23

11. Long-Term and Other Short-Term Obligations (as restated)

The following table summarizes long-term and other short-term obligations:

(in thousands)	September 30, 2022	June 30, 2022
Note to a bank with interest at LIBOR (1.76%) at September 30, 2022 plus 1.75%; payable in quarterly installments of $1,180 principal with applicable interest; matures in September 2026; secured by specific assets of the Company. Loan amended April 2021. Quarterly payments of $1,066 reduced from $1,180 starting June 2021. Revised maturity date July 2026.	$75,726	$76,792

Capital expenditures borrowings payable at LIBOR (0.50%) at September 30, 2022 and June 30, 2022 plus 1.75%, payable in quarterly installments of $1,077 at September 30, 2022 and June 30, 2022 with draw expiring July, 2026.	39,699	40,776

Note to a bank with interest fixed at 3.6%, payable in monthly installments of $60 principal with applicable interest; matures in April 2023.	418	593

Note to a bank with interest fixed at 2.75%, payable in monthly installments of $61 principal with applicable interest; matures in March 2024.	1,071	1,246

Delayed Draw Term Loan ("DDTL") with interest at LIBOR (2.32%) at September 2022 plus 1.75%, payable in quarterly installments of $1,260 starting March 2022. Matures in July 2024.	64,622	65,882
	181,536	185,289
Less current maturities	(14,738)	(14,909)
Less unamortized deferred financing costs	(1,221)	(1,285)
	$165,577	$169,095

Line of Credit

The Company has a $480.0 million amended and restated loan and security agreement consisting of an accounts receivable and inventory revolving facility up to $230.0 million, a term loan in a principal amount of up to $100.0 million, a capital expenditures facility in an aggregate principal of up to $50.0 million, and a delay draw term loan facility up to an aggregate of $100.0 million which was limited to an aggregate of $55.0 million. Upon consummation of the merger transaction, the requirements of the delayed draw term loan were met. The effective interest rate under the revolving facility was 2.6% and 4.0% as of September 30, 2022 and 2021, respectively. The Company had availability under the line of credit as of September 30, 2022 and June 30, 2022, respectively.

On November 8, 2022, we amended the amended and restated loan and security agreement to revise a definition used in a financial covenant under the agreement for the debt covenant calculation as of September 30, 2022 and subsequent periods.

On December 13, 2022, we entered into a second amended and restated loan and security agreement (the “Second A&R Loan and Security Agreement”), which further amended and restated the Amended and Restated Loan and Security Agreement and provides credit facilities totaling up to $458.4 million. The credit facilities under the Second A&R Loan and Security Agreement consist of: (i) a term loan facility in the principal amount of approximately $156.5 million (the “Term Loan Facility”), (ii) an accounts receivable and inventory revolving facility in the principal amount of approximately $229.7 million with a letter of credit sub-facility in the aggregate availability amount of $20.0 million (the “Revolving Facility”), (iii) an equipment loan facility in the principal amount of approximately $4.2 million (the “Equipment Loan”), (iv) a capital expenditure facility in the principal amount of approximately $15.2 million (the “Capex Facility”) and (v) a delayed draw term loan facility in the principal amount of approximately $52.9 million (amounts are available to be drawn through December 13, 2023) (the “DDTL Facility”, and, together with the Term Loan Facility, the Revolving Facility, the Equipment Loan and the Capex Facility, the “Credit Facilities”).

Concurrent with the closing of the Second A&R Loan and Security Agreement, we executed a draw of approximately $154.6 million on the Term Loan Facility, $125.0 million on the Revolving Facility, $4.2 million on the Equipment Loan, $15.2 million on the Capex Facility and $30.6 million on the DDTL Facility. The proceeds from the loan were used to, among other things, pay down outstanding amounts of under the Company’s existing credit facilities including the Amended and Restated Loan and Security Agreement.

The Term Loan Facility matures on December 13, 2027, and the Second A&R Loan and Security Agreement extends the maturities of the other credit facilities as follows: (i) the Revolving Facility matures on December 13, 2027, (ii) the Equipment Loan matures on December 31, 2026, (iii) the Capex Facility matures on June 30, 2027 and (iv) the DDTL Facility matures on December 13, 2027. The refinancing of the Second A&R Loan and Security Agreement was evaluated in accordance with ASC 470-50, Modifications and Extinguishments on a lender-by-lender basis. Certain lenders did not participate in the refinancing and the repayment of their related outstanding debt balances has been accounted for as an extinguishment of

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debt. Proceeds of borrowings from new lenders were accounted for as a new debt financing. The Company recorded a loss on extinguishment of debt of $0.5 million in the accompanying consolidated statement of operations and comprehensive income. For the remainder of the lenders, this transaction was accounted for as a modification because the difference between present value of the cash flows under the terms of the modified agreement (the Second A&R Loan and Security Agreement) and the present value of the cash flows under terms of the original agreement was less than 10% on a lender-by-lender basis.

As part of the refinancing of the Term Loan Facility, the Company incurred various costs of $2.3 million, including a $0.5 million original issue discount and $1.9 million in third-party debt issuance costs.

As part of the refinancing of the Revolving Facility, the Company incurred various costs of $2.6 million, including a $0.5 million original issue discount and $2.1 million in third-party debt issuance costs.

Regularly scheduled principal repayments of the Credit Facilities (other than the Revolving Facility) are payable on a quarterly basis as follows: (i) with respect to the Term Loan Facility, an amount equal to the original principal amount of the Term Loan Facility multiplied by 1/100th, (ii) with respect to the Equipment Loan, an amount equal to $0.2 million, (iii) with respect to the Capex Facility, an amount equal to $0.8 million, and (iv) with respect to the DDTL Facility, an amount equal to the original principal amount of the DDTL Facility multiplied by 1/28th with respect to delayed draw term loans used to purchase equipment and 1/100th with respect to delayed draw term loans used to purchase real estate. Repayment of the Revolving Facility is required if the borrowing base (as defined in the Second A&R Loan and Security Agreement) does not support the amount of borrowing under the Revolving Facility. Any unpaid principal, interest and other amounts owing with respect to any Credit Facility is due at maturity of such Credit Facility.

Borrowings under the Credit Facilities bear interest at a rate per annum equal to, at the Company’s option, either (a) a Term Secured Overnight Financing rate “SOFR” for the applicable interest period relevant to such borrowing, plus a market-determined credit spread adjustment depending on such interest period (0.10% for one-month; 0.15% for three-months; and 0.25% for six-months), plus an applicable margin (2.25% for the Credit Facilities other than the Revolving Facility; for the Revolving Facility the applicable margin is based on a range of 1.50%-2.00% depending on average borrowing availability under the Credit Facilities) or (b) an Adjusted Base Rate, or ABR, determined by reference to the highest of (i) Federal Funds Rate plus 0.50%, (ii) the rate of interest established by the lender acting as the administrative agent as its “prime rate” and (iii) the Term SOFR for a one-month term in effect on that day plus 1.0% plus a market-determined credit spread adjustment of 0.10%, plus, in each case, an applicable margin (1.25% for the Credit Facilities other than the Revolving Facility; depending on average availability for the Revolving Facility, with the initial applicable margin for the Revolving Facility being 1.00%). The Company is currently in the process of amending our interest rate swap agreements to conform with the Credit Facilities. We do not expect the impact of these amendments to have a material impact on the Credit Facilities' interest rates.

In addition, the Second A&R Loan and Security Agreement and related loan documents provide for recurring fees with respect to the Credit Facilities, including (i) a fee for the unused commitments of the lenders under the Term Loan Facility, the Revolving Facility and the DDTL Facility, payable quarterly, accruing at a rate equal to 0.25% per annum with respect to the Term Loan Facility and the DDTL Facility and a rate within the range of 0.15%-0.20% per annum with respect to the Revolving Facility depending on average availability under the Revolving Facility (ii) letter of credit fees (which vary depending on the applicable margin rate based on the average availability under the Revolving Facility), fronting fees and processing fees to each issuing bank and (iii) administration fees.

The Credit Facilities are secured by substantially all of the assets of the Company.

Additionally, the Second A&R Loan and Security Agreement includes customary representations and warranties, affirmative and negative covenants, financial covenants and certain other amendments, including, without limitation, (i) a minimum fixed charge coverage ratio (based on trailing twelve-month EBITDA adjusted for capital expenditures, taxes and certain other items) of 1.10:1.00 measured on a rolling four quarter basis provided that the minimum capital expenditure amount for purposes of calculating the fixed charge coverage ratio will increase by $175.0 thousand per quarter until it reaches $1.5 million, (ii) the addition of a maximum debt to capitalization ratio covenant, initially set at 0.60:1.00 for each quarter until December 31, 2023 and stepping down to 0.575:1.00 for each quarter until March 31, 2024 and 0.55:1.00 for each quarter until December 31, 2024 and thereafter, (iii) certain new EBITDA addbacks (and one historical EBITDA deduction in the amount of approximately $1.4 million for the quarter ended September 30, 2022) and (iv) certain amendments to the conditions for permitted acquisitions and accordion increases.

On February 13, 2023, we amended the Second A&R Loan and Security Agreement to revise the deadline for submitting our December 31, 2022 consolidated financial statements to 90 days after the period end.

On March 31, 2023, we amended the Second A&R Loan and Security Agreement to revise the deadline for submitting our December 31, 2022 consolidated financial statements to 120 days after the period end.

On May 9, 2023, we amended the Second A&R Loan and Security Agreement to revise the definition and calculation of certain financial covenants as of March 31, 2023. The amendment revised the definition of Adjusted EBITDA (as defined in the Second A&R Loan and Security Agreement) as utilized in the fixed charge coverage ratio calculation to allow certain addbacks to Adjusted EBITDA. Due to the amendment, at March 31, 2023, the Company believes it is in compliance with the covenants contained in the Second A&R Loan and Security Agreement.

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On October 12, 2023, the Company entered into a fourth amendment to the Second Amended and Restated Loan and Security Agreement (the “Fourth Amendment”) by and among the Company, the Borrowers, the Lenders party thereto, and Agent. The Fourth Amendment, among other things: (i) waives certain existing events of default relating to the Company’s failure to comply with the financial covenants and financial reporting requirements set forth in the Credit Agreement for prior fiscal periods; (ii) reduces the aggregate revolving commitment and the aggregate delayed draw term loan commitment to $200,000,000 and $38,100,000, respectively; (iii) replaces the maximum debt to capitalization financial covenant with a minimum adjusted EBITDA financial covenant of not less than (1) $4,000,000 for the fiscal quarter ending September 30, 2023, (2) $17,000,000 for the two fiscal quarter period ending December 31, 2023, (3) $27,000,000 for the three fiscal quarter period ending March 31, 2024, (4) $34,000,000 for the four fiscal quarter period ending June 30, 2024, and (5) $35,000,000 for each four fiscal quarter period ending thereafter; (iv) adds a minimum liquidity covenant of $25,000,000 (or, for fiscal quarters ending in December, $15,000,000), which applies only for the fiscal quarters ending September 30, 2023 through and including December 31, 2024 (the “Covenant Modification Period”); (v) suspends the minimum fixed charge coverage ratio covenant for the fiscal quarters ending September 30, 2023 through and including June 30, 2024 and provides for a step-down of the minimum fixed charge coverage ratio to 1.00:1.00 for the remainder of the Covenant Modification Period; (vi) adds an equity cure right for the Company in the event of future breaches of the financial covenants; (vii) reduces revolver availability by (1) $15,000,000 during the months of February through September of each year and (2) $10,000,000 during the months of October through January of each year; (viii) suspends the exercise of incremental facilities during the Covenant Modification Period; (ix) restricts all permitted acquisitions during the term of the credit facilities, unless previously approved by the required Lenders; (x) increases in the applicable margin for all credit facilities to 3.00% for SOFR Loans and 2.00% for ABR Loans, which margins will step-up further if certain prepayments of the Term Loans are not made by certain dates prescribed in the Amendment; (xi) adds additional mandatory prepayments of (1) $10,000,000 by no later than March 31, 2024, (2) an additional $10,000,000 by no later than June 30, 2024 and (3) an additional $25,000,000 by no later than December 31, 2024; (xii) adds additional mandatory prepayments in the event that the Borrowers maintain a cash balance in excess of $20,000,000; (xiii) permits additional sales of certain real property with an aggregate appraised value of approximately $60,000,000, in addition to related personal property assets; and (xiv) adds certain additional reporting requirements to Agent and the Lenders.

As a result, as of the date hereof, the Company has received a waiver for certain events of default and is in compliance with its covenants contained in the Second A&R Loan and Security Agreement.

Maturities of Long-Term and Other Short-Term Borrowings

As of September 30, 2022, maturities of long-term and other short-term borrowings for succeeding years are as follows:

For the years ended June 30,
Remaining 2023	$11,156
2024	14,152
2025	64,372
2026	8,571
2027	83,285
$181,536

12. Stockholders' Equity (as restated)

Common Stock

We had reserved shares of stock, on an as-if converted basis, for issuance as follows:

	September 30, 2022	June 30, 2022
Warrants	25,646,453	25,818,247
Earnout shares	5,726,864	5,726,864
Total	31,373,317	31,545,111

Warrants

At September 30, 2022, there were 25,646,453 warrants outstanding to purchase shares of the Company's common stock at a price of $11.50 per whole share. The 25,646,453 warrants are made up of 18,000,000 Public Warrants (the "Public Warrants") and 8,000,000 Private Warrants (the "Private Warrants") less the 353,547 warrants that have been repurchased as part of our share repurchase plan.

The Public Warrants are exercisable commencing on August 11, 2021 and expire five years after the commencement date. The Company may accelerate the expiry date by providing 30 days’ prior written notice, if and only if, the closing price of the Company’s common stock equals or

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exceeds $18.00 per share for any 20 trading days within a 30-trading day period. The public warrant holder’s right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of acceleration of the expiry date.

At September 30, 2022, there were 8,000,000 purchased warrants at a price of $1.00 per Private Warrant, with each Private Warrant exercisable commencing on August 11, 2021 for one common share at an exercise price of $11.50, subject to anti-dilution adjustments. The private warrants expire five years after the commencement date.

Earnout Shares

In connection with the closing of the business combination between Bespoke Capital Acquisition Corp. and Vintage Wine Estates, Inc., a California corporation (“VWE Legacy”) pursuant to a transaction agreement dated February 3, 2021, as amended, certain shareholders of shareholders of VWE Legacy are entitled to receive up to an additional 5,726,864 shares of the Company’s common stock (the “Earnout Shares”) if at any point during the Earnout Period, from June 7, 2021 to June 7, 2023, the Company's closing share price on the Nasdaq on 20 trading days out of 30 consecutive trading days;

a)
is at or above $15 (but below $20), 50% of the Earnout Shares will be issued; and
b)
is at or above $20 (i) to the extent no Earnout Shares have previously been issued, 100% of the Earnout Shares or (ii) to the extent the event Earnout Shares were previously issued, 50% of the Earnout Shares will be issued.

The Earnout Shares will be adjusted to reflect any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible common shares), reorganization, recapitalization, reclassification, combination and, exchange of shares or other like change. The Earnout Shares are indexed to the Company’s equity and meet the criteria for equity classification. The fair value of the Earnout Shares, $32.4 million, was recorded as a dividend to additional paid in capital due to the absence of retained earnings.

No Earnout Shares were issued as of September 30, 2022.

Meier's Earnout Shares

In connection with the closing of the Meier's business combination with Paul T. Lux Irrevocable Trust pursuant to a merger agreement dated January 18, 2022, Mr. Lux is entitled to receive up to an additional $5 million of the Company’s common stock, subject to the terms of the earnout agreement. The Company will make earnout payments based on the product of the amount of adjusted EBITDA in calendar 2022, 2023 and 2024 over EBITDA threshold, as defined in the merger agreement, and the earnout multiple of seven. The earnout payment shall be paid 50% in cash and 50% in the Company's common stock. No shares were issued through September 30, 2022.

2021 Stock Incentive Plan

Effective June 7, 2021, the Company adopted the 2021 Omnibus Incentive Plan (as amended, the "2021 Plan”). The 2021 Plan provides for the issuance of stock options, stock appreciation rights, performance shares, performance units, stock, restricted stock, restricted stock units and cash incentive awards. The 2021 Plan was approved by shareholders at the Annual Meeting of Shareholders on February 2, 2022.

The following table provides total stock-based compensation expense by award type:

	Three Months Ended
	September 30, 2022	September 30, 2021
(in thousands)	As Restated
Stock option awards	$489	$-
Restricted stock units	2,951	-
Total stock-based compensation	$3,440	$-

Stock-based compensation expense is included as a component of selling, general and administrative expenses in the condensed consolidated statement of operations.

Stock Options

Stock options granted under the 2021 Plan are subject to market conditions. The stock options are exercisable for ten years and only become exercisable if the volume-weighted average price per share of our common stock is at least $12.50 over a 30-day consecutive trading period following the grant date. The fair value of the stock options was estimated using a Monte Carlo simulation valuation model. Stock option awards vest in four equal installments of 25%, with the first installment vesting 18 months after the vesting commencement date with respect to an additional 25% of the total stock-based award on each of the 2nd, 3rd and 4th anniversaries of the vesting commencement date, providing in each case the employee remains in continuous employment or service with the Company or an Affiliate. Compensation expense is recognized ratably over the requisite service period.

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The following table presents a summary of stock option activity under the 2021 Plan:

As Restated	Stock Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (Years) (As Restated)	Aggregate Intrinsic Value
Outstanding at June 30, 2022	3,503,527	$10.50	8.9	$-
Granted	173,364	10.50	10.0	-
Exercised	-	-	-	-
Forfeited or cancelled	(1,250)	10.50	-	-
Outstanding at September 30, 2022	3,675,641	$10.50	9.0	-

Total unrecognized compensation expense related to the stock options was $7.9 million, which is expected to be recognized over a weighted-average period of 5.0 years. No stock options were vested and exercisable as of September 30, 2022.

Restricted Stock Units

Restricted stock units are subject only to service conditions and vest ratably over four years.

The following table presents a summary of restricted stock units activity for the periods presented:

As Restated	Restricted Stock Units	Weighted-Average Grant Date Fair Value
Outstanding at June 30, 2022	1,902,068	$8.14
Granted	88,587	5.66
Issued	-	-
Forfeited or cancelled	-	-
Outstanding at September 30, 2022	1,990,655	$8.03

Total unrecognized compensation expense related to the restricted stock units was $7.8 million, which is expected to be recognized over a weighted-average period of 2.7 years. No restricted stock units vested as of September 30, 2022.

Stock and Warrant Repurchase Plan

On March 8, 2022, the Company's board of directors approved a repurchase plan authorizing the Company to purchase up to $30.0 million in aggregate value of our common stock and/or warrants through September 8, 2022. Purchases under the repurchase program may be made on the open market, in privately negotiated transactions or in other manners as permitted by the federal securities laws and other legal and contractual requirements and are expected to comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The timing and amount of any repurchases will depend on a number of factors, including price, trading volume, general market conditions and legal requirements, among others. The repurchase program does not require the Company to acquire a specific number of shares or warrants. The cost of the shares and warrants that are repurchased will be funded from available working capital.

For accounting purposes, common stock and/or warrants repurchased under our repurchase plan are recorded based upon the settlement date of the applicable trade. Such repurchased shares are presented using the cost method. During the quarter ended September 30, 2022, the Company repurchased 171,994 warrants at an average price of $1.02 per warrant. The total cost of the shares and/or warrants repurchased was $0.2 million.

The table below summarizes the changes in repurchases of common stock and warrants:

(in thousands)	September 30, 2022
Balance at June 30, 2022	3,053,447
Repurchases of common stock	-
Repurchases of warrants	171,994
Balance at September 30, 2022	3,225,441

The Stock and Warrant Repurchase Plan Expired on September 9, 2022.

13. Income Taxes (as restated)

The increase in our effective tax rate for the three months ended September 30, 2022 was primarily due to changes in pre-tax income and permanent items, which primarily consist of non-deductible officer compensation expense, as compared to the three months ended September 30, 2021.

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For the three months ended September 30, 2022, the effective tax rate differs from the federal statutory rate of 21% primarily due to permanent items related to non-deductible officers compensation expense. For the three months ended September 30, 2021, the effective tax rate differs from the federal statutory rate of 21% primarily due to state taxes.

The provisional measurements of fair value for income taxes payable and deferred taxes for the acquisitions of Vinesse, ACE Cider and Meier's may be subject to changes as additional information is received and certain tax returns are finalized. The Company expects to finalize the fair value measurements as soon as practicable, but not later than one year from the date of acquisition.

14. Commitments and Contingencies

We are subject to a variety of claims and lawsuits that arise from time to time in the ordinary course of business. Although management believes that any pending claims and lawsuits will not have a significant impact on the Company’s consolidated financial position or results of operations, the adjudication of such matters are subject to inherent uncertainties and management’s assessment may change depending on future events.

Indemnification Agreements

In the ordinary course of business, we may provide indemnification of varying scope and terms to vendors, lessors, customers and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. These indemnities include indemnities to our directors and officers to the maximum extent permitted under applicable state laws. The maximum potential amount of future payments we could be required to make under these indemnification agreements is, in many cases, unlimited. Historically, we have not incurred any significant costs as a result of such indemnifications and are not currently aware of any indemnification claims.

Other Commitments

Contracts exist with various growers and certain wineries to supply a significant portion of our future grape and wine requirements. Contract amounts are subject to change based upon actual vineyard yields, grape quality and changes in grape prices. Estimated future minimum grape and bulk wine purchase commitments are as follows:

(in thousands)	Total
Remaining 2023	$40,524
2024	20,706
2025	18,158
$79,388

Grape and bulk wine purchases under contracts totaled $15.8 million and $10.3 million for the three months ended September 30, 2022 and 2021, respectively. The Company expects to fulfill all of these purchase commitments.

15. Related Party Transactions (as restated)

Immediate Family Member and Other Business Arrangements

We provide at will employment to several family members of officers or directors who provide various sales, marketing and administrative services to us. Payroll and other expenses to these related parties was $125.0 thousand and $71.0 thousand for the three months ended September 30, 2022 and 2021, respectively.

We pay for sponsorship and marketing services and point of sale marketing materials to unincorporated businesses that are managed by immediate family members of a Company executive officer. For the three months ended September 30, 2022 and 2021, payments related to sponsorship and marketing services totaled $87.0 thousand and $75.0 thousand, respectively.

We have a revenue sharing agreement with Sonoma Brands Partners II, LLC where a portion of B.R. Cohn and Clos Pegase sales during various events throughout the year are paid to Sonoma Brands Partners II, LLC. Sonoma Brands Partners II, LLC is managed by a member of the Company's board of directors. For the three months ended September 30, 2022 and 2021, we made no payments to Sonoma Brands Partners II, LLC.

The Company has a contract with Bin-to-bottle, a storage and bottling company owned by Patrick Roney, for storage purposes. The expenses incurred for storage were immaterial for the years ended June 30, 2023 and 2022.

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Financial Advisory Agreement

In April 2022, the Company entered into an arrangement with Global Leisure Partners LLC ("GLP") to act as a financial advisor to the Company in connection with its exploration of acquisitions, mergers, investments and other strategic matters. A director of the Company having the authority to establish policies and make decisions is an executive of GLP. Although members of the board of directors are typically independent from management, members of the board of directors would be considered management based on the definition of management in ASC 850, Related Party Disclosures. During the three months ended September 30, 2022 and 2021, payments in respect of capital markets and mergers and acquisitions matters totaled $50.0 thousand and zero, respectively.

16. Segments (as restated)

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the CODM, or decision-making group, in deciding how to allocate resources and in assessing performance. When determining the reportable segments, the Company aggregated operating segments based on their similar economic and operating characteristics. Our operations are principally managed on a sales distribution basis and are comprised of three reportable segments: Wholesale; Direct-to-Consumer; and Business-to-Business. The factors for determining the reportable segments include the manner in which management evaluates performance for purposes for allocating resources and assessing performance.

We report our segments as follows:

Wholesale Segment—We sell our wine, spirits and cider to wholesale distributors under purchase orders. Wholesale operations generate revenue from product sold to distributors, who then sell them off to off-premise retail locations such as grocery stores, wine clubs, specialty and multi-national retail chains, as well as on-premise locations such as restaurants and bars.

Direct-to-Consumer Segment—We sell our wine and other merchandise directly to consumers through wine club memberships, at wineries’ tasting rooms, at Sommelier wine tasting events, and through the Internet. Winery estates hold various public and private events for customers and our wine club members. The certified Sommeliers provide guided tasting experiences customized for each audience through virtual and in-person events globally.

Business-to-Business Segment—Our Business-to-Business sales channel generates revenue primarily from the sale of private label wines and spirits, and custom winemaking services. Annually, we work with our national retail partners to develop private label wines incremental to their wholesale channel businesses.

Other —Other is included in the tables below for purposes of reconciliation of revenues and profit but is not considered a reportable segment. In 2022, it included revenue from grape and bulk wine sales and storage services. In 2023 and going forward, these immateial revenues are recorded in the B2B segment. We record corporate level expenses, non-direct selling expenses and other expenses not specifically allocated to the results of operations in Other.

The following tables present net revenue and income from operations directly attributable to the Company's segments:

	Three Months Ended September 30, 2022
	As Restated
(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
Segment Results
Net revenue	$23,987	$19,992	$34,180	$(79)	$78,080
Income (loss) from operations	$2,288	$1,969	$10,533	$(18,175)	$(3,385)

	Three Months Ended September 30, 2021
(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
Segment Results
Net revenue	$16,203	$15,263	$24,467	$102	$56,035
Income (loss) from operations	$3,042	$2,031	$6,229	$(8,093)	$3,209

There was no inter-segment activity for any of the given reporting periods presented.

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Depreciation expense recognized by operating segment is summarized below:

(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
For the periods ended September 30:
2022	$40	$291	$235	$448	$1,014
2021	$-	$300	$-	$-	$300

Amortization expense recognized by operating segment is summarized below:

(in thousands)	Wholesale	Direct-to-Consumer	Business-to-Business	Other	Total
For the periods ended September 30:
2022	$596	$745	$364	$-	$1,705
2021	$10	$613	$3	$25	$651

Excluding the property, plant, and equipment specific to assets located at our tasting facilities, and the customer and sommelier relationships and intangible assets specific to the Sommelier acquisition, given the nature of our business, revenue generating assets are utilized across segments, therefore, discrete financial information related to segment assets and other balance sheet data is not available and the information continues to be aggregated.

17. Earnings Per Share (as restated)

The following table reconciles the number of common shares used to compute basic and diluted earnings per share attributable to Vintage Wine Estates, Inc., shareholders:

	Three Months Ended September 30,
	2022	2021
(in thousands, except for per share amounts)	As Restated
Net income	$1,358	$768
Less: loss allocable to noncontrolling interest	(174)	(25)
Net income allocable to common shareholders	$1,532	$793

Numerator – Basic EPS
Net income allocable to common shareholders	$1,532	$793
Net income allocated to common shareholders	$1,532	$793

Numerator – Diluted EPS
Net income allocated to common shareholders	$1,532	$793
Net income allocated to common shareholders	$1,532	$793

Denominator – Basic Common Shares
Weighted average common shares outstanding - Basic	58,819,160	60,461,611

Denominator – Diluted Common Shares
Weighted average common shares - Diluted	58,819,160	60,461,611

Net income per share – basic:
Common Shares	$0.03	$0.01
Net income per share – diluted:
Common Shares	$0.03	$0.01

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The following securities have been excluded from the calculations of diluted earnings per share attributable to common shareholders because including them would have been antidilutive:

	Three Months Ended September 30,
	2022	2021
Shares subject to warrants to purchase common stock	25,646,453	26,000,000
Shares subject to options to purchase common stock	3,675,641	-
Total	29,322,094	26,000,000

18. Subsequent Events (as restated)

During the three months ended December 31, 2022, the Company identified a number of goodwill and intangible asset impairment indicators that led us to conclude that an impairment test was required. After performing fair value determinations, we recorded a goodwill impairment of $125.3 million and intangible assets impairments of $13.8 million for the three months ended December 31, 2022.

On October 12, 2023, the Company entered into a fourth amendment to the Second Amended and Restated Loan and Security Agreement (the “Fourth Amendment”) by and among the Company, the Borrowers, the Lenders party thereto, and Agent. The Fourth Amendment, among other things: (i) waives certain existing events of default relating to the Company’s failure to comply with the financial covenants and financial reporting requirements set forth in the Credit Agreement for prior fiscal periods; (ii) reduces the aggregate revolving commitment and the aggregate delayed draw term loan commitment to $200,000,000 and $38,100,000, respectively; (iii) replaces the maximum debt to capitalization financial covenant with a minimum adjusted EBITDA financial covenant of not less than (1) $4,000,000 for the fiscal quarter ending September 30, 2023, (2) $17,000,000 for the two fiscal quarter period ending December 31, 2023, (3) $27,000,000 for the three fiscal quarter period ending March 31, 2024, (4) $34,000,000 for the four fiscal quarter period ending June 30, 2024, and (5) $35,000,000 for each four fiscal quarter period ending thereafter; (iv) adds a minimum liquidity covenant of $25,000,000 (or, for fiscal quarters ending in December, $15,000,000), which applies only for the fiscal quarters ending September 30, 2023 through and including December 31, 2024 (the “Covenant Modification Period”); (v) suspends the minimum fixed charge coverage ratio covenant for the fiscal quarters ending September 30, 2023 through and including June 30, 2024 and provides for a step-down of the minimum fixed charge coverage ratio to 1.00:1.00 for the remainder of the Covenant Modification Period; (vi) adds an equity cure right for the Company in the event of future breaches of the financial covenants; (vii) reduces revolver availability by (1) $15,000,000 during the months of February through September of each year and (2) $10,000,000 during the months of October through January of each year; (viii) suspends the exercise of incremental facilities during the Covenant Modification Period; (ix) restricts all permitted acquisitions during the term of the credit facilities, unless previously approved by the required Lenders; (x) increases in the applicable margin for all credit facilities to 3.00% for SOFR Loans and 2.00% for ABR Loans, which margins will step-up further if certain prepayments of the Term Loans are not made by certain dates prescribed in the Amendment; (xi) adds additional mandatory prepayments of (1) $10,000,000 by no later than March 31, 2024, (2) an additional $10,000,000 by no later than June 30, 2024 and (3) an additional $25,000,000 by no later than December 31, 2024; (xii) adds additional mandatory prepayments in the event that the Borrowers maintain a cash balance in excess of $20,000,000; (xiii) permits additional sales of certain real property with an aggregate appraised value of approximately $60,000,000, in addition to related personal property assets; and (xiv) adds certain additional reporting requirements to Agent and the Lenders.

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Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of our Company as of and for the periods presented. The following discussion and analysis should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (our "Annual Report") and the unaudited condensed consolidated financial statements and the accompanying notes thereto included herein. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we”, “us”, “our” and “the Company” are intended to mean the business and operations of Vintage Wine Estates, Inc., a Nevada corporation and its consolidated subsidiaries.

Restatement of Previously Issued Financial Statements

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” has been amended and restated to give effect to the restatement of our financial statements, as more fully described in Note 2 to our financial statements entitled “Restatement, Reclassification and Revision of Previously Issued Condensed Consolidated Financial Statements.” For further detail regarding the restatement, see the “Explanatory Note” to this Quarterly Report on Form 10-Q/A.

Business Overview

Vintage Wine Estates, Inc., is a leading vintner in the United States ("U.S."), offering a collection of wines produced by award-winning, heritage wineries, popular lifestyle wines, innovative new wine brands, packaging concepts, as well as craft spirits. Our name brands include Layer Cake, Cameron Hughes, Clos Pegase, B.R. Cohn, Firesteed, Bar Dog, Kunde, Cherry Pie and many others. Since our founding over 20 years ago, we have grown organically through wine brand creation and through acquisitions to become the 14th largest wine producer based on cases of wine shipped in California.

Growth Strategy

Our strategy is to continue to grow organically and through acquisitions with a view towards making two to three acquisitions per year over the next five years. These acquisitions have allowed us to diversify our wine sourcing into regions outside of California, expand our portfolio of brands, increase our vineyard assets and provide our direct-to-consumer and retail customers with a range of wines to choose from.

Trends and Other Factors Affecting Our Business

Various trends and other factors affect or have affected our operating results, including:

Economic Uncertainties

The ongoing COVID-19 pandemic ("COVID-19"), inflation and supply chain constraints continue to disrupt the U.S. and global economies and there remains uncertainty about the impact on the economy. We cannot estimate with any certainty the length or severity of the economic uncertainties or the related financial consequences on our business and operations, including whether and when historic economic and operating conditions will resume or the extent to which the disruption may impact our business, financial position, results of operations or cash flows.

We expect economic uncertainties including inflation and supply chain constraints to continue to impact several areas of the business including sales, cost of goods, operating expenses and cash flows.

Invasion of Ukraine

Russia's invasion of Ukraine has not had a direct impact on the Company. The Company does not have assets, operations or human capital resources located in Russia or Ukraine, does not invest or hold securities that trade in those areas and does not rely on goods or services sourced in Russia or Ukraine. However, the Company receives its capsules for wine bottles from a supplier in Italy, who has plants located in Ukraine, Italy and Poland. While the Company has not been impacted directly by supply chain disruptions as a result of the invasion, including potential cybersecurity risks and other indirect operational or supply chain challenges, the competition to secure wine bottle capsules has increased from suppliers due to the closing of the plant in Ukraine.

Weather Conditions

Our ability to fulfill the demand for wine is restricted by the availability of grapes. Climate change, agricultural and other factors, such as wildfires, disease, pests, extreme weather conditions, water scarcity, biodiversity loss and competing land use, impact the quality and quantity of grapes available to us for the production of wine from year to year. Our vineyards and properties, as well as other sources from which we purchase grapes, are affected by these factors. For example, the effects of abnormally high rainfall or drought in a given year may impact production of grapes, which can impact both our revenue and costs from year to year.

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In addition, extreme weather events, such as wildfires can result in potentially significant expenses to repair or replace a vineyard or facility as well as impact the ability of grape suppliers to fulfill their obligations to us.

Seasonality

There is a degree of seasonality in the growing cycles, procurement and transportation of grapes. The wine industry in general tends to experience seasonal fluctuations in revenue and net income. Typically, we have lower sales and net income during our third fiscal quarter (January through March) and higher sales and net income during our second fiscal quarter (October through December) due to usual timing of seasonal holiday buying, as well as wine club shipments. We expect these trends to continue.

Key Measures to Assess the Performance of our Business

We consider a variety of financial and operating measures in assessing the performance of our business, formulating goals and objectives and making strategic decisions. The key GAAP measures we consider are net revenue; gross profit; selling, general and administrative expenses; and income from operations. The key non-GAAP measure we consider is Adjusted EBITDA. We also monitor our case volume sold and depletions from our distributors to retailers to help us forecast and identify trends affecting our growth.

Net Revenue

We generate revenue from our segments: Wholesale, Business-to-Business ("B2B") and Direct-to-Consumer ("DTC"). We recognize revenue from sales when obligations under the terms of a contract with our customer are satisfied. Generally, this occurs when the product is shipped, and title passes to the customer, and when control of the promised product or service is transferred to the customer. Our standard terms are free on board, or FOB, shipping point, with no customer acceptance provisions. Revenue is measured as the amount of consideration expected to be received in exchange for transferring products. We recognize revenue net of any taxes collected from customers, which are subsequently remitted to governmental authorities. We account for shipping and handling as activities to fulfill our promise to transfer the associated products. Accordingly, we record amounts billed for shipping and handling costs as a component of net sales and classify such costs as a component of costs of sales. Our products are generally not sold with a right of return unless the product is spoiled or damaged. Historically, returns have not been significant to us.

Gross Profit

Gross profit is equal to net revenue less cost of sales. Cost of sales includes the direct cost of manufacturing, including direct materials, labor and related overhead, and physical inventory adjustments, as well as inbound and outbound freight and import duties.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include expenses arising from activities in selling, marketing, warehousing, and administrative expenses. Other than variable compensation, selling, general and administrative expenses are generally not directly proportional to net revenue, but are expected to increase over time to support the needs of the Company.

Income from Operations

Income from operations is gross profit less selling, general and administrative expenses; acquisition and restructuring related expense or income and amortization of intangible assets. Income from operations excludes interest expense, income tax expense, and other expenses, net. We use income from operations as well as other indicators as a measure of the profitability of our business.

Case Volumes

In addition to acquisitions, the primary drivers of net revenue growth in any period are attributable to changes in case volumes and changes in product mix and sales price. Case volumes represents the number of 9-liter equivalent cases of wine that we sell during a particular period. Case volumes are an important indicator of what is driving gross margin. This metric also allows us to develop our supply and production targets for future periods.

Depletions

Within our three tier distribution structure, depletion measures the sale of our inventory from the distributor to the retailer. Depletions are an important indicator of customer satisfaction, which management uses for evaluating performance of our brands and for forecasting.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we use EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies. These metrics are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

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Adjusted EBITDA is defined as earnings (loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, casualty losses or gains, impairment losses, changes in the fair value of derivatives, restructuring related income or expenses, and certain non-cash, non-recurring, or other items included in net income (loss) that we do not consider indicative of our ongoing operating performance. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue.

Results of Operations (as restated)

Our financial performance is classified into the following segments: Wholesale, B2B, and DTC. Our corporate operations, including centralized selling, general and administrative expenses are not allocated to the segments, as management does not believe such items directly reflect our core operations. However, we allocate re-measurements of contingent consideration and impairment of goodwill and intangible assets to our segments. Other than our long-term property, plant and equipment for wine tasting facilities, and customer lists, trademarks and trade names specific to acquired companies, our revenue generating assets are utilized across segments. Accordingly, the foregoing items are not allocated to the segments and are not discussed separately as any results that had a significant impact on operating results are included in the consolidated results discussion above.

We evaluate the performance of our segments on income from operations, which management believes is indicative of operational performance and ongoing profitability. Management monitors income from operations to evaluate past performance and identify actions required to improve profitability. Income from operations assists management in comparing the segment performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the core operations and, therefore, are not included in measuring segment performance. We define income from operations as gross margin less operating expenses that are directly attributable to the segment. Selling expenses that can be directly attributable to the segment are allocated accordingly.

Three Months Ended September 30, 2022 Compared to Three Months Ended September 30, 2021

Wholesale Segment Results

The following table presents summary financial data for our Wholesale segment:

	Three Months Ended September 30,		Dollar	Percent
(in thousands, except %)	2022	2021	Change	Change
	As Restated
Net revenue	$23,987	$16,203	$7,784	48.0%
Income from operations	$2,288	$3,042	$(754)	-24.8%

Wholesale net revenue for the three months ended September 30, 2022 increased $7.8 million, or 48.0%, from the three months ended September 30, 2021. The increase was primarily attributable to an increase in sales of $6.9 million related to acquisition case volumes.

Wholesale income from operations for the three months ended September 30, 2022 decreased $0.8 million, or 24.8%, from the three months ended September 30, 2021. The decrease was attributable to higher costs due to inflation and supply chain challenges.

B2B Segment Results

The following table presents summary financial data for our B2B segment:

	Three Months Ended September 30,
	2022	2021	Dollar	Percent
(in thousands, except %)	As Restated		Change	Change
Net revenue	$34,180	$24,467	$9,713	39.7%
Income from operations	$10,533	$6,229	$4,304	69.1%

B2B net revenue for the three months ended September 30, 2022 increased $9.7 million, or 39.7%, from the three months ended September 30, 2021. The increase was primarily attributable to increased custom production as well as an increase of $4.9 million related to acquisitions.

B2B income from operations for the three months ended September 30, 2022 increased $4.3 million, or 69.1%, from the three months ended September 30, 2021. The increase was attributable to increased margin on bulk distilled alcohol sales partially offset by a loss from operations of $0.7 million related to acquisitions.

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DTC Segment Results

The following table presents summary financial data for our DTC segment:

	Three Months Ended September 30,
	2022	2021	Dollar	Percent
(in thousands, except %)	As Restated		Change	Change
Net revenue	$19,992	$15,263	$4,729	31.0%
Income from operations	$1,969	$2,031	$(62)	-3.1%

DTC net revenue for the three months ended September 30, 2022 increased $4.7 million, or 31.0%, from the three months ended September 30, 2021. The increase was primarily attributable to increased e-commerce and wine club revenue as well as an increase of $3.1 million related to acquisitions.

DTC income from operations for the three months ended September 30, 2022 decreased $0.1 million, or 3.1% from the three months ended September 30, 2021. The decrease was attributable to higher costs due to inflation and supply chain challenges.

Case Volumes

The following tables summarize 9-liter equivalent cases by segment:

	Three Months Ended September 30,
(in thousands)	2022	2021	Unit Change	% Change
Wholesale	539	209	330	157.9%
B2B	*	*	*	*
DTC	99	60	39	65.0%
Total case volume	638	269	369	137.2%

*B2B segment sales are not primarily related to case volumes, therefore the Company has elected to not report case volumes for this segment as it would not be indicative of the underlying performance of the business.

The increase in case volumes was primarily due to wholesale which was driven by the ACE Cider acquisition that ships higher case volumes of lower priced product. Increased DTC volumes were driven by televised sales and Wine Clubs.

Non-GAAP Financial Measures (as restated)

The following is a reconciliation of net income to Adjusted EBITDA and net income margin to Adjusted EBITDA margin for the periods presented:

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021
	As Restated
Net income	$1,358	$768
Interest expense	3,381	3,603
Income tax provision	1,474	449
Depreciation	3,996	1,502
Amortization	1,811	651
Stock-based compensation expense	3,440	-
Net unrealized gain on interest rate swap agreements	(9,327)	(1,572)
Loss (gain) on disposition of assets	-	(340)
Deferred rent adjustment	-	128
Gain on litigation proceeds	(530)	-
Adjusted EBITDA	$5,603	$5,189
Revenue	$78,080	$56,035
Net income margin	1.7%	1.4%
Adjusted EBITDA margin	7.2%	9.3%

Adjusted EBITDA and Adjusted EBITDA margin are not recognized measures of financial performance under GAAP. We believe these non-GAAP measures provide analysts, investors and other interested parties with additional insight into the underlying trends of our business and assists these

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parties in analyzing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, which allows for a better comparison against historical results and expectations for future performance.

Management uses these non-GAAP measures to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short and long-term operating planning, employee incentive compensation, and debt compliance. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Use of the terms Adjusted EBITDA and Adjusted EBITDA margin are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA and Adjusted EBITDA margin, which are not prepared in accordance with GAAP, should not be construed as an indicator of our operating performance in isolation from, or as a substitute for, respectively, net (loss) income or net (loss) income margin (defined as net (loss) income divided by revenue), which are indicators prepared in accordance with GAAP. We have presented Adjusted EBITDA and Adjusted EBITDA margin solely as supplemental disclosure because we believe it allows for a more complete analysis of our results of operations. In the future, we may incur expenses such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by these items.

Liquidity and Capital Resources (as restated)

We currently believe that, based on available capital resources and projected operating cash flows, we have adequate capital resources to fund our currently anticipated working capital needs; capital expenditures, business acquisitions, debt obligations, and tax payments over the next 12 months and beyond.

Debt

On December 13, 2022, we entered into a Second Amended and Restated Loan and Security Agreement (the “Second A&R Loan and Security Agreement”), which provides credit facilities totaling up to $458.4 million. These credit facilities consist of: (i) a term loan facility of $156.5 million maturing on December 13, 2027,(the “Term Loan Facility”), (ii) an accounts receivable and inventory revolving facility of $229.7 million (with a letter of credit sub-facility in the aggregate availability amount of $20.0 million maturing on December 13, 2027,(the “Revolving Facility”), (iii) an equipment loan facility of $4.2 million maturing on December 31, 2026, (the “Equipment Loan”), (iv) a capital expenditure facility of $15.2 million maturing on June 30, 2027 (the “Capex Facility”) and (v) a delayed draw term loan facility of $52.9 million maturing on December 13, 2027, (the “DDTL Facility”, and, together with the Term Loan Facility, the Revolving Facility, the Equipment Loan and the Capex Facility, the “Credit Facilities”). Outstanding balances under the Credit Facilities will bear interest at the rates specified in the Second A&R Loan and Security Agreement, which vary based on the type of Credit Facility and certain other conditions. Interest payments on the outstanding balances under any of the Credit Facilities will be due monthly, quarterly or bi-annually depending on the interest period selected by the Company. Principal payments, as specified in the Second A&R Loan and Security Agreement, will be due quarterly on all the Credit Facilities except for the Revolving Facility which is due at maturity.

The Second A&R Loan and Security Agreement contains customary representations and warranties, affirmative and negative covenants, including, among others, (i) a financial covenant with respect to a maximum debt to capitalization ratio of 0.60:1.00 through December 31, 2023, and stepping down to 0.575:1.00 for each quarter until March 31, 2024 and 0.55:1.00 for each quarter until December 31, 2024 and thereafter and (ii) a minimum fixed charge coverage ratio (based on trailing twelve-month EBITDA adjusted for capital expenditures, taxes and certain other items) of 1.10:1.00 measured on a rolling four quarter basis, provided that the minimum capital expenditure amount for purposes of calculating the fixed charge coverage ratio will increase by $175,000 per quarter until it reaches $1.5 million.

On May 9, 2023, we entered into an amendment to its Second A&R Loan and Security Agreement (defined in Note 11) that adjusted the definition of certain financial covenants for the quarter ended March 31, 2023. As a result, the definition of Adjusted EBITDA (as defined in the Second A&R Loan and Security Agreement) as utilized in the fixed charge coverage ratio was modified to allow certain addbacks to Adjusted EBITDA. As a result, at March 31, 2023, we believe we will be in compliance with the covenants contained in the Second A&R Loan and Security Agreement. Refer to Note 11– Long-Term and Other Short-Term Obligations, of the Notes to Condensed Consolidated Financial Statements (Part I, Item 1 of this Form 10-Q/A) for further discussion.

On October 12, 2023, the Company entered into a fourth amendment to the Second Amended and Restated Loan and Security Agreement (the “Fourth Amendment”) by and among the Company, the Borrowers, the Lenders party thereto, and Agent. The Fourth Amendment, among other things: (i) waives certain existing events of default relating to the Company’s failure to comply with the financial covenants and financial reporting requirements set forth in the Credit Agreement for prior fiscal periods; (ii) reduces the aggregate revolving commitment and the aggregate delayed draw term loan commitment to $200,000,000 and $38,100,000, respectively; (iii) replaces the maximum debt to capitalization financial covenant with a minimum adjusted EBITDA financial covenant of not less than (1) $4,000,000 for the fiscal quarter ending September 30, 2023, (2) $17,000,000 for the two fiscal quarter period ending December 31, 2023, (3) $27,000,000 for the three fiscal quarter period ending March 31, 2024, (4) $34,000,000 for the four fiscal quarter period ending June 30, 2024, and (5) $35,000,000 for each four fiscal quarter period ending thereafter; (iv) adds a minimum liquidity covenant of $25,000,000 (or, for fiscal quarters ending in December, $15,000,000), which applies only for the fiscal quarters ending September 30, 2023 through and including December 31, 2024 (the “Covenant Modification Period”); (v) suspends the minimum fixed charge coverage ratio covenant for the fiscal quarters ending September 30, 2023 through and including June 30, 2024 and provides for a step-down of the minimum fixed charge coverage ratio

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to 1.00:1.00 for the remainder of the Covenant Modification Period; (vi) adds an equity cure right for the Company in the event of future breaches of the financial covenants; (vii) reduces revolver availability by (1) $15,000,000 during the months of February through September of each year and (2) $10,000,000 during the months of October through January of each year; (viii) suspends the exercise of incremental facilities during the Covenant Modification Period; (ix) restricts all permitted acquisitions during the term of the credit facilities, unless previously approved by the required Lenders; (x) increases in the applicable margin for all credit facilities to 3.00% for SOFR Loans and 2.00% for ABR Loans, which margins will step-up further if certain prepayments of the Term Loans are not made by certain dates prescribed in the Amendment; (xi) adds additional mandatory prepayments of (1) $10,000,000 by no later than March 31, 2024, (2) an additional $10,000,000 by no later than June 30, 2024 and (3) an additional $25,000,000 by no later than December 31, 2024; (xii) adds additional mandatory prepayments in the event that the Borrowers maintain a cash balance in excess of $20,000,000; (xiii) permits additional sales of certain real property with an aggregate appraised value of approximately $60,000,000, in addition to related personal property assets; and (xiv) adds certain additional reporting requirements to Agent and the Lenders.

As a result, as of the date hereof, the Company has received a waiver for certain events of default and is in compliance with its covenants contained in the Second A&R Loan and Security Agreement. Refer to Note 11– Long-Term and Other Short-Term Obligations, of the Notes to Condensed Consolidated Financial Statements (Part I, Item 1 of this Form 10-Q/A) for further discussion.

The Company anticipates using any of the proceeds of the credit facilities for working capital and general corporate purposes, purchases of real estate (including vineyards) and equipment and paying down outstanding balances on the credit facilities.

Cash and Cash Equivalents

Our cash and cash equivalents balance was $45.9 million at September 30, 2022 compared to $44.8 million at June 30, 2022, exclusive of restricted cash. At September 30, 2022, our cash and cash equivalents were held in cash depository accounts with major banks.

Cash Flows (as restated)

The table below presents a summary of our sources and uses of cash:

	Three Months Ended September 30,
(in thousands)	2022	2021	Change
Operating activities	$1,988	$(2,020)	$4,008
Investing activities	$(3,454)	$(7,786)	$4,332
Financing activities	$(2,172)	$9,202	$(11,374)

The cash flows related to held for sale assets have not been segregated and remain included in the major classes of assets.

Cash Flows provided by (used in) Operating Activities

Net cash provided by operating activities was $2.0 million for the three months ended September 30, 2022 compared to net cash used in operating activities of $2.0 million for the three months ended September 30, 2021, representing an increase in net cash provided of $4.0 million. The increase in net cash provided was primarily attributable to the increase in net income of $0.6 million, net decrease in certain non-cash adjustments of $1.9 million to reconcile net income to operating cash flow and net decrease in other operating assets and liabilities of $0.3 million as detailed on the condensed consolidated statement of cash flows.

Cash Flows provided by (used in) Investing Activities

Net cash used in investing activities was $3.5 million for the three months ended September 30, 2022, compared to net cash used in investing activities of $7.8 million for the three months ended September 30, 2021, representing a decrease in net cash used of $4.3 million. Cash flows from investing activities are utilized primarily to fund acquisitions, capital expenditures for improvements to existing assets and other corporate assets. The decrease in net cash used was primarily attributable to reduced purchases of property, plant and equipment of $4.3 million.

Cash Flows provided by (used in) Financing Activities

Net cash used in financing activities was $2.2 million for the three months ended September 30, 2022 compared to net cash provided by of $9.2 million for the three months ended September 30, 2021, representing an increase in net cash used of $11.4 million. The increase in net cash used consisted primarily of an increase of $16.8 million of net payments from our line of credit and long-term debt, partially offset by an additional $6.1 million of outstanding checks in excess of cash.

Contractual Obligations

There have been no material changes to our contractual obligations from what was previously disclosed in our Annual Report on Form 10-K filed with the SEC.

Off-Balance Sheet Arrangements

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As of September 30, 2022, the Company had no off-balance sheet arrangements.

Significant Accounting Policies

Our condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our condensed consolidated financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and the disclosure of contingent assets and liabilities in our condensed consolidated financial statements. For a description of our critical accounting policies, refer to “Critical Accounting Policies” in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K. As a result of adopting ASC 842 as of July 1, 2022, there have been material changes to our lease accounting policies during the three months ended September 30, 2022, that are described in Note 1 to our condensed consolidated financial statements included in Part I, Item I of this Form 10-Q/A.

Recent Accounting Pronouncements

For information regarding new accounting pronouncements, see Note 1, Basis of Presentation and Significant Accounting Policies in the notes to our unaudited condensed consolidated financial statements.

Cautionary Statement Concerning Forward-Looking Statements

This Quarterly Report on Form 10-Q/A contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements that are not strictly historical statements of fact constitute forward-looking statements, including, without limitation, statements under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” and are often identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.

Forward-looking statements are not assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those expressed or implied by forward-looking statements include those discussed under the “Risk Factors” section of our Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q or other reports filed with the SEC.

Any forward-looking statement made by us in this report is based only on information currently available to us and speaks only as of the date of this report. We undertake no obligation to publicly revise or update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Item 3. Quantitative and Qualitative Disclosure About Market Risk

There have been no material changes to our quantitative and qualitative disclosures about market risk from what was previously disclosed in our Annual Report on Form 10-K filed with the SEC.

Inflation

Inflationary pressures have caused and may continue to cause many of our material and labor costs to increase, which can adversely affect our profitability and cash flows. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, particularly if inflationary pressures continue during an economic downturn. These matters could harm our business, results of operations or financial condition.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures (as restated)

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rule 13a-15(e) and 15(d)-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as of the end of the period covered by this report. Our disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports that are filed or submitted under the Exchange Act is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow for timely decisions regarding required disclosures. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, as ours are designed to do, and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. Based on such evaluation, our interim Chief Executive Officer and Chief Financial Officer have concluded that, as a result of material weaknesses in our internal control over financial reporting as discussed below, our disclosure controls and procedures were not effective as of June 30, 2023. Management’s conclusion was based on discoveries and observations made during the 2022 and 2023 audits.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management, including our principal executive and principal financial officers, conducted an evaluation of the effectiveness of our internal control over financial reporting as of June 30, 2023, using criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Our management has concluded that as a result of material weaknesses in our internal control over financial reporting and discussed below, our internal control over financial reporting was not effective as of June 30, 2023.

A material weakness is a deficiency, or combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Material Weakness in Internal Control Over Financial Reporting (as restated)

The Company did not maintain an effective control environment based on the criteria established in the COSO framework, which resulted in a material weakness in the control environment. This material weakness consists of an overall lack of a sufficient control environment to produce materially correct financial statements, including a lack of U.S. GAAP expertise for the types of transactions we have been involved in which resulted in the restatement of the Company’s condensed consolidated financial statements as of and for the interim periods ended September 30, 2022, December 31, 2022, and March 31, 2023.

The material weakness in the control environment related to the following COSO components:

•
Risk Assessment: We did not design and implement an effective risk assessment based on the criteria established in the COSO framework.

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•
Information and Communication: We did not have an effective information and communication process to identify, assess, and ensure the source of and reliability of information used in financial reporting or the communication of relevant information about roles and responsibilities for internal control over financial reporting.
•
Monitoring Activities: We did not have effective monitoring activities to assess the internal control over financial reporting, including the design effectiveness and the level of documentation maintained to support our assessment of operating effectiveness.

In addition, the material weakness in the control environment contributed to the following material weaknesses:

•
We did not have sufficient resources and expertise within the accounting and financial reporting department to review the accounting of complex financial reporting transactions and accounts and the implementation of new accounting pronouncements.
•
We did not have effective business processes and controls to perform reconciliations and cut off procedures of balance sheet accounts timely. We did not maintain proper documentation and supporting schedules over accounts.
•
Our controls over updating and distributing accounting policies and procedures such as those related to employee reimbursements across the organization were ineffective.

Management's Plan to Remediate the Material Weakness (as restated)

In October 2023 the Company engaged a globally recognized Assurance and Advisory firm to assist in remediation efforts including risk assessment and SOX framework evaluation, process design walkthroughs, key control identification, control gap and process improvement assessment, training, and control operating effectiveness testing. This firm will leverage the work the Company began performing in 2023, which included performing comprehensive process walkthroughs and designing and implementing additional controls and procedures to mitigate the risk of material misstatement.

Management continues to strengthen key functions throughout the organization including, but not limited to, the accounting and financial reporting teams. We have added and filled a new position effective July 2023, Director of Technical Accounting. This position will improve the Company’s ability to assess, conclude and implement new accounting pronouncements as well as other technical accounting matters. We have added new leadership positions in operations, Vice President of Supply Chain (July 2023) and Vice President of Production (October 2023). Additionally, we have added and filled Accounts Payable Manager and Treasury Manager positions. These positions will assist in focused control work, including improved cutoff and receiving procedures. In addition, we have augmented staffing needs with contractors to assist in performing and supporting day-to-day operations. The Company intends to continue to assess its staffing needs in order to continually implement process improvements and address any gaps in its internal control processes.

The Company has established a process to ensure account reconciliations are performed at least quarterly. Additional controls and procedures have been implemented to mitigate the risk of a material misstatement include the standardization of our monthly close checklists to facilitate timeliness of activities performed, the formalization of account reconciliation templates, the determination of the appropriate level of review for each account based on an assessment of risk and complexity, and the performance of additional account reconciliation training for relevant staff. Incremental accounting staff (both full time and contractor) were added throughout 2023 to assist in the completion of account reconciliations, including additional review support. During the financial close process for the fiscal year ended June 2023, we concluded that improvements were needed in the controls over the process for confirming and periodically updating management assumptions (e.g., redemption rates used to support liabilities and inventory turns used to absorb overhead costs to cost of goods sold related to custom production activities). Management is currently assessing all key inputs used in supporting account balances and implementing a process to reconfirm and/or reassess quarterly.

The Company has also updated and is in the process of reissuing its policy on Travel & Expense Reimbursement. Key process improvements include immediate elimination of manual travel and expense reimbursements, mandatory use of the travel & expense management system, systematic controls requiring receipt submission and manager approval workflow.

The Company has restructured the leadership team to better align with the business opportunities and created improved communications and collaboration.

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The Company acknowledges it will take time and resources to fully integrate the controls and processes described above and confirm them to be effective and sustainable. As the Company continues to refine and improve our financial reporting process, additional controls and procedures may also be required over time.

Changes in Internal Control over Financial Reporting

Other than changes intended to remediate the material weaknesses noted above, there have been no changes in our internal control over financial reporting during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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Part II—Other Information

Item 1. Legal Proceedings

None.

Item 1A. Risk Factors

Important risk factors that could affect our operations and financial performance, or that could cause results or events to differ from current expectations, are described in "Part I, Item 1A — Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Sale of Unregistered Securities

None.

Issuer Purchases of Equity Securities

The following table provides information about repurchases of our common stock and warrants during the quarter ended September 30, 2022:

Repurchases	Total number of shares purchased	Average price paid per share	Total number of warrants purchased	Average price paid per warrant	Total number of shares and warrants purchased as part of publicly announced plans or programs (1)	Approximate dollar value of shares and warrants that may yet be purchased under the plans or programs
July 1, 2022 - July 31, 2022	-	$-	9,495	$1.34	9,495	$3,787,832
August 1, 2022 - August 31, 2022	-	-	113,099	1.02	113,099	3,672,471
September 1, 2022 - September 30, 2022	-	-	49,400	0.96	49,400	3,625,047
Total	-	$-	171,994	$1.02	171,994

(1) on March 8, 2022, the Company announced that our board of directors approved a repurchase plan authorizing us to purchase up to $30.0 million in aggregate value of our common stock and/or warrants through September 8, 2022. The repurchase program expired on September 9, 2022 and is more fully disclosed in Note 12, Stockholders' Equity, of the Notes to the Condensed Consolidated Financial Statements. As of September 30, 2022, we repurchased an aggregate 2,871,894 shares of our common stock in the open market and 353,547 warrants pursuant to our repurchase program.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

None.

Item 5. Other Information

On November 8, 2022, we entered into an amendment to the Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Bank of the West as administrative and collateral agent for the lenders that are parties to the Loan Agreement (the “Amendment”) to amend the definition of Adjusted EBITDA by adding an additional adjustment to the definition of Adjusted EBITDA. Adjusted EBITDA is used in the calculation of the fixed charge coverage ratio covenant under the Loan Agreement. A copy of the Amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2022.

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Item 6. Exhibits

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of Vintage Wine Estates, Inc., a Nevada corporation (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K filed with the SEC on June 11, 2021).

3.2

Bylaws of Vintage Wine Estates, Inc., a Nevada corporation (incorporated by reference to Annex C to the Prospectus forming part of the Company's Registration Statement on Form S-4/A (Registration No. 333-254260), filed with the SEC on May 3, 2021)

10.1

Employment Agreement between Vintage Wine Estates, Inc., a Nevada Corporation, and Kristina Johnston, effective as of March 7, 2022.◆ (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed with the SEC on March 4, 2022)

31.1	Certification of Interim Chief Executive Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934.*

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934.*

32.1	Certification of Interim Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.**

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.**

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.*

101.SCH	Inline XBRL Taxonomy Extension Schema Document.*

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.*

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.*

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.*

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).*

◆	Indicates management compensatory plan, contract or arrangement.
*	Filed herewith.

**	Furnished herewith.

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Signatures

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Vintage Wine Estates, Inc.

Date: October 13, 2023	By:	/s/ JON MORAMARCO
	Name:	Jon Moramarco
	Title:	Interim Chief Executive Officer & Director

Date: October 13, 2023	By:	/s/ KRISTINA JOHNSTON
	Name:	Kristina Johnston
	Title:	Chief Financial Officer

45

Exhibit 31.1

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Jon Moramarco, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Vintage Wine Estates, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: October 13, 2023	/s/ Jon Moramarco
Jon Moramarco
Interim Chief Executive Officer

Exhibit 31.2

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Kristina Johnston, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Vintage Wine Estates, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: October 13, 2023	/s/ Kristina Johnston
Kristina Johnston
Chief Financial Officer

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jon Moramarco, Chief Executive Officer of Vintage Wine Estates, Inc., (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:

(1)
the Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2022 containing the financial statements of the Company (the “Periodic Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 13, 2023	/s/ Jon Moramarco
Jon Moramarco
Interim Chief Executive Officer

Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kristina Johnston, Chief Financial Officer of Vintage Wine Estates, Inc., (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:

(1)
the Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2022 containing the financial statements of the Company (the “Periodic Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 13, 2023	/s/ Kristina Johnston
Kristina Johnston
Chief Financial Officer